THE ONE GROUP(R) FAMILY OF MUTUAL FUNDS


                                   [GRAPHIC]

                                  EQUITY FUNDS

                              COMBINED PROSPECTUS

                                NOVEMBER 1, 1998



                     THE ONE GROUP(R) ASSET ALLOCATION FUND

                   THE ONE GROUP(R) LARGE COMPANY GROWTH FUND

                   THE ONE GROUP(R) LARGE COMPANY VALUE FUND

                   THE ONE GROUP(R) GROWTH OPPORTUNITIES FUND

                THE ONE GROUP(R) INTERNATIONAL EQUITY INDEX FUND

                    THE ONE GROUP(R) DISCIPLINED VALUE FUND

                       THE ONE GROUP(R) EQUITY INDEX FUND

                      THE ONE GROUP(R) INCOME EQUITY FUND

                       THE ONE GROUP(R) VALUE GROWTH FUND

                   THE ONE GROUP(R) SMALL CAPITALIZATION FUND



    This prospectus describes ten mutual funds with a variety of investment objectives, including total return, capital appreciation, current income, and long-term capital growth. The information in this prospectus is important. Please read it carefully before you invest, and save it for future reference.

PLEASE REMEMBER THAT SHARES OF THE FUNDS: o ARE NOT DEPOSITS OR OBLIGATIONS OF,
 OR GUARANTEED BY BANK ONE CORPORATION OR ITS AFFILIATES; o ARE NOT INSURED OR
  GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY FEDERAL OR STATE GOVERNMENTAL AGENCY; o INVOLVE INVESTMENT RISK, INCLUDING THE POSSIBLE
                     LOSS OF THE PRINCIPAL AMOUNT INVESTED.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
          ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

A BRIEF PREVIEW OF THE FUNDS................................    1
ABOUT THE FUNDS.............................................    2
   The One Group(R) Asset Allocation Fund...................    2
   The One Group(R) Large Company Growth Fund...............    5
   The One Group(R) Large Company Value Fund................    8
   The One Group(R) Growth Opportunities Fund...............   11
   The One Group(R) International Equity Index Fund.........   14
   The One Group(R) Disciplined Value Fund..................   17
   The One Group(R) Equity Index Fund.......................   20
   The One Group(R) Income Equity Fund......................   23
   The One Group(R) Value Growth Fund.......................   26
   The One Group(R) Small Capitalization Fund...............   29
MORE ABOUT THE FUNDS........................................   32
HOW TO DO BUSINESS WITH THE ONE GROUP.......................   33
   Purchasing Fund Shares...................................   33
   Sales Charges............................................   35
   Sales Charge Reductions and Waivers......................   36
   Exchanging Fund Shares...................................   38
   Redeeming Fund Shares....................................   39
SHAREHOLDER INFORMATION.....................................   41
   Voting Rights............................................   41
   Dividend Policies........................................   42
   Tax Treatment of the Funds...............................   43
   Tax Treatment of Shareholders............................   43
   Shareholder Inquiries....................................   43
ORGANIZATION AND MANAGEMENT OF THE FUNDS....................   44
   The Funds................................................   44
   The Board of Trustees....................................   44
   The Advisor..............................................   44
   The Sub-Advisor..........................................   44
   The Distributor..........................................   45
   The Administrator and Sub-Administrator..................   45
   The Transfer Agent, Custodian and Sub-Custodian..........   45
   Year 2000................................................   45
DETAILS ABOUT THE FUNDS' INVESTMENT PRACTICES AND
  POLICIES..................................................   46
   Investment Practices.....................................   46
   Investment Risks.........................................   49
   Investment Policies......................................   50
APPENDIX: DESCRIPTION OF RATINGS............................   51

                        a brief    preview of the funds

             WHAT ARE THE GOALS OF THE ONE GROUP EQUITY FUNDS?
             The Funds are designed for a variety of investment objectives, including total return, capital appreciation, current income, and long-term capital growth. Each Fund pursues a different objective and involves different risks. Please read about each Fund before investing.

             WHAT ARE THE FUNDS' INVESTMENT STRATEGIES?
             The Funds normally will invest in a variety of equity securities, including common stock. The Funds also may invest in debt securities and preferred stocks which are convertible into common stock, and lend their portfolio securities. Most of the Funds may invest in securities of foreign issuers.

             WHAT ARE THE MAIN RISKS OF INVESTING IN THE FUNDS?

             Equity securities such as those in which the Funds may invest are more volatile and carry more risk than some other forms of investment. Accordingly, as with all equity investments, you may lose money by investing in the Funds. The Funds may invest in derivative securities. These securities may expose the Funds to special risks. In addition, investments in foreign securities may expose the Funds to risks that are different from investments in U.S. securities. An investment in the Funds is not a deposit of BANK ONE CORPORATION or its affiliates and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. For more information about risks, please read "More About the Funds" and "Investment Risks."


             WHAT CLASSES OF SHARES ARE AVAILABLE?

             The Funds currently offer four classes of Shares: Class A, Class B, Class C and Class I. Class A, Class B and Class C shares are offered to the general public. Class I shares are offered to institutional investors, including affiliates of BANK ONE CORPORATION and any bank, depository institution, insurance company, pension plan or other organization authorized to act in fiduciary, advisory, agency, custodial or similar capacities. The section called "How To Do Business With The One Group" will provide more information. Class I shares are not available to Individual Retirement Accounts ("IRA").


             HOW DO I PURCHASE AND REDEEM SHARES?
             You may buy and redeem shares of the Funds on any day that the Funds are open for business. Class C shares are not available for purchase in all of the Funds. Purchase and redemption procedures are explained in greater detail in "How To Do Business With The One Group." For additional information, call The One Group Services Company at 1-800-480-4111.

             HOW ARE DIVIDENDS PAID?
             Generally, dividends are declared on the last business day of each month and are distributed periodically on the first business day of each month. The One Group International Equity Index Fund, however, distributes dividends annually. Any capital gains are distributed at least annually. Distributions are paid in additional shares of the same class unless you elect to take the payment in cash. For a more detailed discussion of dividends, see "Dividend Policies."

             WHO MANAGES THE FUNDS?

             Banc One Investment Advisors Corporation ("Banc One Investment Advisors"), an indirect subsidiary of BANK ONE CORPORATION, serves as the advisor of the Funds. Banc One Investment Advisors is paid a fee for its services. Independence International Associates, Inc. (the "Sub-Advisor") serves as Sub-Advisor to the International Equity Index Fund. The Sub-Advisor's fees are paid by Banc One Investment Advisors. A more detailed discussion regarding Banc One Investment Advisors, its services and compensation can be found in the Prospectus under the headings "The Advisor" and "Expense Summary." Additional information regarding the Sub-Advisor is located in the Prospectus under the heading "The Sub-Advisor."

    The One Group(R)

Asset Allocation Fund
[LOGO] INVESTMENT OBJECTIVE
The Fund seeks to provide total
return while preserving capital.

[LOGO] PRINCIPAL INVESTMENT STRATEGY
The Fund invests in a combination of
stocks, fixed income securities and
money market instruments. Banc One
Investment Advisors will regularly
review the Fund's asset allocations
and vary them over time to favor
investments which they believe will
provide the most favorable total
return. In making asset allocation
decisions, Banc One Investment
Advisors will evaluate projections
of risk, market and economic
conditions, volatility, yields and
expected return. Because the Fund
seeks total return over the long
term, Banc One Investment Advisors
will not attempt to time the market.
Rather, asset allocation shifts will
be made gradually over time.

[LOGO] PORTFOLIO SECURITIES
The Fund normally will invest
between 40% and 75% of its total
assets in all types of equity
securities, including the stock of
both large and small capitalization
companies, as well as growth and
value securities. Up to 20% of the
equities held by the Fund may be
foreign securities, including
American Depository Receipts.
Between 25% and 60% of the Fund's
total assets will be invested in
fixed income securities, including
bonds, notes, and other debt
securities. The balance of the
Fund's total assets will be invested
in money market instruments. For a
list of all the securities in which
the Fund may invest, please read
"Investment Practices."

[LOGO] RISK CONSIDERATIONS

The Fund invests in equity
securities, which may increase or
decrease in value. As a result, the
value of your investment in the Fund
may increase or decrease in value.
The Fund also will invest in fixed
income securities. The value of
these securities will change in
response to interest rate changes
and other factors. This is
especially true to the extent that
the Fund invests in debt securities
in the lowest investment grade
category. Such securities have
speculative characteristics. Before
you invest, please read "More About
the Funds" and "Investment
Practices."


[LOGO] FUND MANAGEMENT
The Fund is managed by a team of
portfolio managers, research
analysts, and other investment
management professionals. Each team
member makes recommendations about
the securities in the Fund. The
research analysts provide in-depth
industry analysis and
recommendations, while the portfolio
managers determine strategy,
industry weightings, Fund holdings,
and cash positions.

 SHAREHOLDER EXPENSES

          SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS B   CLASS C      CLASS I

         Maximum Sales Charge Imposed on
           Purchases (as a percentage of
           offering price)                      4.50%      none      none        none

         Maximum Contingent Deferred Sales
           Charge (as a percentage of
           original purchase price or
           redemption proceeds, as
           applicable)                           none(2)  5.00%     1.00%        none

         Redemption Fees                         none      none      none        none

         Exchange Fees                           none      none      none        none

         ANNUAL OPERATING EXPENSES (3) (as a
           percentage of average daily net
           assets)

         Investment Advisory Fees (after fee
           waiver) (4)                           .55%      .55%      .55%        .55%

         12b-1 Fees (after fee waiver) (5)       .25%     1.00%     1.00%        none

         Other Expenses                          .40%      .40%      .40%        .40%

                 Total Fund Operating
                   Expenses (after fee
                   waivers) (6)                 1.20%     1.95%     1.95%        .95%


(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from the redemption amounts paid by wire.

(2) Except for purchases of $1 million or more. Please see "Sales Charges."

(3) Expense information has been restated to reflect current fees.

(4) Without the fee waiver, Investment Advisory Fees would be .65% for all classes of shares.

(5) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver, 12b-1 fees would be .35% for Class A shares.

(6) Total Operating Expenses have been revised to reflect fee waivers. Without the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be 1.40% for Class A shares, 2.05% for Class B shares, 2.05% for Class C shares and 1.05% for Class I shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.


                              1 YEAR    3 YEARS    5 YEARS    10 YEARS

              Class A           $ 57      $ 81       $108        $184

              Class A
               (without fee
               waivers)         $ 59      $ 87       $118        $205

              Class B           $ 70      $ 91       $125        $208

              Class B
               (without fee
                waiver)         $ 71      $ 94       $130        $221

              Class C           $ 30      $ 61       $105        $227

              Class C
               (without fee
                waiver)         $ 31      $ 64       $110        $238

              Class I           $ 10      $ 30       $ 53        $117

              Class I
               (without fee
               waiver)          $ 11      $ 33       $ 58        $128



Assuming no redemption the end of each time period, the dollar amounts in the above example would be as follows:

                              1 YEAR    3 YEARS    5 YEARS    10 YEARS

              Class A           $ 57      $ 81       $108        $184

              Class A
               (without fee
                waivers)        $ 59      $ 87       $118        $205

              Class B           $ 20      $ 61       $105        $208

              Class B
               (without fee
                waiver)         $ 21      $ 64       $110        $221

              Class C           $ 20      $ 61       $105        $227

              Class C
               (without fee
                waiver)         $ 21      $ 64       $110        $238

              Class I           $ 10      $ 30       $ 53        $117

              Class I
               (without fee
                waiver)         $ 11      $ 33       $ 58        $128


Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

The One Group(R) Asset Allocation Fund    Financial Highlights


The Financial Highlights are intended to help you understand the Fund's financial performance over the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.



                                                                           YEAR ENDED JUNE 30,
                                         ----------------------------------------------------------------------------------------
                CLASS I                    1998            1997            1996            1995            1994          1993(a)
NET ASSET VALUE, BEGINNING OF PERIOD    $  12.98        $  11.71        $  10.73        $   9.64        $  10.06        $  10.00
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                     0.40            0.43            0.41            0.38            0.29            0.07
  Net realized and unrealized gains
    (losses) from investments               2.24            1.81            1.16            1.12           (0.38)           0.06
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities            2.64            2.24            1.57            1.50           (0.09)           0.13
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income               (0.39)          (0.43)          (0.41)          (0.37)          (0.29)          (0.07)
  From net realized gains                  (1.43)          (0.54)          (0.18)          (0.04)          (0.04)             --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                        (1.82)          (0.97)          (0.59)          (0.41)          (0.33)          (0.07)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD          $  13.80        $  12.98        $  11.71        $  10.73        $   9.64        $  10.06
---------------------------------------------------------------------------------------------------------------------------------
Total Return                               22.12%          20.16%          14.87%          16.06%          (1.01)%          5.45%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)     $105,243         $94,971         $50,323         $37,658         $42,751         $30,441
  Ratio of expenses to average net
    assets                                  0.85%           0.80%           0.94%           1.06%           1.06%           0.90%(b)
  Ratio of net investment income to
    average net assets                      3.03%           3.55%           3.58%           3.72%           2.91%           3.03%(b)
  Ratio of expenses to average net
    assets*                                 1.03%           1.00%           1.19%           1.31%           1.33%           1.34%(b)
  Ratio of net investment income to
    average net assets*                     2.85%           3.35%           3.33%           3.47%           2.64%           2.59%(b)
  Portfolio turnover (c)                   46.04%          80.96%          73.38%         115.36%          56.55%           4.05%



* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class I Shares commenced offering on April 5,
  1993. (b) Annualized. (c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.



                                                                           YEAR ENDED JUNE 30,
                                         ----------------------------------------------------------------------------------------
                CLASS A                    1998            1997            1996            1995            1994          1993(a)
NET ASSET VALUE, BEGINNING OF PERIOD    $  13.00        $  11.72        $  10.74        $   9.65        $  10.06        $  10.00
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                     0.36            0.39            0.37            0.35            0.27            0.05
  Net realized and unrealized gains
    (losses) from investments               2.24            1.83            1.16            1.13           (0.38)           0.07
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities            2.60            2.22            1.53            1.48           (0.11)           0.12
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income               (0.36)          (0.40)          (0.37)          (0.34)          (0.26)          (0.06)
  In excess of net investment income          --              --              --           (0.01)             --              --
  From net realized gains                  (1.43)          (0.54)          (0.18)          (0.04)          (0.04)             --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                        (1.79)          (0.94)          (0.55)          (0.39)          (0.30)          (0.06)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD          $  13.81        $  13.00        $  11.72        $  10.74        $   9.65          $10.06
---------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)       21.71%          19.85%          14.48%          15.76%          (1.19)%          5.23%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)      $50,456         $31,379         $17,849          $4,745          $1,691            $571
  Ratio of expenses to average net
    assets                                  1.10%           1.05%           1.19%           1.31%           1.33%           1.15%(b)
  Ratio of net investment income to
    average net assets                      2.77%           3.30%           3.33%           3.57%           2.68%           2.84%(b)
  Ratio of expenses to average net
    assets*                                 1.38%           1.34%           1.54%           1.66%           1.67%           1.62%(b)
  Ratio of net investment income to
    average net assets*                     2.49%           3.01%           2.98%           3.22%           2.34%           2.37%(b)
  Portfolio turnover (c)                   46.04%          80.96%          73.38%         115.36%          56.55%           4.05%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) The Fund commenced operations on April 2,
  1993. (b) Annualized. (c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

4

The One Group(R) Asset Allocation Fund    Financial Highlights


                                                                                   YEAR ENDED JUNE 30,
                                                         ------------------------------------------------------------------------
CLASS B                                                      1998            1997            1996            1995        1994(a)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                     $  13.04        $  11.76        $  10.76        $   9.67      $  10.37
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                      0.26            0.30            0.28            0.27          0.08
  Net realized and unrealized gains (losses) from
    investments                                              2.26            1.83            1.18            1.14         (0.70)
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                             2.52            2.13            1.46            1.41         (0.62)
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                                (0.26)          (0.31)          (0.28)          (0.27)        (0.08)
  In excess of net investment income                           --              --              --           (0.01)           --
  From net realized gains                                   (1.43)          (0.54)          (0.18)          (0.04)           --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                         (1.69)          (0.85)          (0.46)          (0.32)        (0.08)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                           $  13.87        $  13.04        $  11.76        $  10.76      $   9.67
---------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                        20.95%          18.90%          13.79%          14.90%        (5.98)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                      $114,957        $ 43,900        $ 18,575        $  3,019      $  1,862
  Ratio of expenses to average net assets                    1.85%           1.81%           1.94%           2.07%         2.40%(c)
  Ratio of net investment income to average net assets       2.01%           2.54%           2.58%           2.77%         1.99%(c)
  Ratio of expenses to average net assets*                   2.03%           2.01%           2.19%           2.31%         2.40%(c)
  Ratio of net investment income to average net assets*      1.83%           2.34%           2.33%           2.52%         1.99%(c)
  Portfolio turnover (d)                                    46.04%          80.96%          73.38%         115.36%        56.55%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class B commenced offering shares on January 14, 1994. (b) Not annualized.
  (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

    The One Group(R)

Large Company Growth Fund

[LOGO] INVESTMENT OBJECTIVE
The Fund seeks long-term capital
appreciation and growth of income by
investing primarily in equity
securities.

[LOGO] INVESTMENT STRATEGY
The Fund invests primarily in equity
securities of large,
well-established companies. The
weighted average capitalization of
companies in which the Fund invests
normally will exceed the market
median capitalization of the
Standard & Poor's 500 Composite
Stock Price Index ("S&P 500").*

[LOGO] PORTFOLIO SECURITIES
The Fund normally invests at least
65% of its total assets in the
equity securities of companies
described above, including common
stock, warrants and rights to buy
common stocks. The remainder of the
Fund's total assets may be invested
in nonconvertible fixed income
securities, options and futures,
repurchase agreements, and
securities issued by the U.S.
government and its agencies and
instrumentalities. For daily cash
management purposes, the Fund may
invest in repurchase agreements and
cash equivalents. For a list of all
the securities in which the Fund may
invest, please read "Investment
Practices."

[LOGO] RISK CONSIDERATIONS
The Fund invests in equity
securities, which may increase or
decrease in value. As a result, the
value of your investment in the Fund
may increase or decrease in value.
The Fund also may invest in fixed
income securities. The value of
these securities will change in
response to interest rate changes
and other factors. This is
especially true to the extent the
Fund invests in debt securities with
speculative characteristics. Before
you invest, please read "More About
the Funds" and "Investment
Practices."

[LOGO] FUND MANAGEMENT
The Fund is managed by a team of
portfolio managers, research
analysts, and other investment
management professionals. Each team
member makes recommendations about
the securities in the Fund. The
research analysts provide in-depth
industry analysis and
recommendations, while the portfolio
managers determine strategy,
industry weightings, Fund holdings,
and cash positions.

* "Standard & Poor's 500" is a
  registered service mark of
  Standard & Poor's Corporation,
  which does not sponsor and is in
  no way affiliated with the Fund.

 SHAREHOLDER EXPENSES

 SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS B   CLASS C   CLASS I

 Maximum Sales Charge Imposed on
   Purchases (as a percentage of
   offering price)                      4.50%      none      none      none

 Maximum Contingent Deferred Sales
   Charge (as a percentage of
   original purchase price or
   redemption proceeds, as
   applicable)                           none(2)  5.00%     1.00%      none

 Redemption Fees                         none      none      none      none

 Exchange Fees                           none      none      none      none

 ANNUAL OPERATING EXPENSES (3) (as a
   percentage of average daily net
   assets)

 Investment Advisory Fees                .74%      .74%      .74%      .74%

 12b-1 Fees (after fee waiver) (4)       .25%     1.00%     1.00%      none

 Other Expenses                          .26%      .26%      .26%      .26%

 Total Fund Operating Expenses (after
   fee waiver) (5)                      1.25%     2.00%     2.00%     1.00%



(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from redemption amounts paid by wire.

(2) Except for purchases of $1 million or more. Please see "Sales Charges."

(3) Expense information has been restated to reflect current fees.

(4) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver, 12b-1 fees would be .35% for Class A shares.

(5) Without the voluntary reduction of 12b-1 fees, Total Operating Expenses would be 1.35% for Class A shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                  1 YEAR    3 YEARS    5 YEARS    10 YEARS

 Class A           $ 57      $ 83       $111        $189

 Class A
   (without fee
   waiver)         $ 58      $ 86       $116        $200

 Class B           $ 70      $ 93       $128        $213

 Class C           $ 30      $ 63       $108        $233

 Class I           $ 10      $ 32       $ 55        $122


Assuming no redemption at the end of the periods, the dollar amounts in the above example would be as follows:

                  1 YEAR    3 YEARS    5 YEARS    10 YEARS

 Class A           $ 57      $ 83       $111        $189

 Class A
   (without fee
   waiver)         $ 58      $ 86       $116        $200

 Class B           $ 20      $ 63       $108        $213

 Class C           $ 20      $ 63       $108        $233

 Class I           $ 10      $ 32       $ 55        $122


Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.
These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

6

The One Group(R) Large Company Growth Fund    Financial Highlights
------------------------------------------------------------------

The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.



                                                                           YEAR ENDED JUNE 30,
                                         ----------------------------------------------------------------------------------------
CLASS I                                       1998           1997          1996         1995         1994        1993    1992(b)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD     $    19.44     $    15.44     $  13.47     $  11.32     $  10.92     $  9.85   $ 10.00
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                        0.04           0.12         0.18         0.20         0.20        0.23      0.08
  Net realized and unrealized gains
    (losses) from investments                  6.13           4.79         2.14         3.04         0.67        1.12     (0.16)
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities               6.17           4.91         2.32         3.24         0.87        1.35     (0.08)
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                  (0.02)         (0.11)       (0.18)       (0.20)       (0.20)      (0.23)    (0.07)
  From net realized gains                     (2.88)         (0.80)       (0.17)       (0.89)       (0.27)      (0.05)       --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                           (2.90)         (0.91)       (0.35)       (1.09)       (0.47)      (0.28)    (0.07)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD           $    22.71     $    19.44     $  15.44     $  13.47     $  11.32     $ 10.92   $  9.85
---------------------------------------------------------------------------------------------------------------------------------
Total Return                                  35.75%         33.11%       17.36%       21.85%        8.04%      13.92%    .(080)%(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)      $1,510,521     $1,142,864     $745,986     $531,595     $150,035     $41,317   $25,019
  Ratio of expenses to average net
    assets                                     0.99%          0.99%        0.96%        1.00%        0.78%       0.39%     0.30%(c)
  Ratio of net investment income to
    average net assets                         0.21%          0.69%        1.20%        1.72%        1.87%       2.24%     2.37%(c)
  Ratio of expenses to average net
    assets*                                    0.99%          0.99%        0.99%        1.00%        1.13%       1.43%     1.49%(c)
  Ratio of net investment income to
    average net assets*                        0.21%          0.69%        1.17%        1.72%        1.52%       1.21%     1.12%(c)
  Portfolio turnover (a)                     117.34%         57.17%       35.51%       14.22%        9.04%      10.61%     3.09%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) The Fund commenced
  operations on February 28, 1992.   (c) Annualized.


                                                                                 YEAR ENDED JUNE 30,
                                                              ---------------------------------------------------------
CLASS A                                                          1998         1997        1996        1995    1994(a)
-----------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                         $  19.92     $  15.83     $ 13.83     $ 11.62   $ 11.78
-----------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                         (0.01)        0.08        0.14        0.17      0.04
  Net realized and unrealized gains (losses) from
    investments                                                  6.30         4.88        2.17        3.10     (0.16)
-----------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                 6.29         4.96        2.31        3.27     (0.12)
-----------------------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                                       --        (0.07)      (0.14)      (0.16)    (0.04)
  In excess of net investment income                            (0.01)          --          --       (0.01)       --
  From net realized gains                                       (2.88)       (0.80)      (0.17)      (0.89)       --
-----------------------------------------------------------------------------------------------------------------------
Total Distributions                                             (2.89)       (0.87)      (0.31)      (1.06)    (0.04)
-----------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                               $  23.32     $  19.92     $ 15.83     $ 13.83   $ 11.62
-----------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                            35.43%       32.57%      16.85%      21.52%    .(102)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                          $ 199,052    $125,910     $75,114     $27,428      $368
  Ratio of expenses to average net assets                        1.24%        1.24%       1.21%       1.26%     1.25%(c)
  Ratio of net investment income to average net assets          (0.04)%       0.44%       0.95%       1.49%     1.78%(c)
  Ratio of expenses to average net assets*                       1.34%        1.32%       1.34%       1.36%     1.35%(c)
  Ratio of net investment income to average net assets*         (0.14)%       0.36%       0.82%       1.39%     1.68%(c)
  Portfolio turnover (d)                                       117.34%       57.17%      35.51%      14.22%     9.04%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class A Shares commenced offering on January 1, 1994. (b) Not annualized.
  (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

The One Group(R) Large Company Growth Fund    Financial Highlights


                                                                                   YEAR ENDED JUNE 30,
                                                         --------------------------------------------------------
                        CLASS B                            1998            1997            1996            1995          1994(a)
NET ASSET VALUE, BEGINNING OF PERIOD                     $  19.61        $  15.63        $  13.63        $  11.47        $  11.57
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income (loss)                             (0.10)          (0.04)            0.05            0.09            0.03
  Net realized and unrealized gains (losses) from
    investments                                              6.10            4.82            2.17            3.06          (0.10)
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                             6.00            4.78            2.22            3.15          (0.07)
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                                   --           --               (0.05)        (0.09)          (0.03)
  In excess of net investment income                        --                 --              --            (0.01)         --
  From net realized gains                                  (2.88)          (0.80)          (0.17)          (0.89)           --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                        (2.88)          (0.80)          (0.22)          (0.99)          (0.03)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                           $  22.73        $  19.61        $  15.63        $  13.63        $  11.47
---------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                       34.39%          31.74%          16.41%          20.65%        (0.66)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                      $280,563        $132,268         $56,261          $6,918            $334
  Ratio of expenses to average net assets                   1.99%           2.00%           1.96%           2.01%        1.99%(c)
  Ratio of net investment income (loss) to average net
    assets                                                (0.80)%         (0.33)%           0.20%           0.74%        0.96%(c)
  Ratio of expenses to average net assets*                  1.99%           2.00%           1.99%           2.01%        1.99%(c)
  Ratio of net investment income (loss) to average net
    assets*                                               (0.80)%         (0.33)%           0.17%           0.74%        0.96%(c)
  Portfolio turnover (d)                                  117.34%          57.17%          35.51%          14.22%           9.04%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
    (a) Class B Shares commenced offering on January 14, 1994.  (b) Not
  annualized.   (c) Annualized.   (d) Portfolio turnover is calculated on the
  basis of the Fund as a whole without distinguishing among the classes of shares issued.


                                                                 NOVEMBER 4,
                                                                   1997 TO
                                                                  JUNE 30,
                          CLASS C                                  1998(a)
NET ASSET VALUE, BEGINNING OF PERIOD                               $ 18.98
----------------------------------------------------------------------------
Investment Activities:
  Net investment income (loss)                                       (0.06)
  Net realized and unrealized gains from investments                  4.99
----------------------------------------------------------------------------
Total from Investment Activities                                      4.93
----------------------------------------------------------------------------
Distributions:
  Net realized gains                                                 (1.34)
----------------------------------------------------------------------------
Total Distributions                                                  (1.34)
----------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                     $ 22.57
----------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                               27.63%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                     $492
  Ratio of expenses to average net assets                           1.98%(c)
  Ratio of net investment income to average net assets            (0.87)%(c)
  Portfolio turnover (d)                                            117.34%



(a) Period from commencement of operations. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

8
    The One Group(R)

Large Company Value Fund
------------------------

[LOGO] INVESTMENT OBJECTIVE

The Fund seeks capital appreciation with the incidental goal of achieving current income by investing primarily in equity securities.

[LOGO] INVESTMENT STRATEGY

The Fund invests in equity securities of large capitalization companies that are believed to be selling below their long-term investment values. The weighted average capitalization of companies in which the Fund invests normally will exceed the market median capitalization of the Standard & Poor's 500 Composite Stock Price Index ("S&P 500").* The Fund also may invest in the stock of companies which have "breakup values" well in excess of current market values or which have uniquely undervalued corporate assets.

[LOGO] PORTFOLIO SECURITIES

The Fund normally invests at least 65% of its total assets in the equity securities of companies described above, including common stocks and debt securities and preferred stock that is convertible to common stock. A portion of the Fund's assets will be held in cash equivalents. For a list of all the securities in which the Fund may invest, please read "Investment Practices."

[LOGO] RISK CONSIDERATIONS

The Fund invests in equity securities, which may increase or decrease in value. As a result, the value of your investment in the Fund may increase or decrease in value. Before you invest, please read "More About the Funds" and "Investment Practices."

[LOGO] FUND MANAGEMENT

The Fund is managed by a team of portfolio managers, research analysts, and other investment management professionals. Each team member makes recommendations about the securities in the Fund. The research analysts provide in-depth industry analysis and recommendations, while the portfolio managers determine strategy, industry weightings, Fund holdings, and cash positions. * "Standard & Poor's 500" is a registered service mark of Standard & Poor's Corporation, which does not sponsor and is in no way affiliated with the Fund.

SHAREHOLDER EXPENSES

SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS B   CLASS C   CLASS I
Maximum Sales Charge Imposed on
  Purchases
  (as a percentage of offering
  price)                               4.50%      none      none    none

Maximum Contingent Deferred Sales
  Charge
  (as a percentage of original
  purchase price or redemption
  proceeds, as applicable)              none(2)  5.00%     1.00%    none

Redemption Fees                         none      none      none    none

Exchange Fees                           none      none      none    none

ANNUAL OPERATING EXPENSES (3) (as a
  percentage of average daily net
  assets)

Investment Advisory Fees                .74%      .74%      .74%    .74%

12b-1 Fees (after fee waiver) (4)       .25%     1.00%     1.00%    none

Other Expenses                          .26%      .26%      .26%    .26%

Total Fund Operating Expenses (after
  fee waiver) (5)                      1.25%     2.00%     2.00%   1.00%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from redemption amounts paid by wire.

(2) Except for purchases of $1 million or more. Please see "Sales Charges."

(3) Expense information has been restated to reflect current fees.

(4) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver, 12b-1 fees would be .35% for Class A shares.

(5) Without the voluntary reduction of 12b-1 fees, Total Operating Expenses would be 1.35% for Class A shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                1 YEAR    3 YEARS    5 YEARS    10 YEARS

Class A           $ 57      $ 83       $111        $189
Class A
  (without fee
  waiver)         $ 58      $ 86       $116        $200
Class B           $ 70      $ 93       $128        $213
Class C           $ 30      $ 63       $108        $233
Class I           $ 10      $ 32       $ 55        $122

Assuming no redemption at the end of the period, the dollar amounts in the above example would be as follows:

                1 YEAR    3 YEARS    5 YEARS    10 YEARS

Class A           $ 57      $ 83       $111        $189
Class A
  (without fee
  waiver)         $ 58      $ 86       $116        $200
Class B           $ 20      $ 63       $108        $213
Class C           $ 20      $ 63       $108        $233
Class I           $ 10      $ 32       $ 55        $122

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

The One Group(R) Large Company Value Fund    Financial Highlights
-------------------------------------------------------------------------------

The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.


                                                                       YEAR ENDED JUNE 30,
                                         -------------------------------------------------------------------------------
CLASS I                                       1998          1997          1996          1995          1994          1993
------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD     $   14.79     $   12.83     $   12.87     $   11.34     $   11.64     $   11.34
------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                       0.21          0.27          0.31          0.31          0.20          0.18
  Net realized and unrealized gains
    (losses) from investments                 2.84          3.01          1.20          2.18         (0.01)         0.58
------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities              3.05          3.28          1.51          2.49          0.19          0.76
------------------------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                 (0.21)        (0.26)        (0.31)        (0.32)        (0.19)        (0.18)
  From net realized gains                    (0.93)        (1.06)        (1.24)        (0.64)        (0.30)        (0.28)
------------------------------------------------------------------------------------------------------------------------
Total Distributions                          (1.14)        (1.32)        (1.55)        (0.96)        (0.49)        (0.46)
------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD           $   16.70     $   14.79     $   12.83     $   12.87     $   11.34     $   11.64
------------------------------------------------------------------------------------------------------------------------
Total Return                                 21.46%        27.10%        12.71%        23.42%        (1.59)%        6.73%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)      $ 792,649     $ 686,156     $ 584,527     $ 365,376     $ 169,127     $ 132,833
  Ratio of expenses to average net
    assets                                    0.95%         0.97%         0.97%         1.00%         0.95%         0.86%
  Ratio of net investment income to
    average net assets                        1.34%         1.99%         2.43%         2.74%         1.72%         1.62%
  Ratio of expenses to average net
    assets*                                   0.95%         0.97%         0.98%         1.01%         1.02%         1.12%
  Ratio of net investment income to
    average net assets*                       1.34%         1.99%         2.42%         2.73%         1.65%         1.36%
  Portfolio turnover (a)                     47.35%        77.05%       186.84%       203.13%       111.72%        51.75%

                                           YEAR ENDED JUNE 30,
                                         -----------------------
CLASS I                                       1992       1991(c)
------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD     $   10.07   $  10.00
------------------------------------------------------------------
Investment Activities:
  Net investment income                       0.21       0.08
  Net realized and unrealized gains
    (losses) from investments                 1.34       0.07
------------------------------------------------------------------
Total from Investment Activities              1.55       0.15
------------------------------------------------------------------
Distributions:
  From net investment income                 (0.21)     (0.08)
  From net realized gains                    (0.07)        --
------------------------------------------------------------------
Total Distributions                          (0.28)     (0.08)
------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD           $   11.34   $  10.07
------------------------------------------------------------------
Total Return                                 15.53%      4.47%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)      $  62,075   $ 36,237
  Ratio of expenses to average net
    assets                                    0.82%      0.52%(b)
  Ratio of net investment income to
    average net assets                        1.91%      2.48%(b)
  Ratio of expenses to average net
    assets*                                   1.34%      1.26%(b)
  Ratio of net investment income to
    average net assets*                       1.39%      1.74%(b)
  Portfolio turnover (a)                     55.90%     19.87%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) Annualized. (c) The Fund commenced operations on March 1, 1991.


                                                                         YEAR ENDED JUNE 30,
                                    ---------------------------------------------------------------------------------------------
CLASS A                                 1998          1997          1996          1995          1994          1993         1992(b)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF
  PERIOD                            $   14.85     $   12.87     $   12.89     $   11.34     $   11.64     $   11.33  $   11.42
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                  0.18          0.23          0.27          0.28          0.17          0.16       0.07
  Net realized and unrealized
    gains (losses) from
    investments                          2.84          3.04          1.22          2.20         (0.01)         0.59      (0.08)
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities         3.02          3.27          1.49          2.48          0.16          0.75      (0.01)
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income            (0.17)        (0.23)        (0.27)        (0.27)        (0.16)        (0.16)     (0.08)
  In excess of net investment
    income                                 --            --            --         (0.02)           --            --         --
  From net realized gains               (0.93)        (1.06)        (1.24)        (0.64)        (0.30)        (0.28)        --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                     (1.10)        (1.29)        (1.51)        (0.93)        (0.46)        (0.44)     (0.08)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD      $   16.77     $   14.85     $   12.87     $   12.89     $   11.34     $   11.64  $   11.33
---------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales
  Charge)                               21.14%        26.90%        12.40%        22.64%         1.35%         6.64%     (0.33%)(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period
    (000)                           $  15,699     $  14,832     $   9,380     $   3,481     $     698     $     451  $      12
  Ratio of expenses to average net
    assets                               1.20%         1.22%         1.22%         1.25%         1.20%         1.10%      1.02%(c)
  Ratio of net investment income
    to average net assets                1.10%         1.72%         2.18%         2.52%         1.57%         1.41%      2.12%(c)
  Ratio of expenses to average net
    assets*                              1.30%         1.31%         1.33%         1.37%         1.37%         1.50%      1.22%(c)
  Ratio of net investment income
    to average net assets*               1.00%         1.63%         2.07%         2.41%         1.40%         1.01%      1.92%(c)
  Portfolio turnover (a)                47.35%        77.05%       186.84%       203.13%       111.72%        51.75%     55.90%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) Class A Shares
  commenced offering on February 28, 1992.   (c) Annualized.

10

The One Group(R) Large Company Value Fund    Financial Highlights
--------------------------------------------------------------------------------

                                                                                   YEAR ENDED JUNE 30,
                                                         ------------------------------------------------------------------------
CLASS B                                                     1998            1997            1996            1995        1994(a)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                     $  14.95        $  12.98        $  12.96        $  11.41     $  11.87
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                      0.07            0.14            0.18            0.17         0.05
  Net realized and unrealized gains (losses) from
    investments                                              2.84            3.04            1.26            2.19        (0.46)
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                             2.91            3.18            1.44            2.36        (0.41)
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                                (0.09)          (0.15)          (0.18)          (0.17)       (0.05)
  From net realized gains                                   (0.93)          (1.06)          (1.24)          (0.64)          --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                         (1.02)          (1.21)          (1.42)          (0.81)       (0.05)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                           $  16.84        $  14.95        $  12.98        $  12.96     $  11.41
---------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                        20.18%          25.86%          11.95%          22.28%        3.48%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                      $ 17,154        $  9,288        $  4,135        $    861     $    182
  Ratio of expenses to average net assets                    1.95%           1.97%           1.97%           2.00%        2.00%(c)
  Ratio of net investment income to average net assets       0.33%           0.96%           1.43%           1.74%        1.06%(c)
  Ratio of expenses to average net assets*                   1.95%           1.97%           1.98%           2.01%        2.00%(c)
  Ratio of net investment income to average net assets*      0.33%           0.96%           1.42%           1.72%        1.06%(c)
  Portfolio turnover (d)                                    47.35%          77.05%         186.84%         203.13%      111.72%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class B Shares commenced offering on January 14, 1994. (b) Not annualized.
  (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

                                                                              11
    The One Group(R)

Growth Opportunities Fund
-------------------------

[LOGO] INVESTMENT OBJECTIVE

The Fund seeks growth of capital and secondarily, current income by investing primarily in equity securities.

[LOGO] INVESTMENT STRATEGY

The Fund invests in securities that have the potential to produce above-average earnings growth per share over a one-to-three year period. Typically, the Fund acquires shares of established companies with a history of above-average growth, as well as those companies expected to enter periods of above-average growth. Not all the securities purchased by the Fund will pay dividends. The Fund also invests in smaller companies in emerging growth industries.

[LOGO] PORTFOLIO SECURITIES

The Fund normally invests at least 80% of its total assets in equity securities, including common stocks and debt securities and preferred stocks that are convertible to common stock. A portion of the Fund's assets will be held in cash equivalents. For a list of all the securities in which the Fund may invest, please read "Investment Practices."

[LOGO] RISK CONSIDERATIONS

The Fund invests in equity securities which may increase or decrease in value. Therefore, the value of your investment in the Fund may increase or decrease in value. Also, the stocks of smaller companies may be subject to greater risks than those of larger companies. Before you invest, please read "More About the Funds" and "Investment Practices."

[LOGO] FUND MANAGEMENT

The Fund is managed by a team of portfolio managers, research analysts, and other investment management professionals. Each team member makes recommendations about the securities in the Fund. The research analysts provide in-depth industry analysis and recommendations, while the portfolio managers determine strategy, industry weightings, Fund holdings, and cash positions.

SHAREHOLDER EXPENSES

SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS B   CLASS C   CLASS I

Maximum Sales Charge Imposed on
Purchases (as a percentage of
offering price)                        4.50%      none      none    none

Maximum Contingent Deferred Sales
  Charge (as a percentage of
  original purchase price or
  redemption proceeds, as
  applicable)                           none(2)  5.00%     1.00%    none

Redemption Fees                         none      none      none    none

Exchange Fees                           none      none      none    none

ANNUAL OPERATING EXPENSES (3) (as a
  percentage of average daily net
  assets)

Investment Advisory Fees                .74%      .74%      .74%    .74%

12b-1 Fees (after fee waiver) (4)       .25%     1.00%     1.00%    none

Other Expenses                          .26%      .26%      .26%    .26%

Total Fund Operating Expenses (after
  fee waiver) (5)                      1.25%     2.00%     2.00%   1.00%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from the redemption amounts paid by wire.

(2) Except for purchases of $1 million or more. Please see "Sales Charges."

(3) Expense information has been restated to reflect current fees.

(4) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver, 12b-1 fees would be .35% for Class A shares.

(5) Without the voluntary reduction of 12b-1 fees, Total Operating Expenses would be 1.35% for Class A shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.


                1 YEAR    3 YEARS    5 YEARS    10 YEARS
Class A           $ 57      $ 83       $111        $189
Class A
  (without fee
  waiver)         $ 58      $ 86       $116        $200
Class B           $ 70      $ 93       $128        $213
Class C           $ 30      $ 63       $108        $233
Class I           $ 10      $ 32       $ 55        $122

Assuming no redemption at the end of the period, the dollar amounts in the above example would be as follows:

                1 YEAR    3 YEARS    5 YEARS    10 YEARS
Class A           $ 57      $ 83       $111        $189
Class A
  (without fee
  waiver)         $ 58      $ 86       $116        $200
Class B           $ 20      $ 63       $108        $213
Class C           $ 20      $ 63       $108        $233
Class I           $ 10      $ 32       $ 55        $122

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

12

The One Group(R) Growth Opportunities Fund    Financial Highlights


The Financial Highlights are intended to help you understand the Fund's financial performance over the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.



                                                                              YEAR ENDED JUNE 30,
                                                     ---------------------------------------------------------------------
                      CLASS I                          1998        1997        1996        1995        1994        1993
NET ASSET VALUE, BEGINNING OF PERIOD                 $   19.46   $   18.81   $   18.40   $   15.96   $   16.96   $   14.54
--------------------------------------------------------------------------------------------------------------------------
Investment Activities:
 Net investment income                                   (0.07)       0.25        0.20        0.06        0.07        0.06
 Net realized and unrealized gains (losses) from
   investments                                            5.70        3.59        3.83        2.98       (0.05)       2.99
--------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                          5.63        3.84        4.03        3.04        0.02        3.05
--------------------------------------------------------------------------------------------------------------------------
Distributions:
 From net investment income                                 --       (0.25)      (0.20)      (0.06)      (0.07)      (0.06)
 In excess of net investment                                --       (0.02)         --          --          --          --
 From net realized gains                                 (2.58)      (2.92)      (3.42)      (0.54)      (0.95)      (0.57)
--------------------------------------------------------------------------------------------------------------------------
Total Distributions                                      (2.58)      (3.19)      (3.62)      (0.60)      (1.02)      (0.63)
--------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                       $   22.51   $   19.46   $   18.81   $   18.40   $   15.96   $   16.96
==========================================================================================================================
Total Return                                             31.11%      22.75%      24.63%      19.75%      (0.16)%     21.36%
RATIOS/SUPPLEMENTARY DATA:
 Net Assets at end of period (000)                   $ 868,901   $ 623,911   $ 532,525   $ 413,518   $ 389,567  $  232,898
 Ratio of expenses to average net assets                  1.00%       0.99%       1.00%       0.98%       0.98%       0.89%
 Ratio of net investment income to average net
   assets                                                (0.36)%      1.32%       1.15%       0.38%       0.42%       0.41%
 Ratio of expenses to average net assets*                 1.00%       0.99%       1.01%       0.98%       1.03%       1.11%
 Ratio of net investment income to average net
   assets*                                               (0.36)%      1.32%       1.14%       0.38%       0.37%       0.19%
 Portfolio turnover (a)                                 158.43%     301.35%     435.30%     132.63%      70.67%      64.64%

                                                                  YEAR ENDED JUNE 30,
                                                     ---------------------------------------------
                      CLASS I                          1992        1991        1990       1989(b)
NET ASSET VALUE, BEGINNING OF PERIOD                 $   12.92   $   12.14   $   10.71   $   10.00
---------------------------------------------------------------------------------------------------
Investment Activities:
 Net investment income                                    0.09        0.21        0.19        0.11
 Net realized and unrealized gains (losses) from
   investments                                            1.87        0.92        1.97        0.71
---------------------------------------------------------------------------------------------------
Total from Investment Activities                          1.96        1.13        2.16        0.82
---------------------------------------------------------------------------------------------------
Distributions:
 From net investment income                              (0.08)      (0.21)      (0.19)      (0.11)
 In excess of net investment                                --          --          --          --
 From net realized gains                                 (0.26)      (0.14)      (0.54)         --
---------------------------------------------------------------------------------------------------
Total Distributions                                      (0.34)      (0.35)      (0.73)      (0.11)
---------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                       $   14.54   $   12.92   $   12.14   $   10.71
===================================================================================================
Total Return                                             15.15%       9.85%      20.83%      24.86%(c)
RATIOS/SUPPLEMENTARY DATA:
 Net Assets at end of period (000)                   $ 131,533   $  53,831   $  31,804   $  22,753
 Ratio of expenses to average net assets                  0.75%       0.45%       0.41%       0.38%(c)
 Ratio of net investment income to average net
   assets                                                 1.23%       1.75%       1.65%       3.20%(c)
 Ratio of expenses to average net assets*                 0.51%       1.19%       1.15%       1.12%(c)
 Ratio of net investment income to average net
   assets*                                                0.03%       1.01%       0.91%       2.46%(c)
 Portfolio turnover (a)                                  42.77%      68.83%      92.55%      68.51%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
  (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) The Fund commenced operations on March 2, 1989; at that time, the Fund did not offer multiple classes of shares. Subsequently all shares of the Fund were redesignated as Class I shares. (c) Annualized.


                                                                         YEAR ENDED JUNE 30,
                                    ---------------------------------------------------------------------------------------------
             CLASS A                  1998          1997          1996          1995          1994          1993         1992(c)
NET ASSET VALUE, BEGINNING OF
  PERIOD                            $   19.37     $   18.76     $   18.36     $   15.93     $   16.96     $  14.54     $ 16.53
-------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                 (0.08)         0.21          0.17          0.02          0.04         0.03        0.01
  Net realized and unrealized
    gains (losses) from
    investments                          5.65          3.58          3.80          2.98         (0.08)        3.00       (1.99)
-------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities         5.57          3.79          3.97          3.00         (0.04)        3.03       (1.98)
-------------------------------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income               --         (0.24)        (0.15)        (0.01)        (0.03)       (0.04)      (0.01)
  In excess of net investment
    income                                 --         (0.02)           --         (0.02)        (0.01)          --         --
  From net realized gains               (2.58)        (2.92)        (3.42)        (0.54)        (0.95)       (0.57)        --
-------------------------------------------------------------------------------------------------------------------------------
Total Distributions                     (2.58)        (3.18)        (3.57)        (0.57)        (0.99)       (0.61)      (0.01)
-------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD      $   22.36     $   19.37     $   18.76     $   18.36     $   15.93     $  16.96     $ 14.54
===============================================================================================================================
Total Return (Excludes Sales
  Charge)                               30.95%        22.52%        24.32%        19.50%        (0.52)%      21.70%(a)  (34.00)%(a)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period
    (000)                           $  95,647     $  43,370     $  28,052     $  11,178     $   8,097     $  5,757     $    84
  Ratio of expenses to average net
    assets                               1.25%         1.25%         1.25%         1.23%         1.22%        1.11%(a)    1.31%(a)
  Ratio of net investment income
    to average net assets               (0.60)%        0.92%         0.90%         0.12%         0.27%        0.25%(a)    0.12%(a)
  Ratio of expenses to average net
    assets*                              1.35%         1.34%         1.36%         1.33%         1.38%        1.48%(a)    1.50%(a)
  Ratio of net investment income
    (loss) to average net assets*       (0.70)%        0.83%         0.79%         0.02%         0.11%       (0.12)%(a)  (0.07)%(a)
  Portfolio turnover (b)               158.43%       301.35%       435.30%       132.63%        70.67%       64.64%      42.77%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
  (a) Annualized. (b) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.
  (c) Class A Shares commenced offering on February 18, 1992.

The One Group(R) Growth Opportunities Fund    Financial Highlights


                                                                                   YEAR ENDED JUNE 30,
                                                         ------------------------------------------------------------------------
                        CLASS B                            1998            1997            1996            1995          1994(a)
NET ASSET VALUE, BEGINNING OF PERIOD                    $  18.82        $  18.43        $  18.14        $  15.85       $  17.44
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income (loss)                             (0.15)           0.11            0.09           (0.07)         (0.02)
  Net realized and unrealized gains (losses) from
    investments                                             5.35            3.44            3.69            2.90          (1.56)
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                            5.20            3.55            3.78            2.83          (1.58)
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                                  --           (0.22)          (0.07)             --          (0.01)
  In excess of net investment income                          --           (0.02)             --              --             --
  From net realized gains                                  (2.58)          (2.92)          (3.42)          (0.54)            --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                        (2.58)          (3.16)          (3.49)          (0.54)         (0.01)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                          $  21.44        $  18.82        $  18.43        $  18.14       $  15.85
=================================================================================================================================
Total Return (Excludes Sales Charge)                       29.79%          21.73%          23.53%          18.47 %        (9.07)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                     $ 90,930        $ 37,409        $ 12,910        $  2,787       $  1,131
  Ratio of expenses to average net assets                   2.00%           2.00%           2.00%           1.98 %         2.12 %(c)
  Ratio of net investment income (loss) to average net
    assets                                                 (1.35)%          0.01%           0.15%          (0.63)%        (0.55)%(c)
  Ratio of expenses to average net assets*                  2.00%           2.00%           2.01%           1.98 %         2.12 %(c)
  Ratio of net investment income (loss) to average net
    assets*                                                (1.35)%          0.01%           0.14%          (0.63)%        (0.55)%(c)
  Portfolio turnover (d)                                  158.43%         301.35%         435.30%         132.63 %        70.67 %


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
  (a) Class B Shares commenced offering on January 14, 1994.  (b) Not
  annualized.   (c) Annualized.   (d) Portfolio turnover is calculated on the
  basis of the Fund as a whole without distinguishing among the classes of shares issued.


                                                                 NOVEMBER 4,
                                                                   1997 TO
                                                                  JUNE 30,
                          CLASS C                                  1998(a)
NET ASSET VALUE, BEGINNING OF PERIOD                          $   21.47
----------------------------------------------------------------------------
Investment Activities:
  Net investment income (loss)                                    (0.04)
  Net realized and unrealized gains from investments               2.77
----------------------------------------------------------------------------
Total from Investment Activities                                   2.73
----------------------------------------------------------------------------
Distributions:
  Net realized gains                                              (1.78)
----------------------------------------------------------------------------
Total Distributions                                               (1.78)
----------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $   22.42
============================================================================
Total Return (Excludes Sales Charge)                              14.27%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                           $   1,088
  Ratio of expenses to average net assets                          2.01%(c)
  Ratio of net investment income to average net assets            (1.31)%(c)
  Portfolio turnover (d)                                         158.43 %



(a) Period from commencement of operations.  (b) Not annualized.
(c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

    The One Group(R)
International Equity Index Fund

[LOGO] INVESTMENT OBJECTIVE
The Fund seeks to provide investment
results that correspond to the
aggregate price and dividend
performance of the securities in the
MSCI EAFE GDP Index.*

[LOGO] INVESTMENT STRATEGY
The Fund attempts to track the
capital performance and dividend
income of the Index by investing in
a representative portion of the
stocks which match as closely as
possible the characteristics of the
stocks which comprise the Index. The
Fund also will invest in stock index
futures. The Fund will attempt to
achieve a correlation between the
performance of its portfolio and
that of the MSCI EAFE GDP Index of
at least 0.90, without taking into
account expenses. Perfect
correlation would be 1.00.

[LOGO] PORTFOLIO SECURITIES

The Fund normally invests at least
65% of its total assets in foreign
equity securities, consisting of
common stocks (including American
Depository Receipts) and preferred
stocks, securities convertible to
common stock (provided they are
traded on an exchange or over-the-
counter), warrants and receipts. No
more than 10% of the Fund's assets
will be held in cash or cash
equivalents. The Fund may invest up
to 10% of its net assets in
securities of emerging international
markets such as Mexico, Chile and
Brazil, either directly through
local exchanges, through publicly
traded closed-end country funds, or
through "passive foreign investment
companies." A substantial portion of
the Fund's assets will be
denominated in foreign currencies.
For a list of all the securities in
which the Fund may invest, please
read "Investment Practices."


[LOGO] RISK CONSIDERATIONS
The Fund invests in equity
securities which may increase or
decrease in value. Therefore, the
value of your investment in the Fund
may increase or decrease in value.
Because the Fund's investments are
tied to an index, fluctuations in
the index will affect the value of
your investment in the Fund. Also,
investments in foreign securities
involve risks different from
investments in U.S. securities.
Before you invest, please read "More
About the Funds" and "Investment
Risks."

[LOGO] FUND MANAGEMENT
Independence International
Associates, Inc. ("Independence
International") serves as
sub-advisor to the Fund.
Independence International is an
indirect subsidiary of John Hancock
Mutual Life Insurance Company.
* Gross Domestic Produced Weighted
  Morgan Stanley Capital
  International Europe, Australia
  and Far East Index. MSCI EAFE GDP
  Index is a registered service mark
  of Morgan Stanley Capital
  International, which does not
  sponsor and is in no way
  affiliated with the Fund.

 SHAREHOLDER EXPENSES

 SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS B   CLASS C   CLASS I

 Maximum Sales Charge Imposed on
   Purchases (as a percentage of
   offering price)                      4.50%      none      none      none

 Maximum Contingent Deferred Sales
   Charge (as a percentage of
   original purchase price or
   redemption proceeds, as
   applicable)                           none(2)  5.00%     1.00%      none

 Redemption Fees                         none      none      none      none

 Exchange Fees                           none      none      none      none

 ANNUAL OPERATING EXPENSES (3) (as a
   percentage of average daily net
   assets)

 Investment Advisory Fees                .55%      .55%      .55%      .55%

 12b-1 Fees (after fee waiver) (4)       .25%     1.00%     1.00%      none

 Other Expenses                          .40%      .40%      .40%      .40%

 Total Fund Operating Expenses (after
   fee waiver) (5)                      1.20%     1.95%     1.95%      .95%












(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from the redemption amounts paid by wire.

(2) Except for purchases of $1 million or more. Please see "Sales Charges."

(3) Expense information has been restated to reflect current fees.

(4) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver, 12b-1 fees would be .35% for Class A shares.

(5) Without the voluntary reduction of 12b-1 fees, Total Operating Expenses would be 1.30% for Class A shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                  1 YEAR    3 YEARS    5 YEARS    10 YEARS

 Class A           $ 57      $ 81       $108        $184

 Class A
   (without fee
   waiver)         $ 58      $ 84       $113        $195

 Class B           $ 70      $ 91       $125        $208

 Class C           $ 30      $ 61       $105        $227

 Class I           $ 10      $ 30       $ 53        $117


Assuming no redemption at the end of the period, the dollar amounts in the above example would be as follows:

                  1 YEAR    3 YEARS    5 YEARS    10 YEARS

 Class A           $ 57      $ 81       $108        $184

 Class A
   (without fee
   waiver)         $ 58      $ 84       $113        $195

 Class B           $ 20      $ 61       $105        $208

 Class C           $ 20      $ 61       $105        $227

 Class I           $ 10      $ 30       $ 53        $117


Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.
These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

The One Group(R) International Equity Index Fund    Financial Highlights
-------------------------------------------------------------------------------

The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.



                                                                        YEAR ENDED JUNE 30,
                                   ----------------------------------------------------------------------------------------------
CLASS I                                1998             1997             1996             1995             1994         1993(a)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF
  PERIOD                           $   16.89        $   15.17        $   13.93        $   13.46        $   11.80     $   10.00
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                 0.21             0.15             0.11             0.13             0.11          0.06
  Net realized and unrealized
    gains from investments              1.32             2.02             1.43             0.46             1.68          1.75
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities        1.53             2.17             1.54             0.59             1.79          1.81
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income           (0.02)           (0.17)           (0.16)           (0.08)           (0.11)        (0.01)
  In excess of net investment
    income                                --            (0.13)           (0.02)              --               --            --
  From net realized gains              (0.43)           (0.15)           (0.12)           (0.04)           (0.01)           --
  In excess of net realized gains         --               --               --               --            (0.01)           --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                    (0.45)           (0.45)           (0.30)           (0.12)           (0.13)        (0.01)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD     $   17.97        $   16.89        $   15.17        $   13.93        $   13.46     $   11.80
---------------------------------------------------------------------------------------------------------------------------------
Total Return                            9.54%           14.64%           11.22%            4.20%           15.44%        26.96%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period
    (000)                          $ 586,741        $ 449,949        $ 347,790        $ 218,299        $ 145,640     $  35,384
  Ratio of expenses to average
    net assets                          0.88%            0.86%            0.97%            1.04%            1.02%         1.22%(b)
  Ratio of net investment income
    to average net assets               1.29%            1.00%            1.04%            1.25%            1.27%         1.37%(b)
  Ratio of expenses to average
    net assets*                         0.88%            0.86%            1.00%            1.04%            1.02%         2.34%(b)
  Ratio of net investment income
    to average net assets*              1.29%            1.00%            1.01%            1.25%            1.27%         0.25%(b)
  Portfolio turnover (c)                9.90%            9.61%            6.28%            4.67%            7.74%         3.10%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Fiduciary Shares commenced offering on April 5, 1993. (b) Annualized. (c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.


                                                                        YEAR ENDED JUNE 30,
                                   ----------------------------------------------------------------------------------------------
CLASS A                                1998             1997             1996             1995             1994         1993(A)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF
  PERIOD                           $   16.92        $   15.16        $   13.92        $   13.49        $   11.8      $   11.74
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                 0.19             0.11             0.14             0.12             0.09          0.02
  Net realized and unrealized
    gains from investments              1.31             2.03             1.40             0.43             1.67          0.04
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities        1.50             2.14             1.54             0.55             1.76          0.06
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income              --            (0.13)           (0.16)           (0.08)           (0.05)           --
  In excess of net investment
    income                                --            (0.10)           (0.02)              --               --            --
  From net realized gains              (0.43)           (0.15)           (0.12)           (0.04)           (0.02)           --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                    (0.43)           (0.38)           (0.30)           (0.12)           (0.07)           --
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD     $   17.99        $   16.92        $   15.16        $   13.92        $   13.49     $   11.80
---------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales
  Charge)                               9.34%           14.31%           11.20%            3.87%           15.18%         2.87%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period
    (000)                          $  24,060        $  12,562        $  10,789        $   5,028        $   2,395     $     153
  Ratio of expenses to average
    net assets                          1.13%            1.11%            1.22%            1.28%            1.26%         1.47%(b)
  Ratio of net investment income
    to average net assets               1.11%            0.73%            0.79%            1.09%            1.15%         2.10%(b)
  Ratio of expenses to average
    net assets*                         1.23%            1.19%            1.35%            1.38%            1.36%         2.35%(b)
  Ratio of net investment income
    to average net assets*              1.01%            0.65%            0.66%            0.99%            1.05%         1.22%(b)
  Portfolio turnover (c)                9.90%            9.61%            6.28%            4.67%            7.74%         3.10%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) The Fund commenced operations on April 2, 1993. (b) Annualized. (c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

16

The One Group(R) International Equity Index Fund    Financial Highlights
-------------------------------------------------------------------------------

                                                                                   YEAR ENDED JUNE 30,
                                                         ------------------------------------------------------------------------
CLASS B                                                     1998            1997            1996            1995       1994(a)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                     $  16.44        $  14.79        $  13.73        $  13.40     $  13.00
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                      0.08            0.09            0.03            0.03         0.06
  Net realized and unrealized gains from investments         1.24            1.86            1.32            0.41         0.34
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                             1.32            1.95            1.35            0.44         0.40
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                                   --           (0.08)          (0.15)          (0.07)          --
  In excess of net investment income                           --           (0.07)          (0.02)             --           --
  From net realized gains                                   (0.43)          (0.15)          (0.12)          (0.04)          --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                         (0.43)          (0.30)          (0.29)          (0.11)          --
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                           $  17.33        $  16.44        $  14.79        $  13.73     $  13.40
---------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                         8.48%          13.37%           9.97%           3.17%        3.23%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                      $ 13,307        $ 10,033        $  5,856        $  3,687     $  1,872
  Ratio of expenses to average net assets                    1.88%           1.86%           1.97%           2.04%        2.00%(c)
  Ratio of net investment income to average net assets       0.26%           0.08%           0.04%           0.25%        1.37%(c)
  Ratio of expenses to average net assets*                   1.88%           1.86%           2.00%           2.04%        2.00%(c)
  Ratio of net investment income to average net assets*      0.26%           0.08%           0.01%           0.25%        1.37%(c)
  Portfolio turnover (d)                                     9.90%           9.61%           6.28%           4.67%        7.74%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class B Shares commenced offering on January 14, 1994. (b) Not annualized.
  (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.


                                                                 NOVEMBER 4,
                                                                   1997 TO
                                                                  JUNE 30,
CLASS C                                                            1998(a)
----------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                              $   15.70
----------------------------------------------------------------------------
Investment Activities:
  Net investment income (loss)                                         0.06
  Net realized and unrealized gains from investments
    (losses)                                                           2.45
----------------------------------------------------------------------------
Total from Investment Activities                                       2.51
----------------------------------------------------------------------------
Distributions:
  Net realized gains                                                  (0.30)
----------------------------------------------------------------------------
Total Distributions                                                   (0.30)
----------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                    $   17.91
----------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                  16.34%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                               $     119
  Ratio of expenses to average net assets                              1.87%(c)
  Ratio of net investment income to average net assets                 2.88%(c)
  Portfolio turnover (d)                                               9.90%



(a) Period from commencement of operations. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

    The One Group(R)

Disciplined Value Fund

LOGO INVESTMENT OBJECTIVE
The Fund seeks capital appreciation
with the secondary goal of achieving
current income by investing
primarily in equity securities.

LOGO INVESTMENT STRATEGY
The Fund primarily invests in the
equity securities of companies with
below-market average
price-to-earnings and price-to-book
value ratios. The Fund considers the
issuer's soundness and earnings
prospects. If Banc One Investment
Advisors determines that a company's
fundamentals are declining or that
the company's ability to pay
dividends has been impaired, it
likely may consider eliminating the
Fund's holding of the company's
stock.

LOGO PORTFOLIO SECURITIES
The Fund normally invests at least
80% of its total assets in equity
securities, including common stocks,
debt securities, and preferred
stocks that are convertible into
common stocks. A portion of the
Fund's assets will be held in cash
equivalents. For a list of all the
securities in which the Fund may
invest, please read "Investment
Practices."

LOGO RISK CONSIDERATIONS
The Fund invests in equity
securities which may increase or
decrease in value. Therefore, the
value of your investment in the Fund
may increase or decrease in value.
Before you invest, please read "More
About the Funds" and "Investment
Practices."

LOGO FUND MANAGEMENT
The Fund is managed by a team of
portfolio managers, research
analysts, and other investment
management professionals. Each team
member makes recommendations about
the securities in the Fund. The
research analysts provide in-depth
industry analysis and
recommendations, while the portfolio
managers determine strategy,
industry weightings, Fund holdings,
and cash positions.

SHAREHOLDER EXPENSES

SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS B   CLASS C   CLASS I

Maximum Sales Charge Imposed on
  Purchases (as a percentage of
  offering price)                      4.50%      none      none     none

Maximum Contingent Deferred Sales
  Charge (as a percentage of
  original purchase price or
  redemption proceeds, as
  applicable)                           none(2)  5.00%     1.00%     none

Redemption Fees                         none      none      none     none

Exchange Fees                           none      none      none     none

ANNUAL OPERATING EXPENSES (3)
  (as a percentage of average daily
  net assets)

Investment Advisory Fees                .74%      .74%      .74%     .74%

12b-1 Fees (after fee waiver) (4)       .25%     1.00%     1.00%     none

Other Expenses                          .26%      .26%      .26%     .26%

Total Fund Operating Expenses (after
  fee waiver) (5)                      1.25%     2.00%     2.00%    1.00%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from the redemption amounts paid by wire.

(2) Except for purchases of $1 million or more. Please see "Sales Charges."

(3) Expense information has been restated to reflect current fees.

(4) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver, 12b-1 fees would be .35% for Class A shares.

(5) Without the voluntary reduction of 12b-1 fees, Total Operating Expenses would be 1.35% for Class A shares.

EXAMPLE

An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                  1 YEAR    3 YEARS    5 YEARS    10 YEARS

Class A            $ 57      $ 83       $111        $189

Class A
  (without fee
  waiver)          $ 58      $ 86       $116        $200

Class B            $ 70      $ 93       $128        $213

Class C            $ 30      $ 63       $108        $233

Class I            $ 10      $ 32       $ 55        $122

Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                  1 YEAR    3 YEARS    5 YEARS    10 YEARS

Class A            $ 57      $ 83       $111        $189

Class A
  (without fee
  waiver)          $ 58      $ 86       $116        $200

Class B            $ 20      $ 63       $108        $213

Class C            $ 20      $ 63       $108        $233

Class I            $ 10      $ 32       $ 55        $122


Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

18

The One Group(R) Disciplined Value Fund    Financial Highlights
-------------------------------------------------------------------------------

The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.


                                                                              YEAR ENDED JUNE 30,
                                                     ---------------------------------------------------------------------
CLASS I                                                   1998        1997        1996        1995        1994        1993
--------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                 $   15.65   $   14.69   $   13.20   $   11.90   $   12.76   $   11.49
--------------------------------------------------------------------------------------------------------------------------
Investment Activities:
 Net investment income                                    0.14        0.22        0.29        0.28        0.26        0.28
 Net realized and unrealized gains from investments       3.99        2.57        2.27        1.57        0.29        1.27
--------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                          4.13        2.79        2.56        1.85        0.55        1.55
--------------------------------------------------------------------------------------------------------------------------
Distributions:
 From net investment income                              (0.14)      (0.22)      (0.29)      (0.27)      (0.26)      (0.28)
 From net realized gains                                 (2.74)      (1.61)      (0.78)      (0.28)      (1.15)         --
--------------------------------------------------------------------------------------------------------------------------
Total Distributions                                      (2.88)      (1.83)      (1.07)      (0.55)      (1.41)      (0.28)
--------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                       $   16.90   $   15.65   $   14.69   $   13.20   $   11.90   $   12.76
--------------------------------------------------------------------------------------------------------------------------
Total Return                                             28.27%      20.56%      20.10%      16.03%       4.04%      13.58%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                  $ 634,672   $ 562,302   $ 522,474   $ 448,530   $ 418,238   $ 211,785
  Ratio of expenses to average net assets                 0.96%       0.98%       0.99%       1.00%       0.93%       0.89
  Ratio of net investment income to average net
   assets                                                 0.85%       1.52%       2.04%       2.21%       2.14%       2.30%
  Ratio of expenses to average net assets*                0.96%       0.98%       1.00%       1.10%       0.98%       1.08%
  Ratio of net investment income to average net
   assets*                                                0.85%       1.52%       2.03%       2.11%       2.09%       2.11%
  Portfolio turnover (a)                                106.41%      92.66%      90.55%     176.66%      56.33%     108.79%

                                                                  YEAR ENDED JUNE 30,
                                                     ----------------------------------------------------
CLASS I                                                  1992        1991        1990       1989(b)
---------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                 $   10.20   $   10.42   $   10.85   $   10.00
---------------------------------------------------------------------------------------------------------
Investment Activities:
 Net investment income                                    0.34        0.39        0.48        0.14
 Net realized and unrealized gains from investments       1.29       (0.23)      (0.09)       0.85
---------------------------------------------------------------------------------------------------------
Total from Investment Activities                          1.63        0.16        0.39        0.99
---------------------------------------------------------------------------------------------------------
Distributions:
 From net investment income                              (0.34)      (0.38)      (0.48)      (0.14)
 From net realized gains                                    --       (0.34)         --
---------------------------------------------------------------------------------------------------------
Total Distributions                                      (0.34)      (0.38)      (0.82)      (0.14)
---------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                       $   11.49   $   10.20   $   10.42   $   10.85
---------------------------------------------------------------------------------------------------------
Total Return                                             16.24%       1.75%       3.49%      29.90%(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                  $ 155,234   $  74,481   $  59,992   $  45,872
  Ratio of expenses to average net assets                 0.69%       0.41%       0.35%       0.33%(c)
  Ratio of net investment income to average net
   assets                                                 3.17%       3.92%       4.36%       3.95%(c)
  Ratio of expenses to average net assets*                1.23%       1.15%       1.09%       1.07%(c)
  Ratio of net investment income to average net
   assets*                                                2.63%       3.18%       3.62%       3.21%(c)
  Portfolio turnover (a)                                 25.32%      49.62%      51.14%      14.66%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) Class I Shares
  commenced offering on March 2, 1989.   (c) Annualized.


                                                                               YEAR ENDED JUNE 30,
                                                ---------------------------------------------------------------------------------
CLASS A                                             1998        1997        1996        1995        1994        1993     1992(b)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD            $   15.68   $   14.72   $   13.22   $   11.91   $   12.75   $   11.49    $ 11.45
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                              0.10        0.19        0.25        0.24        0.24        0.25       0.12
  Net realized and unrealized gains from
    investments                                      3.99        2.57        2.28        1.59        0.30        1.26       0.06
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                     4.09        2.76        2.53        1.83        0.54        1.51       0.18
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                        (0.10)      (0.19)      (0.25)      (0.24)      (0.23)      (0.25)     (0.14)
  From net realized gains                           (2.74)      (1.61)      (0.78)      (0.26)      (1.10)         --         --
  In excess of net realized gains                      --          --          --       (0.02)      (0.05)         --         --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                 (2.84)      (1.80)      (1.03)      (0.52)      (1.38)      (0.25)     (0.14)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                  $   16.93   $   15.68   $   14.72   $   13.22   $   11.91   $   12.75    $ 11.49
---------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                27.90%      20.21%      19.80%      15.43%       3.95%      13.27%      1.56%(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)             $  29,443   $  23,909   $  20,838   $  13,560   $  10,448   $   3,435    $    35
  Ratio of expenses to average net assets            1.21%       1.23%       1.24%       1.26%       1.18%       1.12%      1.29%(c)
  Ratio of net investment income to average
    net assets                                       0.60%       1.26%       1.79%       1.99%       2.00%       2.06%      2.43%(c)
  Ratio of expenses to average net assets*           1.31%       1.31%       1.35%       1.36%       1.33%       1.46%      1.49%(c)
  Ratio of net investment income to average
    net assets*                                      0.50%       1.18%       1.68%       1.89%       1.85%       1.72%      2.23%(c)
  Portfolio turnover (a)                           106.41%      92.66%      90.55%     176.66%      56.33%     108.79%     25.32%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) Class A Shares
  commenced offering on February 18, 1992.   (c) Annualized.

The One Group(R) Disciplined Value Fund    Financial Highlights
-------------------------------------------------------------------------------

                                                                                   YEAR ENDED JUNE 30,
                                                         ------------------------------------------------------------------------
CLASS B                                                     1998            1997            1996            1995        1994(a)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                     $  15.64        $  14.69        $  13.19        $  11.90      $  12.60
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                     (0.02)           0.08            0.15            0.15          0.07
  Net realized and unrealized gains (losses) from
    investments                                              3.98            2.55            2.27            1.58         (0.70)
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                             3.96            2.63            2.42            1.73         (0.63)
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                                (0.01)          (0.07)          (0.14)          (0.15)        (0.06)
  In excess of net investment income                           --              --              --           (0.01)        (0.01)
  From net realized gains                                   (2.74)          (1.61)          (0.78)          (0.28)           --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                         (2.75)          (1.68)          (0.92)          (0.44)        (0.07)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                           $  16.85        $  15.64        $  14.69        $  13.19      $  11.90
---------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                        26.97%          19.19%          18.93%          14.92%        (5.00)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                      $ 30,094        $ 20,499        $ 16,305        $ 11,222      $  5,356
  Ratio of expenses to average net assets                    1.96%           1.98%           1.99%           2.00%         1.96%(c)
  Ratio of net investment income to average net assets      (0.15)%          0.51%           1.04%           1.26%         1.80%(c)
  Ratio of expenses to average net assets*                   1.96%           1.98%           2.00%           2.01%         1.96%(c)
  Ratio of net investment income to average net assets*     (0.15)%          0.51%           1.03%           1.25%         1.80%(c)
  Portfolio turnover (d)                                   106.41%          92.66%          90.55%         176.66%        56.33%



* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class B Shares commenced offering on January 14, 1994. (b) Not annualized.
  (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

20

    The One Group(R)

Equity Index Fund
-----------------

[LOGO] INVESTMENT OBJECTIVE

The Fund seeks investment results that correspond to the aggregate price and dividend performance of securities in the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index").*

[LOGO] INVESTMENT STRATEGY

The Fund invests primarily in stocks included in the S&P 500 Index and, secondarily in stock index futures. Banc One Investment Advisors will seek to achieve a correlation between the performance of the Fund and that of the S&P 500 Index. To implement this strategy, Banc One Investment Advisors generally selects stocks in the order of their weightings in the S&P 500 Index beginning with the heaviest weighted stocks. The Fund will attempt to achieve a correlation between the performance of its portfolio and that of the S&P 500 Index of at least 0.95, without taking into account expenses. Perfect correlation would be 1.00.

[LOGO] PORTFOLIO SECURITIES

The percentage of a stock that the Fund holds will be approximately the same percentage that the stock represents in the S&P 500 Index. In addition, the Fund may hold up to 10% of its net assets in cash or cash equivalents. For a list of all the securities in which the Fund may invest, please read "Investment Practices."

[LOGO] RISK CONSIDERATIONS

The Fund invests in equity securities, which may increase or decrease in value. Therefore, the value of your investment in the Fund may increase or decrease in value. Because the Fund's investments are tied to an index, fluctuations in the index will affect the value of your investment in the Fund. Before you invest, please read "More About the Funds" and "Investment Risks."

[LOGO] FUND MANAGEMENT

The Fund is managed by a team of portfolio managers, research analysts, and other investment management professionals. Each team member makes recommendations about the securities in the Fund. The research analysts provide in-depth industry analysis and recommendations, while the portfolio managers determine strategy, industry weightings, Fund holdings, and cash positions.

* "Standard & Poor's 500" is a registered service mark of Standard & Poor's Corporation, which does not sponsor and is in no way affiliated with the Fund.

 SHAREHOLDER EXPENSES

SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS B   CLASS C   CLASS I

Maximum Sales Charge Imposed on
  Purchases (as a percentage of
  offering price)                      4.50%      none      none    none

Maximum Contingent Deferred Sales
  Charge (as a percentage of
  original purchase price or
  redemption proceeds, as
  applicable)                           none(2)  5.00%     1.00%    none

Redemption Fees                         none      none      none    none

Exchange Fees                           none      none      none    none

ANNUAL OPERATING EXPENSES (3)
  Investment Advisory Fees (after
  fee waiver) (4)                       .25%      .25%      .25%    .25%

12b-1 Fees (after fee waiver) (5)       .25%     1.00%     1.00%    none

Other Expenses                          .25%      .25%      .25%    .25%

Total Fund Operating Expenses (after
  fee waivers) (6)                      .75%     1.50%     1.50%    .50%


(1) If you buy or sell shares through an account with a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from the redemption amounts paid by wire.

(2) Except for purchases of $1 million or more. Please see "Sales Charges."

(3) Expense information has been restated to reflect current fees.

(4) Without the fee waiver, Investment Advisory Fees would be .30% for all classes of shares.

(5) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver, 12b-1 fees would be .35% for Class A shares.

(6) Without the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be .90% for Class A shares, 1.55% for Class B shares, 1.55% for Class C shares and .55% for Class I shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                1 YEAR    3 YEARS    5 YEARS    10 YEARS

Class A           $ 52      $ 68       $ 85        $134
Class A
  (without fee
  waivers)        $ 54      $ 72       $ 93        $151
Class B           $ 65      $ 77       $102        $159
Class B
  (without fee
  waivers)        $ 66      $ 79       $104        $167
Class C           $ 25      $ 47       $ 82        $179
Class C
  (without fee
  waivers)        $ 26      $ 49       $ 84        $185
Class I           $  5      $ 16       $ 28        $ 63
Class I
  (without fee
  waiver)         $  6      $ 18       $ 31        $ 69

Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                1 YEAR    3 YEARS    5 YEARS    10 YEARS
Class A           $ 52      $ 68       $ 85        $134
Class A
  (without fee
  waivers)        $ 54      $ 72       $ 93        $151
Class B           $ 15      $ 47       $ 82        $159
Class B
  (without fee
  waivers)        $ 16      $ 49       $ 84        $167
Class C           $ 15      $ 47       $ 82        $179
Class C
  (without fee
  waivers)        $ 16      $ 49       $ 84        $185
Class I           $  5      $ 16       $ 28        $ 63
Class I
  (without fee
  waivers)        $  6      $ 18       $ 31        $ 69

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

The One Group(R) Equity Index Fund    Financial Highlights


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.



                                                                      YEAR ENDED JUNE 30,
                              ---------------------------------------------------------------------------------------------------
          CLASS I               1998           1997           1996           1995           1994           1993          1992(b)
NET ASSET VALUE, BEGINNING
  OF PERIOD                   $   21.80      $   16.66      $   14.03      $   11.59      $   11.92      $   10.92      $  10.00
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income            0.33           0.35           0.33           0.32           0.29           0.30          0.26
  Net realized and
    unrealized gains
    (losses) from
    investments                    5.98           5.27           3.16           2.59          (0.20)          1.13          0.95
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment
  Activities                       6.31           5.62           3.49           2.91           0.09           1.43          1.21
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income      (0.32)         (0.33)         (0.33)         (0.29)         (0.29)         (0.30)        (0.26)
  In excess of net
    investment income                --             --          (0.01)         (0.02)         (0.04)            --            --
  From net realized gains         (0.63)         (0.15)         (0.52)         (0.16)         (0.09)         (0.13)        (0.03)
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions               (0.95)         (0.48)         (0.86)         (0.47)         (0.42)         (0.43)        (0.29)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF
  PERIOD                      $   27.16      $   21.80      $   16.66      $   14.03      $   11.59      $   11.92      $  10.92
=================================================================================================================================
Total Return                      29.73%         34.30%         25.47%         25.79%          0.63%         13.04%        12.14%(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of
    period(000)               $ 671,422      $ 480,819      $ 321,058      $ 234,895      $ 165,370      $  96,446      $ 62,150
  Ratio of expenses to
    average net assets             0.35%          0.30%          0.30%          0.33%          0.46%          0.50%         0.73%(c)
  Ratio of net investment
    income to average net
    assets                         1.37%          1.87%          2.18%          2.57%          2.44%          2.46%         2.43%(c)
  Ratio of expenses to
    average net assets*            0.62%          0.61%          0.59%          0.66%          0.59%          0.87%         1.16%(c)
  Ratio of net investment
    income to average net
    assets*                        1.10%          1.56%          1.89%          2.24%          2.31%          2.09%         2.00%(c)
  Portfolio turnover (a)           4.32%          5.81%          9.08%          2.71%         11.81%          2.71%        21.90%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
  (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) The Fund commenced operations on July 2, 1991. (c) Annualized.


                                                                      YEAR ENDED JUNE 30,
                              ---------------------------------------------------------------------------------------------------
          CLASS A               1998           1997           1996           1995           1994           1993          1992(B)
NET ASSET VALUE, BEGINNING
  OF PERIOD                   $   21.81      $   16.67      $   14.02      $   11.59      $   11.91      $   10.92      $  10.94
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income            0.26           0.29           0.27           0.29           0.28           0.30          0.08
  Net realized and
    unrealized gains
    (losses) from
    investments                    5.97           5.28           3.18           2.58          (0.20)          1.10            --
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment
  Activities                       6.23           5.57           3.45           2.87           0.08           1.40          0.08
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income      (0.26)         (0.28)         (0.27)         (0.28)         (0.27)         (0.28)        (0.10)
  In excess of net
    investment income                --             --          (0.01)            --          (0.04)            --            --
  From net realized gains         (0.63)         (0.15)         (0.52)         (0.16)         (0.09)         (0.13)           --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions               (0.89)         (0.43)         (0.80)         (0.44)         (0.40)         (0.41)        (0.10)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF
  PERIOD                      $   27.15      $   21.81      $   16.67      $   14.02      $   11.59      $   11.91      $  10.92
=================================================================================================================================
Total Return (Excludes Sales
  Charge)                         29.33%         33.94%         25.16%         25.43%          0.56%         12.75%         1.32%(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of
    period(000)               $ 218,518      $  98,338      $  32,186      $   3,003      $   1,416      $     512      $      5
  Ratio of expenses to
    average net assets             0.60%          0.55%          0.55%          0.56%          0.62%          0.52%         1.09%(c)
  Ratio of net investment
    income to average net
    assets                         1.11%          1.59%          1.93%          2.38%          2.37%          2.51%         1.97%(c)
  Ratio of expenses to
    average net assets*            0.96%          0.95%          0.94%          1.01%          0.94%          0.99%         1.27%(c)
  Ratio of net investment
    income to average net
    assets*                        0.75%          1.19%          1.54%          1.94%          2.05%          2.04%         1.79%(c)
  Portfolio turnover (a)           4.32%          5.81%          9.08%          2.71%         11.81%          2.71%        21.90%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
  (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) Class A Shares commenced offering on February 18, 1992. (c) Annualized.

22


The One Group(R) Equity Index Fund    Financial Highlights
--------------------------------------------------------------------------------

                                                                                   YEAR ENDED JUNE 30,
                                                        ----------------------------------------------------------------------------
CLASS B                                                     1998            1997            1996            1995         1994(a)
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                    $   21.80       $   16.68       $   14.05       $   11.61     $   12.39
------------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                      0.10            0.16            0.16            0.18          0.09
  Net realized and unrealized gains (losses) from
    investments                                              5.97            5.27            3.16            2.61         (0.78)
------------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                             6.07            5.43            3.32            2.79         (0.69)
------------------------------------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                                (0.11)          (0.16)          (0.16)          (0.19)        (0.09)
  In excess of net investment income                           --              --           (0.01)             --            --
  From net realized gains                                   (0.63)          (0.15)          (0.52)          (0.16)           --
------------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                         (0.74)          (0.31)          (0.69)          (0.35)        (0.09)
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                          $   27.13       $   21.80       $   16.68       $   14.05     $   11.61
------------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                        28.47%          32.93%          24.05%          24.58%        (5.57)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                     $ 351,624       $ 168,699       $  38,538       $   1,408     $     248
  Ratio of expenses to average net assets                    1.35%           1.30%           1.30%           1.34%         1.10%(c)
  Ratio of net investment income to average net assets       0.36%           0.83%           1.18%           1.60%         2.08%(c)
  Ratio of expenses to average net assets*                   1.61%           1.61%           1.59%           1.67%         1.15%(c)
  Ratio of net investment income to average net
    assets*                                                  0.10%           0.52%           0.89%           1.27%         2.03%(c)
  Portfolio turnover (d)                                     4.32%           5.81%           9.08%           2.71%        11.81%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
   (a) Class B Shares commenced offering on January 14, 1994. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.


                                                                 NOVEMBER 4,
                                                                   1997 TO
                                                                  JUNE 30,
CLASS C                                                            1998(a)
-------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                              $   22.60
-------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                                0.07
  Net realized and unrealized gains (losses) from
    investments                                                        4.67
-------------------------------------------------------------------------------
Total from Investment Activities                                       4.74
-------------------------------------------------------------------------------
Distributions:
  Net investment income                                               (0.08)
  Net realized gains                                                  (0.12)
-------------------------------------------------------------------------------
Total Distributions                                                   (0.20)
-------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                    $   27.14
-------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                  21.07%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                               $   3,214
  Ratio of expenses to average net assets                              1.35%(c)
  Ratio of net investment income to average net assets                 0.27%(c)
  Ratio of expenses to average net assets*                             1.60%(c)
  Ratio of net investment income to average net assets*                0.02%(c)
  Portfolio turnover (d)                                               4.32%




* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
   (a) Period from commencement of operations. (b) Not annualized.
   (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

                                                                            23
   The One Group(R)

Income Equity Fund

LOGO INVESTMENT OBJECTIVE
The Fund seeks current income
through regular payment of dividends
with the secondary goal of achieving
capital appreciation by investing
primarily in equity securities.

LOGO INVESTMENT STRATEGY
The Fund attempts to keep its yield
above the Standard & Poor's 500
Composite Price Index ("S&P 500
Index")* by investing in common
stocks of corporations which
regularly pay dividends, as well as
stocks with favorable long-term
fundamental characteristics.
Continued payment of dividends
cannot be assured. Because achieving
yield is the primary consideration
in selecting securities, stocks of
companies that are out of favor in
the financial community may also be
purchased.

LOGO PORTFOLIO SECURITIES
The Fund normally invests at least
65% of its total assets in the
equity securities of companies
described above, including common
stocks, debt securities, and
preferred stocks that are
convertible into common stocks. A
portion of the Fund's assets will be
held in cash equivalents. For a list
of all the securities in which the
Fund may invest, please read
"Investment Practices."

LOGO RISK CONSIDERATIONS
The Fund invests in equity
securities, which may increase or
decrease in value. Therefore, the
value of your investment in the Fund
may increase or decrease in value.
Before you invest, please read "More
About the Funds" and "Investment
Practices."

LOGO FUND MANAGEMENT
The Fund is managed by a team of
portfolio managers, research
analysts, and other investment
management professionals. Each team
member makes recommendations about
the securities in the Fund. The
research analysts provide in-depth
industry analysis and
recommendations, while the portfolio
managers determine strategy,
industry weightings, Fund holdings,
and cash positions.

* "Standard & Poor's 500" is a
  registered service mark of
  Standard & Poor's Corporation,
  which does not sponsor and is in
  no way affiliated with the Fund.

 SHAREHOLDER EXPENSES

SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS B   CLASS C    CLASS I

Maximum Sales Charge Imposed on
  Purchases (as a percentage of
  offering price)                      4.50%      none      none      none

Maximum Contingent Deferred Sales
  Charge (as a percentage of
  original purchase price or
  redemption proceeds, as
  applicable)                           none(2)  5.00%     1.00%      none

Redemption Fees                         none      none      none      none

Exchange Fees                           none      none      none      none

ANNUAL OPERATING EXPENSES (3) (as a
  percentage of average daily net
  assets)

Investment Advisory Fees                .74%      .74%      .74%      .74%

12b-1 Fees (after fee waiver) (4)       .25%     1.00%     1.00%      none

Other Expenses                          .26%      .26%      .26%      .26%

Total Fund Operating Expenses (after
  fee waiver) (5)                      1.25%     2.00%     2.00%     1.00%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from redemption amounts paid by wire.

(2) Except for purchases of $1 million or more. Please see "Sales Charges."

(3) Expense information has been restated to reflect current fees.

(4) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver, 12b-1 fees would be .35% for Class A shares.

(5) Without the voluntary reduction of 12b-1 fees, Total Operating Expenses would be 1.35% for Class A shares.

EXAMPLE

An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                 1 YEAR    3 YEARS    5 YEARS    10 YEARS

Class A           $ 57      $ 83       $111        $189

Class A
  (without fee
  waiver)         $ 58      $ 86       $116        $200

Class B           $ 70      $ 93       $128        $213

Class C           $ 30      $ 63       $108        $233

Class I           $ 10      $ 32       $ 55        $122


Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                 1 YEAR    3 YEARS    5 YEARS    10 YEARS

Class A           $ 57      $ 83       $111        $189

Class A
  (without fee
  waiver)         $ 58      $ 86       $116        $200

Class B           $ 20      $ 63       $108        $213

Class C           $ 20      $ 63       $108        $233

Class I           $ 10      $ 32       $ 55        $122


Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

24



The One Group(R) Income Equity Fund    Financial Highlights


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.


                                                                        YEAR ENDED JUNE 30,
                                   ---------------------------------------------------------------------------------------------
            CLASS I                  1998        1997        1996        1995        1994        1993        1992        1991
NET ASSET VALUE, BEGINNING OF
  PERIOD                           $   21.93   $   17.65   $   15.13   $   13.22   $   13.21   $   12.24   $   11.35   $   11.06
--------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                 0.32        0.36        0.40        0.40        0.39        0.43        0.49        0.54
  Net realized and unrealized
    gains from investments              4.36        4.89        3.22        2.28        0.01        0.97        0.90        0.26
--------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities        4.68        5.25        3.62        2.68        0.40        1.40        1.39       (0.51)
--------------------------------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income           (0.31)      (0.36)      (0.40)      (0.40)      (0.39)      (0.43)      (0.50)       --
  From net realized gains              (2.23)      (0.61)      (0.70)      (0.37)       --          --          --         (0.51)
--------------------------------------------------------------------------------------------------------------------------------
Total Distributions                    (2.54)      (0.97)      (1.10)      (0.77)      (0.39)      (0.43)      (0.50)      (0.51)
--------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD     $   24.07   $   21.93   $   17.65   $   15.13   $   13.22   $   13.21   $   12.24   $   11.35
================================================================================================================================
Total Return                           23.18%      30.90%      24.53%      21.04%       3.27%      11.56%      12.36%       7.48%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period
    (000)                           $691,878   $ 649,007   $ 321,827    $170,919    $198,787    $153,144    $125,050     $73,552
  Ratio of expenses to average
    net assets                          1.00%       1.00%       0.98%       1.01%       0.98%       0.90%       0.70%       0.42%
  Ratio of net investment income
    to average net assets               1.39%       1.91%       2.44%       2.85%       3.18%       3.37%       4.12%       4.80%
  Ratio of expenses to average
    net assets*                         1.00%       1.00%       1.01%       1.01%       1.05%       1.07%       1.23%       1.16%
  Ratio of net investment income
    to average net assets*              1.39%       1.91%       2.41%       2.85%       3.11%       3.20%       3.59%       4.06%
  Portfolio turnover (a)               14.64%      28.18%      14.92%       4.03%      22.69%       7.53%       5.99%       9.36%

                                   YEAR ENDED JUNE 30,
                                  ---------------------
            CLASS I                 1990       1989(b)
NET ASSET VALUE, BEGINNING OF
  PERIOD                          $   10.32   $    9.10
------------------------------------------------------------------
Investment Activities:
  Net investment income                0.53        0.45
  Net realized and unrealized
    gains from investments             0.77        1.22
-----------------------------------------------------------------------------
Total from Investment Activities      (0.56)      (0.45)
----------------------------------------------------------------------------------------
Distributions:
  From net investment income           --          --
  From net realized gains             (0.56)      (0.45)
---------------------------------------------------------------------------------------------------
Total Distributions                   (0.56)      (0.45)
--------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD    $   11.06   $   10.32
=========================================================================================================================
Total Return                          12.79%      18.59%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period
    (000)                           $37,056     $24,591
  Ratio of expenses to average
    net assets                         0.49%       0.66%
  Ratio of net investment income
    to average net assets              4.94%       5.35%
  Ratio of expenses to average
    net assets*                        1.23%       1.42%
  Ratio of net investment income
    to average net assets*             4.20%       4.59%
  Portfolio turnover (a)               9.81%       7.14%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) Share class commenced operations July 2, 1987.


                                                                               YEAR ENDED JUNE 30,
                                                ---------------------------------------------------------------------------------
                   CLASS A                        1998        1997        1996        1995        1994        1993       1992(b)
NET ASSET VALUE, BEGINNING OF PERIOD            $   21.90   $   17.64   $   15.11   $   13.20   $   13.20   $   12.23   $  12.34
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                              0.25        0.31        0.38        0.03        0.36        0.40       0.20
  Net realized and unrealized gains from
    investments                                      4.37        4.87        3.20        2.29          --        0.98      (0.10)
--------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                     4.62        5.18        3.58        2.32        0.36        1.38       0.10
--------------------------------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                        (0.25)      (0.31)      (0.35)      (0.03)      (0.34)      (0.41)     (0.21)
  In excess of net investment income                 --             --          --      (0.01)      (0.02)       --           --
  From net realized gains                           (2.23)      (0.61)      (0.70)      (0.37)       --             --        --
--------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                 (2.48)      (0.92)      (1.05)      (0.41)      (0.36)      (0.41)     (0.21)
--------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                  $   24.04   $   21.90   $   17.64   $   15.11   $   13.20   $   13.20   $  12.23
================================================================================================================================
Total Return (Excludes Sales Charge)                22.91%      30.39%      24.23%      20.79%       2.95%      11.38%      2.16%(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)             $ 117,682   $  78,976     $44,284     $13,793     $12,054      $9,513       $118
  Ratio of expenses to average net assets            1.25%       1.25%       1.23%       1.26%       1.23%       1.11%      1.29%(c)
  Ratio of net investment income to average
    net assets                                       1.15%       1.65%       2.19%       2.61%       3.01%       3.32%      3.97%(c)
  Ratio of expenses to average net assets*           1.35%       1.34%       1.36%       1.36%       1.40%       1.43%      1.49%(c)
  Ratio of net investment income to average
    net assets*                                      1.05%       1.56%       2.06%       2.51%       2.84%       3.00%      3.77%(c)
  Portfolio turnover (a)                            14.64%      28.18%      14.92%       4.03%      22.69%       7.53%      5.99%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) Class A Shares commenced offering on February 18, 1992. (c) Annualized.

The One Group(R) Income Equity Fund    Financial Highlights
--------------------------------------------------------------------------------

                                                                                 YEAR ENDED JUNE 30,
                                                    --------------------------------------------------------------------------------
CLASS B                                                1998             1997             1996             1995          1994(a)
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                $   21.95        $   17.68        $   15.14        $   13.23      $   13.83
------------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                  0.26             0.17             0.24             0.26           0.11
  Net realized and unrealized gains (losses) from
    investments                                          4.36             4.89             3.23             2.29          (0.60)
------------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                         4.62             5.06             3.47             2.55          (0.49)
------------------------------------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                            (0.26)           (0.18)           (0.23)           (0.25)         (0.11)
  In excess of net investment income                       --               --               --            (0.02)            --
  From net realized gains                               (2.23)           (0.61)           (0.70)           (0.37)            --
------------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                     (2.49)           (0.79)           (0.93)           (0.64)         (0.11)
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                      $   24.08        $   21.95        $   17.68        $   15.14      $   13.23
------------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                    21.97%           29.48%           23.41%           19.91%         (3.37)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                 $ 165,813        $  79,518        $  29,169        $   3,468      $   1,714
  Ratio of expenses to average net assets                1.99%            2.00%            1.98%            2.01%          1.95%(c)
  Ratio of net investment income to average net
    assets                                               0.39%            0.89%            1.44%            1.88%          2.70%(c)
  Ratio of expenses to average net assets*               1.99%            2.00%            2.01%            2.02%          1.95%(c)
  Ratio of net investment income to average net
    assets*                                              0.39%            0.89%            1.41%            1.87%          2.70%(c)
  Portfolio turnover (d)                                14.64%           28.18%           14.92%            4.03%         22.69%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
   (a) Class B Shares commenced offering on January 14, 1994. (b) Not Annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.


                                                                 NOVEMBER 4,
                                                                   1997 TO
                                                                  JUNE 30,
CLASS C                                                            1998(a)
-------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                              $   21.40
-------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                                0.06
  Net realized and unrealized gains (losses) from
    investments                                                        3.39
-------------------------------------------------------------------------------
Total from Investment Activities                                       3.45
-------------------------------------------------------------------------------
Distributions:
  Net investment income                                               (0.07)
  Net realized gains                                                  (0.70)
-------------------------------------------------------------------------------
Total Distributions                                                   (0.77)
-------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                    $   24.08
-------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                  16.57%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                               $     795
  Ratio of expenses to average net assets                              1.98%(c)
  Ratio of net investment income to average net assets                 0.38%(c)
  Portfolio turnover (d)                                              14.64%



(a) Period from commencement of operations. (b) Not annualized. (c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

26

     The One Group(R)

Value Growth Fund
--------------------------------------------------------------------------------

[LOGO] INVESTMENT OBJECTIVE

The Fund seeks long term capital growth and growth of income with a secondary objective of providing a moderate level of current income.

[LOGO] INVESTMENT STRATEGY

The Fund invests primarily in common stocks of overlooked or undervalued companies that have the potential for earnings growth over time. The Fund uses a multi-style approach, meaning that it may invest across varied capitalization levels targeting both value and growth oriented companies. Because the Fund seeks return over the long term, Banc One Investment Advisors will not attempt to time the market.

[LOGO] PORTFOLIO SECURITIES

The Fund normally invests at least 65% of its total assets in equity securities described above. Up to 35% of its total assets may be invested in U.S. Government Securities, other investment grade fixed income securities, cash, and cash equivalents. For a list of all the securities in which the Fund may invest, please read "Investment Practices."

[LOGO] RISK CONSIDERATIONS

The Fund invests in equity securities which may increase or decrease in value. As a result, your investment in the Fund may increase or decrease in value. The Fund also may invest in fixed income securities. The value of these securities will change in response to interest rate changes and other factors. This is especially true to the extent that the Fund invests in debt securities with speculative characteristics. Before you invest, please read "More About the Funds" and "Investment Risks."

[LOGO] FUND MANAGEMENT

The Fund is managed by a team of portfolio managers, research analysts, and other investment management professionals. Each team member makes recommendations about the securities in the Fund. The research analysts provide in-depth industry analysis and recommendations, while the portfolio managers determine strategy, industry weightings, Fund holdings, and cash positions.

SHAREHOLDER EXPENSES

SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS B   CLASS C   CLASS I

Maximum Sales Charge Imposed on
Purchases (as a percentage of
offering price)                       4.50%     none      none      none

Maximum Contingent Deferred Sales
Charge (as a percentage of
original purchase price or
redemption proceeds, as
applicable)                           none(2)   5.00%     1.00%     none

Redemption Fees                       none      none      none      none

Exchange Fees                         none      none      none      none

ANNUAL OPERATING EXPENSES (3)
(as a percentage of average daily
net assets)

Investment Advisory Fees               .74%      .74%      .74%      .74%

12b-1 Fees (after fee waiver) (4)      .25%     1.00%     1.00%     none

Other Expenses                         .26%      .26%      .26%      .26%

Total Fund Operating Expenses (after
fee waiver) (5)                       1.25%     2.00%     2.00%     1.00%


(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from redemption amounts paid by wire.

(2) Except for purchases of $1 million or more. Please see "Sales Charges."

(3) Expense information has been restated to reflect current fees.

(4) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver, 12b-1 fees would be .35% for Class A shares.

(5) Without the voluntary reduction of 12b-1 fees, Total Operating Expenses would be 1.35% for Class A shares.

EXAMPLE

An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                1 YEAR    3 YEARS    5 YEARS    10 YEARS
Class A           $ 57      $ 83       $111        $189
Class A
(without fee
  waiver)         $ 58      $ 86       $116        $200
Class B           $ 70      $ 93       $128        $213
Class C           $ 30      $ 63       $108        $233
Class I           $ 10      $ 32       $ 55        $122

Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                 1 YEAR    3 YEARS    5 YEARS    10 YEARS
Class A           $ 57      $ 83       $111        $189
Class A
(without fee
  waiver)         $ 58      $ 86       $116        $200
Class B           $ 20      $ 63       $108        $213
Class C           $ 20      $ 63       $108        $233
Class I           $ 10      $ 32       $ 55        $122

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

The One Group(R) Value Growth Fund    Financial Highlights


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.



                                                                                                      MARCH 26,
                                                                       YEAR ENDED JUNE 30,             1996 TO
                                                                    --------------------------        JUNE 30,
                          CLASS I                                     1998             1997            1996(a)
--------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                                $  11.51        $   10.39        $   10.00
--------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                                 0.08             0.11             0.03
  Net realized and unrealized gains from investments                    3.36             2.85             0.39
--------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                        3.44             2.96             0.42
--------------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                                           (0.08)           (0.11)           (0.03)
  From net realized gains                                              (1.36)           (1.73)             --
--------------------------------------------------------------------------------------------------------------
Total Distributions                                                    (1.44)           (1.84)           (0.03)
--------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                      $  13.51        $   11.51        $   10.39
--------------------------------------------------------------------------------------------------------------
Total Return                                                           32.26%           31.97%           10.49%(b)(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period(000)                                  $630,340         $430,837        $191,212
  Ratio of expenses to average net assets                               0.98%            0.98%            0.95%(d)
  Ratio of net investment income to average net assets                  0.66%            1.06%            1.13%(d)
  Ratio of expenses to average net assets*                              0.98%            1.00%            1.04%(d)
  Ratio of net investment income to average net assets*                 0.66%            1.04%            1.04%(d)
  Portfolio turnover (e)                                               62.37%          113.17%           65.21%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from date reorganized as a fund of The One
  Group. (b) Represents total return for Class A Shares from December 1, 1995 through March 25, 1996 plus total return for Class I Shares for the period from March 26, 1996 through June 30, 1996. (c) Not annualized. (d) Annualized. (e) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

                                                   YEAR ENDED            SEVEN MONTHS
                                                    JUNE 30,                ENDED                YEAR ENDED JUNE 30,
                                             -----------------------       JUNE 30,       ----------------------------------
                  CLASS A                      1998          1997          1996(a)          1995         1994         1993
----------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD          $  11.50       $ 10.39       $  11.15       $   9.00     $  10.02     $   9.42
----------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                           0.05          0.09           0.94           0.12         0.13         0.11
  Net realized and unrealized gains
    (losses) from investments                     3.36          2.83           0.08           2.44       (0.56)         0.83
----------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                  3.41          2.92           1.02           2.56       (0.43)         0.94
----------------------------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                    (0.05)         (0.08)         (0.94)        (0.12)       (0.14)       (0.12)
  In excess of net investment income                --            --          (0.01)           --           --           --
  From net realized gains                       (1.36)         (1.73)         (0.83)        (0.29)       (0.45)       (0.22)
----------------------------------------------------------------------------------------------------------------------------
Total Distributions                             (1.41)         (1.81)         (1.78)        (0.41)       (0.59)       (0.34)
----------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                $  13.50       $ 11.50       $  10.39       $  11.15     $   9.00     $  10.02
----------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)            31.96%         31.53%       10.40%(b)       29.57%      (4.32)%       10.13%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)           $80,500        $47,306          $35,984     $217,978     $173,198     $171,141
  Ratio of expenses to average net assets        1.23%          1.23%        0.97%(c)        0.95%        0.96%        0.96%
  Ratio of net investment income to average
    net assets                                   0.40%          0.83%        0.85%(c)        1.25%        1.34%        1.21%
  Ratio of expenses to average net assets*       1.33%          1.34%        1.05%(c)        0.95%        0.96%        0.96%
  Ratio of net investment income to average
    net assets*                                  0.30%          0.72%        0.77%(c)        1.25%        1.34%        1.21%
  Portfolio turnover (d)                        62.37%        113.17%         65.21%        77.00%       53.00%       66.00%


                                              YEAR ENDED JUNE 30,
                                             ---------------------
                  CLASS A                      1992         1991
------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD         $   7.80     $   6.39
------------------------------------------------------------------
Investment Activities:
  Net investment income                          0.11         0.12
  Net realized and unrealized gains
    (losses) from investments                    1.75         1.44
------------------------------------------------------------------
Total from Investment Activities                 1.86         1.56
------------------------------------------------------------------
Distributions:
  From net investment income                   (0.10)       (0.14)
  In excess of net investment income               --           --
  From net realized gains                      (0.14)       (0.01)
------------------------------------------------------------------
Total Distributions                            (0.24)       (0.15)
------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD               $   9.42     $   7.80
------------------------------------------------------------------
Total Return (Excludes Sales Charge)           24.27%       24.97%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)          $133,614      $93,400
  Ratio of expenses to average net assets       0.97%        0.95%
  Ratio of net investment income to average
    net assets                                  1.25%        1.73%
  Ratio of expenses to average net assets*      0.97%        1.02%
  Ratio of net investment income to average
    net assets*                                 1.25%        1.66%
  Portfolio turnover (d)                       43.00%       54.00%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Upon reorganizing as a fund of The One Group, the Paragon Value Growth Fund became the Value Growth Fund. Financial highlights for the periods prior to March 26, 1996 represent the Paragon Value Growth Fund. The per share data for the periods prior to March 26, 1996 have been restated to reflect the impact of restatement of net asset value from $15.26 to $10.00 effective March 26, 1996. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

28

The One Group(R) Value Growth Fund    Financial Highlights


                                                     YEAR ENDED               SEVEN MONTHS                           SEPTEMBER 9,
                                                      JUNE 30,                   ENDED             YEAR ENDED          1994 TO
                                               -----------------------          JUNE 30,          NOVEMBER 30,       NOVEMBER 30,
                   CLASS B                       1998           1997            1996(a)               1995             1994(b)
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD           $ 11.47        $ 10.39             $  11.16            $ 9.01          $   9.85
------------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                          (0.02)          0.01                 0.91              0.05              0.02
  Net realized and unrealized gains (losses)
    from investments                              3.31           2.82                 0.07              2.46             (0.84)
------------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                  3.29           2.83                 0.98              2.51             (0.82)
------------------------------------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                        --          (0.02)               (0.91)            (0.07)            (0.02)
  In excess of net investment income                --             --                (0.01)               --                --
  From net realized gains                        (1.36)         (1.73)               (0.83)            (0.29)               --
------------------------------------------------------------------------------------------------------------------------------------
Total Distributions                              (1.36)         (1.75)               (1.75)            (0.36)            (0.02)
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                 $ 13.40        $ 11.47             $  10.39            $11.16          $   9.01
------------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)             30.89%         30.52%                9.96%(c)         28.74%            (8.31)%(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)            $25,501        $10,517             $  4,673            $2,923              $412
  Ratio of expenses to average net assets         1.98%          1.98%                1.86%(d)          1.70%             1.71%(d)
  Ratio of net investment income to average
    net assets                                  (0.35)%          0.07%                0.13%(d)          0.38%             0.76%(d)
  Ratio of expenses to average net assets*        1.98%          2.00%                1.94%(d)          1.70%             1.71%(d)
  Ratio of net investment income to average
    net assets*                                 (0.35)%          0.05%                0.05%(d)          0.38%             0.76%(d)
  Portfolio turnover (e)                         62.37%        113.17%               65.21%            77.00%            53.00%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Upon reorganizing as a fund of The One Group, the Paragon Value Growth Fund became the Value Growth Fund. Financial highlights for the periods prior to March 26, 1996 represent the Paragon Value Growth Fund. The per share data for the periods prior to March 26, 1996 have been restated to reflect the impact of restatement of net asset value from $15.21 to $10.00 effective March 26, 1996. (b) Class B Shares commenced offering September 9, 1994. (c) Not annualized. (d) Annualized. (e) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.


                                                                 NOVEMBER 4,
                                                                   1997 TO
                                                                  JUNE 30,
                          CLASS C                                  1998(a)
------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                               $11.76
------------------------------------------------------------------------------
Investment Activities:
  Net realized and unrealized gains (losses) from
    investments                                                      2.35
------------------------------------------------------------------------------
Total from Investment Activities                                     2.35
------------------------------------------------------------------------------
Distributions:
  Net investment income                                             (0.01)
  Net realized gains                                                (0.63)
------------------------------------------------------------------------------
Total Distributions                                                 (0.64)
------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                     $13.47
------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                20.87%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                $1,234
  Ratio of expenses to average net assets                            1.99%(c)
  Ratio of net investment income to average net assets              (0.43)%(c)
  Portfolio turnover (d)                                            62.37 %



(a) Period from commencement of operations. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

    The One Group(R)

Small Capitalization Fund
--------------------------------------------------------------------------------

[LOGO] INVESTMENT OBJECTIVE

The Fund seeks long-term capital growth primarily by investing in a portfolio of equity securities of small capitalization and emerging growth companies.

[LOGO] INVESTMENT STRATEGY

The Fund invests primarily in common stocks, debt securities, preferred stocks, convertible securities, warrants, and other equity securities of small capitalization companies. Generally, Banc One Investment Advisors selects a portfolio of companies with a market capitalization equivalent to the median market capitalization of the S&P Small-Cap 600 Index*, although the Fund may occasionally hold securities of companies with larger capitalizations if doing so contributes to the Fund's investment objective. This Fund was formerly called The One Group Gulf South Growth Fund.

[LOGO] PORTFOLIO SECURITIES

The Fund invests at least 65% of its total assets in the securities described in "Investment Strategy." Up to 35% of its total assets may be invested in U.S. Government Securities, other investment grade fixed income securities, cash, and cash equivalents. For a list of all the securities in which the Fund may invest, please read "Investment Practices."

[LOGO] RISK CONSIDERATIONS

The Fund invests in equity securities which may increase or decrease in value. As a result, your investment in the Fund may increase or decrease in value. Also, smaller companies may be subject to greater business risks than larger companies. Before you invest, please read "More About the Funds" and "Investment Risks."

[LOGO] FUND MANAGEMENT

The Fund is managed by a team of portfolio managers, research analysts, and other investment management professionals. Each team member makes recommendations about the securities in the Fund. The research analysts provide in-depth industry analysis and recommendations, while the portfolio managers determine strategy, industry weightings, Fund holdings, and cash positions.

* "Standard & Poor's Small-Cap 600" is a registered service mark of Standard & Poor's Corporation, which does not sponsor and is in no way affiliated with the Fund.

 SHAREHOLDER EXPENSES

SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS B   CLASS C   CLASS I

Maximum Sales Charge Imposed on
  Purchases (as a percentage of
  offering price)                      4.50%      none      none     none

Maximum Contingent Deferred Sales
  Charge (as a percentage of
  original purchase price or
  redemption proceeds, as
  applicable)                           none(2)  5.00%     1.00%     none

Redemption Fees                         none      none      none     none

Exchange Fees                           none      none      none     none

ANNUAL OPERATING EXPENSES (3) (as a
  percentage of average daily net
  assets)

Investment Advisory Fees                .74%      .74%      .74%     .74%

12b-1 Fees (after fee waiver) (4)       .25%     1.00%     1.00%     none

Other Expenses                          .31%      .31%      .31%     .31%

Total Fund Operating Expenses (after
  fee waiver) (5)                      1.30%     2.05%     2.05%    1.05%


(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from redemption amounts paid by wire.

(2) Except for purchases of $1 million or more. Please see "Sales Charges."

(3) Expense information has been restated to reflect current fees.

(4) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver, 12b-1 fees would be .35% for Class A shares.

(5) Without the voluntary reduction of 12b-1 fees, Total Operating Expenses would be 1.40% for Class A shares.

EXAMPLE

An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and
(3) redemption at the end of each time period.

                1 YEAR    3 YEARS    5 YEARS    10 YEARS
Class A           $ 58      $ 84       $113        $195
Class A
(without fee
  waiver)         $ 59      $ 87       $118        $205
Class B           $ 71      $ 94       $130        $219
Class C           $ 31      $ 64       $110        $238
Class I           $ 11      $ 33       $ 58        $128

Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                1 YEAR    3 YEARS    5 YEARS    10 YEARS
Class A           $ 58      $ 84       $113        $195
Class A
(without fee
  waiver)         $ 59      $ 87       $118        $205
Class B           $ 21      $ 64       $110        $219
Class C           $ 21      $ 64       $110        $238
Class I           $ 11      $ 33       $ 58        $128

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED REPRESENTATIONS OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

30

The One Group(R) Small Capitalization Fund    Financial Highlights


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.



                                                                           YEAR ENDED                     MARCH 26,
                                                                            JUNE 30,                       1996 TO
                                                                  ----------------------------            JUNE 30,
                          CLASS I                                    1998              1997                1996(a)
--------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                               $  10.94           $ 10.75                $10.00
--------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income (loss)                                           --             (0.02)                   --
  Net realized and unrealized gains from investments                   2.44              1.31                  0.78
--------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                       2.44              1.29                  0.78
--------------------------------------------------------------------------------------------------------------------------
Distributions:
  From net realized gains                                             (1.33)            (1.10)                (0.03)
--------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                   (1.33)            (1.10)                (0.03)
--------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                     $  12.05           $ 10.94                $10.75
--------------------------------------------------------------------------------------------------------------------------
Total Return                                                          23.58%            13.44%                13.39%(b)(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                $114,951           $78,318               $83,371
  Ratio of expenses to average net assets                              1.06%             1.02%                 0.96%(d)
  Ratio of net investment income (loss) to average net
    assets                                                           (0.05)%           (0.16)%                (0.16)%(d)
  Ratio of expenses to average net assets*                             1.09%             1.12%                  1.05%(d)
  Ratio of net investment income (loss) to average net
    assets*                                                          (0.08)%           (0.26)%                 (0.25)%(d)
  Portfolio turnover (e)                                              83.77%            92.01%                 59.57%


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from date reorganized as a fund of The One
  Group. (b) Represents total return for Class A Shares from December 1, 1995 through March 25, 1996 plus total return for Class I Shares for the period from March 26, 1996 through June 30, 1996. (c) Not annualized. (d) Annualized. (e) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

                                               YEAR ENDED          SEVEN MONTHS
                                                JUNE 30,              ENDED                    YEAR ENDED NOVEMBER 30,
                                         ----------------------      JUNE 30,      -----------------------------------------------
                CLASS A                    1998         1997         1996(a)         1995         1994         1993         1992
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD     $  10.94    $   10.73       $   11.50    $    9.36    $   10.11    $    9.48    $    7.38
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income (loss)              (0.03)       (0.04)          (0.07)       (0.04)       (0.04)       (0.02)        0.01
  Net realized and unrealized gains
    (losses) from investments                2.44         1.35            1.40         2.35        (0.63)        0.88         2.10
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities             2.41         1.31            1.33         2.31        (0.67)        0.86         2.11
----------------------------------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                   --           --              --           --           --        (0.01)       (0.01)
  From net realized gains                   (1.33)       (1.10)          (2.10)       (0.17)       (0.08)       (0.22)          --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                         (1.33)       (1.10)          (2.10)       (0.17)       (0.08)       (0.23)       (0.01)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD           $  12.02    $   10.94       $   10.73    $   11.50    $    9.36    $   10.11    $    9.48
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)       23.28 %      13.52 %      12.85 %(b)      25.07 %      (6.66)%       9.10 %      28.59 %
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)       $21,634      $17,299         $18,356      $95,467      $77,540      $74,982      $55,719
  Ratio of expenses to average net
    assets                                  1.31 %       1.27 %       1.05 %(c)       1.03 %       1.00 %       1.01 %       1.00 %
  Ratio of net investment income (loss)
    to average net assets                  (0.31)%      (0.41)%      (0.33)%(c)      (0.36)%      (0.38)%      (0.21)%       0.15 %
  Ratio of expenses to average net
    assets*                                 1.44 %       1.45 %       1.07 %(c)       1.03 %       1.00 %       1.01 %       1.00 %
  Ratio of net investment income (loss)
    to average net assets*                 (0.44)%      (0.59)%      (0.35)%(c)      (0.36)%      (0.38)%      (0.21)%       0.15 %
  Portfolio turnover (d)                   83.77 %      92.01 %      59.57 %         65.00 %      51.00 %      59.00 %      42.00 %

                                         FIVE MONTHS
                                            ENDED
                                         NOVEMBER 30,
                CLASS A                    1991(e)
----------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD       $    6.37
----------------------------------------------------
Investment Activities:
  Net investment income (loss)                  0.01
  Net realized and unrealized gains
    (losses) from investments                   1.01
----------------------------------------------------
Total from Investment Activities                1.02
----------------------------------------------------
Distributions:
  From net investment income                   (0.01
  From net realized gains                         --
----------------------------------------------------
Total Distributions                            (0.01
----------------------------------------------------
NET ASSET VALUE, END OF PERIOD             $    7.38
----------------------------------------------------
Total Return (Excludes Sales Charge)       16.12 %(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)          $34,546
  Ratio of expenses to average net
    assets                                  1.05 %(c)
  Ratio of net investment income (loss)
    to average net assets                   0.31 %(c)
  Ratio of expenses to average net
    assets*                                 1.05 %(c)
  Ratio of net investment income (loss)
    to average net assets*                  0.31 %(c)
  Portfolio turnover (d)                      12.00 %


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Upon reorganizing as a fund of The One Group, the Paragon Gulf South Growth Fund became the Gulf South Growth Fund. Financial highlights for the periods prior to March 26, 1996 represent the Paragon Gulf South Growth Fund. The per share data for the periods prior to March 26, 1996 have been restated to reflect the impact of restatement of net asset value from $15.70 to $10.00 effective March 26, 1996. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (e) Period from commencement of operations.

The One Group(R) Small Capitalization Fund    Financial Highlights


                                                                                   SEVEN
                                                          YEAR ENDED               Months            Year           September 12,
                                                           JUNE 30,                ended            ended              1994 to
                                                    -----------------------       June 30,       November 30,       November 30,
                     CLASS B                          1998           1997         1996(a)            1995              1994(b)
NET ASSET VALUE, BEGINNING OF PERIOD                $  10.84       $  10.72       $  11.56         $   9.47           $  10.40
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment loss                                 (0.03)         (0.10)         (0.06)            (0.07)             (0.01)
  Net realized and unrealized gains (losses) from
    investments                                         2.31           1.32           1.35             2.33              (0.92)
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                        2.28           1.22           1.29             2.26              (0.93)
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  From net realized gains                             (1.33)         (1.10)         (2.13)            (0.17)                 --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                   (1.33)         (1.10)         (2.13)            (0.17)             --
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                      $  11.79       $  10.84       $  10.72         $  11.56           $   9.47
---------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                 22.24 %        12.74 %       12.47 %(c)          24.21 %          (9.08)%(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                 $8,567          $3,835         $2,545            $1,814                $231
  Ratio of expenses to average net assets             2.06 %         2.02 %       1.87 %(d)            1.78 %           1.75 %(d)
  Ratio of net investment income (loss) to average
    net assets                                       (1.02)%        (1.16)%       (1.10)%(d)          (1.16)%          (0.90)%(d)
  Ratio of expenses to average net assets*            2.09 %         2.12 %       1.92 %(d)            1.78 %           1.75 %(d)
  Ratio of net investment income (loss) to average
    net assets*                                      (1.05)%        (1.26)%       (1.15)%(d)          (1.16)%          (0.90)%(d)
  Portfolio turnover (e)                             83.77 %        92.01 %        59.57 %            65.00 %            51.00 %


* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Upon reorganizing as a fund of The One Group, the Paragon Gulf South Growth Fund became the Gulf South Growth Fund. Financial highlights for the periods prior to March 26, 1996 represent the Paragon Gulf South Growth Fund. The per share data for the periods prior to March 26, 1996 have been restated to reflect the impact of restatement of net asset value from $15.48 to $10.00 effective March 26, 1996. (b) Class B Shares commenced offering September 12, 1994. (c) Not annualized. (d) Annualized. (e) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.


                                                                 NOVEMBER 4,
                                                                   1997 TO
                                                                  JUNE 30,
                          CLASS C                                  1998(a)
NET ASSET VALUE, BEGINNING OF PERIOD                              $   13.03
----------------------------------------------------------------------------
Investment Activities:
  Net investment income (loss)                                        (0.02)
  Net realized and unrealized gains (losses) from
    investments                                                        0.29
----------------------------------------------------------------------------
Total from Investment Activities                                       0.27
----------------------------------------------------------------------------
Distributions:
  Net realized gains                                                  (1.33)
----------------------------------------------------------------------------
Total Distributions                                                   (1.33)
----------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                    $   11.97
----------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                3.08%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                      $90
  Ratio of expenses to average net assets                           2.05%(c)
  Ratio of net investment income to average net assets            (0.85)%(c)
  Ratio of expenses to average net assets*                          2.07%(c)
  Ratio of net investment income to average net assets*           (0.87)%(c)
  Portfolio turnover (d)                                              83.77%



* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

                              more about the funds

32

Portfolio Quality
----------------------------------------------------

The Funds only purchase securities that meet certain rating criteria.
- >If the Funds invest in municipal bonds, the bonds must be rated as investment grade.
- >Other municipal securities, such as tax-exempt commercial paper, notes and variable rate demand obligations, must be rated in one of the two highest investment grade categories at the time of investment.
- >Corporate bonds generally will be rated in one of the three highest investment grade categories.
- >Banc One Investment Advisors reserves the right to invest in corporate bonds which present attractive opportunities and are rated in the lowest investment grade category. These corporate bonds may be riskier than higher rated bonds.

If the securities are unrated, Banc One Investment Advisors must determine that they are of comparable quality to rated securities. Banc One Investment Advisors will look at a security's rating at the time of investment. For more information about ratings, please see "Description of Ratings" in the Appendix.

Illiquid Investments
----------------------------------------------------

Each Fund may invest up to 15% of its net assets in illiquid investments. A security is illiquid if it cannot be sold at approximately the value assessed by the Fund within seven (7) days. Banc One Investment Advisors will follow guidelines adopted by The One Group Board of Trustees in determining whether an investment is illiquid.

Special Risk
Considerations
----------------------------------------------------


DERIVATIVES: Some of the Funds may invest in securities that are considered to be "derivatives." Derivatives are securities that derive their value from the performance of underlying assets or securities. These include:

- >options, futures contracts, and options on futures contracts
- >warrants
- >mortgage-backed securities, including collateralized mortgage obligations and Real Estate Mortgage Investment Conduits (CMOs and REMICs) and stripped mortgage-backed securities (IOs and POs)
- >asset-backed securities
- >swap, cap and floor transactions
- >new financial products
- >currency forwards
- >structured instruments

These securities may be more volatile than other investments. Derivatives present, to varying degrees, market, credit, leverage, liquidity, and management risks. For a more detailed discussion of these risks, please read "Investment Risks." A Fund's use of derivatives may cause the Fund to recognize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than it would if the Fund did not use such instruments.

SMALL CAPITALIZATION COMPANIES: Investments in smaller, younger companies may be riskier than investments in larger, more established companies. These companies may be more vulnerable to changes in economic conditions, specific industry conditions, market fluctuations, and other factors effecting the profitability of other companies. Because economic events may have a greater impact on smaller companies, there may be a greater and more frequent fluctuation in their stock price. This may cause frequent and unexpected increases or decreases in the value of your investment.


FIXED INCOME SECURITIES: Investments in fixed income securities (for example, bonds) will increase or decrease in value based on changes in interest rates. If rates increase, the value of a Fund's investments generally declines. On the other hand, if rates fall, the value of the investments generally increases. The value of your investment in a Fund will increase and decrease as the value of a Fund's investments increase and decrease. While securities with longer duration and maturities tend to produce higher yields, they also are subject to greater fluctuations in value when interest rates change. Usually changes in the value of fixed income securities will not affect cash income generated, but may affect the value of your investment. Fixed income securities also are subject to the risk that the issuer of the security will be unable to meet its repayment obligation.


INDEX FUNDS: An index fund's investment objective is to track the performance of a specified index. Therefore, securities may be purchased, retained and sold by an index fund at times when an actively managed fund would not do so. As a result, you can expect greater risk of loss (and a correspondingly greater prospect of gain) from changes in the value of securities that are heavily weighted in the index than would be the case if the funds were not fully invested in such securities. Because of this, an index fund's share price can be volatile and you should be able to handle sudden, and sometimes substantial, fluctuations in the value of your investment.

INTERNATIONAL FUNDS: Investments in foreign securities involve risks different from investments in U.S. securities. For more details, see "Investment Practices" and "Investment Risks." Because of these risk factors, the share price of the International Equity Index Fund is expected to be volatile, and you should be able to sustain sudden, and sometimes substantial, fluctuations in the value of your investment.

                     how to do business with The One Group

Purchasing
Fund Shares
----------------------------------------------------

WHERE CAN I BUY SHARES?

You may purchase Fund shares from the following sources:

- The One Group Services Company, and

- Shareholder Servicing Agents. These include investment advisors, brokers, financial planners, banks, insurance companies, retirement or 401(k) plan sponsors, or other intermediaries. Shares purchased this way will be held for you by the Shareholder Servicing Agent.

WHEN CAN I BUY SHARES?

- Purchases may be made on any business day. This includes any day that the Funds are open for business, other than weekends, days on which the New York Stock Exchange ("NYSE") is closed, and the following holidays: New Years Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas.

- Purchase requests received by The One Group Services Company before 4 p.m. Eastern Time ("ET") will be effective that day. On occasion, the NYSE will close before 4 p.m. ET. When that happens, purchase requests received after the NYSE closes will be effective the following business day.


- Purchase orders may be cancelled by the Fund's Custodian, State Street Bank and Trust Company, if it does not receive "federal funds" by 4:00 p.m. ET (i) on the business day after the order is placed if you are buying Class I shares, and (ii) on the third business day if you are purchasing Class A, Class B or Class C shares.


- If your shares are held by a Shareholder Servicing Agent, it is the responsibility of the Shareholder Servicing Agent to send your purchase or redemption order to the Fund. Your Shareholder Servicing Agent may have an earlier cut-off time for purchase and redemption requests.

- The One Group Services Company can reject a purchase order if it does not think that it is in the best interests of a Fund and/or its shareholders to accept the order.

- Shares are electronically recorded. Therefore, certificates will not be issued.

WHAT KIND OF SHARES CAN I BUY?

The One Group offers the following classes of shares:

- Class A, Class B and Class C shares are available to the general public.

- Class I shares are available to institutional investors and any organization authorized to act in a fiduciary, advisory, custodial or agency capacity. We will refer to these entities as "Intermediaries."


- If you intend to hold your shares for six or more years, Class B shares may be more appropriate for you. If you intend to hold your shares for less than six years, you may want to consider Class A or Class C shares.


The One Group Fund Direct IRA. The One Group offers a retirement plan and, in 1999, may offer an education plan. These plans allow participants to defer taxes while their retirement and education savings grow. The education IRA requires a minimum investment of $500. Call The One Group Services Company at 1-800-480-4111 for an Adoption Agreement.

HOW MUCH DO SHARES COST?

- Shares are sold at net asset value ("NAV") plus a sales charge, if any.

- Each class of shares in each Fund has a different NAV. This is primarily because each class has different distribution expenses.

- NAV per share is calculated by dividing the total market value of a Fund's investments and other assets allocable to a class (minus class expenses) by the number of outstanding shares in that class.

- A Fund's NAV changes every day. NAV is calculated each business day following the close of the NYSE at 4:00 p.m. ET. On occasion, the NYSE will close before 4 p.m. ET. When that happens, NAV will be calculated as of the time the NYSE closes.

HOW DO I OPEN AN ACCOUNT?

1. Read the prospectus carefully, and select the Fund or Funds most appropriate for you.

2. Decide how much you want to invest.


   - The minimum initial investment is $1,000 ($100 for employees of BANK ONE CORPORATION and its affiliates).



   - Subsequent investments must be at least $100 ($25 for employees of BANK ONE CORPORATION and its affiliates).


   - You may purchase no more than $250,000 of Class B shares at one time.

   - The One Group Services Company may waive these minimums.

3.Complete the Account Application Form. Be sure to sign up for all of the Account privileges that you plan to take advantage of. Doing so now means that you will not have to complete additional paperwork later.

34

4. Send the completed application and a personal check (unless you choose to pay by wire or bank transfer) payable to "The One Group" to:

   State Street Bank and Trust Company
   c/o The One Group
   P.O. Box 8528 Boston,
   MA 02266-8528

   Contributions to Fund Direct IRAs should be made payable to "State Street Bank and Trust Company for the Benefit of (your name)."

5. All checks should be in U.S. dollars. Third party checks will not be accepted. Redemptions from a Fund will not be permitted for ten (10) calendar days if purchases are made by check or under the Systematic Investment Plan (see below).

6. If you purchase shares through a Shareholder Servicing Agent, you may be required to complete additional forms or follow additional procedures. You should contact your Shareholder Servicing Agent regarding purchases, exchanges and redemptions.

7. If you have any questions, contact your Shareholder Servicing Agent or call The One Group Services Company at 1-800-480-4111.

CAN I PURCHASE SHARES OVER THE TELEPHONE?

Yes. Simply select this option on your Account Application Form and then:

- Contact your Shareholder Servicing Agent or The One Group Services Company at 1-800-480-4111 to relay your purchase instructions.

- Send a personal check made payable to "The One Group" to State Street Bank and Trust Company (see address above), authorize a bank transfer, or initiate a wire transfer to the following wire address:

  State Street Bank and Trust Company
  Attn: Custody & Shareholder Services
  ABA 011 000 028
  DDA 99034167
  FBO The One Group Fund (ex: The One Group Asset Allocation Fund -- A) Your Account Number (ex: 123456789)
  Your Account Registration (ex: John Smith & Mary Smith, JTWROS)

- The One Group uses reasonable procedures to confirm that instructions given by telephone are genuine. These procedures include recording telephone instructions and asking for personal identification. If these procedures are followed, The One Group will not be responsible for any loss, liability, cost or expense of acting upon unauthorized or fraudulent instructions; you bear the risk of loss.

- You may revoke your right to make purchases over the telephone by sending a letter to:

  State Street Bank and Trust Company
  c/o The One Group
  P.O. Box 8528
  Boston, MA 02266-8528

CAN I AUTOMATICALLY INVEST ON A
SYSTEMATIC BASIS?

Yes. After your Account is established, you may purchase additional Class A, Class B and Class C shares by making automatic monthly investments from your bank account. The minimum initial investment is still $1,000, but minimum automatic additions are only $25. The One Group Services Company may waive these minimums. To establish a Systematic Investment Plan:

- Select the "Systematic Investment Plan" option on the Account Application
  Form.

- Provide the necessary information about the bank account from which your investments will be made.

- Shares purchased under a Systematic Investment Plan may not be redeemed for ten (10) calendar days.

- The One Group currently does not charge for this service, but may impose a charge in the future. However, your bank may impose a charge for debiting your bank account.

- You may revoke your right to make systematic investments by sending a letter to:

  State Street Bank and Trust Company
  c/o The One Group
  P.O. Box 8528
  Boston, MA 02266-8528

CONVERSION FEATURE

Your Class B shares automatically convert to Class A shares after eight years (measured from the end of the month in which they were purchased).

- After conversion, your shares will be subject to the lower distribution and shareholder servicing fees charged on Class A shares.

- You will not be assessed any sales charges or fees for conversion of shares, nor will you be subject to any Federal income tax.

- Because the share price of the Class A shares may be higher than that of the Class B shares at the time of conversion, you may receive fewer Class A shares; however, the dollar value will be the same.

- If you have exchanged Class B shares of one Fund for Class B shares of another, the time you held the shares in each Fund will be added together.

Sales Charges
----------------------------------------------------

The One Group Services Company compensates Shareholder Servicing Agents who sell shares of The One Group. Compensation comes from sales charges, 12b-1 fees and payments by The One Group Services Company from its own resources. The One Group Services Company, at its own expense, also will provide promotional incentives in the form of travel expenses, lodging and bonuses to licensed individuals who sell shares of the Funds, as well as vacation trips (including lodging at luxury resorts), tickets to entertainment events, and merchandise. Occasionally, cash incentives will be paid to select Shareholder Servicing Agents. Those Shareholder Servicing Agents who may receive special incentives include Banc One Securities Corporation, The Advisors Group, United Planners Financial Services of America, Inc., The Legend Group, and Rosewood Retirement Advisory Services, LLC.

 CLASS A SHARES

This table shows the amount of sales charge you pay and the commissions paid to Shareholder Servicing Agents.


                       SALES CHARGE AS A %    SALES CHARGE AS A %   COMMISSION AS A %
  AMOUNT OF PURCHASE  OF THE OFFERING PRICE   OF YOUR INVESTMENT    OF OFFERING PRICE
  Less than $100,000          4.50%                  4.71%                4.05%
  $100,000-$249,999           3.50%                  3.63%                3.05%
  $250,000-$499,999           2.50%                  2.56%                2.05%
  $500,000-$999,999           2.00%                  2.04%                1.60%
  $1,000,000*                 0.00%                  0.00%                0.00%

* If you purchase $1 million or more of Class A shares and are not assessed a sales charge at the time of purchase, you will be charged the equivalent of 1% of the purchase price if you redeem any or all of the Class A shares within one year of purchase.

 CLASS B SHARES

Class B shares are offered at NAV, without any up-front sales charges. However, if you redeem these shares within six years of the purchase date, you will be assessed a Contingent Deferred Sales Charge ("CDSC") according to the following schedule:


                         CDSC AS A % OF DOLLAR
  YEARS SINCE PURCHASE  AMOUNT SUBJECT TO CHARGE
          0-1                    5.00%
          1-2                    4.00%
          2-3                    3.00%
          3-4                    3.00%
          4-5                    2.00%
          5-6                    1.00%
      more than 6                0.00%

The One Group Services Company pays a commission of 4.00% of the original purchase price to Shareholder Servicing Agents who sell Class B shares.
 CLASS C SHARES

Class C shares are offered at NAV, without any up-front sales charge. However, if you redeem your shares within one year of the purchase date, you will be assessed a CDSC as follows:


                         CDSC AS A % OF DOLLAR
  YEARS SINCE PURCHASE  AMOUNT SUBJECT TO CHARGE
          0-1                    1.00%
    After first year              none

Shareholder Servicing Agents selling Class C shares receive a commission of 1.00% of the original purchase price from The One Group Services Company.

36

How the CDSC is Calculated

- The Fund assumes that all purchases made in a given month were made on the first day of the month.

- The CDSC is based on the current market value or the original cost of the shares, whichever is less.

- A sales charge is not imposed on increases in NAV above the initial purchase price, nor is a sales charge assessed on shares acquired through reinvestment of dividends or capital gains distributions.

- To keep your CDSC as low as possible, the Fund first will redeem any shares in your account that carry no CDSC, starting with Class A Shares. After that, the Fund will redeem the shares you have held for the longest time and thus have the lowest CDSC.

- If you exchange Class B or Class C shares of an unrelated mutual fund for Class B or Class C shares of The One Group in connection with a fund reorganization, the CDSC applicable to your original shares (including the period of time you have held those shares) will be applied to The One Group shares you receive in the reorganization.

12B-1 FEES

12b-1 fees are paid by The One Group to The One Group Services Company as compensation for its services and expenses. The One Group Services Company in turn pays all or part of the 12b-1 fee to Shareholder Servicing Agents that sell shares of The One Group.

- The 12b-1 fees vary by share class as follows:

   1. Class A shares pay a 12b-1 fee of .35% of the average daily net assets of the Fund, which is currently being waived to .25%.

   2. Class B and Class C shares pay a 12b-1 fee of 1.00% of the average daily net assets of the Fund. This will cause expenses for Class B and Class C shares to be higher and dividends to be lower than for Class A shares.

   3. There are no 12b-1 fees for Class I shares.

- 12b-1 fees, together with the CDSC, help The One Group Services Company sell Class B and Class C shares without an "up-front" sales charge by defraying the costs of advancing brokerage commissions and other expenses paid to Shareholder Servicing Agents.

- The One Group Services Company may use up to .25% of the fees for shareholder servicing and up to .75% for distribution. During the last fiscal year, The One Group Services Company received 12b-1 fees totaling .25% and 1.00% of the average daily net assets of Class A and Class B shares, respectively.

- The One Group Services Company may pay
   12b-1 fees to its affiliates and to Banc One Investment Advisors and its affiliates (or any sub-advisor) for brokerage and other agency transactions.

Sales Charge
Reductions
and Waivers
----------------------------------------------------

REDUCING YOUR CLASS A SALES CHARGES

There are several ways you can reduce the sales charges you pay on Class A shares:

1. Right of Accumulation: You may add the market value of any Class A, Class B or Class C shares of a Fund (except a money market fund) that you (and your spouse and minor children) already own to the amount of your next Class A purchase for purposes of calculating the sales charge. An Intermediary also may take advantage of this option.

2. Letter of Intent: With an initial investment of $2,000, you may purchase Class A shares of one or more funds over the next 13 months and pay the same sales charge that you would have paid if all shares were purchased at once. A percentage of your investment will be held in escrow until the full amount covered by the Letter of Intent has been invested.

To take advantage of the accumulation privilege or letter of intent, complete the appropriate section of your fund application, or contact your investment representative. To determine if you are eligible for the accumulation privilege, contact The One Group Services Company at 1-800-480-4111. These programs may be terminated or amended at any time.

WAIVER OF THE CLASS A SALES CHARGE

No sales charge is imposed on Class A shares of the Funds if the shares were:

1. Bought with the reinvestment of dividends and capital gains distributions.

2. Acquired in exchange for other Fund shares if a comparable sales charge has been paid for the exchanged shares.

3. Bought by officers, directors or trustees, retirees and employees (and their spouses and immediate family members) of:

   - The One Group.


   - BANK ONE CORPORATION and its subsidiaries and affiliates.

   - The One Group Services Company and its subsidiaries and affiliates.

   - State Street Bank and Trust Company and its subsidiaries and affiliates.

   - Broker/dealers who have entered into dealer agreements with The One Group and their subsidiaries and affiliates.

   - An investment sub-advisor of a fund of The One Group and such sub-advisor's subsidiaries and affiliates.

4. Bought by:


   - Affiliates of BANK ONE CORPORATION and certain accounts (other than IRA Accounts) for which an Intermediary acts in a fiduciary, advisory, agency, custodial or similar capacity.


   - Accounts as to which a bank or broker-dealer charges an asset allocation fee, provided the bank or broker-dealer has an agreement with The One Group Services Company.

   - Retirement and deferred compensation plans and trusts used to fund those plans, including, but not limited to, those defined in sections 401(a), 403(b) or 457 of the Internal Revenue Code and "rabbi trusts."

   - Shareholder Servicing Agents who have a dealer arrangement with The One Group Services Company, who place trades for their own accounts or for the accounts of their clients and who charge a management, consulting or other fee for their services, as well as clients of such Shareholder Servicing Agents who place trades for their own accounts if the accounts are linked to the master account of such Shareholder Servicing Agent.

5. Bought with proceeds from the sale of Class I shares of a Fund of The One Group or acquired in an exchange of Class I shares of a Fund for Class A shares of the same Fund, but only if the purchase is made within 60 days of the sale or distribution.

6. Bought with proceeds from the sale of shares of a mutual fund, including a Fund of The One Group, for which a sales charge was paid, but only if the purchase is made within 60 days of the sale or distribution.

7. Bought in an IRA with the proceeds of a distribution from an employee benefit plan, but only if the purchase is made within 60 days of the sale or distribution and, at the time of the distribution, the employee benefit plan had plan assets invested in a Fund of The One Group.

8. Bought with assets of The One Group.

9. Bought in connection with plans of reorganizations of a Fund, such as mergers, asset acquisitions and exchange offers to which a Fund is a party.

The waivers described in (5), (6) and (7) above will not continue indefinitely and may be discontinued at any time without notice.

WAIVER OF THE CLASS B SALES CHARGE

No sales charge is imposed on redemptions of Class B shares of the Funds:

1. Provided that you withdraw no more than 10% of your account value annually. You do not have to participate in the Systematic Withdrawal Plan to take advantage of this waiver.

2. If you buy the shares in connection with certain retirement plans, such as 401(k) and similar qualified plans.

3. If you are the shareholder (or a joint shareholder), or a participant or beneficiary of certain retirement plans and you die or become disabled (as defined by the Tax Code), but only if the redemption is made within one year of such death or disability.

4. That represent a minimum required distribution from an IRA Account or other qualifying retirement plan, but only if you are at least age 70 1/2.

5. Exchanged in connection with plans of reorganizations of a Fund, such as mergers, asset acquisitions and exchange offers to which a Fund is a party.

6. Acquired in exchange for Class B shares of other Funds of The One Group.

WAIVER OF THE CLASS C SALES CHARGE

No sales charge is imposed on redemptions of Class C shares of the Funds:

1. Provided that you withdraw no more than 10% of the account value annually. You do not have to participate in the Systematic Withdrawal Plan to take advantage of this waiver.

2. If you buy the shares in connection with certain retirement plans, such as 401(k) and similar qualified plans.

3. If you are the shareholder (or a joint shareholder), or a participant or beneficiary of certain retirement plans and you die or become disabled (as defined by the Tax Code), but only if the redemption is made within one year of such death or disability.

4.That represent a minimum required distribution from an IRA Account or other qualifying retirement plan, but only if you are at least age 70 1/2.

5. Exchanged in connection with plans of reorganizations of a Fund, such as mergers, asset acquisitions and exchange offers to which a Fund is a party.

38

6. Acquired in exchange for Class C shares of other Funds of The One Group.

7. If The One Group Services Company receives notice before you invest indicating that your Shareholder Servicing Agent, due to the type of account that you have, is waiving its commission.

To take advantage of any of these sales charge waivers, you must qualify for such waiver in advance. To see if you qualify, contact The One Group Services Company at 1-800-480-4111 or your Shareholder Servicing Agent.

EXCHANGING
FUND SHARES
--------------------------------------------------------------------------------

WHAT ARE MY EXCHANGE PRIVILEGES?

You may make the following exchanges:

- Class I shares of a Fund may be exchanged for Class A shares of that Fund or for Class A or Class I shares of another Fund of The One Group.

- Class A shares of a Fund may be exchanged for Class I shares of that Fund or for Class A or Class I shares of another Fund of The One Group, but only if you are eligible to purchase those shares.

- Class B shares of a Fund may be exchanged for Class B shares of another Fund of The One Group.

- Class C shares of a Fund may be exchanged for Class C shares of another Fund of The One Group.

The One Group Funds offer a Systematic Exchange Privilege which allows you to automatically exchange shares of one fund to another on a monthly or quarterly basis. This privilege is useful in Dollar Cost Averaging. To participate in this privilege, please select it on your account application. To learn more about it, please call The One Group Services Company at 1-800-480-4111.

The One Group does not charge a fee for this privilege. In addition, The One Group may change the terms and conditions of your exchange privileges upon 60 days written notice.

WHEN ARE EXCHANGES PROCESSED?

Exchanges are processed the same business day they are received, provided:

- State Street Bank and Trust Company receives the request by 4:00 p.m., ET.

- You have provided The One Group with all of the information necessary to process the exchange.

- You have received a current prospectus of the Fund or Funds in which you wish to invest.

- You have contacted your Shareholder Servicing Agent, if necessary.

DO I PAY A SALES CHARGE ON AN EXCHANGE?

Generally, you will not pay a sales charge on an exchange. However:

- You will pay a sales charge if you own Class I shares of a Fund and you want to exchange those shares for Class A shares, unless you qualify for a sales charge waiver (see above).

- You will pay a sales charge if you bought Class A shares of a Fund:

   1. That does not charge a sales charge and you want to exchange them for shares of a Fund that does, in which case you would pay the sales charge applicable to the Fund into which you are exchanging.

   2. That charged a lower sales charge than the Fund into which you are exchanging, in which case you would pay the difference between that Fund's sales charge and all other sales charges you have already paid.

- If you exchange Class B or Class C shares of a Fund, you will not pay a sales charge at the time of the exchange, however:

   1. Your new Class B or Class C shares will be subject to the higher CDSC of either the Fund from which you exchanged, the Fund into which you exchanged, or any Fund from which you previously exchanged.

   2. The current holding period for your exchanged Class B or Class C shares is carried over to your new shares.

ARE EXCHANGES TAXABLE?

Generally:

- An exchange between classes of shares of the same Fund is not taxable for Federal income tax purposes.

- An exchange between Funds is considered a sale and generally results in a capital gain or loss for Federal income tax purposes.

- You should talk to your tax advisor before making an exchange.

ARE THERE LIMITS ON EXCHANGES?

Yes. The exchange privilege is not intended as a way for you to speculate on short term movements in the market. Therefore:

- To prevent disruptions in the management of the Funds, The One Group limits excessive exchange activity.

- Exchange activity is excessive if it EXCEEDS TWO SUBSTANTIVE EXCHANGE REDEMPTIONS (WITHIN

  30 DAYS OF EACH OTHER) WITHIN A TWELVE MONTH PERIOD.

- In addition, The One Group reserves the right to reject any exchange request (even those that are not excessive) if the Fund reasonably believes that the exchange will result in excessive transaction costs or otherwise adversely affect other shareholders.

REDEEMING
FUND SHARES
--------------------------------------------------------------------------------

WHEN CAN I REDEEM SHARES?

You may redeem all or some of your shares on any day that the Funds are open for business.

- Redemption requests received by The One Group Services Company before 4:00 p.m. ET (or when the NYSE closes) will be effective that day.

HOW DO I REDEEM SHARES?

- Unless you have selected the telephone option on your Account Application Form, you must send a written redemption request to your Shareholder Servicing Agent, if applicable, or to State Street Bank and Trust Company at the following address:

   The One Group
   c/o State Street Bank and Trust Company
   P.O. Box 8528
   Boston, MA 02266-8528

- All requests for redemptions from IRA accounts must be in writing.

- You may request redemption forms by calling The One Group Services Company at 1-800-480-4111.

- State Street Bank and Trust Company may require that the signature on your redemption request be guaranteed by a commercial bank, a member of a domestic stock exchange, or a member of the Securities Transfer Association Medallion Program or the Stock Exchange Medallion Program, unless:

   1. the redemption is for $50,000 worth of shares or less;

   2. the redemption is payable to the shareholder of record;

   3. the redemption check is mailed to the shareholder at the record address;
      or

   4. the redemption is payable by wire or bank transfer (ACH) to a pre-existing bank account.

- On the Account Application Form you may elect to have the redemption proceeds mailed or wired to:

   1. a designated commercial bank; or

   2. State Street Bank and Trust Company or your Shareholder Servicing Agent.

- State Street Bank and Trust Company may charge you a wire redemption fee. The current charge is $7.00.

- Your redemption proceeds will be paid within seven days after receipt of the redemption request.

WHAT WILL MY SHARES BE WORTH?

- If you own Class A and Class I shares and the Fund receives your redemption request by 4:00 p.m. ET (or when the NYSE closes), you will receive that day's NAV.

- If you own Class B or Class C shares and the Fund receives your redemption request by 4:00 p.m. ET (or when the NYSE closes), you will receive that day's NAV, minus the amount of any applicable CDSC.

CAN I REDEEM BY TELEPHONE?

Yes, if you selected this option on your Account Application Form.

- Call your Shareholder Servicing Agent or State Street Bank and Trust Company at 1-800-480-4111 to relay your redemption request.

- Your redemption proceeds will be mailed or wired to the commercial bank account you designated on your Account Application Form.

- State Street Bank and Trust Company may charge you a wire redemption fee. The current charge is $7.00.

- The One Group uses reasonable procedures to confirm that instructions given by telephone are genuine. These procedures include recording telephone instructions and asking for personal identification. If these procedures are followed, The One Group will not be responsible for any loss, liability, cost or expense of acting upon unauthorized or fraudulent instructions; you bear the risk of loss.

-REDEMPTIONS FROM YOUR IRA ACCOUNT MAY NOT BE MADE BY TELEPHONE.

CAN I REDEEM ON A SYSTEMATIC BASIS?

If you have an account value of at least $10,000, you may elect to receive monthly, quarterly or annual payments of not less than $100 each.

- Select the "Systematic Withdrawal Plan" option on the Account Application
  Form.

- Specify the amount you wish to receive and the frequency of the payments.

- You may designate a person other than yourself as the payee.

- There is no charge for this service.

40

- If you select this option, please keep in mind that:

   1. It may not be in your best interest to buy additional Class A shares while participating in a Systematic Withdrawal Plan. This is because Class A shares have an up-front sales charge.

   2. If you own Class B or Class C shares, you or your designated payee may receive systematic payments provided the payments are limited to no more than 10% of your account value annually, measured from the date the redemption request is received.

   3. If you are age 70 1/2, you may elect to receive payments to the extent that the payment represents a minimum required distribution from an IRA or other qualifying retirement plan.

   4. If the amount of the systematic payment exceeds the income earned by your account since the previous payment under the Systematic Withdrawal Plan, payments will be made by redeeming some of your shares. This will reduce the amount of your investment.

ADDITIONAL INFORMATION REGARDING REDEMPTIONS

- All redemptions will be for cash.

- If you redeem shares for which you paid by check, and The One Group has not yet received payment on the check, The One Group will delay forwarding your redemption proceeds for 10 or more days until payment has been collected from your bank.


- Because of the high cost of handling small investments, The One Group charges a sub-minimum account fee. Accounts under $1,000 that are not participating in a Systematic Investment Plan will be assessed an annual fee of $10.00. The sub-minimum account fee will not apply to IRA accounts and the accounts of employees of BANK ONE CORPORATION and its affiliates.


- The One Group may suspend your ability to redeem when:

   1. Trading on the New York Stock Exchange ("NYSE") is restricted.

   2. The NYSE is closed (other then weekend and holiday closings).

   3. The SEC has permitted a suspension.

   4. An emergency exists.

   The Statement of Additional Information offers more details about this process.

- You generally will recognize a gain or loss on a redemption for Federal income tax purposes. You should talk to your tax advisor before making a redemption.

                            shareholder information

Voting Rights
----------------------------------------------------

The Funds do not hold annual shareholder meetings, but may hold special meetings. The special meetings are held, for example, to elect or remove Trustees, change a Fund's fundamental investment objective, or approve an investment advisory contract.

As a Fund shareholder, you have one vote for each share that you own. Each Fund, and each class of shares within each Fund, vote separately on matters relating solely to that Fund or class, or which affect that Fund or class differently. However, all shareholders will have equal voting rights on matters that affect all shareholders equally.

BANK ONE CORPORATION (One First National Plaza, Chicago, Illinois 60670), through its affiliates, may be deemed for purposes of the Investment Company Act of 1940, to control the Funds. This is because as of July 30, 1998, BANK ONE CORPORATION or its affiliates possessed the power to vote substantially all of the Class I shares of the Funds.


On the same date, the following shareholders owned 25% or more of Class A, Class B or Class C shares of the Funds. As a consequence, they are considered to be controlling persons of these classes of the Funds listed below.


                                                                           PERCENTAGE OF    TYPE OF
            NAME AND ADDRESS                       FUND/CLASS                OWNERSHIP     OWNERSHIP
  Dean Witter For The Benefit Of Selma  Large Company Growth Fund              30.88%       Record
  J Berry & Colin G Berry JTTEN         Class C
  Church St. Station B PO Box 250
  New York, NY 10008-0250
  Strafe & Co.                          Large Company Growth Fund              90.89%       Record
  Attn: Mutual Funds 0393               Class I
  100 E. Broad Street
  Columbus, OH 43215-3607
  Strafe & Co.                          Disciplined Value Fund                 86.48%       Record
  Attn: Mutual Funds 0393               Class I
  100 E. Broad Street
  Columbus, OH 43215-3607
  Banc One Securities Corp. FBO         Growth Opportunities Fund              78.53%       Record
  The One Investment Solution           Class C
  733 Greencrest Dr.
  Westerville, OH 43081-4903
  Strafe & Co. Cash Div Cash            Growth Opportunities Fund              84.32%       Record
  C/O Bank One Trust Co.                Class I
  Attn: Mutual Fund 0393
  100 E. Broad Street
  Columbus, OH 43215
  Dean Witter For The Benefit Of McKee  Income Equity Fund                     71.70%       Record
  Char TR/Lynn A. Hammond & Clare W.    Class C
  White Co-TTEES
  Church St. Station B PO Box 250
  New York, NY 10013-0250
  Strafe & Co.                          Income Equity Fund                     92.64%       Record
  Attn: Mutual Funds 0393               Class I
  100 E. Broad Street
  Columbus, OH 43215-3607
  Banc One Securities Corp FBO          Equity Index Fund                      32.30%      Beneficial
  The One Investment Solution           Class A
  733 Greencrest Dr.
  Westerville, OH 43081-4903
  Banc One Securities Corp FBO          Equity Index Fund                      62.48%      Beneficial
  The One Investment Solution           Class C
  733 Greencrest Dr.
  Westerville, OH 43081-4903
  Strafe & Co.                          Equity Index Fund                      88.78%       Record
  Attn: Mutual Funds 0393               Class I
  100 E. Broad Street
  Columbus, OH 43215-3607

42


                                                                           PERCENTAGE OF    TYPE OF
            NAME AND ADDRESS                       FUND/CLASS                OWNERSHIP     OWNERSHIP
  Banc One Sec. Svgs. Plan-Equity Fund  Equity Index Fund                      30.56%      Beneficial
  100 E. Broad Street                   Class I
  Columbus, OH 43215-3607
  Strafe & Co.                          Large Company Value Fund               89.11%       Record
  Attn: Mutual Funds 0393               Class I
  100 E. Broad Street
  Columbus, OH 43215-3607
  Banc One Securities Corp. FBO         International Equity Index Fund        49.22%      Beneficial
  The One Investment Solution           Class C
  733 Greencrest Dr.
  Westerville, OH 43081-4903
  Dean Witter For The Benefit Of        International Equity Index Fund        26.58%       Record
  Robert M. Lynch                       Class C
  PO Box 250 Church Street Station
  New York, NY 1008-0250
  Strafe & Co.                          International Equity Index Fund        87.62%       Record
  Attn: Mutual Funds 0393               Class I
  100 E. Broad Street
  Columbus, OH 43215-3607
  Banc One Securities Corp. FBO         Value Growth Fund                      66.95%      Beneficial
  The One Investment Solution           Class C
  733 Greencrest Dr.
  Westerville, OH 43081-4903
  Strafe & Co.                          Value Growth Fund                      83.80%       Record
  Attn: Mutual Funds 0393               Class I
  100 E. Broad Street
  Columbus, OH 43215-3607
  Strafe & Co.                          Small Company Growth Fund              77.52%       Record
  Attn: Mutual Funds 0393               Class I
  100 E. Broad Street
  Columbus, OH 43215-3607
  Strafe & Co.                          Asset Allocation Fund                  79.54%       Record
  Attn: Mutual Funds 0393               Class I
  100 E. Broad Street
  Columbus, OH 43215-3607

Dividend Policies
----------------------------------------------------

DIVIDENDS

The Funds generally declare dividends on the last business day of each month. Dividends are distributed on the first business day of the next month. Capital gains, if any, for all Funds are distributed at least annually.

The Funds pay dividends and distributions on a per-share basis. This means that the value of your shares will be reduced by the amount of the payment. If you purchase shares shortly before the record date for a dividend or the distribution of capital gains, you will pay the full price for the shares and receive some portion of the price back as a taxable dividend or distribution.

Dividends payable on Class I shares will be more than those payable on other classes of shares. This is because Class A, Class B and Class C shares have higher distribution expenses.

DIVIDEND REINVESTMENT


You automatically will receive all income dividends and capital gain distributions in additional shares of the same Fund and class, unless you have elected to take such payment in cash. The price of the shares is the NAV determined immediately following the dividend record date. Reinvested dividends and distributions receive the same tax treatment as dividends and distributions paid in cash.


If you want to change the way in which you receive dividends and distributions, you must write to State Street Bank & Trust Company at P.O. Box 8528, Boston, MA 02266-8528, at least 15 days prior to the distribution. The change is effective upon receipt by State Street.

SPECIAL DIVIDEND RULES FOR CLASS B SHARES

Class B shares received as dividends and capital gains distributions will be accounted for separately. Each time any Class B shares (other than those in the sub-account) convert to Class A shares, a percentage of the Class B shares in the sub-account will also convert to Class A shares. (See "Conversion Feature.")

TAX TREATMENT OF THE FUNDS
--------------------------------------------------------------------------------

TAX STATUS OF THE FUND

Each Fund intends to qualify as a "regulated investment company" for Federal income tax purposes. If the Funds qualify, as they have in the past, they will pay no federal income tax on the earnings they distribute to shareholders.

TAX TREATMENT OF SHAREHOLDERS
--------------------------------------------------------------------------------

TAXATION OF SHAREHOLDER TRANSACTIONS

A sale, exchange, or redemption of Fund shares generally will produce either a taxable gain or a loss. You are responsible for any tax liabilities generated by your transactions.

TAXATION OF DISTRIBUTIONS

Each Fund will distribute substantially all of its net investment income (including, for this purpose, net short-term capital gains) on at least an annual basis. Dividends you receive from a Fund, whether reinvested or received in cash, will be taxable to you. Dividends from a Fund's net investment income will be taxable as ordinary income and dividends from a Fund's long-term capital gains will be taxable to you as such, regardless of how long you have held the shares.

Dividends paid in January, but declared in October, November or December of the previous year, will be considered to have been paid the previous December.

TAXATION OF RETIREMENT PLANS

Distributions by the Funds to qualified retirement plans will not be taxable. However, if shares are held by a plan that ceases to qualify for tax-exempt treatment or by an individual who has received shares as a distribution from a retirement plan, the distributions will be taxable to the plan or individual as described in "Taxation of Distributions." If you are considering purchasing shares with qualified retirement plan assets, you should consult your tax advisor for a more complete explanation of the Federal, state, local and (if applicable) foreign tax consequences of making such an investment.

TAX INFORMATION

The Form 1099 that is mailed to you every January details your dividends and their federal tax category. Even though the Funds provide you with this information, you are responsible for verifying your tax liability with your tax professional. For additional tax information see the Statement of Additional Information. Please note that this tax discussion is general in nature; no attempt has been made to present a complete explanation of the Federal, state, local or foreign tax treatment of the Funds or their shareholders.

SHAREHOLDER INQUIRIES
--------------------------------------------------------------------------------

If you have any questions or need additional information, please write The One Group Services Company at 3435 Stelzer Road, Columbus, OH 43219 or call 1-800-480-4111.

   REPORTING
   -----------------------------------------------------------------------------
   In March and September you will receive a financial report from The One Group. In addition, The One Group will periodically send you proxy statements and other reports.
   -----------------------------------------------------------------------------
                    organization and management of the funds
                                   fund name
                                  fund assets

44

THE FUNDS
Each Fund is a series of The One Group, an open-end management investment company. The One Group currently consists of 40 separate Funds. Ten of the Funds are described in this prospectus; the other Funds are described in separate prospectuses. Each Fund described in this prospectus is diversified. Each Fund is supervised by the Board of Trustees.

THE BOARD OF TRUSTEES

The Trustees oversee the management and administration of the Funds. The Trustees are responsible for making major decisions about each Fund's investment objectives and policies, but delegate the day-to-day administration of the Funds to the officers of The One Group.

THE ADVISOR


Banc One Investment Advisors makes the day-to-day investment decisions for the Funds and continuously reviews, supervises and administers the Funds' investment programs. Banc One Investment Advisors has served as investment advisor to The One Group since 1993. Prior to that time, The One Group was advised by affiliates of Banc One Investment Advisors. In addition to The One Group, Banc One Investment Advisors serves as investment advisor to other mutual funds and individual, corporate, charitable and retirement accounts. As of June 30, 1998, Banc One Investment Advisors, an indirect, wholly-owned subsidiary of BANK ONE CORPORATION, managed over $59 billion in assets.


For the fiscal year ended June 30, 1998, the Funds paid advisory fees at the following rates:


                                                              Annual Rate As Percentage
                                                             of Average Daily Net Assets
             The One Group(R) Asset Allocation Fund                      .55%
             The One Group(R) Large Company Growth
             Fund                                                        .74%
             The One Group(R) Large Company Value Fund                   .74%
             The One Group(R) Growth Opportunities
             Fund                                                        .74%
             The One Group(R) International Equity
             Index Fund                                                  .47%
             The One Group(R) Disciplined Value Fund                     .74%
             The One Group(R) Equity Index Fund                          .10%
             The One Group(R) Income Equity Fund                         .74%
             The One Group(R) Value Growth Fund                          .74%
             The One Group(R) Small Capitalization
             Fund                                                        .74%

THE SUB-ADVISOR

Independence International Associates, Inc. ("Independence International"), 53 State Street, Boston, Massachusetts, 02109, is the sub-advisor to the International Equity Index Fund. Independence International specializes in the management of international equity portfolios. Independence International is an indirect subsidiary of John Hancock Mutual Life Insurance Company. As of June 30, 1998, Independence International had approximately $2.2 billion in assets under management.

For the fiscal year ended June 30, 1998, Banc One Investment Advisors paid Independence International sub-investment advisory fees at the following rates:


                                                              Annual Rate As Percentage
                                                             of Average Daily Net Assets
             Up to $10 million                                          .275%
             Over $10,000,000 up to $25,000,000                         .225%
             Over $25,000,000 up to $50,000,000                         .195%
             Over $50,000,000 up to $100,000,000                        .125%
             Over $100,000,000                                          .060%

THE DISTRIBUTOR

The One Group Services Company, 3435 Stelzer Road, Columbus, Ohio 43219, a wholly-owned subsidiary of The BISYS Group, Inc., markets the Funds and distributes shares through selling brokers, financial institutions, investment advisors, and other financial representatives.

THE ADMINISTRATOR AND SUB-ADMINISTRATOR

The One Group Services Company also serves as the Funds' administrator. The One Group Services Company is responsible for responding to shareholder inquiries and requests for information, as well as providing regulatory compliance and reporting. For these services, The One Group Services Company receives a fee based on the total assets of The One Group. For the first $1.5 billion in One Group assets, The One Group Services Company receives an annual fee of .20% of each Fund's average daily net assets. The annual rate declines to .18% on assets up to $2 billion, and to .16% when assets exceed $2 billion. The fee is calculated daily and paid monthly. Some Funds are not included in the calculations. Banc One Investment Advisors, the Sub-Administrator, provides office space, equipment, and facilities, as well as legal and regulatory support.

THE TRANSFER AGENT, CUSTODIAN AND
SUB-CUSTODIAN

State Street Bank and Trust Company, P.O. Box 8528, Boston, MA 02266-8528, or your Shareholder Servicing Agent, if appropriate, handles shareholder recordkeeping and statementing, distributes dividends, and processes buy and sell requests. As the Funds' custodian, State Street holds the Funds' assets, settles all portfolio trades and assists in calculating the Funds' net asset values. Bank One Trust Company, N.A. serves as sub-custodian in connection with the Funds' securities lending activities under an agreement with State Street Bank and Trust Company. Bank One Trust Company, N.A. is paid a fee by the Funds for this service.

YEAR 2000

Preparing for the Year 2000 is a high priority for The One Group Family of Mutual Funds. Both The One Group Services Company and Banc One Investment Advisors have formed dedicated teams to help them successfully achieve Year 2000 compliance. In addition, these teams are responsible for assessing the readiness of all other service providers to The One Group. Year 2000 remediation efforts are directed toward both information technology and non-information technology systems. Non-information technology systems include elevators, photocopy machines, and facsimile machines, and should have no significant impact on the delivery of services to The One Group.

Banc One Investment Advisors has identified 49 information technology systems and interfaces that provide service and support to The One Group. Each system is assigned a priority rating: high, medium or low. Systems rated "high" are those which are essential to the operation of The One Group. Each system rated "high" is scheduled to be Year 2000 compliant by December 31, 1998. All systems will be tested for compliance throughout 1999.


Many, if not all, of the systems are owned or operated by third party servicers (for example, The One Group's Custodian). Consequently, remediation efforts must be made by those servicers. Banc One Investment Advisors and The One Group Services Company have, and will continue to, monitor the remediation progress of the service providers. This process involves documentation, on-site visits, and review of remediation plans and test results. Both Banc One Investment Advisors and The One Group Services Company have budgeted in excess of $700,000 in fiscal year 1998 and over $1 million in fiscal year 1999 toward the remediation effort for all systems and interfaces. Neither The One Group nor its shareholders will bear any of the direct remediation expenses.



Neither The One Group Services Company nor Banc One Investment Advisors currently anticipates that the move to Year 2000 will have a material impact on their ability to continue to provide the Funds with service at current levels. Likewise, The One Group currently anticipates that the move to Year 2000 will not have a material impact on its operations.

           details about the funds' investment practices and policies

46

INVESTMENT PRACTICES
-------------------------------------------------------------------------------

The Funds invest in a variety of securities and employ a number of investment techniques. Each security and technique involves certain risks. What follows is a list of the securities and techniques utilized by the Funds, as well as the risks inherent in their use. Equity securities are subject mainly to market risk. Fixed income securities are primarily influenced by market, credit and prepayment risks, although certain securities may be subject to additional risks. For a more complete discussion, see the Statement of Additional Information. Following the table is a more complete discussion of risk.


             ---------------------------------------------------------------------------
               fund name                                            fund code
             ---------------------------------------------------------------------------
               The One Group(R) Asset Allocation Fund                   1
               The One Group(R) Large Company Growth Fund               2
               The One Group(R) Large Company Value Fund                3
               The One Group(R) Growth Opportunities Fund               4
               The One Group(R) Disciplined Value Fund                  5
               The One Group(R) Income Equity Fund                      6
               The One Group(R) Value Growth Fund                       7
               The One Group(R) Small Capitalization Fund               8
               The One Group(R) International Equity Index
               Fund                                                     9
               The One Group(R) Equity Index Fund                      10

--------------------------------------------------------------------------------------------------
INSTRUMENT                                                         FUND CODE           RISK TYPE
--------------------------------------------------------------------------------------------------
U.S. TREASURY OBLIGATIONS: Bills, notes, bonds, STRIPS, and          1-10                Market
CUBES.

TREASURY RECEIPTS: TRS, TIGRs, and CATS.                             1-10                Market

U.S. GOVERNMENT AGENCY SECURITIES: Securities issued by              1-10                Market
agencies and instrumentalities of the U.S. Government. These                             Credit
include Ginnie Mae, Fannie Mae, and Freddie Mac.

CERTIFICATES OF DEPOSIT: Negotiable instruments with a               1-10                Market
stated maturity.                                                                         Credit
                                                                                       Liquidity

TIME DEPOSITS: Non-negotiable receipts issued by a bank in           1-10              Liquidity
exchange for the deposit of funds.                                                       Credit
                                                                                         Market

COMMON STOCK: Shares of ownership of a company.                      1-10                Market

REPURCHASE AGREEMENTS: The purchase of a security and the            1-10                Credit
simultaneous commitment to return the security to the seller                             Market
at an agreed upon price on an agreed upon date. This is                                Liquidity
treated as a loan.

REVERSE REPURCHASE AGREEMENT: The sale of a security and the         1-10                Market
simultaneous commitment to buy the security back at an                                  Leverage
agreed upon price on an agreed upon date. This is treated as a borrowing by a Fund.

SECURITIES LENDING: The lending of up to 33-1/3% of the              1-10                Credit
Fund's total assets. In return the Fund will receive cash,                               Market
other securities, and/or letters of credit as collateral.                               Leverage

WHEN-ISSUED SECURITIES AND FORWARD COMMITMENTS: Purchase or          1-10                Market
contract to purchase securities at a fixed price for                                    Leverage
delivery at a future date.                                                             Liquidity

INVESTMENT COMPANY SECURITIES: Shares of other mutual funds,         1-10                Market
including money market funds of The One Group and shares of
other investment companies for which Banc One Investment
Advisors serves as investment advisor or administrator. Banc
One Investment Advisors will waive certain fees when
investing in funds for which it serves as investment
advisor.

CONVERTIBLE SECURITIES: Bonds or preferred stock that                1-10                Market
convert to common stock.                                                                 Credit

----------------------------------------------------------------------------------------------------
INSTRUMENT                                                         FUND CODE           RISK TYPE
----------------------------------------------------------------------------------------------------
CALL AND PUT OPTIONS: A call option gives the buyer the              1-10              Management
right to buy, and obligates the seller of the option to                                Liquidity
sell, a security at a specified price. A put option gives                                Credit
the buyer the right to sell, and obligates the seller of the                             Market
option to buy, a security at a specified price. The Funds                               Leverage
will sell only covered call and secured put options.

FUTURES AND RELATED OPTIONS: A contract providing for the            1-10              Management
future sale and purchase of a specified amount of a                                      Market
specified security, class of securities, or an index at a                                Credit
specified time in the future and at a specified price.                                 Liquidity
                                                                                        Leverage

REAL ESTATE INVESTMENT TRUSTS ("REITS"): Pooled investment           1-10              Liquidity
vehicles which invest primarily in income producing real                               Management
estate or real estate related loans or interest.                                         Market
                                                                                       Regulatory
                                                                                          Tax
                                                                                      Pre-payment

BANKERS' ACCEPTANCES: Bills of exchange or time drafts drawn         1-10                Credit
on and accepted by a commercial bank. Maturities are                                   Liquidity
generally six months or less.                                                            Market

COMMERCIAL PAPER: Secured and unsecured short-term                   1-10                Credit
promissory notes issued by corporations and other entities.                            Liquidity
Maturities generally vary from a few days to nine months.                                Market

FOREIGN SECURITIES: Stocks issued by foreign companies, as            1-9                Market
well as commercial paper of foreign issuers and obligations                            Political
of foreign banks, overseas branches of U.S. banks and                                  Liquidity
supranational entities. Includes American Depository                               Foreign Investment
Receipts.

RESTRICTED SECURITIES: Securities not registered under the           1-10              Liquidity
Securities Act of 1933, such as privately placed commercial                              Market
paper and Rule 144A securities.

VARIABLE AND FLOATING RATE INSTRUMENTS: Obligations with             1-10                Credit
interest rates which are reset daily, weekly, quarterly or                             Liquidity
some other period and which may be payable to the Fund on                                Market
demand.

WARRANTS: Securities, typically issued with preferred stock        1-3, 7-10             Market
or bonds, that give the holder the right to buy a                                        Credit
proportionate amount of common stock at a specified price.

PREFERRED STOCK: A class of stock that generally pays a              1-10                Market
dividend at a specified rate and has preference over common
stock in the payment of dividends and in liquidation.

MORTGAGE-BACKED SECURITIES: Debt obligations secured by real           1              Pre-payment
estate loans and pools of loans. These include                                           Market
collateralized mortgage obligations ("CMOs"), Real Estate                                Credit
Mortgage Investment Conduits ("REMICs") and Stripped                                   Regulatory
Mortgage-Backed Securities ("SMBS").

CORPORATE DEBT SECURITIES: Corporate bonds and                         1                 Market
non-convertible debt securities.                                                         Credit

DEMAND FEATURES: Securities that are subject to puts and               1                 Market
standby commitments to purchase the securities at a fixed                              Liquidity
price (usually with accrued interest) within a fixed period                            Management
of time following demand by a Fund.

ASSET-BACKED SECURITIES: Securities secured by company                 1              Pre-payment
receivables, home equity loans, truck and auto loans,                                    Market
leases, credit card receivables and other securities backed                              Credit
by other types of receivables or other assets.

MORTGAGE DOLLAR ROLLS: A transaction in which a Fund sells             1              Pre-payment
securities for delivery in a current month and                                           Market
simultaneously contracts with the same party to repurchase                             Regulatory
similar but not identical securities on a specified future
date.

ADJUSTABLE RATE MORTGAGE LOANS ("ARMS"): Loans in a mortgage           1              Pre-payment
pool which provide for a fixed initial mortgage interest                                 Market
rate for a specified period of time, after which the rate                                Credit
may be subject to periodic adjustments.                                                Regulatory

SWAPS, CAPS AND FLOORS: A Fund may enter into these                  1-10              Management
transactions to manage its exposure to changing interest                                 Credit
rates and other factors. Swaps involve an exchange of                                  Liquidity
obligations by two parties. Caps and floors entitle a                                    Market
purchaser to a principal amount from the seller of the cap
or floor to the extent that a specified index exceeds or
falls below a predetermined interest rate or amount.

48

INSTRUMENT                                                         FUND CODE           RISK TYPE
NEW FINANCIAL PRODUCTS: New options and futures contracts            1-10              Management
and other financial products continue to be developed and                                Credit
the Funds may invest in such options, contracts and                                      Market
products.                                                                              Liquidity

STRUCTURED INSTRUMENTS: Debt securities issued by agencies             1                 Market
and instrumentalities of the U.S. government, banks,                                   Liquidity
municipalities, corporations and other businesses whose                                Management
interest and/or principal payments are indexed to foreign                                Credit
currency exchange rates, interest rates, or one or more                            Foreign Investment
other referenced indices.

MUNICIPAL SECURITIES: Securities issued by a state or                  1                 Market
political subdivision to obtain funds for various public                                 Credit
purposes. Municipal securities include private activity                                Political
bonds and industrial development bonds, as well as General                                Tax
Obligation Notes, Tax Anticipation Notes, Bond Anticipation
Notes, Revenue Anticipation Notes, Project Notes, other
short-term tax-exempt obligations, municipal leases, and
obligations of municipal housing authorities and single
family revenue bonds.

OBLIGATIONS OF SUPRANATIONAL AGENCIES: Obligations of                  9                 Credit
supranational agencies who are chartered to promote economic                       Foreign Investment
development and are supported by various governments and
governmental agencies.

CURRENCY FUTURES AND RELATED OPTIONS: The Funds may engage             9               Management
in transactions in financial futures and related options,                              Liquidity
which are generally described above. The Funds will enter                                Credit
into these transactions in foreign currencies for hedging                                Market
purposes only.                                                                         Political
                                                                                        Leverage
                                                                                   Foreign Investment

FORWARD FOREIGN EXCHANGE TRANSACTIONS: Contractual agreement           9               Management
to purchase or sell one specified currency for another                                 Liquidity
currency at a specified future date and price. The Funds                                 Credit
will enter into forward foreign exchange transactions for                                Market
hedging purposes only.                                                                 Political
                                                                                        Leverage
                                                                                   Foreign Investment

STANDARD & POOR'S DEPOSITORY RECEIPTS ("SPDRS"): SPDRs              1-8, 10              Market
represent ownership in a long-term unit investment trust
that holds a portfolio common stocks designed to track the
price performance and dividend yield of the S&P 500 Index. A
SPDR entitles a holder to receive proportionate quarterly
cash distributions corresponding to the dividends that
accrue to the S&P 500 Index stocks in the underlying
portfolio, less trust expenses.

INVESTMENT RISKS
--------------------------------------------------------------------------------

Below is a more complete discussion of the types of risks inherent in the securities and investment techniques listed above. Because of these risks, the value of the securities held by the Funds may fluctuate, as will the value of your investment in the Funds. Certain investments are more susceptible to these risk than others.

- CREDIT RISK. The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation. Credit risk is generally higher for non-investment grade securities. The price of a security can be adversely affected prior to actual default as its credit status deteriorates and the probability of default rises.

- LEVERAGE RISK. The risk associated with securities or practices that multiply small index or market movements into large changes in value. Leverage is often associated with investments in derivatives, but also may be embedded directly in the characteristics of other securities.

   - HEDGED. When a derivative (a security whose value is based on another security or index) is used as a hedge against an opposite position that the fund also holds, any loss generated by the derivative should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and underlying security, and there can be no assurance that a Fund's hedging transactions will be effective.

   - SPECULATIVE. To the extent that a derivative is not used as a hedge, the fund is directly exposed to the risks of that derivative. Gains or losses from speculative positions in a derivative may be substantially greater than the derivative's original cost.

- LIQUIDITY RISK. The risk that certain securities may be difficult or impossible to sell at the time and the price that would normally prevail in the market. The seller may have to lower the price, sell other securities instead or forego an investment opportunity, any of which could have a negative effect on fund management or performance. This includes the risk of missing out on an investment opportunity because the assets necessary to take advantage of it are tied up in less advantageous investments.

- MANAGEMENT RISK. The risk that a strategy used by a fund's management may fail to produce the intended result. This includes the risk that changes in the value of a hedging instrument will not match those of the asset being hedged. Incomplete matching can result in unanticipated risks.

- MARKET RISK. The risk that the market value of a security may move up and down, sometimes rapidly and unpredictably. These fluctuations may cause a security to be worth less than the price originally paid for it, or less than it was worth at an earlier time. Market risk may affect a single issuer, industry, sector of the economy or the market as a whole. There is also the risk that the current interest rate may not accurately reflect existing market rates. For fixed income securities, market risk is largely, but not exclusively, influenced by changes in interest rates. A rise in interest rates typically causes a fall in values, while a fall in rates typically causes a rise in values. Finally, key information about a security or market may be inaccurate or unavailable. This is particularly relevant to investments in foreign securities.

- POLITICAL RISK. The risk of losses attributable to unfavorable governmental or political actions, seizure of foreign deposits, changes in tax or trade statutes, and governmental collapse and war.

- FOREIGN INVESTMENT RISK. The risk associated with higher transaction costs, delayed settlements, currency controls and adverse economic developments. This also includes the risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. Adverse changes in exchange rates may erode or reverse any gains produced by foreign currency denominated investments and may widen any losses. Exchange rate volatility also my affect the ability of an issuer to repay U.S. dollar denominated debt, thereby increasing credit risk.

- PRE-PAYMENT RISK. The risk that the principal repayment of a security will occur at an unexpected time, especially that the repayment of a mortgage or asset-backed security occurs either significantly sooner or later than expected. Changes in pre-payment rates can result in greater price and yield volatility. Pre-payments generally accelerate when interest rates decline. When mortgage and other obligations are pre-paid, a Fund may have to reinvest in securities with a lower yield. Further, with early prepayment, a Fund may fail to recover any premium paid, resulting in an unexpected capital loss.

- TAX RISK. The risk that the issuer of the securities will fail to comply with certain requirements of the Internal Revenue Code, which would cause adverse tax consequences.

50

- REGULATORY RISK. The risk associated with Federal and state laws which may restrict the remedies that a mortgage lender has when a borrower defaults on mortgage loans. These laws include restrictions on foreclosures, redemption rights after foreclosure, Federal and state bankruptcy and debtor relief laws, restrictions on "due on sale" clauses, and state usury laws.

INVESTMENT POLICIES
--------------------------------------------------------------------------------

Each Fund's investment objective and the investment policies summarized below are fundamental. This means that they cannot be changed without the consent of a majority of the outstanding shares of the Funds. The full text of the fundamental policies can be found in the Statement of Additional Information.

Each Fund may not:

1. Purchase an issuer's securities if as a result more than 5% of its total assets would be invested in the securities of that issuer or the Fund would own more than 10% of the outstanding voting securities of that issuer. This does not include securities issued or guaranteed by the United States, its agencies or instrumentalities, and repurchase agreements involving these securities. This restriction applies with respect to 75% of a Fund's total assets.

2. Concentrate its investments in the securities of one or more issuers conducting their principal business in a particular industry or group of industries. This does not include obligations issued or guaranteed by the U.S. government or its agencies and instrumentalities and repurchase agreements involving such securities.

3. Make loans, except that a Fund may (i) purchase or hold debt instruments in accordance with its investment objective and policies; (ii) enter into repurchase agreements; and (iii) engage in securities lending.

The One Group Equity Index Fund may not:

1. Invest more than 10% of its total assets in securities issued or guaranteed by the United States, its agencies or instrumentalities.

Additional investment policies can be found in the Statement of Additional Information.

TEMPORARY DEFENSIVE POSITION

Sometimes Banc One Investment Advisors or the Sub-Advisor decides that the Funds should temporarily be invested in cash and cash equivalents. Cash equivalents include:

- Securities issued by the U.S. Government, its agencies and instrumentalities

- Repurchase Agreements

- Certificates of Deposit

- Bankers' Acceptances

- Commercial Paper (rated in one of the two highest rating categories)

- Variable Rate Master Demand Notes

- Bank Money Market Deposit Accounts

The Asset Allocation Fund, the Large Company Growth Fund, the Large Company Value Fund, the Disciplined Value Fund, the Income Equity Fund, the Growth Opportunities Fund, the Value Growth Fund, and the Small Capitalization Fund may temporarily invest up to 100% of their total assets in cash and cash equivalents. The International Equity Index Fund and Equity Index Fund may temporarily invest only 10% of their total assets in cash and cash equivalents. The International Equity Index Fund may invest up to 20% of its total assets in debt securities issued or guaranteed by foreign governments or any of their political subdivisions, agencies or instrumentalities, or by supranational issuers rated in one of the three highest rating categories.

While the Funds are engaged in a temporary defensive position, they will not be pursuing their investment objectives. Therefore, the Funds will pursue a temporary defensive position only when market conditions warrant.

PORTFOLIO TURNOVER

Portfolio turnover may vary greatly from year to year, as well as within a particular year.

Higher portfolio turnover rates will likely result in higher transaction costs to the Funds and may result in additional tax consequences to you. The portfolio turnover rate for each Fund for the fiscal year ended June 30, 1998 is shown on the Financial Highlights. To the extent portfolio turnover results in short-term capital gains, such gains will generally be taxed at ordinary income tax rates.

                                    appendix

Description of Ratings

The following is a summary of published ratings by major credit rating agencies. Credit ratings evaluate only the safety of principal and interest payments, not the market value risk of lower quality securities. Credit rating agencies may fail to change credit ratings to reflect subsequent events on a timely basis. Although Banc One Investment Advisors considers security ratings when making investment decisions, it also performs its own investment analysis and does not rely solely on the ratings assigned by credit agencies.

Unrated securities will be treated as non-investment grade securities unless Banc One Investment Advisors determines that such securities are the equivalent of investment grade securities. Securities that have received different ratings from more than one agency are considered investment grade if at least one agency has rated the security investment grade.

DESCRIPTION OF COMMERCIAL PAPER RATINGS

DUFF & PHELPS CREDIT RATING CO. ("DUFF")

    D-1+ Highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding and safety is just below risk-free U.S. Treasury obligations.

     D-1 Very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

    D-1- High certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

STANDARD & POOR'S CORPORATION ("S&P")

     A-1 Highest category of commercial paper. Capacity to meet financial commitment is strong. Obligations designated with a plus sign (+) indicate that capacity to meet financial commitment is extremely strong.

     A-2 Issues somewhat more susceptible to adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the capacity to meet financial commitments is satisfactory.


FITCH'S IBCA INC. ("FITCH")


      F1 Highest capacity for timely repayment. Those issues rated F1+ possess a particularly strong credit feature.

      F2 Satisfactory capacity for timely repayment although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

MOODY'S INVESTORS SERVICE ("MOODY'S")

 PRIME-1 Superior ability for repayment.

 PRIME-2 Strong ability for repayment.

DESCRIPTION OF BANK RATINGS

MOODY'S

These ratings represent Moody's opinion of a bank's intrinsic safety and soundness.

       A These banks possess exceptional intrinsic financial strength. Typically they will be major financial institutions with highly valuable and defensible business franchises, strong financial fundamentals, and a very attractive and stable operating environment.

       B These banks possess strong intrinsic financial strength. Typically, they will be important institutions with valuable and defensible business franchises, good financial fundamentals, and an attractive and stable operating environment.

       C These banks possess good intrinsic financial strength. Typically, they will be institutions with valuable and defensible business franchises. These banks will demonstrate either acceptable financial fundamentals within a stable operating environment, or better than average financial fundamentals within an unstable operating environment.

S&P

S&P's credit rating is a current opinion of an obligor's overall financial capacity (its creditworthiness) to pay its financial obligation.

    AAA The highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

      Aa The obligor's capacity to meet its financial commitments on the obligation is very strong.

       A The obligation is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

52

DESCRIPTION OF INSURANCE RATINGS

MOODY'S

These ratings represent Moody's opinions of the ability of insurance companies to pay punctually senior policyholder claims and obligations.

    Aaa Insurance companies rated in this category offer exceptional financial security. While the financial strength of these companies is likely to change, such changes as can be visualized are most unlikely to impair their fundamentally strong position.

     Aa These insurance companies offer excellent financial security. Together with the Aaa group, they constitute what are generally known as high grade companies. They are rated lower than Aaa companies because long-term risks appear somewhat larger.

      A Insurance companies rated in this category offer good financial security. However, elements may be present which suggest a susceptibility to impairment sometime in the future.

S&P

S&P's credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program.

    AAA This is the highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

     AA The obligor's capacity to meet its financial commitments on the obligation is very strong.

      A An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

DESCRIPTION OF CORPORATE/
MUNICIPAL BOND RATINGS

S&P

Investment Grade

    AAA The highest rating. The rating indicates an extremely strong capacity to meet its financial commitment.

     AA Differs from AAA issues only in a small degree. The obligor's capacity to meet its financial commitment is very strong.

      A These bonds are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories. However, capacity to meet its financial commitment on the obligation is still strong.

    BBB Exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to meet its financial commitment on the obligation.

Speculative Grade

     BB Less vulnerable to non-payment than other speculative issues. However, these bonds face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet financial commitment on the obligation.

      B More vulnerable to non-payment than obligations rated BB, but currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair capacity or willingness to meet its financial commitment on the obligation.

    CCC Currently vulnerable to non-payment, and is dependent upon favorable business, financial, and economic conditions to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, they are not likely to have the capacity to meet its financial commitment on the obligation.

     CC Currently highly vulnerable to non-payment.

      C This rating may be used to cover a situation where a bankruptcy petition has been filed, or similar action has been taken, but payments on this obligation are being continued.

      D Bonds in payment default.

Ratings from AA to CCC may be modified by a plus (+) or minus (-) to show relative standing within the major rating categories.

MOODY'S

Investment Grade

    Aaa Best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large, or an exceptionally stable, margin and principal is secure.

     Aa High quality by all standards. Margins of protection may not be as large as in Aaa securities, fluctuation of protective elements may be greater, or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

       A These bonds possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

    Baa These bonds are considered medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Non-Investment Grade

      Ba These bonds have speculative elements; their future cannot be considered as well assured. The protection of interest and principal payments may be very moderate and thereby not well safeguarded during good and bad times over the future.

       B These bonds lack the characteristics of a desirable investment (i.e., potentially low assurance of timely interest and principal payments or maintenance of other contract terms over any long period of time may be small).

     Caa Bonds in this category have poor standing and may be in default. These bonds carry an element of danger with respect to principal and interest payments.

      Ca Speculative to a high degree and could be in default or have other marked shortcomings. Ca is the lowest rating.

DESCRIPTION OF MUNICIPAL NOTE RATINGS

MOODY'S


MIG1 &   Short-term municipal securities rated MIG1 or VMIG1 are of the best
VMIG1 quality. They have strong protection from established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.





MIG2 &   These Short-term municipal securities are of high quality. Margins of
VMIG2    protection are ample although not so large as in the preceding group.





MIG3 &   Favorable quality. All security elements are accounted for, but the
VMIG3 undeniable strength of the preceding grades is lacking. Liquidity and cash flow protection may be narrow and marketing access for refinancing is likely to be less well established.

S&P

An S&P note rating reflects the liquidity concerns and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating.

    SP-1 Strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

    SP-2 Satisfactory capacity to pay principal and interest.

    SP-3 Speculative capacity to pay principal and interest.

DESCRIPTION OF PREFERRED STOCK RATINGS

MOODY'S

     aaa Top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stocks.

      aa High-grade preferred stock. This rating indicates that there is a reasonable assurance the earnings and asset protection will remain relatively well maintained in the foreseeable future.

       a Upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the "aaa" and "aa" classification, earnings and asset protection are, nevertheless, expected to be maintained at adequate levels.

     baa Medium-grade preferred stock, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

S&P

S&P's preferred stock rating is an assessment of the capacity and willingness of an issuer to pay preferred stock dividends and any applicable sinking fund obligations.

     AAA Highest rating. This rating indicates an extremely strong capacity to pay the preferred stock obligations.

      AA High-quality, fixed-income security. The capacity to pay preferred stock obligations is very strong, although not as overwhelming as for issues rated "aaa."

       A Backed by a sound capacity to pay the preferred stock obligations, although it is somewhat more susceptible to the ad-

54

verse effects of changes in circumstances and economic conditions.

    BBB Backed by an adequate capacity to pay the preferred stock obligations.
        Whereas the issuer normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to make payments for a preferred stock in this category than for issues in the "A" category.

SHORT-TERM DEBT RATINGS

Thompson Bank Watch, Inc. ("TBW") assigns ratings to specific debt instruments with original maturities of one year or less. The TBW Short-Term ratings specifically assess the likelihood of an untimely payment of principal and interest.

  TBW-1 Very high degree of likelihood that principal and interest will be paid on a timely basis.

  TBW-2 While degree of safety regarding timely repayment of principal and interest is strong, the relative degree is not as high as for issues rated TBW-1.

  TBW-3 Lowest investment grade category. While more susceptible to adverse developments than obligations with higher ratings, capacity to service principal and interest in a timely fashion is considered adequate.

  TBW-4 Non-investment grade and, therefore, speculative.

INVESTMENT ADVISOR AND SUB-ADMINISTRATOR
Banc One Investment Advisors Corporation
1111 Polaris Parkway
P.O. Box 710211
Columbus, OH 43271-0211


SUB-ADVISOR
Independence International Associates, Inc.
75 State Street
Boston, MA 02109


DISTRIBUTOR
The One Group Services Company
3435 Stelzer Road
Columbus, OH 43219


ADMINISTRATOR
The One Group Services Company
3435 Stelzer Road
Columbus, OH 43219


TRANSFER AGENT AND CUSTODIAN
State Street Bank and Trust Company
P.O. Box 8500
Boston, MA 02266-8500


LEGAL COUNSEL
Ropes & Gray
One Franklin Square
1301 K Street, N.W.
Suite 800 East
Washington, D.C. 20005


INDEPENDENT ACCOUNTANTS
PricewaterhouseCoopers LLP
100 East Broad Street
Columbus, OH 43215



THE STATEMENT OF ADDITIONAL INFORMATION CON-
TAINS MORE DETAILED INFORMATION ABOUT THE FUNDS.
THE CURRENT STATEMENT OF ADDITIONAL INFORMATION
HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION AND IS AVAILABLE WITHOUT CHARGE BY
CALLING 1-800-480-4111 OR BY WRITING TO THE
ONE GROUP SERVICES COMPANY AT 3435 STELZER
ROAD, COLUMBUS, OHIO 43219. THE STATEMENT
OF ADDITIONAL INFORMATION IS INCORPORATED INTO
THIS PROSPECTUS BY REFERENCE. THE SEC MAINTAINS
A WEB SITE (WWW.SEC.COM) THAT CONTAINS THE
STATEMENT OF ADDITIONAL INFORMATION, MATERIALS
INCORPORATED BY REFERENCE AND OTHER INFORMATION
REGARDING THE ONE GROUP (R).




TOG-F-121

THE ONE GROUP(R) FAMILY OF MUTUAL FUNDS


                                   [GRAPHIC]

                                   BOND FUNDS

                              COMBINED PROSPECTUS

                                NOVEMBER 1, 1998



                    THE ONE GROUP(R) INTERMEDIATE BOND FUND

                       THE ONE GROUP(R) INCOME BOND FUND

                     THE ONE GROUP(R) GOVERNMENT BOND FUND

                 THE ONE GROUP(R) ULTRA SHORT-TERM INCOME FUND

                 THE ONE GROUP(R) LIMITED VOLATILITY BOND FUND

                    THE ONE GROUP(R) TREASURY & AGENCY FUND

                     THE ONE GROUP(R) HIGH YIELD BOND FUND




   This prospectus describes seven mutual funds with a variety of investment objectives, including income, capital preservation, tax-exempt income, and low volatility. The information in this prospectus is important. Please read it carefully before you invest, and save it for future reference.

PLEASE REMEMBER THAT SHARES OF THE FUNDS: o ARE NOT DEPOSITS OR OBLIGATIONS OF,
 OR GUARANTEED BY BANK ONE CORPORATION OR ITS AFFILIATES; o ARE NOT INSURED OR
  GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY FEDERAL OR STATE GOVERNMENTAL AGENCY; o INVOLVE INVESTMENT RISK, INCLUDING THE POSSIBLE
                     LOSS OF THE PRINCIPAL AMOUNT INVESTED.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
          ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                                                          O69385

                       A BRIEF PREVIEW OF THE FUNDS................................    1
                       ABOUT THE FUNDS.............................................    2


                          The One Group(R) Intermediate Bond Fund..................    2


                          The One Group(R) Income Bond Fund........................    5


                          The One Group(R) Government Bond Fund....................    8


                          The One Group(R) Ultra Short-Term Income Fund............   11


                          The One Group(R) Limited Volatility Bond Fund............   14


                          The One Group(R) Treasury & Agency Fund..................   17


                          The One Group(R) High Yield Bond Fund....................   20
                       MORE ABOUT THE FUNDS........................................   22
                       HOW TO DO BUSINESS WITH THE ONE GROUP.......................   25
                          Purchasing Fund Shares...................................   25
                          Sales Charges............................................   27
                          Sales Charge Reductions and Waivers......................   29
                          Exchanging Fund Shares...................................   31
                          Redeeming Fund Shares....................................   32
                       SHAREHOLDER INFORMATION.....................................   34
                          Voting Rights............................................   34
                          Dividend Policies........................................   35
                          Tax Treatment of the Funds...............................   35
                          Tax Treatment of Shareholders............................   35
                          Shareholder Inquiries....................................   36
                       ORGANIZATION AND MANAGEMENT OF THE FUNDS....................   37
                          The Funds................................................   37
                          The Board of Trustees....................................   37
                          The Advisor..............................................   37
                          The Sub-Advisor..........................................   37
                          Banc One High Yield Partners--Prior Performance of
                            Pacholder Associates, Inc..............................   37
                          The Distributor..........................................   39
                          The Administrator and Sub-Administrator..................   39
                          The Transfer Agent, Custodian and Sub-Custodian..........   39
                          Year 2000................................................   39
                       DETAILS ABOUT THE FUNDS' INVESTMENT PRACTICES AND
                         POLICIES..................................................   40
                          Investment Practices.....................................   40
                          Investment Risks.........................................   43
                          Investment Policies......................................   44
                       APPENDIX: DESCRIPTION OF RATINGS............................   45


                              table of    contents
                        a brief    preview of the funds

             WHAT ARE THE GOALS OF THE ONE GROUP BOND FUNDS?
             The Funds are designed for a variety of investment objectives, including:
             -  current income
             -  current income consistent with the preservation of capital
             - current income with a primary focus on income that is exempt from state income taxes
             -  current income consistent with low volatility of principal.

             Each Fund pursues a different objective and involves different risks. Please read about each Fund before investing.

             WHAT ARE THE FUNDS' INVESTMENT STRATEGIES?
             The Intermediate Bond Fund, the Limited Volatility Bond Fund, the Ultra Short-Term Income Fund, and the Income Bond Fund invest in high and medium grade debt securities of all types with average maturities ranging from one to twenty years. The Income Bond Fund and the High Yield Bond Fund also may invest in lower grade debt securities, although the Income Bond Fund will limit its investments in such securities to no more than 30% of its total assets. The Government Bond Fund and the Treasury & Agency Fund invest in obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities. Several of the Funds may invest in preferred stock.

             WHAT ARE THE MAIN RISKS OF INVESTING IN THE FUNDS?

             The Funds invest in fixed-income investments that are subject to market fluctuations as a result of changes in interest rates. As a result, the value of investments in the Funds may decrease during periods of rising interest rates and increase during periods of declining interest rates. In addition, some of the Funds invest in mortgage-related securities which have significantly greater price and yield volatility than traditional fixed-income securities. Fixed income securities also are subject to the risk that the issuer of the security will be unable to meet its payment obligation. Also, the Income Bond Fund and the High Yield Bond Fund may invest in securities in ANY rating category, some of which are regarded as predominately speculative. An investment in the Funds is not a deposit of BANK ONE CORPORTAION or its affiliates and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. For more information about risks, please read "More About the Funds" and "Investment Risks."


             WHAT CLASSES OF SHARES ARE AVAILABLE?
             The Funds currently offer four classes of Shares: Class A, Class B, Class C and Class I. Class A, Class B and Class C shares are offered to the general public. Class I shares are offered to institutional investors, including affiliates of BANK ONE CORPORTAION and any bank, depository institution, insurance company, pension plan or other organization authorized to act in fiduciary, advisory, agency, custodial or similar capacities. Class I shares are not available to Individual Retirement Accounts ("IRA"). The section called "How To Do Business With The One Group" will provide more information.

             HOW DO I PURCHASE AND REDEEM SHARES?
             You may buy and redeem shares of the Funds on any day that the Funds are open for business. Class C shares are not available for purchase in all of the funds. Purchase and redemption procedures are explained in greater detail in "How To Do Business With The One Group." For additional information, call The One Group Services Company at 1-800-480-4111.

             HOW ARE DIVIDENDS PAID?
             Generally, dividends are declared on each business day and are distributed on the first business day of each month. Any capital gains are distributed at least annually. Distributions are paid in additional shares of the same class unless you elect to take the payment in cash. For a more detailed discussion of dividends, see "Dividend Policies."

             WHO MANAGES THE FUNDS?
             Banc One Investment Advisors Corporation ("Banc One Investment Advisors"), an indirect subsidiary of BANK ONE CORPORTAION, serves as the advisor of the Funds. Banc One Investment Advisors is paid a fee for its services. Banc One High Yield Partners, LLC (the "Sub-Advisor") serves as Sub-Advisor to the High Yield Bond Fund. The Sub-Advisor's fees are paid by Banc One Investment Advisors. A more detailed discussion regarding Banc One Investment Advisors, its services and compensation can be found in the Prospectus under the headings "The Advisor" and "Expense Summary." Additional information regarding the Sub-Advisor is located in the Prospectus under the heading "The Sub-Advisor."

    The One Group(R)

Intermediate Bond Fund
LOGO INVESTMENT OBJECTIVE
The Fund seeks current income
consistent with the preservation of
capital by investing in high and
medium-grade fixed-income securities
with intermediate maturities.

LOGO INVESTMENT STRATEGY


Generally, the Fund invests in debt
securities of all types including
bonds, notes, U.S. Government
obligations, and taxable and
tax-exempt municipal securities
rated as investment grade at the
time of investment, (or, if unrated,
determined by Banc One Investment
Advisors, to be of comparable
quality). The Fund's average
weighted maturity will ordinarily
range between three and ten years,
taking into account expected
prepayment of principal on certain
investments, although the Fund may
shorten the weighted average
maturity to as little as one year
for temporary defensive purposes.

LOGO PORTFOLIO SECURITIES
The Fund normally invests at least
80% of its total assets in debt
securities. Debt securities include
bonds, notes and other obligations.
As a matter of fundamental policy,
at least 65% of the Fund's total
assets will consist of bonds and at
least 50% of total assets will
consist of obligations issued by the
U.S. Government or its agencies and
instrumentalities, some of which may
be subject to repurchase agreements.
However, the Fund intends to hold at
least 65% of its total assets in
such government obligations. Up to
20% of the Fund's total assets may
be invested in preferred stock. For
a list of all the securities in
which the Fund may invest, please
read "Investment Practices."
LOGO RISK CONSIDERATIONS
The Fund may invest in debt
securities that are rated in the
lowest investment grade category.
Such investments are considered to
have speculative characteristics. In
addition, the Fund invests in
fixed-income securities. The value
of these securities will change in
response to interest rate changes
and other factors. This is
especially true to the extent the
Fund invests in debt securities in
the lowest investment grade
category. The Fund also invests in
mortgage-related securities which
may have greater price and yield
volatility than traditional fixed
income securities. Before you
invest, please read "More About the
Funds" and "Investment Risks."
LOGO FUND MANAGEMENT
The Fund is managed by a team of
portfolio managers, research
analysts and fixed income traders.
The team works together to establish
general duration and sector
strategies for the Fund. Each team
member makes recommendations about
securities in the Fund. The research
analysts and trading personnel
provide individual security and
sector recommendations, while the
portfolio managers select and
allocate individual securities in a
manner designed to meet the

investment objectives of the Fund.

 SHAREHOLDER EXPENSES

                                                              SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS B   CLASS C

                                                              Maximum Sales Charge Imposed on
                                                                Purchases (as a percentage of
                                                                offering price)                      4.50%      none      none

                                                              Maximum Contingent Deferred Sales
                                                                Charge (as a percentage of
                                                                original purchase price or
                                                                redemption proceeds, as
                                                                applicable)                           none(2)  5.00%     1.00%

                                                              Redemption Fees                         none      none      none

                                                              Exchange Fees                           none      none      none

                                                              ANNUAL OPERATING EXPENSES (3) (as a
                                                                percentage of average daily net
                                                                assets)

                                                              Investment Advisory Fees (after fee
                                                                waiver) (4)                           .40%      .40%      .40%

                                                              12b-1 Fees (after fee waiver) (5)       .25%      .90%      .90%

                                                              Other Expenses                          .22%      .22%      .22%

                                                                      Total Fund Operating
                                                                        Expenses (after fee
                                                                        waivers) (6)                  .87%     1.52%     1.52%

                                      CLASS I
                                        none
                                        none
                                        none
                                        none
                                        .40%
                                        none
                                        .22%
                                        .62%


(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from redemption amounts paid by wire.

(2) Except for purchases of $1 million or more. Please see "Sales Charges."

(3) Expense information has been restated to reflect current fees.

(4) Without the fee waiver, Investment Advisory Fees would be .60% for all classes of shares.

(5) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .35% for Class A shares and 1.00% for Class B and Class C shares.

(6) Without the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be 1.17% for Class A shares, 1.82% for Class B shares, 1.82% for Class C shares and .82% for Class I shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the
                                   Fund, assuming: (1) payment of the
                                   maximum sales charge; (2) 5% annual
                                   return; and (3) redemption at the end of each time period.


                                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS

                                                              Class A           $ 53      $ 72       $ 91        $147

                                                              Class A
                                                                (without fee
                                                                waivers)        $ 56      $ 80       $106        $181

                                                              Class B           $ 65      $ 78       $103        $164

                                                              Class B
                                                                (without fee
                                                                waivers)        $ 68      $ 87       $119        $197

                                                              Class C           $ 25      $ 48       $ 83        $181

                                                              Class C
                                                                (without fee
                                                                waivers)        $ 28      $ 57       $ 99        $214

                                                              Class I           $  6      $ 20       $ 35        $ 77

                                                              Class I
                                                                (without fee
                                                                waiver)         $  8      $ 26       $ 46        $101



Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS

                                                              Class A           $ 53      $ 72       $ 91        $147

                                                              Class A
                                                                (without fee
                                                                waivers)        $ 56      $ 80       $106        $181

                                                              Class B           $ 15      $ 48       $ 83        $164

                                                              Class B
                                                                (without fee
                                                                waivers)        $ 18      $ 57       $ 99        $197

                                                              Class C           $ 15      $ 48       $ 85        $181

                                                              Class C
                                                                (without fee
                                                                waivers)        $ 18      $ 57       $ 99        $214

                                                              Class I           $  6      $ 20       $ 35        $ 77

                                                              Class I
                                                                (without fee
                                                                waiver)         $  8      $ 26       $ 46        $101


Class B shares automatically convert to Class A shares after eight (8)
                                   years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or
                                   indirectly paid by investors in the Fund.
                                   THESE EXAMPLES SHOULD NOT BE CONSIDERED A
                                   REPRESENTATION OF PAST OR FUTURE EXPENSES
                                   AND ACTUAL EXPENSES MAY BE GREATER OR
                                   LESS THAN THOSE SHOWN.

THE ONE GROUP(R) INTERMEDIATE BOND FUND    FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years or since inception, if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.


                                                                              YEAR ENDED JUNE 30,
                                              --------------------------------------------------------------------------------------
CLASS I                                           1998        1997        1996        1995        1994       1993(e)    1992(c)(e)
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD          $    9.92   $    9.84   $   10.01   $    9.72   $   10.51   $   10.09   $    10.00
------------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
 Net investment income                             0.64        0.65        0.66        0.66        0.60        0.63         0.22
 Net realized and unrealized gains (losses)
   from investments and futures                    0.20        0.08       (0.17)       0.29       (0.67)       0.42         0.08
------------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                   0.84        0.73        0.49        0.95       (0.07)       1.05         0.30
------------------------------------------------------------------------------------------------------------------------------------
Distributions:
 Net investment income                            (0.64)      (0.65)      (0.66)      (0.66)      (0.60)      (0.63)       (0.21)
 In excess of net investment income                  --          --          --          --       (0.02)         --           --
 Net realized gains                                  --          --          --          --       (0.10)         --           --
------------------------------------------------------------------------------------------------------------------------------------
Total Distributions                               (0.64)      (0.65)      (0.66)      (0.66)      (0.72)      (0.63)       (0.21)
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                $   10.12   $    9.92   $    9.84   $   10.01   $    9.72   $   10.51   $    10.09
------------------------------------------------------------------------------------------------------------------------------------
Total Return                                       8.71%       7.68%       4.95%      10.15%      (0.74)%     10.67%        3.00%(d)
RATIOS/SUPPLEMENTARY DATA:
 Net Assets at end of period (000)            $ 680,800   $ 522,423   $ 230,812   $ 191,216   $  98,483   $  44,252   $   23,457
 Ratio of expenses to average net assets           0.56%       0.54%       0.54%       0.56%       0.32%       0.39%        0.36%(b)
 Ratio of net investment income to average
   net assets                                      6.37%       6.63%       6.56%       6.88%       6.04%       6.14%        6.99%(b)
 Ratio of expenses to average net assets*          0.83%       0.81%       0.87%       0.99%       0.87%       1.17%        1.33%(b)
 Ratio of net investment income to average
   net assets*                                     6.10%       6.36%       6.23%       6.45%       5.49%       5.36%        6.02%(b)
 Portfolio Turnover (a)                           60.08%      55.91%     101.06%      99.71%      85.62%      21.51%       11.74%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
   (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) Annualized.
   (c) The Fund commenced operations February 28, 1992. (d) Not annualized.
   (e) Audited by other auditors.


                                                                                  YEAR ENDED JUNE 30,
                                                              -------------------------------------------------------
CLASS A                                                           1998          1997          1996         1995(a)
---------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $    9.95     $    9.87     $   10.04     $    9.45
---------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                            0.62          0.63          0.64          0.37
  Net realized and unrealized gains (losses) from
    investments and futures                                        0.20          0.08         (0.17)         0.59
---------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                   0.82          0.71          0.47          0.96
---------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                           (0.62)        (0.63)        (0.64)        (0.37)
---------------------------------------------------------------------------------------------------------------------
Total Distributions                                               (0.62)        (0.63)        (0.64)        (0.37)
---------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $   10.15     $    9.95     $    9.87     $   10.04
---------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                               8.47%         7.40%         4.77%        10.29%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                           $  44,567     $  18,763     $  13,706     $   4,941
  Ratio of expenses to average net assets                          0.81%         0.78%         0.79%         0.83%(c)
  Ratio of net investment income to average net assets             6.12%         6.35%         6.31%         6.64%(c)
  Ratio of expenses to average net assets*                         1.18%         1.16%         1.22%         1.66%(c)
  Ratio of net investment income to average net assets*            5.75%         5.97%         5.88%         5.81%(c)
  Portfolio Turnover (d)                                          60.08%        55.91%       101.06%        99.71%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
   (a) Class A Shares commenced operations November 30, 1994. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

4

THE ONE GROUP(R) INTERMEDIATE BOND FUND    FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                                                                   YEAR ENDED JUNE 30,
                                                              ------------------------------------------------------------
CLASS B                                                          1998            1997            1996          1995(a)
--------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $   9.92        $   9.83        $  10.01        $   9.45
--------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                           0.55            0.56            0.58            0.23
  Net realized and unrealized gains (losses) from
    investments and futures                                       0.20            0.09           (0.18)           0.56
--------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                  0.75            0.65            0.40            0.79
--------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                          (0.55)          (0.56)          (0.58)          (0.23)
--------------------------------------------------------------------------------------------------------------------------
Total Distributions                                              (0.55)          (0.56)          (0.58)          (0.23)
--------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $  10.12        $   9.92        $   9.83        $  10.01
--------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                              7.78%           6.83%           4.10%           8.22%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                           $ 19,924        $ 10,152        $  6,077        $    266
  Ratio of expenses to average net assets                         1.46%           1.44%           1.44%           1.51%(c)
  Ratio of net investment income to average net assets            5.47%           5.71%           5.66%           6.15%(c)
  Ratio of expenses to average net assets*                        1.83%           1.81%           1.87%           2.34%(c)
  Ratio of net investment income to average net assets*           5.10%           5.34%           5.23%           5.31%(c)
  Portfolio Turnover (d)                                         60.08%          55.91%         101.06%          99.71%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) The Fund commenced operations on November 30, 1994. (b) Not annualized.
   (c) Annualized. (d)Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.


                                                                 NOVEMBER 4,
                                                                   1997 TO
                                                                  JUNE 30,
CLASS C                                                            1998(a)
-------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                              $   10.07
-------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                                0.73
  Net realized and unrealized gains (losses) from
    investments and futures                                            0.07
-------------------------------------------------------------------------------
Total from Investment Activities                                       0.80
-------------------------------------------------------------------------------
Distributions:
  Net investment income                                               (0.73)
-------------------------------------------------------------------------------
Total Distributions                                                   (0.73)
-------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                    $   10.14
-------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                   8.20%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                               $     868
  Ratio of expenses to average net assets                              1.46%(c)
  Ratio of net investment income to average net assets                 5.44%(c)
  Ratio of expenses to average net assets*                             1.82%(c)
  Ratio of net investment income to average net assets*                5.08%
  Portfolio Turnover (d)                                              60.08%



* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
   (a) Period from commencement of operations. (b) Not annualized.
   (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

                                                                               5
     The One Group(R)

INCOME BOND FUND
--------------------------------------------------------------------------------

[LOGO] INVESTMENT OBJECTIVE
The Fund seeks a high level of
current income by investing
primarily in a diversified portfolio
of high, medium and low grade debt
securities.

[LOGO] INVESTMENT STRATEGY
The Fund invests in all types of
debt securities rated as investment
grade or below investment grade, as
well as convertible securities,
preferred stock, and loan
participations. The Fund's average
weighted maturity will normally
range between five and twenty years,
although the Fund may shorten its
weighted average to as little as two
years if deemed appropriate for
temporary defensive purposes.

[LOGO] PORTFOLIO SECURITIES
The Fund invests at least 70% of its
total assets in debt securities of
all types rated as investment grade
at the time of investment or, if
unrated, determined to be of
comparable quality by Banc One
Investment Advisors. In addition, up
to 30% of the Fund's total assets
may be invested in convertible
securities, preferred stock, loan
participations and debt securities
rated below investment grade or, if
unrated, determined by Banc One
Investment Advisors to be of
comparable quality. Securities rated
below investment grade are called
"high yield bonds," "non-investment
grade bonds" and "junk bonds." These
securities generally are rated in
the fifth or lower rating categories
(for example, BB or lower by
Standard & Poor's Corporation and Ba
or lower by Moody's Investors
Service, Inc.), and are considered
to be speculative. Even though it
may invest in debt securities in all
rating categories, the Fund will not
invest more than 20% of its total
assets in securities rated below the
fifth rating category. As a matter
of fundamental policy, at least 65%
of the Fund's total assets will
consist of bonds. The Fund also may
purchase taxable or tax-exempt
municipal securities. For a list of
all the securities in which the Fund
may invest, please read "Investment
Practices."

[LOGO] RISK CONSIDERATIONS
The Fund invests in debt securities
rated below investment grade that
are considered speculative. While
these securities generally provide a
higher yield than higher rated debt
securities, they are subject to a
greater degree of risk. Issuers of
these securities may include
smaller, less creditworthy companies
or highly indebted firms. The credit
quality of securities in the high
yield bond market can change
suddenly and unexpectedly. Before
you invest, please read "More About
the Funds" and "Investment Risks."

[LOGO] FUND MANAGEMENT
The Fund is managed by a team of
portfolio managers, research
analysts and fixed income traders.
The team works together to establish
general duration and sector
strategies for the Fund. Each team
member makes recommendations about
securities in the Fund. The research
analysts and trading personnel
provide individual security and
sector recommendations, while the
portfolio managers select and
allocate individual securities in a
manner designed to meet the
investment objectives of the Fund.

SHAREHOLDER EXPENSES

SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS B   CLASS C   CLASS I
Maximum Sales Charge Imposed on
  Purchases (as a percentage of
  offering price)                      4.50%      none      none     none

Maximum Contingent Deferred Sales
  Charge (as a percentage of
  original purchase price or
  redemption proceeds, as
  applicable)                           none(2)  5.00%     1.00%     none

Redemption Fees                         none      none      none     none

Exchange Fees                           none      none      none     none

ANNUAL OPERATING EXPENSES (3)
  (as a percentage of average daily
  net assets)

Investment Advisory Fees (after fee
  waiver) (4)                           .40%      .40%      .40%     .40%

12b-1 Fees (after fee waiver) (5)       .25%      .90%      .90%     none

Other Expenses                          .22%      .22%      .22%     .22%

Total Fund Operating Expenses (after
  fee waiver) (6)                       .87%     1.52%     1.52%     .62%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from redemption amounts paid by wire.

(2) Except for purchases of $1 million or more. Please see "Sales Charges."

(3) Expense information has been restated to reflect current fees.

(4) Without the fee waiver, Investment Advisory Fees would be .60% for all classes of shares.

(5) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .35% for Class A shares and 1.00% for Class B and Class C shares.

(6) Without the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be 1.17% for Class A shares, 1.82% for Class B shares, 1.82% for Class C shares and .82% for Class I shares.

EXAMPLE

An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and
(3) redemption at the end of each time period.

                 1 YEAR    3 YEARS    5 YEARS    10 YEARS
Class A           $ 53      $ 72       $ 91        $147
Class A
  (without fee
  waivers)        $ 56      $ 80       $106        $181
Class B           $ 65      $ 78       $103        $164
Class B
  (without fee
  waivers)        $ 68      $ 87       $119        $197
Class C           $ 25      $ 48       $ 83        $181
Class C
  (without fee
  waivers)        $ 28      $ 57       $ 99        $214
Class I           $  6      $ 20       $ 35        $ 77
Class I
  (without fee
  waiver)         $  8      $ 26       $ 46        $101

Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                1 YEAR    3 YEARS    5 YEARS    10 YEARS
Class A           $ 53      $ 72       $ 91        $147
Class A
  (without fee
  waivers)        $ 56      $ 80       $106        $181
Class B           $ 15      $ 48       $ 83        $164
Class B
  (without fee
  waivers)        $ 18      $ 57       $ 99        $197
Class C           $ 15      $ 48       $ 83        $181
Class C
  (without fee
  waivers)        $ 18      $ 57       $ 99        $214
Class I           $  6      $ 20       $ 35        $ 77
Class I
  (without fee
  waiver)         $  8      $ 26       $ 46        $101

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

6

THE ONE GROUP(R) INCOME BOND FUND    FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years or since inception, if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.

                                                                              YEAR ENDED JUNE 30,
                                                     ----------------------------------------------------------------------
CLASS I                                                  1998        1997        1996        1995        1994        1993
---------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                 $    9.42   $    9.33   $    9.54   $    9.23   $   10.43   $   10.18
---------------------------------------------------------------------------------------------------------------------------
Investment Activities:
 Net investment income                                    0.64        0.64        0.65        0.64        0.54        0.66
 Net realized and unrealized gains (losses) from
   investments and futures                                0.09        0.09       (0.21)       0.35       (0.74)       0.38
---------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                          0.73        0.73        0.44        0.99       (0.20)       1.04
---------------------------------------------------------------------------------------------------------------------------
Distributions:
 Net investment income                                   (0.64)      (0.64)      (0.65)      (0.64)      (0.57)      (0.66)
 Net realized gains                                         --          --          --       (0.04)      (0.43)      (0.13)
---------------------------------------------------------------------------------------------------------------------------
Total Distributions                                      (0.64)      (0.64)      (0.65)      (0.68)      (1.00)      (0.79)
---------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                       $    9.51   $    9.42   $    9.33   $    9.54   $    9.23   $   10.43
---------------------------------------------------------------------------------------------------------------------------
Total Return                                              7.97%       8.10%       4.62%      11.29%      (2.54)%     10.62%
RATIOS/SUPPLEMENTARY DATA:
 Net Assets at end of period (000)                   $ 898,263   $ 730,754   $ 520,239   $ 474,124   $ 560,071   $ 483,291
 Ratio of expenses to average net assets                  0.61%       0.60%       0.59%       0.59%       0.53%       0.56%
 Ratio of net investment income to average net
   assets                                                 6.73%       6.85%       6.76%       6.94%       5.35%       6.44%
 Ratio of expenses to average net assets*                 0.81%       0.80%       0.81%       0.86%       0.85%       0.90%
 Ratio of net investment income to average net
   assets*                                                6.53%       6.65%       6.54%       6.67%       5.03%       6.10%
 Portfolio Turnover (a)                                  30.83%      55.18%      95.52%     262.25%     131.04%     143.52%

                                                                  YEAR ENDED JUNE 30,
                                                     ----------------------------------------------
CLASS I                                                   1992        1991        1990        1989
---------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                 $    9.59   $    9.49   $    9.92   $    9.88
---------------------------------------------------------------------------------------------------
Investment Activities:
 Net investment income                                    0.71        0.79        0.80        0.64
 Net realized and unrealized gains (losses) from
   investments and futures                                0.59        0.06      (0.20)        0.04
---------------------------------------------------------------------------------------------------
Total from Investment Activities                          1.30        0.85        0.60        0.68
---------------------------------------------------------------------------------------------------
Distributions:
 Net investment income                                   (0.71)      (0.75)      (0.80)      (0.64)
 Net realized gains                                         --          --       (0.23)         --
---------------------------------------------------------------------------------------------------
Total Distributions                                      (0.71)      (0.75)      (1.03)      (0.64)
---------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                       $   10.18   $    9.59   $    9.49   $    9.92
---------------------------------------------------------------------------------------------------
Total Return                                             13.85%       9.20%       6.37%       7.32%
RATIOS/SUPPLEMENTARY DATA:
 Net Assets at end of period (000)                   $ 376,898   $ 269,856   $  57,308   $  49,128
 Ratio of expenses to average net assets                  0.49%       0.29%       0.40%       0.45%
 Ratio of net investment income to average net
   assets                                                 7.18%       7.88%       8.27%       8.66%
 Ratio of expenses to average net assets*                 1.04%       0.89%       1.00%       1.06%
 Ratio of net investment income to average net
   assets*                                                6.63%       7.28%       7.67%       8.05%
 Portfolio Turnover (a)                                  32.50%      39.63%     119.23%     194.19%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
   (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.


                                                                               YEAR ENDED JUNE 30,
                                                ------------------------------------------------------------------------------------
CLASS A                                            1998        1997        1996        1995        1994        1993       1992(c)
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD           $    9.41   $    9.32   $    9.54   $    9.22   $   10.43   $   10.16   $   10.06
------------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                             0.62        0.62        0.63        0.61        0.52        0.63        0.26
  Net realized and unrealized gains (losses)
    from investments and futures                    0.10        0.09       (0.23)       0.36       (0.75)       0.41        0.11
------------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                    0.72        0.71        0.40        0.97       (0.23)       1.04        0.37
------------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                            (0.62)      (0.62)      (0.62)      (0.60)      (0.55)      (0.64)      (0.27)
  In excess of net investment income                  --          --          --       (0.01)         --          --          --
  Net realized gains                                  --          --          --       (0.04)      (0.43)      (0.13)         --
------------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                (0.62)      (0.62)      (0.62)      (0.65)      (0.98)      (0.77)      (0.27)
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                 $    9.51   $    9.41   $    9.32   $    9.54   $    9.22   $   10.43   $   10.16
------------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                7.82%       7.85%       4.26%      10.90%      (2.33)%     10.58%      10.16%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)            $  14,738   $  14,325   $  10,127   $   6,796   $   5,347   $   7,064   $     188
  Ratio of expenses to average net assets           0.86%       0.85%       0.84%       1.01%       0.78%       0.77%       0.97%(b)
  Ratio of net investment income to average
    net assets                                      6.49%       6.59%       6.51%       6.57%       5.25%       6.12%       6.58%(b)
  Ratio of expenses to average net assets*          1.16%       1.15%       1.16%       1.38%       1.20%       1.26%       1.27%(b)
  Ratio of net investment income to average
    net assets*                                     6.19%       6.29%       6.19%       6.20%       4.83%       5.63%       6.28%(b)
  Portfolio Turnover (a)                           30.83%      55.18%      95.52%     262.25%     131.04%     143.52%      32.50%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
   (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) Annualized.
   (c) Class A Shares commenced offering on February 18, 1992.

THE ONE GROUP(R) INCOME BOND FUND    FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                                                                     YEAR ENDED JUNE 30,
                                                              --------------------------------------------------------------
CLASS B                                                            1998        1997        1996        1995       1994(a)
----------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $    9.49   $    9.40   $    9.62   $    9.29   $    9.97
----------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                            0.56        0.56        0.56        0.56        0.17
  Net realized and unrealized gains (losses) from
    investments and futures                                        0.10        0.09      (0.21)        0.38       (0.70)
----------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                   0.66        0.65        0.35        0.94       (0.53)
----------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                           (0.56)      (0.56)      (0.57)      (0.57)      (0.15)
  Net realized gains                                                 --          --          --       (0.04)         --
----------------------------------------------------------------------------------------------------------------------------
Total Distributions                                               (0.56)      (0.56)      (0.57)      (0.61)      (0.15)
----------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $    9.59   $    9.49   $    9.40   $    9.62   $    9.29
----------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                               7.13%       7.15%       3.65%      10.63%      (5.29)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                           $  15,511   $  10,873   $   6,110   $   1,887   $     723
  Ratio of expenses to average net assets                          1.51%       1.50%       1.49%       1.49%       1.45%(c)
  Ratio of net investment income to average net assets             5.83%       5.95%       5.86%       6.16%       5.20%(c)
  Ratio of expenses to average net assets*                         1.81%       1.80%       1.81%       1.86%       1.84%(c)
  Ratio of net investment income to average net assets*            5.53%       5.65%       5.54%       5.80%       4.81%(c)
  Portfolio Turnover (d)                                          30.83%      55.18%      95.52%     262.25%     131.04%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
   (a) Class B Shares commenced offering on January 17, 1994. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

    The One Group(R)

Government Bond Fund
LOGO INVESTMENT OBJECTIVE
The Fund seeks a high level of
current income with liquidity and
safety of principal.
LOGO INVESTMENT STRATEGY
The Fund limits its investments to
securities issued by the U.S.
Government and its agencies and
instrumentalities or related to
securities issued by the U.S.
Government and its agencies and
instrumentalities. The Fund's
average weighted remaining maturity
will ordinarily range between three
and fifteen years, taking into
account expected prepayment of
principal on certain investments.
However, the Fund's average weighted
remaining maturity may be outside
this range if warranted by market
conditions.
LOGO PORTFOLIO SECURITIES
At least 65% of the Fund's total
assets will be invested in debt
instruments with principal and
interest guaranteed by the U.S.
Government or its agencies and
instrumentalities, some of which may
be subject to repurchase agreements,
and other securities representing an
interest in or secured by mortgages
that are issued or guaranteed by
certain U.S. government agencies or
instrumentalities. For a list of all
the securities in which the Fund may
invest, please read "Investment
Practices."

LOGO RISK CONSIDERATIONS
The Fund's ability to achieve higher
income is not as great as that of
funds that invest in lower-quality
instruments. In addition, the Fund
invests in fixed-income securities.
The value of these securities will
change in response to interest rate
changes and other factors. The Fund
also invests in mortgage-related
securities which may have greater
price and yield volatility than
traditional fixed income securities.
Before you invest, please read "More
About the Funds" and "Investment
Risks."
LOGO FUND MANAGEMENT
The Fund is managed by a team of
portfolio managers, research
analysts and fixed income traders.
The team works together to establish
general duration and sector
strategies for the Fund. Each team
member makes recommendations about
securities in the Fund. The research
analysts and trading personnel
provide individual security and
sector recommendations, while the
portfolio managers select and
allocate individual securities in a
manner designed to meet the

investment objectives of the Fund.

 SHAREHOLDER EXPENSES

                                                              SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS B   CLASS C

                                                              Maximum Sales Charge Imposed on
                                                                Purchases (as a percentage of
                                                                offering price)                      4.50%      none      none

                                                              Maximum Contingent Deferred Sales
                                                                Charge (as a percentage of
                                                                original purchase price or
                                                                redemption proceeds, as
                                                                applicable)                           none(2)  5.00%     1.00%

                                                              Redemption Fees                         none      none      none

                                                              Exchange Fees                           none      none      none

                                                              ANNUAL OPERATING EXPENSES (3)
                                                                (as a percentage of average daily
                                                                net assets)

                                                              Investment Advisory Fees                .45%      .45%      .45%

                                                              12b-1 Fees (after fee waiver) (4)       .25%      .90%      .90%

                                                              Other Expenses                          .24%      .24%      .24%

                                                              Total Fund Operating Expenses (after
                                                                fee waiver) (5)                       .94%     1.59%     1.59%

                                      CLASS I
                                       none
                                       none
                                       none
                                       none
                                       .45%
                                       none
                                       .24%
                                       .69%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from redemption amounts paid by wire.

(2) Except for purchases of $1 million or more. Please see "Sales Charges."

(3) Expense information has been restated to reflect current fees.

(4) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .35% for Class A shares and 1.00% for Class B and Class C shares.

(5) Without the voluntary reduction of 12b-1 fees, Total Operating Expenses would be 1.04% for Class A shares and 1.69% for Class B shares and Class C shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the
                                   Fund, assuming: (1) payment of the
                                   maximum sales charge; (2) 5% annual
                                   return; and (3) redemption at the end of each time period.


                                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS

                                                              Class A           $ 54      $ 74       $ 95        $155

                                                              Class A
                                                                (without fee
                                                                waiver)         $ 55      $ 77       $100        $166

                                                              Class B           $ 66      $ 80       $107        $172

                                                              Class B
                                                                (without fee
                                                                waiver)         $ 67      $ 83       $112        $183

                                                              Class C           $ 26      $ 50       $ 87        $189

                                                              Class C
                                                                (without fee
                                                                waiver)         $ 27      $ 53       $ 92        $200

                                                              Class I           $  7      $ 22       $ 38        $ 86



Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:


                                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS

                                                              Class A           $ 54      $ 74       $ 95        $155

                                                              Class A
                                                                (without fee
                                                                waiver)         $ 55      $ 77       $100        $166

                                                              Class B           $ 16      $ 50       $ 87        $172

                                                              Class B
                                                                (without fee
                                                                waiver)         $ 17      $ 53       $ 92        $183

                                                              Class C           $ 16      $ 50       $ 87        $189

                                                              Class C
                                                                (without fee
                                                                waiver)         $ 17      $ 53       $ 92        $200

                                                              Class I           $  7      $ 22       $ 38        $ 86



Class B shares automatically convert to Class A shares after eight (8)
                                   years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or
                                   indirectly paid by investors in the Fund.
                                   THESE EXAMPLES SHOULD NOT BE CONSIDERED A
                                   REPRESENTATION OF PAST OR FUTURE EXPENSES
                                   AND ACTUAL EXPENSES MAY BE GREATER OR
                                   LESS THAN THOSE SHOWN.

The One Group(R) Government Bond Fund    Financial Highlights

The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years or since inception, if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.


                                                                                YEAR ENDED JUNE 30,
                                                  -------------------------------------------------------------------------------
                    CLASS I                         1998          1997          1996          1995          1994         1993(A)
NET ASSET VALUE, BEGINNING OF PERIOD              $    9.69     $    9.56     $    9.81     $    9.35     $   10.15     $   10.00
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                0.60          0.62          0.62          0.62          0.51          0.20
  Net realized and unrealized gains (losses)
    from investments and futures                       0.42          0.13         (0.25)         0.46         (0.77)         0.15
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                       1.02          0.75          0.37          1.08         (0.26)         0.35
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                               (0.60)        (0.62)        (0.62)        (0.61)        (0.50)        (0.20)
  In excess of net investment income                     --          --            --           (0.01)        (0.02)         --
  In excess of net realized gains                        --          --            --            --           (0.02)         --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                   (0.60)        (0.62)        (0.62)        (0.62)        (0.54)        (0.20)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                    $   10.11     $    9.69     $    9.56     $    9.81     $    9.35     $   10.15
---------------------------------------------------------------------------------------------------------------------------------
Total Return                                          10.81%         8.10%         3.81%        12.04%        (2.73)%     9.03%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                $851,517      $724,423      $677,326      $379,826      $209,692       $52,152
  Ratio of expenses to average net assets              0.62%         0.62%         0.68%         0.71%         0.68%      0.69%(b)
  Ratio of net investment income to average net
    assets                                             6.05%         6.45%         6.34%         6.65%         5.13%      5.43%(b)
  Ratio of expenses to average net assets*             0.67%         0.68%         0.69%         0.73%         0.71%      1.05%(b)
  Ratio of net investment income to average net
    assets*                                            6.00%         6.39%         6.33%         6.63%         5.10%      5.07%(b)
  Portfolio Turnover (c)                              91.49%        60.53%        62.70%       106.14%       377.78%       139.24%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) The Fund commenced offering on February 8, 1993. (b) Annualized. (c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.


                                                                                YEAR ENDED JUNE 30,
                                                  -------------------------------------------------------------------------------
                    CLASS A                         1998          1997          1996          1995          1994         1993(a)
NET ASSET VALUE, BEGINNING OF PERIOD              $    9.69     $    9.56     $    9.81     $    9.35     $   10.17     $   10.22
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                0.58          0.60          0.60          0.61          0.48          0.17
  Net realized and unrealized gains (losses)
    from investments and futures                       0.42          0.13         (0.25)         0.45         (0.79)        (0.05)
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                       1.00          0.73          0.35          1.06         (0.31)         0.12
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                               (0.58)        (0.60)        (0.60)        (0.59)        (0.47)        (0.17)
  In excess of net investment income                  --             --            --           (0.01)        (0.02)         --
  In excess of net realized gains                     --             --            --            --           (0.02)         --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                   (0.58)        (0.60)        (0.60)        (0.60)        (0.51)        (0.17)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                    $   10.11     $    9.69     $    9.56     $    9.81     $    9.35     $   10.17
---------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                  10.54%         7.83%         3.58%        11.84%        (3.16)%     5.35%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                 $31,548       $34,727       $38,800        $8,130        $1,690          $840
  Ratio of expenses to average net assets              0.87%         0.87%         0.93%         0.97%         0.92%      0.95%(b)
  Ratio of net investment income to average net
    assets                                             5.80%         6.20%         6.09%         6.46%         4.84%      5.56%(b)
  Ratio of expenses to average net assets*             1.02%         1.03%         1.04%         1.09%         1.05%      1.44%(b)
  Ratio of net investment income to average net
    assets*                                            5.65%         6.04%         5.98%         6.34%         4.71%      5.07%(b)
  Portfolio Turnover (c)                              91.49%        60.53%        62.70%       106.14%       377.78%       139.24%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class A Shares commenced offering on March 6,
  1993. (b) Annualized. (c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

10

THE ONE GROUP(R) GOVERNMENT BOND FUND    FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                                                                      YEAR ENDED JUNE 30,
                                                         ---------------------------------------------------------------------------
CLASS B                                                     1998            1997            1996            1995        1994(a)
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                     $   9.69        $   9.56        $   9.81        $   9.35      $  10.04
------------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                      0.52            0.54            0.54            0.55          0.18
  Net realized and unrealized gains (losses) from
    investments and futures                                  0.42            0.13           (0.25)           0.46         (0.69)
------------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                             0.94            0.67            0.29            1.01         (0.51)
------------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                     (0.52)          (0.54)          (0.54)          (0.55)        (0.16)
  In excess of net investment income                           --              --              --              --         (0.02)
------------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                         (0.52)          (0.54)          (0.54)          (0.55)        (0.18)
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                           $  10.11        $   9.69        $   9.56        $   9.81      $   9.35
------------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                         9.86%           7.14%           2.95%          11.20%        (4.99)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                      $ 20,922        $ 11,729        $ 10,782        $  2,513      $    656
  Ratio of expenses to average net assets                    1.52%           1.52%           1.58%           1.62%         1.52%(c)
  Ratio of net investment income to average net assets       5.14%           5.55%           5.44%           5.76%         4.60%(c)
  Ratio of expenses to average net assets*                   1.67%           1.68%           1.69%           1.74%         1.63%(c)
  Ratio of net investment income to average net assets       4.99%           5.39%           5.33%           5.64%         4.49%(c)
  Portfolio Turnover (d)                                    91.49%          60.53%          62.70%         106.14%       377.78%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
   (a) Class B Shares commenced offering on January 14, 1994. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

    The One Group(R)
Ultra Short-Term Income Fund

LOGO INVESTMENT OBJECTIVE
The Fund seeks a high level of
current income consistent with low
volatility of principal by investing
in a diversified portfolio of
short-term investment grade
securities.

LOGO INVESTMENT STRATEGY
The Fund invests in all types of
debt securities, including money
market instruments, adjustable rate
mortgage backed securities and
taxable and tax-exempt municipal
securities. The Fund will maintain a
maximum duration approximately equal
to that of a two-year U.S. Treasury
security, although the Fund's actual
duration is expected to be
approximately equal to that of a one
year U.S. Treasury security.

LOGO PORTFOLIO SECURITIES
The Fund normally invests at least
80% of its total assets in debt
securities. In addition, up to 20%
of the Fund's total assets may be
invested in other securities,
including preferred stock. The Fund
will invest in adjustable rate
mortgage pass-through securities and
other securities representing an
interest in or secured by mortgages
with periodic interest rate resets
(some of which may be subject to
repurchase agreements). These
securities often are issued or
guaranteed by the U.S. Government,
its agencies or instrumentalities.
However, the Fund may also purchase
mortgage-backed securities that are
issued by non-governmental entities.
Such securities may or may not have
private insurer guarantees of timely
payments. For a list of all the
securities in which the Fund may
invest, please read "Investment
Practices."

LOGO RISK CONSIDERATIONS
The Fund invests in fixed-income
investments that are subject to
market fluctuations as a result of
changes in interest rates. As a
result, the value of investments in
the Fund may decrease during periods
of rising interest rates. In
addition, the Fund invests in
mortgage-related securities which
may have greater price and yield
volatility than traditional
fixed-income securities. The Fund
also uses investment management
hedging techniques that may expose
the Fund to special risks. Before
you invest, please read "More About
the Funds" and "Investment Risks."

LOGO FUND MANAGEMENT
The Fund is managed by a team of
portfolio managers, research
analysts and fixed income traders.
The team works together to establish
general duration and sector
strategies for the Fund. Each team
member makes recommendations about
securities in the Fund. The research
analysts and trading personnel
provide individual security and
sector recommendations, while the
portfolio managers select and
allocate individual securities in a
manner designed to meet the
investment objectives of the Fund.

 SHAREHOLDER EXPENSES

SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS B   CLASS C   CLASS I

Maximum Sales Charge Imposed on
  Purchases (as a percentage of
  offering price)                      3.00%      none      none     none

Maximum Contingent Deferred Sales
  Charge (as a percentage of
  original purchase price or
  redemption proceeds, as
  applicable)                           none(2)  3.00%     1.00%     none

Redemption Fees                         none      none      none     none

Exchange Fees                           none      none      none     none

ANNUAL OPERATING EXPENSES (3)
  (as a percentage of average daily
  net assets)

Investment Advisory Fees (after fee
  waiver) (4)                           .30%      .30%      .30%     .30%

12b-1 Fees (after fee waiver) (5)       .25%      .75%      .75%     none

Other Expenses                          .25%      .25%      .25%     .25%

Total Fund Operating Expenses
  (after fee waivers) (6)               .80%     1.30%     1.30%     .55%


(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from redemption amounts paid by wire.

(2) Except for purchases of $1 million or more. Please see "Sales Charges."

(3) Expense information has been restated to reflect current fees.

(4) Without the fee waiver, Investment Advisory Fees would be .55% for all classes of shares.

(5) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .35% for Class A shares and 1.00% for Class B and Class C shares.

(6) Without the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be 1.15% for Class A shares, 1.80% for Class B shares, 1.80% for Class C shares, and .80% for Class I shares.

EXAMPLE An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.


                 1 YEAR    3 YEARS    5 YEARS    10 YEARS

Class A           $ 38      $ 55       $ 73        $126

Class A
  (without fee
  waivers)        $ 41      $ 65       $ 91        $166

Class B           $ 43      $ 61       $ 71        $130

Class B
  (without fee
  waivers)        $ 48      $ 77       $ 97        $179

Class C           $ 23      $ 41       $ 71        $157

Class C
  (without fee
  waivers)        $ 28      $ 57       $ 97        $212

Class I           $  6      $ 18       $ 31        $ 69

Class I
  (without fee
  waiver)         $  8      $ 26       $ 44        $ 99



Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                 1 YEAR    3 YEARS    5 YEARS    10 YEARS

Class A           $ 38      $ 55       $ 73        $126

Class A
  (without fee
  waivers)        $ 41      $ 65       $ 91        $166

Class B           $ 13      $ 41       $ 71        $130

Class B
  (without fee
  waivers)        $ 18      $ 57       $ 97        $179

Class C           $ 13      $ 41       $ 71        $157

Class C
  (without fee
  waivers)        $ 18      $ 57       $ 97        $212

Class I           $  6      $ 18       $ 31        $ 69

Class I
  (without fee
  waiver)         $  8      $ 26       $ 44        $ 99


Class B shares automatically convert to Class A shares after six (6) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

The One Group(R) Ultra Short-Term Income Fund    Financial Highlights

The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years or since inception, if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.


                                                                                YEAR ENDED JUNE 30,
                                                  -------------------------------------------------------------------------------
                    CLASS I                         1998          1997          1996          1995          1994         1993(a)
NET ASSET VALUE, BEGINNING OF PERIOD              $    9.87     $    9.79     $    9.84     $    9.85     $   10.03     $   10.00
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                0.59          0.62          0.62          0.55          0.36          0.17
  Net realized and unrealized gains (losses)
    from investments and futures                     (0.01)          0.05        (0.07)        (0.05)        (0.15)          0.03
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                       0.58          0.67          0.55          0.50          0.21          0.20
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                              (0.58)        (0.59)        (0.60)        (0.48)        (0.37)        (0.17)
  In excess of net investment income                     --         --            --           (0.03)        (0.02)         --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                  (0.58)        (0.59)        (0.60)        (0.51)        (0.39)        (0.17)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                    $    9.87     $    9.87     $    9.79     $    9.84     $    9.85     $   10.03
---------------------------------------------------------------------------------------------------------------------------------
Total Return                                          6.00%         7.14%         5.71%         5.14%         2.16%      4.93%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)               $188,133       $114,413       $57,276       $51,050      $139,593      $154,413
  Ratio of expenses to average net assets             0.30%         0.35%         0.45%         0.61%         0.65%      0.58%(b)
  Ratio of net investment income to average net
    assets                                            5.92%         6.02%         6.20%         5.18%         3.70%      4.71%(b)
  Ratio of expenses to average net assets*            0.81%         0.81%         1.06%         1.01%         0.81%      1.03%(b)
  Ratio of net investment income to average net
    assets*                                           5.41%         5.56%         5.59%         4.78%         3.54%      4.26%(b)
  Portfolio Turnover (c)                             41.15%        70.36%        67.65%         2.91%       242.20%       109.96%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) The Fund commenced operations on February 2, 1993. (b) Annualized. (c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.


                                                                                YEAR ENDED JUNE 30,
                                                  -------------------------------------------------------------------------------
                    CLASS A                         1998          1997          1996          1995          1994         1993(a)
NET ASSET VALUE, BEGINNING OF PERIOD              $    9.87     $    9.78     $    9.83     $    9.84     $   10.03     $   10.00
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                0.56          0.58          0.58          0.52          0.36          0.14
  Net realized and unrealized gains (losses)
    from investments and futures                     (0.01)          0.09        (0.06)        (0.06)        (0.17)          0.03
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                       0.55          0.67          0.52          0.46          0.19          0.17
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                              (0.55)        (0.58)        (0.57)        (0.46)        (0.34)        (0.14)
  In excess of net investment income                     --         --            --           (0.01)        (0.04)         --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                  (0.55)        (0.58)        (0.57)        (0.47)        (0.38)        (0.14)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                    $    9.87     $    9.87     $    9.78     $    9.83     $    9.84     $   10.03
---------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                  5.75%         7.00%         5.42%         4.84%         1.95%      4.78%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)               $24,747         $29,643        $3,969        $4,631       $19,053        $3,106
  Ratio of expenses to average net assets             0.54%         0.61%         0.70%         0.86%         0.89%      0.81%(b)
  Ratio of net investment income to average net
    assets                                            5.66%         5.78%         5.95%         4.88%         3.54%      4.47%(b)
  Ratio of expenses to average net asset*             1.15%         1.17%         1.41%         1.36%         1.14%      1.34%(b)
  Ratio of net investment income to average net
    asset*                                            5.05%         5.22%         5.24%         4.38%         3.29%      3.95%(b)
  Portfolio Turnover (c)                             41.15%        70.36%        67.65%         2.91%       242.20%       109.96%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) The Fund commenced offering on March 10, 1993. (b) Annualized. (c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

THE ONE GROUP(R) ULTRA SHORT-TERM INCOME FUND    FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                                                                     YEAR ENDED JUNE 30,
                                                         ---------------------------------------------------------------------------
CLASS B                                                     1998            1997            1996            1995        1994(a)
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                     $   9.81        $   9.76        $   9.84        $   9.86      $   9.98
------------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                      0.52            0.54            0.52            0.47          0.12
  Net realized and unrealized gains (losses) from
    investments and futures                                 (0.01)           0.05           (0.07)          (0.04)        (0.11)
------------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                             0.51            0.59            0.45            0.43          0.01
------------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                     (0.51)          (0.54)          (0.53)          (0.45)        (0.12)
  In excess of net investment income                           --              --              --              --         (0.01)
------------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                         (0.51)          (0.54)          (0.53)          (0.45)        (0.13)
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                           $   9.81        $   9.81        $   9.76        $   9.84      $   9.86
------------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge                          5.32%           6.22%           4.63%           4.77%        (0.09)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                      $  4,531        $  2,818        $  1,144        $    160      $     15
  Ratio of expenses to average net assets                    0.99%           1.07%           1.20%           1.31%         1.41%(c)
  Ratio of net investment income to average net assets       5.23%           5.18%           5.45%           4.91%         3.49%(c)
  Ratio of expenses to average net assets*                   1.75%           1.81%           2.06%           1.96%         1.83%(c)
  Ratio of net investment income to average net assets*      4.47%           4.44%           4.59%           4.26%         3.07%(c)
  Portfolio Turnover (d)                                    41.15%          70.36%          67.65%           2.91%       242.20%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
   (a) The Fund commenced offering on January 14, 1994. (b) Not annualized.
   (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

    The One Group(R)

Limited Volatility Bond Fund

LOGO INVESTMENT OBJECTIVE
The Fund seeks current income
consistent with preservation of
capital through investment in high
and medium-grade fixed-income
securities.

LOGO INVESTMENT STRATEGY
The Fund invests in all types of
debt securities with short to
intermediate maturities. The Fund's
average weighted maturity will
ordinarily range between one and
five years taking into account
expected prepayment of principal on
certain investments, although the
Fund may shorten the weighted
average maturity to as little as 90
days for temporary defensive
purposes.

LOGO PORTFOLIO SECURITIES
The Fund invests at least 80% of its
total assets in debt securities with
short to intermediate maturities. At
least 65% of the Fund's total assets
will consist of bonds and at least
65% of total assets will consist of
obligations issued by the U.S.
Government, its agencies, or
instrumentalities (some of which may
be subject to repurchase
agreements). The Fund also may
purchase taxable or tax-exempt
municipal securities. Up to 20% the
total assets may be invested in
preferred stock. For a list of all
the securities in which the Fund may
invest, please read "Investment
Practices."

LOGO RISK CONSIDERATIONS

The Fund may invest in debt
securities that are rated in the
lowest investment grade category.
Such investments are considered to
have speculative characteristics. In
addition, the Fund invests in
fixed-income securities. The value
of these securities will change in
response to interest rate changes
and other factors. Also, the Fund
invests in mortgage-related
securities which may have greater
price and yield volatility than
traditional fixed-income securities.
Before you invest, please read "More
About the Funds" and "Investment
Risks."


LOGO FUND MANAGEMENT
The Fund is managed by a team of
portfolio managers, research
analysts and fixed income traders.
The team works together to establish
general duration and sector
strategies for the Fund. Each team
member makes recommendations about
securities in the Fund. The research
analysts and trading personnel
provide individual security and
sector recommendations, while the
portfolio managers select and
allocate individual securities in a
manner designed to meet the
investment objectives of the Fund.

 SHAREHOLDER EXPENSES

SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS B   CLASS C   CLASS I

Maximum Sales Charge Imposed on
  Purchases (as a percentage of
  offering price)                      3.00%      none      none     none

Maximum Contingent Deferred Sales
  Charge (as a percentage of
  original purchase price or
  redemption proceeds, as
  applicable)                           none(2)  3.00%     1.00%     none

Redemption Fees                         none      none      none     none

Exchange Fees                           none      none      none     none

ANNUAL OPERATING EXPENSES (3) (as a
  percentage of average daily net
  assets)

Investment Advisory Fees (after fee
  waiver) (4)                           .40%      .40%      .40%     .40%

12b-1 Fees (after fee waiver) (5)       .25%      .75%      .75%     none

Other Expenses                          .22%      .22%      .22%     .22%

Total Fund Operating Expenses (after
fee waiver) (6)                         .87%     1.37%     1.37%     .62%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from redemption amounts paid by wire.

(2) Except for purchases of $1 million or more. Please see "Sales Charges."

(3) Expense information has been restated to reflect current fees.

(4) Without the fee waiver, Investment Advisory Fees would be .60% for all classes of shares.

(5) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .35% for Class A shares and 1.00% for Class B and Class C shares.

(6) Without the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be 1.17% for Class A shares, 1.82% for Class B shares, 1.82% for Class C shares and .82% for Class I shares.

EXAMPLE An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                 1 YEAR    3 YEARS    5 YEARS    10 YEARS

Class A           $ 39      $ 57       $ 77        $134

Class A
  (without fee
  waivers)        $ 42      $ 66       $ 92        $168

Class B           $ 44      $ 63       $ 75        $138

Class B
  (without fee
  waivers)        $ 48      $ 77       $ 99        $181

Class C           $ 24      $ 43       $ 75        $165

Class C
  (without fee
  waivers)        $ 28      $ 57       $ 99        $214

Class I           $  6      $ 20       $ 35        $ 77

Class I
  (without fee
  waiver)         $  8      $ 26       $ 46        $101


Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                 1 YEAR    3 YEARS    5 YEARS    10 YEARS

Class A           $ 39      $ 57       $ 77        $134

Class A
  (without fee
  waivers)        $ 42      $ 66       $ 92        $168

Class B           $ 14      $ 43       $ 75        $138

Class B
  (without fee
  waivers)        $ 18      $ 57       $ 99        $181

Class C           $ 14      $ 43       $ 75        $165

Class C
  (without fee
  waivers)        $ 18      $ 57       $ 99        $214

Class I           $  6      $ 20       $ 35        $ 77

Class I
  (without fee
  waiver)         $  8      $ 26       $ 46        $101


Class B shares automatically convert to Class A shares after six (6) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

The One Group(R) Limited Volatility Bond Fund    Financial Highlights

The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years or since inception, if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.

                                                                       YEAR ENDED JUNE 30,
                                         -------------------------------------------------------------------------------
                CLASS I                    1998          1997          1996          1995          1994          1993
NET ASSET VALUE, BEGINNING OF PERIOD     $   10.47     $   10.42     $   10.53     $   10.33     $   10.87     $   10.72
------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                       0.63          0.63          0.64          0.60          0.54          0.61
  Net realized and unrealized gains
    (losses) from investments and
    futures                                   0.04          0.05        (0.11)          0.19        (0.45)          0.25
------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities              0.67          0.68          0.53          0.79          0.09          0.86
------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                     (0.63)        (0.63)        (0.64)        (0.59)        (0.55)        (0.62)
  In excess of net investment income            --         --            --            --           (0.02)         --
  Net realized gains                         --             --           --            --           (0.06)        (0.09)
------------------------------------------------------------------------------------------------------------------------
Total Distributions                         (0.63)        (0.63)        (0.64)        (0.59)        (0.63)        (0.71)
------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD           $   10.51     $   10.47     $   10.42     $   10.53     $   10.33     $   10.87
------------------------------------------------------------------------------------------------------------------------
Total Return                                 6.59%         6.75%         5.13%         7.96%         0.79%         8.27%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)      $592,669       $563,979      $604,916      $410,746      $447,394      $397,820
  Ratio of expenses to average net
    assets                                   0.53%         0.51%         0.51%         0.52%         0.50%         0.56%
  Ratio of net investment income to
    average net assets                       6.01%         6.06%         6.06%         5.82%         5.10%         5.70%
  Ratio of expenses to average net
    assets*                                  0.82%         0.81%         0.82%         0.85%         0.85%         0.90%
  Ratio of net investment income to
    average net assets*                      5.72%         5.76%         5.75%         5.49%         4.75%         5.36%
  Portfolio Turnover (a)                    56.99%        66.61%        75.20%        76.43%        30.61%        40.28%

                                           YEAR ENDED JUNE 30,
                                         -----------------------
                CLASS I                    1992          1991
NET ASSET VALUE, BEGINNING OF PERIOD     $   10.26     $   10.00
---------------------------------------------------------------------------
Investment Activities:
  Net investment income                       0.70          0.58
  Net realized and unrealized gains
    (losses) from investments and
    futures                                   0.47          0.25
--------------------------------------------------------------------------------------
Total from Investment Activities              1.17          0.83
-------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                     (0.70)        (0.57)
  In excess of net investment income         --            --
  Net realized gains                        (0.01)         --
------------------------------------------------------------------------------------------------------------
Total Distributions                         (0.71)        (0.57)
-----------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD           $   10.72     $   10.26
------------------------------------------------------------------------------------------------------------------------
Total Return                                11.75%      9.76%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)       $301,907      $154,991
  Ratio of expenses to average net
    assets                                   0.52%      0.32%(b)
  Ratio of net investment income to
    average net assets                       6.63%      7.49%(b)
  Ratio of expenses to average net
    assets*                                  1.04%      0.92%(b)
  Ratio of net investment income to
    average net assets*                      6.11%      6.89%(b)
  Portfolio Turnover (a)                    43.87%        24.69%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (A) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (B) Annualized.


                                                                         YEAR ENDED JUNE 30,
                                    ---------------------------------------------------------------------------------------------
             CLASS A                  1998          1997          1996          1995          1994          1993         1992(c)
NET ASSET VALUE, BEGINNING OF
  PERIOD                            $   10.46     $   10.41     $   10.52     $   10.32     $   10.87     $   10.72     $   10.61
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                  0.61          0.61          0.63          0.56          0.52          0.59          0.24
  Net realized and unrealized
    gains (losses) from
    investments and futures              0.04          0.05        (0.13)          0.21        (0.46)          0.24          0.13
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities         0.65          0.66          0.50          0.77          0.06          0.83          0.37
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                (0.61)        (0.61)        (0.61)        (0.56)        (0.51)        (0.59)        (0.26)
  In excess of net investment
    income                              --            --            --           (0.01)        (0.04)         --            --
  Net realized gains                    --            --            --            --           (0.06)        (0.09)         --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                    (0.61)        (0.61)        (0.61)        (0.57)        (0.61)        (0.68)        (0.26)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD      $   10.50     $   10.46     $   10.41     $   10.52     $   10.32     $   10.87     $   10.72
---------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales
  Charge)                               6.32%         6.47%         4.86%         7.67%         0.49%         8.04%      9.84%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period
    (000)                             $15,582     $20,055         $21,343       $12,516       $15,216       $15,719          $161
  Ratio of expenses to average net
    assets                              0.78%         0.76%         0.76%         0.77%         0.75%         0.76%      0.99%(b)
  Ratio of net investment income
    to average net assets               5.77%         5.81%         5.81%         5.57%         4.92%         5.35%      5.95%(b)
  Ratio of expenses to average net
    assets*                             1.17%         1.16%         1.17%         1.20%         1.20%         1.27%      1.29%(b)
  Ratio of net investment income
    to average net assets*              5.38%         5.41%         5.40%         5.14%         4.47%         4.84%      5.65%(b)
  Portfolio Turnover (a)               56.99%        66.61%        75.20%        76.43%        30.61%        40.28%        43.87%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) Annualized. (c) Class A Shares commenced offering on February 18, 1992.

16

THE ONE GROUP(R) LIMITED VOLATILITY BOND FUND    FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                                                                     YEAR ENDED JUNE 30,
                                                         ---------------------------------------------------------------------------
CLASS B                                                     1998            1997            1996            1995        1994(a)
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                     $  10.53        $  10.49        $  10.60        $  10.40      $  10.78
------------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                      0.58            0.55            0.55            0.53          0.17
  Net realized and unrealized gains (losses) from
    investments and futures                                  0.04            0.04           (0.10)           0.19         (0.37)
------------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                             0.62            0.59            0.45            0.72         (0.20)
------------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                     (0.58)          (0.55)          (0.56)          (0.52)        (0.15)
  In excess of net realized gains                              --              --              --              --         (0.03)
------------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                         (0.58)          (0.55)          (0.56)          (0.52)        (0.18)
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                           $  10.57        $  10.53        $  10.49        $  10.60      $  10.40
------------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                         5.98%           5.74%           4.28%           7.18%        (1.81)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                      $  4,851        $  4,920        $  4,923        $  2,906      $  1,974
  Ratio of expenses to average net assets                    1.11%           1.20%           1.26%           1.28%         1.26%(c)
  Ratio of net investment income to average net assets       5.44%           5.21%           5.31%           5.10%         4.39%(c)
  Ratio of expenses to average net assets*                   1.64%           1.81%           1.82%           1.86%         1.86%(c)
  Ratio of net investment income to average net assets*      4.91%           4.60%           4.75%           4.52%         3.79%(c)
  Portfolio Turnover (d)                                    56.99%          66.61%          75.20%          76.43%        30.61%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
   (a) Class B Shares commenced offering on January 14, 1994. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

                                                                              17
    The One Group(R)

TREASURY & AGENCY FUND
--------------------------------------------------------------------------------

[LOGO] INVESTMENT OBJECTIVE
The Fund seeks a high level of
current income by investing in U.S.
Treasury and other U.S. Agency
obligations with a primary, but not
exclusive, focus on issues that
produce income exempt from state
income taxes.

[LOGO] INVESTMENT STRATEGY
The Fund invests in U.S. Treasury
and other U.S. Agency obligations
including fixed-income securities
and mortgage-related securities.
Normally, the Fund's average
weighted maturity will range between
two and five years.

[LOGO] PORTFOLIO SECURITIES
The Fund normally invests at least
65% of its total assets in U.S.
Treasury bills, notes and other
obligations issued or guaranteed by
the U.S. Treasury ("Treasury
Obligations") and securities issued
or guaranteed by U.S. Government
agencies and instrumentalities.
Treasury Obligations may include
Separately Traded Registered
Interest and Principal Securities
("STRIPS"), Coupon Under Book Entry
Safekeeping ("CUBES"), and
securities of other government-only
investment companies, including
other funds of The One Group. The
Fund also may invest in government
mortgage-backed securities and
government adjustable rate mortgage
loans ("ARMs"), as well as engage in
securities lending. For a list of
all the securities in which the Fund
may invest, please read "Investment
Practices."

[LOGO] RISK CONSIDERATIONS
The Fund invests in fixed-income
securities. The value of these
securities will change in response
to interest rate changes and other
factors. Before you invest, please
read "More About the Funds" and
"Investment Risks."

[LOGO] FUND MANAGEMENT
The Fund is managed by a team of
portfolio managers, research
analysts and fixed income traders.
The team works together to establish
general duration and sector
strategies for the Fund. Each team
member makes recommendations about
securities in the Fund. The research
analysts and trading personnel
provide individual security and
sector recommendations, while the
portfolio managers select and
allocate individual securities in a
manner designed to meet the
investment objectives of the Fund.

SHAREHOLDER EXPENSES

SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS B   CLASS C    CLASS I
Maximum Sales Charge Imposed on
  Purchases (as a percentage of
  offering price)                      3.00%      none      none      none

Maximum Contingent Deferred Sales
  Charge (as a percentage of
  original purchase price or
  redemption proceeds, as
  applicable)                           none(2)  3.00%     1.00%      none

Redemption Fees                         none      none      none      none

Exchange Fees                           none      none      none      none

ANNUAL OPERATING EXPENSES (3) (as a
  percentage of average daily net
  assets)

Investment Advisory Fees (after fee
  waiver) (4)                           .20%      .20%      .20%      .20%

12b-1 Fees (after fee waiver) (5)       .25%      .75%      .75%      none

Other Expenses                          .25%      .25%      .25%      .25%

Total Fund Operating Expenses (after
  fee waiver) (6)                       .70%     1.20%     1.20%      .45%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from redemption amounts paid by wire.

(2) Except for purchases of $1 million or more. Please see "Sales Charges."

(3) Expense information has been restated to reflect current fees.

(4) Without the fee waiver, Investment Advisory Fees would be .40% for all classes of shares.

(5) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .35% for Class A shares and 1.00% for Class B and Class C shares.

(6) Without the voluntary reduction of fees, Total Operating Expenses would be 1.00% for Class A shares, 1.65% for Class B shares, 1.65% for Class C shares and .65% for Class I shares.

EXAMPLE

An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and
(3) redemption at the end of each time period.

                 1 YEAR    3 YEARS    5 YEARS    10 YEARS
Class A           $ 37      $ 52       $ 68        $114
Class A
  (without fee
  waivers)        $ 40      $ 61       $ 84        $149
Class B           $ 42      $ 58       $ 66        $119
Class B
  (without fee
  waivers)        $ 47      $ 72       $ 90        $162
Class C           $ 22      $ 38       $ 66        $145
Class C
  (without fee
  waivers)        $ 27      $ 52       $ 90        $195
Class I           $  5      $ 14       $ 25        $ 57
Class I
  (without fee
  waivers)        $  7      $ 21       $ 36        $ 81

Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                 1 YEAR    3 YEARS    5 YEARS    10 YEARS
Class A           $ 37      $ 52       $ 68        $114
Class A
  (without fee
  waivers)        $ 40      $ 61       $ 84        $149
Class B           $ 12      $ 38       $ 66        $119
Class B
  (without fee
  waivers)        $ 17      $ 52       $ 90        $162
Class C           $ 12      $ 38       $ 66        $145
Class C
  (without fee
  waivers)        $ 17      $ 52       $ 90        $195
Class I           $  5      $ 14       $ 25        $ 57
Class I
  (without fee
  waivers)        $  7      $ 21       $ 36        $ 81

Class B shares automatically convert to Class A shares after six (6) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

18

THE ONE GROUP(R) TREASURY & AGENCY FUND    FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years or since inception, if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.


                                                                                          JANUARY 20, 1997
                                                                     YEAR ENDED                THROUGH
CLASS I                                                            JUNE 30, 1998         JUNE 30, 1997(a)
-----------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                                  $    9.99               $   10.00
-----------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                                    0.62                    0.28
  Net realized and unrealized gains (losses) from
    investments and futures                                                0.15                   (0.01)
-----------------------------------------------------------------------------------------------------------
Total from Investment Activities                                           0.77                    0.27
-----------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                                   (0.62)                  (0.28)
  Net realized gains                                                      (0.05)                     --
-----------------------------------------------------------------------------------------------------------
Total Distributions                                                       (0.67)                  (0.28)
-----------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                        $   10.09               $    9.99
-----------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                       7.91%                   2.78%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                   $  95,073               $ 110,084
  Ratio of expenses to average net assets                                  0.35%                   0.45%(c)
  Ratio of net investment income to average net assets                     6.16%                   6.44%(c)
  Ratio of expenses to average net assets*                                 0.65%                   0.78%(c)
  Ratio of net investment income to average net assets*                    5.86%                   6.11%(c)
  Portfolio Turnover (d)                                                  41.60%                  54.44%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
   (a) Period from commencement of operations. (b) Not annualized.
   (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.


                                                                                          JANUARY 20, 1997
                                                                     YEAR ENDED                THROUGH
CLASS A                                                            JUNE 30, 1998          JUNE 30, 1997(a)
-----------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                                  $    9.98               $   10.00
-----------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                                    0.63                    0.29
  Net realized and unrealized gains (losses) from
    investments and futures                                                0.16                   (0.02)
-----------------------------------------------------------------------------------------------------------
Total from Investment Activities                                           0.79                    0.27
-----------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                                   (0.63)                  (0.29)
  Net realized gains                                                      (0.05)                     --
-----------------------------------------------------------------------------------------------------------
Total Distributions                                                       (0.68)                  (0.29)
-----------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                        $   10.09               $    9.98
-----------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                       8.10%                   2.78%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                   $  35,213               $      94
  Ratio of expenses to average net assets                                  0.58%                   0.71%(c)
  Ratio of net investment income to average net assets                     5.87%                   6.47%(c)
  Ratio of expenses to average net assets*                                 0.98%                   1.15%(c)
  Ratio of net investment income to average net assets*                    5.47%                   6.03%(c)
  Portfolio Turnover (d)                                                  41.60%                  54.44%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
   (a) Period from commencement of operations. (b) Not annualized.
   (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

THE ONE GROUP(R) TREASURY & AGENCY FUND    FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------


                                                                                          JANUARY 20, 1997
                                                                     YEAR ENDED               THROUGH
CLASS B                                                            JUNE 30, 1998          JUNE 30, 1997(a)
-----------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                                  $    9.99               $   10.00
------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                                    0.58                    0.26
  Net realized and unrealized gains (losses) from
    investments and futures                                                0.14                   (0.01)
------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                           0.72                    0.25
------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                                   (0.58)                  (0.26)
  Net realized gains                                                      (0.05)                     --
------------------------------------------------------------------------------------------------------------
Total Distributions                                                       (0.63)                  (0.26)
------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                        $   10.08               $    9.99
------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                       7.33%                   2.58%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                   $  12,483               $      80
  Ratio of expenses to average net assets                                  1.08%                   1.23%(c)
  Ratio of net investment income to average net assets                     5.39%                   6.30%(c)
  Ratio of expenses to average net assets*                                 1.63%                   1.81%(c)
  Ratio of net investment income to average net assets*                    4.84%                   5.72%(c)
  Portfolio Turnover (d)                                                  41.60%                  54.44%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
   (a) Period from commencement of operations. (b) Not annualized.
   (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

    The One Group(R)

High Yield Bond Fund
LOGO INVESTMENT OBJECTIVE
The Fund seeks a high level of
current income by investing
primarily in a diversified portfolio
of debt securities which are rated
below investment grade or unrated.
Capital appreciation is a secondary
objective.
LOGO INVESTMENT STRATEGY
The Fund invests in all types of
high yield, high risk debt
securities. The Fund also may invest
in convertible securities, preferred
stock, common stock, and loan
participations. The Fund's weighted
average maturity will normally range
between five and ten years, although
the Fund may shorten its weighted
average maturity to as little as two
years if deemed appropriate for
temporary defensive purposes.

LOGO PORTFOLIO SECURITIES
The Fund normally invests at least
80% of its total assets in debt
securities, loan participations,
convertible securities and preferred
stock which are rated below
investment grade or unrated,
although the Fund may invest up to
100% of the Fund's total assets in
such securities. Securities rated
below investment grade are called
"high yield bonds," "non-investment
grade bonds," "below investment
grade bonds" and "junk bonds." These
securities generally are rated in
the fifth or lower rating categories
(for example, BB or lower by
Standard & Poor's Corporation and Ba
or lower by Moody's Investors
Service, Inc.), and are considered
to be speculative. The Fund also may
invest up to 20% of its total assets
in other securities, including
investment grade debt securities. As
a matter of fundamental policy, at
least 65% of the Fund's total assets
will consist of bonds. For a list of
all the securities in which the Fund
may invest, please read "Investment
Practices."
LOGO RISK CONSIDERATIONS
The Fund invests in debt securities
which are considered speculative.
While these securities generally
provide a higher yield than higher
rated debt securities, they are
subject to a greater degree of risk.
Issuers of these securities may
include highly leveraged, less
creditworthy companies or
financially distressed firms. The
credit quality of these securities
can change suddenly and
unexpectedly. Before you invest,
please read "More About the Funds,"
"Special Investment Risks," and
"Investment Risks."
LOGO FUND MANAGEMENT

Banc One High Yield Partners, LLC
serves as sub-advisor to the Fund.
Banc One High Yield Partners, LLC is
controlled by Banc One Investment
Advisors and Pacholder Associates,
Inc. Anthony L. Longi, Jr., an
officer of Banc One High Yield
Partners, LLC is the Manager of the
Fund. As an officer of Pacholder
Associates, Inc., Mr. Longi has
served as portfolio manager of the
Pacholder Fund, Inc. since 1994 and
as a high yield research analyst
with Pacholder Associates, Inc.

since 1987.


 SHAREHOLDER EXPENSES

                                                              SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS B   CLASS C

                                                              Maximum Sales Charge Imposed on
                                                                Purchases (as a percentage of
                                                                offering price)                      4.50%      none      none

                                                              Maximum Contingent Deferred Sales
                                                                Charge (as a percentage of
                                                                original purchase price or
                                                                redemption proceeds, as
                                                                applicable)                           none(2)  5.00%     1.00%

                                                              Redemption Fees                         none      none      none

                                                              Exchange Fees                           none      none      none

                                                              ANNUAL OPERATING EXPENSES (as a
                                                                percentage of average daily net
                                                                assets)

                                                              Investment Advisory Fees (after fee
                                                                waiver) (3)                           .60%      .60%      .60%

                                                              12b-1 Fees (after fee waiver) (4)       .25%      .90%      .90%

                                                              Other Expenses (5)                      .35%      .35%      .35%

                                                              Total Fund Operating Expenses (after
                                                                fee waivers) (6)                     1.20%     1.85%     1.85%

                                      CLASS I
                                        none
                                        none
                                        none
                                        none
                                        .60%
                                        none
                                        .35%
                                        .95%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from redemption amounts paid by wire.

(2) Except for purchases of $1 million or more. Please see "Sales Charges."

(3) Without the fee waiver, Investment Advisory Fees would be .75% for all classes of shares.

(4) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver, 12b-1 fees would be .35% for Class A shares and 1.00% for Class B and Class C shares.

(5) Other Expenses are based on estimated amounts for the current fiscal year.

(6) Without the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be 1.45% for Class A shares, 2.10% for Class B shares, 2.10% for Class C shares and 1.10% for Class I shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the
                                   Fund, assuming: (1) payment of the
                                   maximum sales charge; (2) 5% annual
                                   return; and (3) redemption at the end of each time period.

                                                                            1 YEAR    3 YEARS

                                                              Class A        $ 57      $ 81

                                                              Class A
                                                                (without
                                                                fee
                                                                waiver)      $ 59      $ 89

                                                              Class B        $ 69      $ 88

                                                              Class B
                                                                (without
                                                                fee
                                                                waiver)      $ 71      $ 96

                                                              Class C        $ 29      $ 58

                                                              Class C
                                                                (without
                                                                fee
                                                                waiver)      $ 31      $ 66

                                                              Class I        $ 10      $ 30

                                                              Class I
                                                                (without
                                                                fee
                                                                waiver)      $ 11      $ 35


Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                                                            1 YEAR    3 YEARS

                                                              Class A        $ 57      $ 81

                                                              Class A
                                                                (without
                                                                fee
                                                                waiver)      $ 59      $ 89

                                                              Class B        $ 19      $ 58

                                                              Class B
                                                                (without
                                                                fee
                                                                waiver)      $ 21      $ 66

                                                              Class C        $ 19      $ 58

                                                              Class C
                                                                (without
                                                                fee
                                                                waiver)      $ 21      $ 66

                                                              Class I        $ 10      $ 30

                                                              Class I
                                                                (without
                                                                fee
                                                                waiver)      $ 11      $ 35


Class B shares automatically convert to Class A shares after eight (8)
                                   years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or
                                   indirectly paid by investors in the Fund.
                                   THESE EXAMPLES SHOULD NOT BE CONSIDERED A
                                   REPRESENTATION OF PAST OR FUTURE EXPENSES
                                   AND ACTUAL EXPENSES MAY BE GREATER OR
                                   LESS THAN THOSE SHOWN.

THE ONE GROUP(R) HIGH YIELD BOND FUND    FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

This section normally would include Financial Highlights for the Fund. Because the Fund had not begun operations as of June 30, 1998, there are no Financial Highlights for the Fund.

                              more about the funds

22

WHEN THE PROSPECTUS REFERS TO "BONDS," WHAT TYPES OF INVESTMENTS ARE INCLUDED?

"Bonds" include debt instruments with maturities of one year or more issued by the U.S. Treasury, U.S. Government agencies, corporations, municipalities, securities issued or guaranteed by foreign governments, their agencies or instrumentalities, securities issued by domestic and supranational banks, mortgage-related securities, asset-backed securities, stripped government securities and zero coupon obligations.

Portfolio Quality
----------------------------------------------------

The Funds only purchase securities that meet the following criteria:

DEBT SECURITIES

- The Government Bond Fund and the Treasury & Agency Fund may invest in debt securities rated in any of the three highest investment grade rating categories.

- The Ultra Short-Term Income Fund, the Intermediate Bond Fund, and the Limited Volatility Bond Fund may invest in debt securities rated in any of the four investment grade rating categories.

- The Income Bond Fund and the High Yield Bond Fund may purchase securities in ANY rating category. Please read "Special Risk Considerations" and "High Yield/Junk Bonds" for more information about the Income Bond Fund.

PREFERRED STOCK

- The Ultra Short-Term Income Fund, the Limited Volatility Bond Fund and the Intermediate Bond Fund may only invest in preferred stock rated in any of the four highest rating categories.

- The Income Bond Fund and the High Yield Bond Fund may invest in preferred stock in any rating category.

MUNICIPAL SECURITIES


- The Intermediate Bond Fund, the Limited Volatility Bond Fund and the Ultra Short-Term Income Fund may only invest in municipal bonds rated in any of the four highest rating categories.



- The Intermediate Bond Fund and the Ultra Short-Term Income Fund may only invest in other municipal securities, such as tax-exempt commercial paper, notes, and variable rate demand obligations which are rated in the highest or second highest rating categories. The Limited Volatility Bond Fund may invest in such securities only if they are rated in the highest rating category.


- The Income Bond Fund and the High Yield Bond Fund may invest in municipal securities rated in ANY category.

COMMERCIAL PAPER

- The Intermediate Bond Fund, the Limited Volatility Bond Fund and the Ultra Short-Term Income Fund may invest in commercial paper rated in the highest or second highest rating category.

- The High Yield Bond Fund and the Income Bond Fund may invest in commercial paper in any rating category.

If the securities are unrated, Banc One Investment Advisors must determine that they are of comparable quality to rated securities. Banc One Investment Advisors will look at a security's rating at the time of investment. For more information about ratings, please see "Description of Ratings" in the Appendix.

Illiquid Investments
----------------------------------------------------

Each Fund may invest up to 15% of its net assets in illiquid investments. A security is illiquid if it cannot be sold at approximately the value assessed by the Fund within seven (7) days. Banc One Investment Advisors will follow guidelines adopted by The One Group Board of Trustees in determining whether an investment is illiquid.

Special Risk
Considerations
----------------------------------------------------


FIXED INCOME SECURITIES: Investments in fixed income securities (for example, bonds) will increase or decrease in value based on changes in interest rates. If rates increase, the value of a Fund's investments generally declines. On the other hand, if rates fall, the value of the investments generally increases. The value of your investment in a Fund will increase and decrease as the value of a Fund's investments increase and decrease. While securities with longer duration and maturities tend to produce higher yields, they also are subject to greater fluctuations in value when interest rates change. Usually, changes in the value of fixed income securities will not affect cash income generated, but may affect the value of your investment. Fixed income securities also are subject to the risk that the issuer of the security will be unable to meet its repayment obligation.

DERIVATIVES: Some of the Funds may invest in securities that are considered to be derivatives. "Derivatives" are securities that derive their value from the performance of underlying assets or securities. These include:


- options, futures contracts, and options on futures contracts

- mortgage-backed securities, including collateralized mortgage obligations and Real Estate Mortgage Investment Conduits (CMOs and REMICs) and stripped mortgage-backed securities (IOs and POs)

- asset-backed securities

- swap, cap and floor transactions

- new financial products

- structured instruments

- inverse floating rate instruments

These securities may be more volatile than other investments. Derivatives present, to varying degrees, market, credit, leverage, liquidity, and management risks. For a more detailed discussion of these risks, please read "Investment Risks." The Fund's use of derivatives may cause the Fund to recognize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than it would if the Fund did not use such instruments.

LOWER RATED SECURITIES: The Intermediate Bond Fund, the Ultra Short-Term Income Fund and the Income Bond Fund may invest in debt securities rated in the lowest investment grade category. Securities in this rating category are considered to have speculative characteristics. Changes in economic conditions or other circumstances may have a greater effect on the ability of issuers of these securities to make principal and interest payments than they do on issuers of higher grade securities.

HIGH YIELD/JUNK BONDS: The Income Bond Fund and the High Yield Bond Fund invest in high yield securities that are unrated or rated below investment grade (commonly known as "junk bonds"). These securities are considered to be high risk investments. You should not invest in the Funds unless you are willing to assume the greater risk associated with high yield securities. These risks include the following:

GREATER RISK OF LOSS. There is a greater risk that issuers of lower rated securities will default than issuers of higher rated securities. Issuers of lower rated securities may be less creditworthy, highly indebted, financially distressed, or bankrupt. These issuers are more vulnerable to real or perceived economic changes, political changes or adverse industry developments. If an issuer fails to pay principal or interest, the Funds would experience a decrease in income and a decline in the market value of its investments. The Funds may also incur additional expenses in seeking recovery from the issuer.

SENSITIVITY TO INTEREST RATE AND ECONOMIC CHANGES. The income and market value of the Funds' securities may fluctuate more than higher rated securities. Although non-investment grade securities tend to be less sensitive to interest rate changes than investment grade securities, non-investment grade securities are more sensitive to short-term corporate, economic and market developments. During periods of economic uncertainty and change, the market price of the Funds' investments and the Funds' net asset value may be volatile.

VALUATION DIFFICULTIES. It is more difficult to value lower rated securities than higher rated securities. If an issuer's financial condition deteriorates, accurate financial and business information may be limited or unavailable. In addition, the Funds' investments may be thinly traded and there may be no established secondary market. Because of the lack of market pricing and current information for certain of the Funds' investments, valuation of such investments is much more dependent on judgment than is the case with higher rated securities.

LIQUIDITY. There may be no established secondary or public market for the Funds' investments. As a result, the Funds may be required to sell investments at substantial losses or retain them indefinitely even where an issuer's financial condition is deteriorating.

HIGH YIELD BOND MARKET. Unlike investment grade securities (including securities which were investment grade when issued but have fallen below investment grade), the track record for bond default rates on new issues of non-investment grade bonds is relatively short. It may be that future default rates on new issues of non-investment grade securities will be more widespread and higher than in the past, especially if economic conditions deteriorate.

CREDIT QUALITY. Credit quality of non-investment grade securities can change suddenly and unexpectedly, and even recently-issued credit ratings may not fully reflect the actual risks posed by a particular high-yield security. For these reasons, the Funds will not rely solely on ratings issued by established credit rating agencies, but will use such ratings in conjunction with Banc One Investment Advisor's or the Sub-Advisor's independent and ongoing review of credit quality. (Please see "Description of Ratings" in the Appendix for additional information). Because investments in lower rated or unrated securities involve greater investment risk, achievement of the Funds' investment objectives will be more dependent on Banc One Investment Advisor's or the Sub-Advisor's credit analysis than would be the case if the Funds were investing in higher rated securities. The Funds may seek to hedge investments through transactions in options, futures contracts and related options. The Funds also may use swap agreements to further manage exposure to lower rated securities.


EXPERIENCE OF ADVISOR AND SUB-ADVISOR. The High Yield Bond Fund's portfolio manager has been responsible for the day-to-day management of the Pacholder Fund, Inc. since 1994. The Pacholder Fund, Inc. is a closed end fund that invests primarily in high risk, high yield securities. Open-end investment companies, like the Fund, are subject to different regulatory requirements than closed-end funds such as the Pacholder Fund, Inc. The Sub-Advisor, Banc One Investment Advisors and the portfolio manager have limited experience in managing an open-end investment company (like the Fund) that primarily invests in high yield, high risk bonds.


FOREIGN SECURITIES: Investments in foreign securities involve risks different from investments in U.S. securities. For more details, see "Investment Practices" and "Investment Risks." Because of these risk factors, the share price of the a Fund investing in foreign securities is expected to be volatile, and you should be able to sustain sudden, and sometimes substantial, fluctuations in the value of your investment.

                     how to do business with The One Group

Purchasing
Fund Shares
----------------------------------------------------

WHERE CAN I BUY SHARES?

You may purchase Fund shares from the following sources:

- The One Group Services Company, and

- Shareholder Servicing Agents. These include investment advisors, brokers, financial planners, banks, insurance companies, retirement or 401(k) plan sponsors, or other intermediaries. Shares purchased this way will be held for you by the Shareholder Servicing Agent.

WHEN CAN I BUY SHARES?

- Purchases may be made on any business day. This includes any day that the Funds are open for business, other than weekends, days on which the New York Stock Exchange ("NYSE") is closed, and the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas.

- Purchase requests received by The One Group Services Company before 4 p.m. Eastern Time ("ET"), will be effective that day. On occasion, the NYSE will close before 4 p.m. ET. When that happens, purchase requests received after the NYSE closes will be effective the following business day.


- Purchase orders may be cancelled by the Fund's Custodian, State Street Bank and Trust Company, if it does not receive "federal funds" by 4:00 p.m. ET (i) on the business day after the order is placed if you are buying Class I shares, and (ii) on the third business day if you are purchasing Class A, Class B or Class C shares.


- If your shares are held by a Shareholder Servicing Agent, it is the responsibility of the Shareholder Servicing Agent to send your purchase or redemption order to the Fund. Your Shareholder Servicing Agent may have an earlier cut-off time for purchase and redemption requests.

- The One Group Services Company can reject a purchase order if it does not think that it is in the best interests of a Fund and/or its shareholders to accept the order.

- Shares are electronically recorded. Therefore, certificates will not be issued.

WHAT KIND OF SHARES CAN I BUY?

The One Group offers the following classes of shares:

- Class A, Class B and Class C shares are available to the general public.

- Class I shares are available to institutional investors and any organization authorized to act in a fiduciary, advisory, custodial or agency capacity. We will refer to these entities as "Intermediaries."

- If you intend to hold your shares six or more years, Class B shares may be appropriate for you. If you intend to hold your shares for less than six years, you may want to consider Class A or Class C shares.

The One Group Fund Direct IRA. The One Group offers a retirement plan and, in 1999, may offer an education plan. These plans allow participants to defer taxes while their retirement and education savings grow. The education IRA requires a minimum investment of $500. Call The One Group Services Company at 1-800-480-4111 for an Adoption Agreement.

HOW MUCH DO SHARES COST?

- Shares are sold at net asset value ("NAV") plus a sales charge, if any.

- Each class of shares in each Fund has a different NAV. This is primarily because each class has different distribution expenses.

- NAV per share is calculated by dividing the total market value of a Fund's investments and other assets allocable to a class (minus class expenses) by the number of outstanding shares in that class.

- A Fund's NAV changes every day. NAV is calculated each business day following the close of the NYSE at 4:00 p.m. ET. On occasion, the NYSE will close before 4:00 p.m ET. When that happens, NAV will be calculated as of the time the NYSE closes.

HOW DO I OPEN AN ACCOUNT?

1. Read the prospectus carefully, and select the Fund or Funds most appropriate for you.

2. Decide how much you want to invest.

   - The minimum initial investment for all Funds except the Treasury & Agency Fund is $1,000 ($100 for employees of BANK ONE CORPORTAION and its affiliates). The minimum initial investment for the Treasury & Agency Fund is $50,000.

   - Subsequent investments for all Funds except the Treasury & Agency Fund must be at least $100 ($25 for employees of BANK ONE CORPORTAION and its affiliates). Subsequent investments for the Treasury & Agency Fund must be at least $1,000.

   - You may purchase no more than $250,000 of Class B shares at one time.

   - The One Group Services Company may waive these minimums.

26

3.Complete the Account Application Form. Be sure to sign up for all of the Account privileges that you plan to take advantage of. Doing so now means that you will not have to complete additional paperwork later.

4.Send the completed application and a personal check (unless you choose to pay by wire or bank transfer) payable to "The One Group" to:

  State Street Bank and Trust Company
  c/o The One Group
  P.O. Box 8528
  Boston, MA 02266-8528

   Contributions to Fund Direct IRAs should be made payable to "State Street Bank and Trust Company for the Benefit of (your name)."

5. All checks should be in U.S. dollars. Third party checks will not be accepted. Redemptions from a Fund will not be permitted for ten (10) calendar days if purchases are made by check or under the Systematic Investment Plan (see below).

6. If you purchase shares through a Shareholder Servicing Agent, you may be required to complete additional forms or follow additional procedures. You should contact your Shareholder Servicing Agent regarding purchases, exchanges and redemptions.

7. If you have any questions, contact your Shareholder Servicing Agent or call The One Group Services Company at 1-800-480-4111.

CAN I PURCHASE SHARES OVER THE TELEPHONE?

Yes, simply select this option on your Account Application Form and then:

- Contact your Shareholder Servicing Agent or The One Group Services Company at 1-800-480-4111 to relay your purchase instructions.


- Send a personal check made payable to "The One Group" to State Street Bank and Trust Company (see address above), authorize a bank transfer or initiate a wire transfer to the following wire address:


  State Street Bank & Trust Company
  Attn: Custody & Shareholder Services
  ABA 011 000 028
  DDA 99034167
  FBO The One Group Fund (ex: The One Group Intermediate Bond Fund -- A) Your Account Number (ex: 123456789)
  Your Account Registration (ex: John Smith & Mary Smith, JTWROS)

- The One Group uses reasonable procedures to confirm that instructions given by telephone are genuine. These procedures include recording telephone instructions and asking for personal identification. If these procedures are followed, The One Group will not be responsible for any loss, liability, cost or expense of acting upon unauthorized or fraudulent instructions; you bear the risk of loss.

- You may revoke your right to make purchases over the telephone by sending a letter to:

  State Street Bank and Trust Company
  c/o The One Group
  P.O. Box 8528
  Boston, MA 02266-8528

CAN I AUTOMATICALLY INVEST ON A
SYSTEMATIC BASIS?

Yes, except for The Treasury & Agency Fund. After your Account is established, you may purchase additional Class A, Class B and Class C shares by making automatic monthly investments from your bank account. The minimum initial investment is still $1,000, but minimum automatic additions are only $25. The One Group Services Company may waive these minimums. To establish a Systematic Investment Plan:

- Select the "Systematic Investment Plan" option on the Account Application
  Form.

- Provide the necessary information about the bank account from which your investments will be made.

- Shares purchased under a Systematic Investment Plan may not be redeemed for ten (10) calendar days.

- The One Group currently does not charge for this service, but may impose a charge in the future. However, your bank may impose a charge for debiting your bank account.

- You may revoke your right to make systematic investments by calling The One Group Services Company at 1-800-480-4111 or by sending a letter to:

  State Street Bank and Trust Company
  c/o The One Group
  P.O. Box 8528
  Boston, MA 02266-8528

CONVERSION FEATURE

- Your Class B shares automatically convert to Class A shares.

- Class B shares of the Intermediate Bond Fund, the Income Bond Fund, the Government Bond Fund and the High Yield Bond Fund automatically convert to Class A shares after eight years. Class B shares of the Ultra Short-Term Income Fund, the Limited Volatility Bond Fund, and the Treasury & Agency Fund automatically convert to Class A shares after six years.

- Conversion periods are measured from the end of the month in which the Class B shares were purchased.

- After conversion, your shares will be subject to the lower distribution and shareholder servicing fees charged on Class A shares.

- You will not be assessed any sales charges or fees for conversion of shares, nor will you be subject to any Federal income tax.

- Because the share price of the Class A shares may be higher than that of the Class B shares at the time of conversion, you may receive fewer Class A shares; however, the dollar value will be the same.

- If you have exchanged Class B shares of one Fund for Class B shares of another, the time you held the shares in each Fund will be added together for purposes of calculating the six and eight year time periods.

SALES CHARGES
----------------------------------------------------

The One Group Services Company compensates Shareholder Servicing Agents who sell shares of The One Group. Compensation comes from: sales charges, 12b-1 fees and payments by The One Group Services Company from its own resources. The One Group Services Company, at its own expense, also will provide promotional incentives in the form of travel expenses, lodging and bonuses to licensed individuals who sell shares of the Funds, as well as vacation trips, (including lodging at luxury resorts), tickets to entertainment events, and merchandise. Occasionally, cash incentives will be paid to select Shareholder Servicing Agents. Those Shareholder Servicing Agents who may receive special incentives include Banc One Securities Corporation, The Advisors Group, United Planners Financial Services of America, Inc., The Legend Group, and Rosewood Retirement Advisory Services, LLC.

 CLASS A SHARES

If you buy Class A shares of THE LIMITED VOLATILITY BOND FUND, THE ULTRA SHORT-TERM INCOME FUND and THE TREASURY & AGENCY FUND, the following table shows the amount of sales charge and the commissions paid to Shareholder Servicing Agents.


                       SALES CHARGE AS A %    SALES CHARGE AS A %   COMMISSION AS A %
  AMOUNT OF PURCHASE  OF THE OFFERING PRICE   OF YOUR INVESTMENT    OF OFFERING PRICE
  Less than $100,000          3.00%                  3.09%                2.70%
  $100,000-$249,999           2.50%                  2.56%                2.18%
  $250,000-$499,999           2.00%                  2.04%                1.64%
  $500,000-$999,999           1.50%                  1.52%                1.20%
  $1,000,000*                 0.00%                  0.00%                0.00%

If you buy Class A shares of THE INTERMEDIATE BOND FUND, THE INCOME BOND FUND, THE GOVERNMENT BOND FUND and THE HIGH YIELD BOND FUND the following table shows the amount of sales charge and the commissions paid to Shareholder Servicing Agents.


                       SALES CHARGE AS A %    SALES CHARGE AS A %   COMMISSION AS A %
  AMOUNT OF PURCHASE  OF THE OFFERING PRICE   OF YOUR INVESTMENT    OF OFFERING PRICE
  Less than $100,000          4.50%                  4.71%                4.05%
  $100,000-$249,999           3.50%                  3.63%                3.05%
  $250,000-$499,999           2.50%                  2.56%                2.05%
  $500,000-$999,999           2.00%                  2.04%                1.60%
  $1,000,000*                 0.00%                  0.00%                0.00%

* If you purchase $1 million or more of Class A shares and are not assessed a sales charge at the time of purchase, you will be charged the equivalent of 1% of the purchase price if you redeem any or all of the Class A shares within one year of purchase.

28

 CLASS B SHARES

Class B shares are offered at NAV, without any up-front sales charges. However, if you redeem Class B shares of the INTERMEDIATE BOND FUND, THE INCOME BOND FUND, THE GOVERNMENT BOND FUND or THE HIGH YIELD BOND FUND before the sixth anniversary of purchase, you will be assessed a Contingent Deferred Sales Charge ("CDSC") according to the following schedule:


                         CDSC AS A % OF DOLLAR
                           AMOUNT SUBJECT TO
  YEARS SINCE PURCHASE           CHARGE
          0-1                    5.00%
          1-2                    4.00%
          2-3                    3.00%
          3-4                    3.00%
          4-5                    2.00%
          5-6                    1.00%
      more than 6                 None

Or if you redeem Class B shares of the ULTRA SHORT-TERM INCOME FUND, THE LIMITED VOLATILITY BOND FUND or THE TREASURY & AGENCY FUND prior to the fourth anniversary of purchase, you will be assessed a CDSC according to the following schedule:


                         CDSC AS A % OF DOLLAR
  YEARS SINCE PURCHASE  AMOUNT SUBJECT TO CHARGE
          0-1                    3.00%
          1-2                    3.00%
          2-3                    2.00%
          3-4                    1.00%
      more than 4                 None

The One Group Services Company pays a commission of 4.00% of the original purchase to Shareholder Servicing Agents who sell Class B shares of the Intermediate Bond Fund, the Income Bond Fund, the Government Bond Fund and the High Yield Bond Fund. Shareholder Servicing Agents who sell Class B shares of the Ultra Short-Term Income Fund, the Limited Volatility Bond Fund and the Treasury & Agency Fund receive a commission of 2.75% from The One Group Services Company.

 CLASS C SHARES

Class C shares are offered at NAV, without any up-front sales charge. However, if you redeem your shares within one year of the purchase date, you will be assessed a CDSC as follows:


                         CDSC AS A % OF DOLLAR
  YEARS SINCE PURCHASE  AMOUNT SUBJECT TO CHARGE
          0-1                    1.00%
    After first year              None

Shareholder Servicing Agents selling Class C shares receive a commission of 1.00% of the original purchase price from The One Group Services Company.

How the CDSC is Calculated

- The Fund assumes that all purchases made in a given month were made on the first day of the month.

- The CDSC is based on the current market value or the original cost of the shares, whichever is less.

- A sales charge is not imposed on increases in NAV above the initial purchase price, nor is a sales charge assessed on shares acquired through reinvestment of dividends or capital gains distributions.

- To keep your CDSC as low as possible, the Fund first will redeem any shares in your account that carry no CDSC, starting with Class A shares. After that, the Fund will redeem the shares you have held for the longest time and thus have the lowest CDSC.

- If you exchange Class B or Class C shares of an unrelated mutual fund for Class B or Class C shares of The Group in connection with a fund reorganization, the CDSC applicable to your original shares (including the period of time you have held those shares) will be applied to The One Group shares you receive in the reorganization.

12B-1 FEES

12b-1 fees are paid by The One Group to The One Group Services Company as compensation for its services and expenses. The One Group Services Company in turn pays all or part of the 12b-1 fee to Shareholder Servicing Agents that sell shares of The One Group.

- The 12b-1 fees vary by share class as follows:

   1. Class A shares pay a 12b-1 fee of .35% of the average daily net assets of the Fund, which is currently being waived to .25%.

   2. Class B and Class C shares pay a 12b-1 fee of 1.00% of the average daily net assets of the Fund, which is currently being waived to .90% for the Intermediate Bond Fund, the Income Bond Fund, the Government Bond Fund and the High Yield Bond Fund and to .75% for the Limited Volatility Bond Fund, the Ultra Short-Term Income Fund, and the Treasury & Agency Fund. This will cause expenses for Class B and Class C shares to be higher and dividends to be lower than for Class A shares.

   3. There are no 12b-1 fees for Class I shares.

- 12b-1 fees, together with the CDSC, help The One Group Services Company sell Class B and Class C shares without an "up-front" sales charge by defraying the costs of advancing brokerage commissions and other expenses paid to Shareholder Servicing Agents.

- The One Group Services Company may use up to .25% of the fees for shareholder servicing and up to .75% for distribution. During the last fiscal year, The One Group Services Company received 12b-1 fees totaling .25% of the average daily net assets of the Class A shares of the Funds. In addition, The One Group Services Company received 12b-1 fees totaling .90% of the average daily net assets of the Class B shares of the Intermediate Bond Fund, the Income Bond Fund, and the Government Bond Fund, and .75% for Class B shares of the Limited Volatility Bond Fund, the Ultra Short-Term Income Fund, and the Treasury & Agency Fund.

- The One Group Services Company may pay 12b-1 fees to its affiliates and to Banc One Investment Advisors and its affiliates (or any sub-advisor) for brokerage and other agency transactions.

Sales Charge
Reductions
and Waivers
----------------------------------------------------

REDUCING YOUR CLASS A SALES CHARGES

There are several ways you can reduce the sales charges you pay on Class A shares:

1. Right of Accumulation: You may add the market value of any Class A, Class B or Class C shares of a Fund (except a money market fund) that you (and your spouse and minor children) already own to the amount of your next Class A purchase for purposes of calculating the sales charge. An Intermediary also may take advantage of this option.

2. Letter of Intent: With an initial investment of $2,000, you may purchase Class A shares of one or more Funds over the next 13 months and pay the same sales charge that you would have paid if all shares were purchased at once. A percentage of your investment will be held in escrow until the full amount covered by the Letter of Intent has been invested.

To take advantage of the accumulation privilege or letter of intent, complete the appropriate section of your fund application, or contact your Shareholder Servicing Agent. To determine if you are eligible for the accumulation privilege, contact The One Group Services Company at 1-800-480-4111. These programs may be terminated or amended at any time.

WAIVER OF THE CLASS A SALES CHARGE

No sales charge is imposed on Class A shares of the Funds if the shares were:

1. Bought with the reinvestment of dividends and capital gains distributions.

2. Acquired in exchange for other Fund shares if a comparable sales charge has been paid for the exchanged shares.

3. Bought by officers, directors or trustees, retirees and employees (and their spouses and immediate family members) of:

   - The One Group.

   - BANK ONE CORPORTAION and its subsidiaries and affiliates.

30

   - The One Group Services Company and its subsidiaries and affiliates.

   - State Street Bank and Trust Company and its subsidiaries and affiliates.

   - Broker/dealers who have entered into dealer agreements with The One Group and their subsidiaries and affiliates.

   - An investment sub-advisor of a fund of The One Group and such sub-advisor's subsidiaries and affiliates.

4. Bought by:

   - Affiliates of BANK ONE CORPORTAION and certain accounts (other than IRA Accounts) for which an Intermediary acts in a fiduciary, advisory, agency, custodial or similar capacity.

   - Accounts as to which a bank or broker-dealer charges an asset allocation fee, provided the bank or broker-dealer has an agreement with The One Group Services Company.

   - Retirement and deferred compensation plans and trusts used to fund those plans, including, but not limited to, those defined in sections 401(a), 403(b) or 457 of the Internal Revenue Code and "rabbi trusts."

   - Shareholder Servicing Agents who have a dealer arrangement with The One Group Services Company, who place trades for their own accounts or for the accounts of their clients and who charge a management, consulting or other fee for their services, as well as clients of such Shareholder Servicing Agents who place trades for their own accounts if the accounts are linked to the master account of such Shareholder Servicing Agent.

5. Bought with proceeds from the sale of Class I shares of a Fund of The One Group or acquired in an exchange of Class I shares of a Fund for Class A shares of the same Fund, but only if the purchase is made within 60 days of the sale or distribution.

6. Bought with proceeds from the sale of shares of a mutual fund, including a Fund of The One Group, for which a sales charge was paid, but only if the purchase is made within 60 days of the sale or distribution.

7. Bought in an IRA with the proceeds of a distribution from an employee benefit plan, but only if the purchase is made within 60 days of the sale or distribution and, at the time of the distribution, the employee benefit plan had plan assets invested in a Fund of The One Group.

8. Bought with assets of The One Group.

9. Bought in connection with plans of reorganizations of a Fund, such as mergers, asset acquisitions and exchange offers to which a Fund is a party.

The waivers described in (5), (6) and (7) above will not continue indefinitely and may be discontinued at any time without notice.

WAIVER OF THE CLASS B SALES CHARGE

No sales charge is imposed on redemptions of Class B shares of the Funds:

1. Provided that you withdraw no more than 10% of the account value annually. You do not have to participate in the Systematic Withdrawal Plan to take advantage of this waiver.

2. If you buy the shares in connection with certain retirement plans, such as 401(k) and similar qualified plans.

3. If you are the shareholder (or a joint shareholder), or a participant or beneficiary of certain retirement plans and you die or become disabled (as defined by the Tax Code), but only if the redemption is made within one year of such death or disability.

4. That represent a minimum required distribution from an IRA Account or other qualifying retirement plan, but only if you are at least age 70 1/2.

5. Exchanged in connection with plans of reorganizations of a Fund, such as mergers, asset acquisitions and exchange offers to which a Fund is a party.

6. Acquired in exchange for Class B shares of other Funds of The One Group.

WAIVER OF THE CLASS C SALES CHARGE

No sales charge is imposed on redemptions of Class C shares of the Funds:

1. Provided that you withdraw no more than 10% of the account value annually. You do not have to participate in the Systematic Withdrawal Plan to take advantage of this waiver.

2. If you buy the shares in connection with certain retirement plans, such as 401(k) and similar qualified plans.

3. If you are the shareholder (or a joint shareholder), or a participant or beneficiary of certain retirement plans and you die or become disabled (as defined by the Tax Code), but only if the redemption is made within one year of such death or disability.

4. That represent a minimum required distribution from an IRA Account or other qualifying retirement plan, but only if you are at least age 70 1/2.

5. Exchanged in connection with plans of reorganizations of a Fund, such as mergers, asset acquisitions and exchange offers to which a Fund is a party.

6. Acquired in exchange for Class C shares of other Funds of The One Group.

7. If The One Group Services Company receives notice before you invest indicating that your Shareholder Servicing Agent, due to the type of account that you have, is waiving their commission.

To take advantage of any of these sales charge waivers, you must qualify for such waiver in advance of the purchase. To see if you qualify, contact The One Group Services Company at 1-800-480-4111 or your Shareholder Servicing Agent.

EXCHANGING
FUND SHARES
----------------------------------------------------

WHAT ARE MY EXCHANGE PRIVILEGES?

You may make the following exchanges:

- Class I shares of a Fund may be exchanged for Class A shares of that Fund or for Class A or Class I shares of another Fund of The One Group.

- Class A shares of a Fund may be exchanged for Class I shares of that Fund or for Class A or Class I shares of another Fund of The One Group, but only if you are eligible to purchase those shares.

- Class B shares of a Fund may be exchanged for Class B shares of another Fund of The One Group.

- Class C shares of a Fund may be exchanged for Class C shares of another Fund of The One Group.

The One Group Funds offer a Systematic Exchange Privilege which allows you to automatically exchange shares of one fund to another on a monthly or quarterly basis. This privilege is useful in Dollar Cost Averaging. To participate in this privilege, please select it on your account application. To learn more about it, please call The One Group Services Company at 1-800-480-4111.

The One Group does not charge a fee for this privilege. In addition, The One Group may change the terms and conditions of your exchange privileges upon 60 days written notice.

WHEN ARE EXCHANGES PROCESSED?

Exchanges are processed the same business day they are received, provided:

- State Street Bank and Trust Company receives the request by 4:00 p.m., ET.

- You have provided The One Group with all of the information necessary to process the exchange.

- You have received a current prospectus of the Fund or Funds in which you wish to invest.

- You have contacted your Shareholder Servicing Agent, if necessary.

DO I PAY A SALES CHARGE ON AN EXCHANGE?

Generally, you will not pay a sales charge on an exchange. However:

- You will pay a sales charge if you own Class I shares of a Fund and you want to exchange those shares for Class A shares, unless you qualify for a sales charge waiver (see above).

- You will pay a sales charge if you bought Class A shares of a Fund:

   1. That do not charge a sales charge and you want to exchange them for shares of a Fund that does, in which case you would pay the sales charge applicable to the Fund into which you are exchanging.

   2. That charged a lower sales charge than the Fund into which you are exchanging, in which case you would pay the difference between that Fund's sales charge and all other sales charges you have already paid.

- If you exchange Class B or Class C shares of a Fund, you will not pay a sales charge at the time of the exchange, however:

   1. Your new Class B or Class C shares will be subject to the higher CDSC of either the Fund from which you exchanged, the Fund into which you exchanged, or any Fund from which you previously exchanged.

   2. The current holding period for your exchanged Class B or Class C shares is carried over to your new shares.

ARE EXCHANGES TAXABLE?

Generally:

- An exchange between classes of shares of the same Fund is not taxable for Federal income tax purposes.

- An exchange between Funds is considered a sale and generally results in a capital gain or loss for Federal income tax purposes.

- You should talk to your tax advisor before making an exchange.

ARE THERE LIMITS ON EXCHANGES?

Yes. The exchange privilege is not intended as a way for you to speculate on short term movements in the market. Therefore:

- To prevent disruptions in the management of the Funds, The One Group limits excessive exchange activity.

- Exchange activity is excessive if it EXCEEDS TWO SUBSTANTIVE EXCHANGE REDEMPTIONS (WITHIN 30 DAYS OF EACH OTHER) WITHIN A TWELVE MONTH PERIOD.

32

- In addition, The One Group reserves the right to reject any exchange request (even those that are not excessive) if the Fund reasonably believes that the exchange will result in excessive transaction costs or otherwise adversely affect other shareholders.

REDEEMING
FUND SHARES
----------------------------------------------------

WHEN CAN I REDEEM SHARES?

- You may redeem all or some of your shares on any day that the Funds are open for business.

- Redemption requests received by The One Group Services Company before 4:00 p.m. ET (or when the NYSE closes) will be effective that day.

HOW DO I REDEEM SHARES?

- Unless you have selected the telephone option on your Account Application Form, you must send a written redemption request to your Shareholder Servicing Agent, if applicable, or to State Street Bank and Trust Company at the following address:

  The One Group
  c/o State Street Bank and Trust Company
  P.O. Box 8528
  Boston, MA 02266-8528

- All requests for redemptions from IRA accounts must be in writing.

- You may request redemption forms by calling The One Group Services Company at 1-800-480-4111.

- State Street Bank and Trust Company may require that the signature on your redemption request be guaranteed by a commercial bank, a member of a domestic stock exchange, or a member of the Securities Transfer Association Medallion Program or the Stock Exchange Medallion Program, unless:

   1. the redemption is for $50,000 worth of shares or less;

   2. the redemption is payable to the shareholder of record;

   3. the redemption check is mailed to the shareholder at the record address;
      or

   4. the redemption is payable by wire or bank transfer (ACH) to a pre-existing bank account.

- On the Account Application Form you may elect to have the redemption proceeds mailed or wired to:

   1. a designated commercial bank; or

   2. State Street Bank and Trust Company or your Shareholder Servicing Agent.

- State Street Bank and Trust Company may charge you a wire redemption fee. The current charge is $7.00.

- Your redemption proceeds will be paid within seven days after receipt of the redemption request.

WHAT WILL MY SHARES BE WORTH?

- If you own Class A and Class I shares and the Fund receives your redemption request by 4:00 p.m. ET (or when the NYSE closes), you will receive that day's NAV.

- If you own Class B or Class C shares and the Fund receives your redemption request by 4:00 p.m. ET (or when the NYSE closes), you will receive that day's NAV, minus the amount of any applicable CDSC.

CAN I REDEEM BY TELEPHONE?

Yes, if you selected this option on your Account Application Form.

- Call your Shareholder Servicing Agent or State Street Bank and Trust Company at 1-800-480-4111 to relay your redemption request.

- Your redemption proceeds will be mailed or wired to the commercial bank account you designated on your Account Application Form.

- State Street Bank and Trust Company may charge you a wire redemption fee. The current charge is $7.00.

- The One Group uses reasonable procedures to confirm that instructions given by telephone are genuine. These procedures include recording telephone instructions and asking for personal identification. If these procedures are followed, The One Group will not be responsible for any loss, liability, cost or expense of acting upon unauthorized or fraudulent instructions; you bear the risk of loss.

- REDEMPTIONS FROM YOUR IRA ACCOUNT MAY NOT BE MADE BY TELEPHONE.

CAN I REDEEM ON A SYSTEMATIC BASIS?

If you have an account value of at least $10,000, you may elect to receive monthly, quarterly or annual payments of not less than $100 each.

- Select the "Systematic Withdrawal Plan" option on the Account Application
  Form.

- Specify the amount you wish to receive and the frequency of the payments.

- You may designate a person other than yourself as the payee.

- There is no charge for this service.

- If you select this option, please keep in mind that:

   1. It may not be in your best interest to buy additional Class A shares while participating in a Systematic Withdrawal Plan. This is because Class A shares have an up-front sales charge.

   2. If you own Class B or Class C shares, you or your designated payee may receive systematic payments provided the payments are limited to no more than 10% of your account value annually, measured from the date the redemption request is received.

   3. If you are age 70 1/2, you may elect to receive payments to the extent that the payment represents a minimum required distribution from an IRA or other qualifying retirement plan. These payments may be less than $100 each.

   4. If the amount of the systematic payment exceeds the income earned by your account since the previous payment under the Systematic Withdrawal Plan, payments will be made by redeeming some of your shares. This will reduce the amount of your investment.

ADDITIONAL INFORMATION REGARDING REDEMPTIONS

- All redemptions will be for cash.

- If you redeem shares for which you paid by check, and The One Group has not yet received payment on the check, The One Group will delay forwarding your redemption proceeds for 10 or more days until payment has been collected from your bank.

- Because of the high cost of handling small investments, The One Group charges a sub-minimum account fee. Accounts under $1,000 that are not participating in a Systematic Investment Plan will be assessed an annual fee of $10.00. The sub-minimum account fee will not apply to IRA accounts and the accounts of employees of BANK ONE CORPORTAION and its affiliates.

- The One Group may suspend your ability to redeem when:

   1. Trading on the New York Stock Exchange ("NYSE") is restricted.

   2. The NYSE is closed (other then weekend and holiday closings).

   3. The SEC has permitted a suspension.

   4. An emergency exists.

   The Statement of Additional Information offers more details about this process.

- You generally will recognize a gain or loss on a redemption for Federal income tax purposes. You should talk to your tax advisor before making a redemption.

                            shareholder information

34

Voting Rights
----------------------------------------------------

The Funds do not hold annual shareholder meetings, but may hold special meetings. The special meetings are held, for example, to elect or remove Trustees, change a Fund's fundamental investment objective, or approve an investment advisory contract.

As a Fund shareholder, you have one vote for each share that you own. Each Fund, and each class of shares within each Fund, vote separately on matters relating solely to that Fund or class, or which affect that Fund or class differently. However, all shareholders will have equal voting rights on matters that affect all shareholders equally.
BANK ONE CORPORTAION (One First National Plaza, Chicago Illinois, 60670), through its affiliates, may be deemed for purposes of the Investment Company Act of 1940 to control the Funds. This is because as of July 30, 1998, BANK ONE CORPORTAION or its affiliates possessed the power to vote substantially all of the Class I shares of the Funds.

On the same date, the following shareholders owned 25% or more of Class A, Class B or Class C shares of the Funds. As a consequence, they are considered to be controlling persons of these classes of the Funds listed below.


                                                                               PERCENTAGE OF    TYPE OF
             NAME AND ADDRESS                          FUND/CLASS                OWNERSHIP     OWNERSHIP
  Strafe & Co.                             Income Bond Fund                        88.91%       Record
  c/o Bank One Trust Co.                   Class I
  Attn: Mutual Funds
  100 E. Broad St.
  Columbus, OH 43215-3607
  Strafe & Co.                             Government Bond Fund                    88.55%       Record
  Attn: Mutual Funds 0393                  Class I
  100 E. Broad St.
  Columbus, OH 43215-3607
  Strafe & Co.                             Ultra Short-Term                        89.12%       Record
  Attn: Mutual Funds 0393                  Income Fund
  100 E. Broad St.                         Class I
  Columbus, OH 43215-3607
  Banc One Securities Corp. FBO            Intermediate Bond Fund                  55.94%      Beneficial
  The One Investment Solution              Class A
  733 Greencrest Dr.
  Westerville, OH 43081-4903
  Banc One Securities Corp. FBO            Intermediate Bond Fund                  55.34%      Beneficial
  The One Investment Solution              Class C
  733 Greencrest Dr.
  Westerville, OH 43081-4903
  Strafe & Co.                             Intermediate Bond Fund                  91.33%       Record
  Attn: Mutual Funds                       Class I
  100 E. Broad St.
  Columbus, OH 43215-3607
  Strafe & Co.                             Treasury & Agency Fund                  99.87%       Record
  Attn: Mutual Funds                       Class I
  100 E. Broad St.
  Columbus, OH 43215-3607

DIVIDEND POLICIES
----------------------------------------------------

DIVIDENDS

The Funds generally declare dividends on each business day. Dividends are distributed on the first business day of each month. Capital gains, if any, for all Funds are distributed at least annually. To maintain a relatively even rate of distributions from the Treasury & Agency Fund, the monthly distributions for that Fund may be fixed from time to time at rates consistent with Banc One Investment Advisors' long-term earnings expectations.

Dividends payable on Class I shares will be more than those payable on other classes of shares. This is because Class A, Class B and Class C shares have higher distribution expenses.

The Funds pay dividends and distributions on a per-share basis. This means that the value of your shares will be reduced by the amount of the payment. If you purchase shares shortly before the record date for a dividend or the distribution of capital gains, you will pay the full price for the shares and receive some portion of the price back as a taxable dividend or distribution.

DIVIDEND REINVESTMENT

You automatically will receive all income dividends and capital gain distributions in additional shares of the same Fund and class, unless you have elected to take such payment in cash. The price of the shares is the NAV determined immediately following the dividend record date. Reinvested dividends and distributions receive the same tax treatment as dividends and distributions paid in cash.

If you want to change the way in which you receive dividends and distributions, you must write to State Street Bank & Trust Company at P.O. Box 8528, Boston, MA 02266-8528, at least 15 days prior to the distribution. The change is effective upon receipt by State Street.

SPECIAL DIVIDEND RULES FOR CLASS B SHARES

Class B shares received as dividends and capital gains distributions will be accounted for separately. Each time any Class B shares (other than those in the sub-account) convert to Class A shares, a percentage of the Class B shares in the sub-account will also convert to Class A shares. (See "Conversion Feature.")

TAX TREATMENT OF THE FUNDS
----------------------------------------------------

TAX STATUS OF THE FUND

Each Fund intends to qualify as a "regulated investment company" for Federal income tax purposes. If the Funds qualify, as they have in the past, they will pay no federal income tax on the earnings they distribute to shareholders.

TAX TREATMENT OF SHAREHOLDERS
----------------------------------------------------

TAXATION OF SHAREHOLDER TRANSACTIONS

A sale, exchange, or redemption of Fund shares generally will produce either a taxable gain or a loss. You are responsible for any tax liabilities generated by your transactions.

TAXATION OF ZERO-COUPON SECURITIES

Some of the Funds may acquire certain securities issued with original issue discount (including zero-coupon securities). Current Federal tax requires that a holder (such as a Fund) of such a security must include in taxable income a portion of the original issue discount which accrues during the tax year on such security even if a Fund receives no payment in cash on the security during the year. As an investment company, a Fund must pay out substantially all of its net investment income each year, including any original issue discount. Accordingly, a Fund may be required to pay out in income distribution each year an amount which is greater than the total amount of cash interest a Fund actually received. Such distributions will be made from the cash assets of a Fund or by liquidation of investments if necessary. If a distribution of cash necessitates the liquidation of investments, Banc One Investment Advisors or the Sub-Adviser will select which securities to sell and a Fund may realize a gain or loss from those sales. In the event a Fund realizes net capital gains from these transactions, you may receive a larger capital gain distribution, if any, than you would in the absence of such transactions.

TAXATION OF DISTRIBUTIONS

Each Fund will distribute substantially all of its net investment income (including, for this purpose, net short-term capital gains) on at least an annual basis. Dividends you receive from a Fund, whether reinvested or received in cash, will be taxable to you. Dividends from a Fund's net investment income will be taxable as ordinary income and dividends from a Fund's long-term capital gains

36

will be taxable to you as such, regardless of how long you have held the shares.

Dividends paid in January, but declared in October, November or December of the previous year, will be considered to have been paid the previous December.

TAXATION OF RETIREMENT PLANS

Distributions by the Funds to qualified retirement plans will not be taxable. However, if shares are held by a plan that ceases to qualify for tax-exempt treatment or by an individual who has received the shares as a distribution from a retirement plan, the distributions will be taxable to the plan or individual as described in "Taxation of Distributions." If you are considering purchasing shares with qualified retirement plan assets, you should consult your tax advisor for a more complete explanation of the Federal, state, local and (if applicable) foreign tax consequences of making such an investment.

TAX INFORMATION

The Form 1099 that is mailed to you every January details your dividends and their federal tax category. Even though the Funds provide you with this information, you are responsible for verifying your tax liability with your tax professional. For additional tax information see the Statement of Additional Information. Please note that this tax discussion is general in nature; no attempt has been made to present a complete explanation of the Federal, state, local or foreign tax treatment of the Funds or their shareholders.

SHAREHOLDER INQUIRIES
----------------------------------------------------

If you have any questions or need additional information, please write The One Group Services Company at 3435 Stelzer Road, Columbus, OH 43219 or call 1-800-480-4111.

   REPORTING

   In March and September you will receive a financial report from The One Group. In addition, The One Group will periodically send you proxy statements and other reports.

                    organization and management of the funds
                                   fund name

                                                                              37

THE FUNDS
Each Fund is a series of The One Group, an open-end management investment company. The One Group currently consists of 40 separate Funds. Each Fund described in this prospectus is diversified. Seven of the Funds are described in this prospectus; the other Funds are described in separate prospectuses. Each Fund is supervised by the Board of Trustees.

THE BOARD OF TRUSTEES

The Trustees oversee the management and administration of the Funds. The Trustees are responsible for making major decisions about each Fund's investment objectives and policies, but delegate the day-to-day administration of the Funds to the officers of The One Group.

THE ADVISOR

Banc One Investment Advisors makes the day-to-day investment decisions for the Funds and continuously reviews, supervises and administers the Funds' investment programs. Banc One Investment Advisors has served as investment advisor to The One Group since 1993. Prior to that time, The One Group was advised by affiliates of Banc One Investment Advisors. In addition to The One Group, Banc One Investment Advisors serves as investment advisor to other mutual funds and individual, corporate, charitable and retirement accounts. As of June 30, 1998, Banc One Investment Advisors, an indirect, wholly-owned subsidiary of BANK ONE CORPORTAION, managed over $59 billion in assets.

For the fiscal year ended June 30, 1998, the Funds paid investment advisory fees at the following rates:


                                                              Annual Rate As Percentage
                                                             of Average Daily Net Assets
             The One Group(R) Intermediate Bond Fund                     .33%
             The One Group(R) Income Bond Fund                           .40%
             The One Group(R) Government Bond Fund                       .43%
             The One Group(R) Ultra Short-Term Income
             Fund                                                        .21%
             The One Group(R) Limited Volatility Bond
             Fund                                                        .31%
             The One Group(R) Treasury & Agency Fund                     .20%

THE SUB-ADVISOR


Banc One High Yield Partners, LLC ("Banc One High Yield Partners") makes the day-to-day investment decisions for the High Yield Bond Fund and administers the Fund's investment program, subject to supervision by Banc One Investment Advisors and the Trustees. Banc One High Yield Partners was formed in May, 1998 to provide investment advice related to high yield, high risk investments to the High Yield Bond Fund and other advisory clients. Banc One High Yield Partners is controlled by Banc One Investment Advisors and Pacholder Associates, Inc., an investment advisory firm which specializes in high yield, high risk, fixed income securities. Banc One High Yield Partners is entitled to a fee for its services. The fee, which is equal to .70% of the Fund's average daily net assets, is calculated daily and paid monthly. Banc One Investment Advisors pays Banc One High Yield Partners' fee. Banc One High Yield Partners has agreed to waive part of its fee. The fee waiver is voluntary and may be terminated at any time.



BANC ONE HIGH YIELD PARTNERS -- PRIOR PERFORMANCE OF PACHOLDER ASSOCIATES, INC.



Banc One High Yield Partners, the Sub-Advisor of the High Yield Bond Fund, was formed as a limited liability company under an agreement between Banc One Investment Advisors and Pacholder Associates, Inc. ("Pacholder"). Under the Agreement, Pacholder is responsible for providing portfolio management services on behalf of Banc One High Yield Partners for the High Yield Bond Fund. Pacholder is also responsible for advising the Pacholder Fund, Inc., a closed-end fund (the "Pacholder Fund") through a limited liability company known as Pacholder & Company, LLC.(1)


The following table shows historical performance of the Pacholder Fund, a fund with substantially similar investment objectives, policies, strategies and risks to the High Yield Bond Fund as measured against a specified market index. This information is provided to show the past performance of Pacholder in managing a substantially similar fund. THIS INFORMATION DOES NOT REPRESENT THE PERFORMANCE OF THE HIGH YIELD BOND FUND. YOU SHOULD NOT CONSIDER THIS PERFORMANCE DATA AS AN INDICATION OF FUTURE PERFORMANCE OF THE HIGH YIELD BOND FUND OR THE PACHOLDER FUND.


(1) Prior to August 21, 1998, Pacholder was responsible for advising the Pacholder Fund through a partnership known as Pacholder & Company.

38

With the exception of 1995, the expense ratio of the Pacholder Fund has been higher than the projected expense ratio of High Yield Bond Fund. The expense ratio has an impact on the total return that shareholders in the fund would realize. Unlike the High Yield Bond Fund, the Pacholder Fund pays a performance based investment advisory fee. With the exception of investment advisory fees paid in 1991 and 1995, the Pacholder Fund's investment advisory fees have been higher than the contractual advisory fees of the High Yield Bond Fund.

Unlike the High Yield Bond Fund, the Pacholder Fund is a closed-end fund that has issued both common and preferred stock. Holders of preferred stock in the Pacholder Fund are entitled to fixed rate distributions. The first column shows the NAV return realized by holders of common shares in the Pacholder Fund after distributions were made to preferred shareholders. The second column shows the NAV return that would have been realized if preferred shares had not been issued. The third column compares the performance of the Pacholder Fund to a specified market index.


PACHOLDER FUND HISTORICAL PERFORMANCE(1)


                                                     TOTAL RETURN
                                                       ASSUMING
                                                   COMMON STOCK IS
                                    COMMON          NOT LEVERAGED
                                 SHAREHOLDERS'     THROUGH ISSUANCE    CS FIRST BOSTON
                                RETURN BASED ON      OF PREFERRED        HIGH YIELD
                                    NAV(2)             STOCK(3)             INDEX
  1989(4)                               NA                  NA
  1990                               -0.87%              -0.87%(2)(5)       -6.38%
  1991                               36.71%              36.71%(2)(5)       43.75%
  1992                               18.78%              19.38%             16.66%
  1993                               20.27%              18.40%             18.91%
  1994                                0.72%               2.21%             -0.97%
  1995                               10.68%              10.41%             17.38%
  1996                               20.40%              16.63%             12.42%
  1997                               15.44%              12.00%             12.63%
  1/1/98-9/30/98                     -6.61%              -3.32%             -2.10%

  1 YR Average Annual                -5.50%              -2.06%             -0.52%
    Return(6)
  3 YR Average Annual                 9.15%               8.36%              8.44%
    Return(6)
  5 YR Average Annual                 8.51%               8.11%              8.51%
    Return(6)

  Average Annual Return since        12.49%              12.16%             11.97%
    1990(4)(6)



(1) Performance information is provided net of Fund expenses. The net investment performance represents total return, assuming reinvestment of all dividends and proceeds from capital transactions.



(2) Return to holders of common shares of the Pacholder Fund after distribution of dividends to preferred shareholders. Performance was derived using the method for calculating the total return of a closed-end fund as required by SEC Form N-2. The returns through December 31, 1997 were audited by the Pacholder Fund's independent auditor in conjunction with the audit of the Pacholder Fund.



(3) Adjusts total return to show what shareholders would have received if the Pacholder Fund's common stock was not leveraged through the issuance of preferred stock. Assumes no distribution of dividends to preferred shareholders and that all shareholders in the Pacholder Fund hold common stock. The net investment performance has been computed in accordance with the Performance Presentation Standards established by the Association for Investment Management and Research ("AIMR-PPS"), but has not been verified by an entity independent of Banc One Investment Advisors and Pacholder.



(4) The Pacholder Fund commenced operation on November 23, 1988. However, the Pacholder Fund was not managed with substantially similar investment objectives to the High Yield Bond Fund in 1988 and 1989.



(5) No preferred stock was issued prior to April 6, 1992.



(6) For period ended September 30, 1998.

THE DISTRIBUTOR

The One Group Services Company, 3435 Stelzer Road, Columbus, Ohio 43219, a wholly-owned subsidiary of The BISYS Group, Inc., markets the Funds and distributes shares through selling brokers, financial institutions, investment advisors, and other financial representatives.

THE ADMINISTRATOR AND SUB-ADMINISTRATOR

The One Group Services Company also serves as the Funds' administrator. The One Group Services Company is responsible for responding to shareholder inquiries and requests for information, as well as providing regulatory reporting and compliances. For these services, The One Group Services Company receives a fee based on the total assets of The One Group. For the first $1.5 billion in One Group assets, The One Group Services Company receives an annual fee of .20% of each Fund's average daily net assets. The annual rate declines to .18% on assets up to $2 billion, and to .16% when assets exceed $2 billion. The fee is calculated daily and paid monthly. Some Funds are not included in the calculations.

Banc One Investment Advisors, the Sub-Administrator, provides office space, equipment and facilities, as well as legal and regulatory support.

THE TRANSFER AGENT, CUSTODIAN AND SUB-CUSTODIAN

State Street Bank and Trust Company, P.O. Box 8528, Boston, MA 02266-8528, or your Shareholder Servicing Agent if appropriate, handles shareholder recordkeeping and statements, distributes dividends, and processes buy and sell requests. As the Funds' custodian, State Street holds the Funds' assets, settles all portfolio trades and assists in calculating the Funds' net asset values. Bank One Trust Company, N.A. serves as sub-custodian in connection with the Funds' securities lending activities under an agreement with State Street Bank and Trust Company, Bank One Trust Company, N.A. is paid a fee paid by the Funds for this service.

YEAR 2000

Preparing for the Year 2000 is a high priority for The One Group Family of Mutual Funds. Both The One Group Services Company and Banc One Investment Advisors have formed dedicated teams to help them successfully achieve Year 2000 compliance. In addition, these teams are responsible for assessing the readiness of all other service providers to The One Group. Year 2000 remediation efforts are directed toward both information technology and non-information technology systems. Non-information technology systems include elevators, photocopy machines, and facsimile machines, and should have no significant impact on the delivery of services to The One Group.

Banc One Investment Advisors has identified 49 information technology systems and interfaces that provide service and support to The One Group. Each system is assigned a priority rating: high, medium or low. Systems rated "high" are those which are essential to the operation of The One Group. Each system rated "high" is scheduled to be Year 2000 compliant by December 31, 1998. All systems will be tested for compliance throughout 1999.


Many, if not all, of the systems are owned or operated by third party servicers (for example, The One Group's Custodian). Consequently, remediation efforts must be made by those servicers. Banc One Investment Advisors and The One Group Services Company have, and will continue to, monitor the remediation progress of the service providers. This process involves documentation, on-site visits, and review of remediation plans and test results. Both Banc One Investment Advisors and The One Group Services Company have budgeted in excess of $700,000 in fiscal year 1998 and over $1 million in fiscal year 1999 toward the remediation effort for all systems and interfaces. Neither The One Group nor its shareholders will bear any of the direct remediation expenses.



Neither The One Group Services Company nor Banc One Investment Advisors currently anticipates that the move to Year 2000 will have a material impact on their ability to continue to provide the Funds with service at current levels. Likewise, The One Group currently anticipates that the move to Year 2000 will not have a material impact on its operations.

40

DETAILS ABOUT THE FUNDS' INVESTMENT PRACTICES AND POLICIES

Investment Practices

The Funds invest in a variety of securities and employ a number of investment techniques. Each security and technique involves certain risks. What follows is a list of the securities and techniques utilized by the Funds, as well as the risks inherent in their use. Fixed income securities are primarily influenced by market, credit and prepayment risks, although certain securities may be subject to additional risks. For a more complete discussion, see the Statement of Additional Information. Following the table is a more complete discussion of risk.


               fund name                                            fund code
               --------------------------------------------------------------
               The One Group(R) Intermediate Bond Fund                  1
               The One Group(R) Income Bond Fund                        2
               The One Group(R) Government Bond Fund                    3
               The One Group(R) Ultra Short-Term Income Fund            4
               The One Group(R) Limited Volatility Bond Fund            5
               The One Group(R) Treasury & Agency Fund                  6
               The One Group(R) High Yield Bond Fund                    7

INSTRUMENT                                                        FUND CODE           RISK TYPE
-----------------------------------------------------------------------------------------------------
U.S. TREASURY OBLIGATIONS: Bills, notes, bonds, STRIPS, and           1-7                Market
CUBES.

TREASURY RECEIPTS: TRS, TIGRs, and CATS.                              1-7                Market

U.S. GOVERNMENT AGENCY SECURITIES: Securities issued by               1-7                Market
agencies and instrumentalities of the U.S. Government. These                             Credit
include Ginnie Mae, Fannie Mae, and Freddie Mac.

CERTIFICATES OF DEPOSIT: Negotiable instruments with a             1, 2, 4,              Credit
stated maturity.                                                     5, 7                Market
                                                                                       Liquidity

TIME DEPOSITS: Non-negotiable receipts issued by a bank in         1, 2, 4,              Market
exchange for the deposit of funds.                                   5, 7              Liquidity
                                                                                         Credit

REPURCHASE AGREEMENTS: The purchase of a security and the             1-7                Credit
simultaneous commitment to return the security to the seller                             Market
at an agreed upon price on an agreed upon date. This is                                Liquidity
treated as a loan.

REVERSE REPURCHASE AGREEMENT: The sale of a security and the          1-7                Market
simultaneous commitment to buy the security back at an                                  Leverage
agreed upon price on an agreed upon date. This is treated as a borrowing by a Fund.

SECURITIES LENDING: The lending of up to 33-1/3% of the               1-7                Credit
Fund's total assets. In return the Fund will receive cash,                               Market
other securities, and/or letters of credit as collateral.                               Leverage

WHEN-ISSUED SECURITIES AND FORWARD COMMITMENTS: Purchase or         1-5, 7               Market
contract to purchase securities at a fixed price for                                    Leverage
delivery at a future date.                                                             Liquidity

INVESTMENT COMPANY SECURITIES: Shares of other mutual funds,       1, 2, 4-7             Market
including money market funds of The One Group and shares of
other investment companies for which Banc One Investment
Advisors serves as investment advisor or administrator. The
Treasury & Agency Fund will only purchase shares of
investment companies which invest exclusively in U.S.
Treasury and other U.S. Agency obligations. Banc One
Investment Advisors will waive certain fees when investing
in funds for which it serves as investment advisor.

CONVERTIBLE SECURITIES: Bonds or preferred stock that              1, 2, 4, 7            Market
convert to common stock.                                                                 Credit

CALL AND PUT OPTIONS: A call option gives the buyer the             1-4, 7             Management
right to buy, and obligates the seller of the option to                                Liquidity
sell, a security at a specified price. A put option gives                                Credit
the buyer the right to sell, and obligates the seller of the                             Market
option to buy, a security at a specified price. The Funds                               Leverage
will sell covered call and secured put options.
-----------------------------------------------------------------------------------------------------

INSTRUMENT                                                         FUND CODE           RISK TYPE
FUTURES AND RELATED OPTIONS: A contract providing for the          1-4, 5, 7           Management
future sale and purchase of a specified amount of a                                      Market
specified security, class of securities, or an index at a                                Credit
specified time in the future and at a specified price.                                 Liquidity
                                                                                        Leverage

REAL ESTATE INVESTMENT TRUSTS ("REITS"): Pooled investment           2, 7              Liquidity
vehicles which invest primarily in income producing real                               Management
estate or real estate related loans or interest.                                         Market
                                                                                      Pre-payment
                                                                                          Tax
                                                                                       Regulatory

BANKERS' ACCEPTANCES: Bills of exchange or time drafts drawn       1, 2, 4,              Credit
on and accepted by a commercial bank. Maturities are                 5, 7              Liquidity
generally six months or less.                                                            Market

COMMERCIAL PAPER: Secured and unsecured short-term
promissory
notes issued by corporations and other entities. Maturities
  generally vary from
a few days to nine months.                                         1, 2, 4,              Credit
                                                                     5, 7              Liquidity
                                                                                         Market

FOREIGN SECURITIES: Debt issued by foreign governments,            1, 2, 4,              Market
foreign corporations, domestic subsidiaries of foreign               5, 7              Political
corporations, and foreign banks, as well as commercial paper                           Liquidity
of foreign issuers and obligations of foreign banks and                                Investment
overseas branches of U.S. Foreign banks and of foreign
issuers and supranational entities. The High Yield Bond Fund also may purchase equity securities issued by the entities
listed above.

RESTRICTED SECURITIES: Securities not registered under the         1, 2, 4,            Liquidity
Securities Act of 1933, such as privately placed commercial          5, 7                Market
paper and Rule 144A securities.

VARIABLE AND FLOATING RATE INSTRUMENTS: Obligations with              1-7                Market
interest rates which are reset daily, weekly, quarterly or                               Credit
some other period and which may be payable to the Fund on                              Liquidity
demand. The Treasury & Agency Fund will invest in these
securities only if they are issued by the U.S. Treasury or
another U.S. Government Agency.

WARRANTS: Securities, typically issued with preferred stock          2, 7                Market
or bonds that give the holder the right to buy a                                         Credit
proportionate amount of common stock at a specified price.

PREFERRED STOCK: A class of stock that generally pays a            1, 2, 4,              Market
dividend at a specified rate and has preference over common          5, 7
stock in the payment of dividends and in liquidation.

MORTGAGE-BACKED SECURITIES: Debt obligations secured by real          1-7             Pre-payment
estate loans and pools of loans. These include                                           Market
collateralized mortgage obligations ("CMOs") and Real Estate                             Credit
Mortgage Investment Conduits ("REMICs").                                               Regulatory

CORPORATE DEBT SECURITIES: Corporate bonds and                     1, 2, 4,              Market
non-convertible debt securities.                                     5, 7                Credit

DEMAND FEATURES: Securities that are subject to puts and           1, 2, 4,              Market
standby commitments to purchase the securities at a fixed            5, 7              Liquidity
price (usually with accrued interest) within a fixed period                            Management
of time following demand by a Fund.

ASSET-BACKED SECURITIES: Securities secured by company             1, 2, 4,           Pre-payment
receivables, home equity loans truck and auto loans, leases,         5, 7                Market
credit card receivables and other securities backed by other                             Credit
types of receivables or other assets.

MORTGAGE DOLLAR ROLLS: A transaction in which a Fund sells            1-7             Pre-payment
securities for delivery in a current month and                                           Market
simultaneously contracts with the same party to repurchase                             Regulatory
similar but not identical securities on a specified future
date.

ADJUSTABLE RATE MORTGAGE LOANS ("ARMS"): Loans in a mortgage          1-7             Pre-payment
pool which provide for a fixed initial mortgage interest                                 Market
rate for a specified period of time, after which the rate                                Credit
may be subject to periodic adjustments. The Treasury &                                 Regulatory
Agency Fund will only buy Government ARMs.

SWAPS, CAPS AND FLOORS: A Fund may enter into these                1-4, 5, 7           Management
transactions to manage its exposure to changing interest                                 Credit
rates and other factors. Swaps involve an exchange of                                  Liquidity
obligations by two parties. Caps and floors entitle a                                    Market
purchaser to a principal amount from the seller of the cap
or floor to the extent that a specified index exceeds or
falls below a predetermined interest rate or amount.

42

INSTRUMENT                                                         FUND CODE           RISK TYPE
-----------------------------------------------------------------------------------------------------
NEW FINANCIAL PRODUCTS: New options and futures contracts           1-4, 7             Management
and other financial products continue to be developed and                                Credit
the Fund may invest in such options, contracts and products.                             Market
                                                                                       Liquidity

STRUCTURED INSTRUMENTS: Debt securities issued by agencies            1-7                Market
and instrumentalities of the U.S. government, banks,                                   Liquidity
municipalities, corporations and other businesses whose                                Management
interest and/or principal payments are indexed to foreign                                Credit
currency exchange rates, interest rates, or one or more                            Foreign Investment
other referenced indices.

MUNICIPAL SECURITIES: Securities issued by a state or              1, 2, 4,              Credit
political subdivision to obtain funds for various public             5, 7              Political
purposes Municipal securities include private activity bonds                              Tax
and industrial development bonds, as well as General                                     Market
Obligation Notes, Anticipation Notes, Bond Tax Anticipation
Notes, Revenue Anticipation Notes, Project Notes, other
short-term tax-exempt obligations, municipal leases, and
obligations of municipal housing authorities and single
family revenue bonds.

ZERO COUPON DEBT SECURITIES: Bonds and other debt that pay            1-7                Credit
no interest, but are issued at a discount from their value                               Market
at maturity. When held to maturity, their entire return                               Zero Coupon
equals the difference between their issue price and their
maturity value.

ZERO-FIXED-COUPON DEBT SECURITIES: Zero coupon debt                   1-7                Credit
securities which convert on a specified date to interest                                 Market
bearing debt securities.                                                              Zero Coupon

STRIPPED MORTGAGE-BACKED SECURITIES: Derivative multi-class         1-4, 7            Pre-payment
mortgage securities which are usually structured with two                                Market
classes of shares that receive different proportions of the                              Credit
interest and principal from a pool of mortgage assets. These                           Regulatory
include IOs and POs. The Funds only invest in Stripped
Mortgage-Backed Securities issued or guaranteed by the U.S.
government, its agencies or instrumentalities.

INVERSE FLOATING RATE INSTRUMENTS: Leveraged floating rate          1-4, 7               Market
debt instruments with interest rates that reset in the                                  Leverage
opposite direction from the market rate of interest to which                             Credit
the inverse floater is indexed.

LOAN PARTICIPATIONS AND ASSIGNMENTS: Participations in, or         1, 2, 4,              Credit
assignments of all or a portion of loans to corporations or          5, 7              Political
to governments, including governments of the less developed                            Liquidity
countries ("LDC's").                                                               Foreign Investment
                                                                                         Market

FIXED RATE MORTGAGE LOANS: Investments in fixed rate                  1-7                Credit
mortgage loans or mortgage pools which bear simple interest                           Pre-payment
at fixed annual rates and have original terms ranging from 5                           Regulatory
to 40 years.                                                                             Market

SHORT-TERM FUNDING AGREEMENTS: Investments in short-term           1, 2, 4,              Credit
funding agreements issued by banks and highly rated U.S.             5, 7              Liquidity
insurance companies such as Guaranteed Investment Contracts                              Market
("GIC's") and Bank Investment Contracts ("BIC's").

COMMON STOCK: Shares of ownership of a company.                        7                 Market
-----------------------------------------------------------------------------------------------------

INVESTMENT RISKS
----------------------------------------------------

Below is a more complete discussion of the types of risks inherent in the securities and investment techniques listed above. Because of these risks, the value of the securities held by the Funds may fluctuate, as will the value of your investment in the Funds. Certain investments are more susceptible to these risk than others.

- CREDIT RISK. The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation. Credit risk is generally higher for non-investment grade securities. The price of a security can be adversely affected prior to actual default as its credit status deteriorates and the probability of default rises.

- LEVERAGE RISK. The risk associated with securities or practices (such as borrowing) that multiply small index or market movements into large changes in value. Leverage is often associated with investments in derivatives, but also may be embedded directly in the characteristics of other securities.

   - HEDGED. When a derivative (a security whose value is based on another security or index) is used as a hedge against an opposite position that the fund also holds, any loss generated by the derivative should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and underlying security, and there can be no assurance that a Fund's hedging transactions will be effective.

   - SPECULATIVE. To the extent that a derivative is not used as a hedge, the fund is directly exposed to the risks of that derivative. Gains or losses from speculative positions in a derivative may be substantially greater than the derivative's original cost.

- LIQUIDITY RISK. The risk that certain securities may be difficult or impossible to sell at the time and the price that would normally prevail in the market. The seller may have to lower the price, sell other securities instead or forego an investment opportunity, any of which could have a negative effect on fund management or performance. This includes the risk of missing out on an investment opportunity because the assets necessary to take advantage of it are tied up in less advantageous investments.

- MANAGEMENT RISK. The risk that a strategy used by a fund's management may fail to produce the intended result. This includes the risk that changes in the value of a hedging instrument will not match those of the asset being hedged. Incomplete matching can result in unanticipated risks.

- MARKET RISK. The risk that the market value of a security may move up and down, sometimes rapidly and unpredictably. These fluctuations may cause a security to be worth less than the price originally paid for it, or less than it was worth at an earlier time. Market risk may affect a single issuer, industry, sector of the economy or the market as a whole. There is also the risk that the current interest rate may not accurately reflect existing market rates. For fixed income securities, market risk is largely, but not exclusively, influenced by changes in interest rates. A rise in interest rates typically causes a fall in values, while a fall in rates typically causes a rise in values. Finally, key information about a security or market may be inaccurate or unavailable. This is particularly relevant to investments in foreign securities.

- POLITICAL RISK. The risk of losses attributable to unfavorable governmental or political actions, seizure of foreign deposits, changes in tax or trade statutes, and governmental collapse and war.

- FOREIGN INVESTMENT RISK. The risk associated with higher transaction costs, delayed settlements, currency controls and adverse economic developments. This includes the risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. Adverse changes in exchange rates may erode or reverse any gains produced by foreign currency denominated investments and may widen any losses. Exchange rate volatility also may affect the ability of an issuer to repay U.S. dollar denominated debt, thereby increasing credit risk.

- PRE-PAYMENT RISK. The risk that the principal repayment of a security will occur at an unexpected time, especially that the repayment of a mortgage or asset-backed security occurs either significantly sooner or later than expected. Changes in pre-payment rates can result in greater price and yield volatility. When mortgage and other obligations are pre-paid, a Fund may have to reinvest in securities with a lower yield. Further, with early prepayment, a Fund may fail to recover any premium paid, resulting in an unexpected capital loss.

- TAX RISK. The risk that the issuer of the securities will fail to comply with certain requirements of the Internal Revenue Code, which would cause adverse tax consequences.

44

- REGULATORY RISK. The risk associated with Federal and state laws which may restrict the remedies that a mortgage lender has when a borrower defaults on mortgage loans. These laws include restrictions on foreclosures, redemption rights after foreclosure, Federal and state bankruptcy and debtor relief laws, restrictions on "due on sale" clauses, and state usury laws.

- ZERO COUPON RISK. The risk associated with changes in interest rates. The market prices of securities structured as zero coupon or pay-in-kind securities are generally affected to a greater extent by interest rate changes. These securities tend to be more volatile than securities which pay interest periodically. This risk is similar to Market Risk, which is described above.

Investment Policies
----------------------------------------------------

Each Fund's investment objective and the following investment policies summarized below are fundamental. This means that they cannot be changed without the consent of a majority of the outstanding shares of the Funds. In addition to the fundamental policies mentioned earlier, the following fundamental policies apply to each Fund as specified. The full text of the fundamental policies can be found in the Statement of Additional Information.

Each Fund may not:

1. Purchase the securities of an issuer if as a result more than 5% of its total assets would be invested in the securities of that issuer or the Fund would own more than 10% of the outstanding voting securities of that issuer. This does not include securities issued or guaranteed by the United States, its agencies or instrumentalities, securities of registered investment companies, and repurchase agreements involving these securities. This restriction applies with respect to 75% of a Fund's total assets.

2. Concentrate their investment in the securities of one or more issuers conducting their principal business in a particular industry or group of industries. This does not include obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities and repurchase agreements involving such securities.


3. Make loans, except that a Fund may
   (i)   purchase or hold debt instruments in
         accordance with its investment objective and policies;
   (ii)  enter into repurchase agreements; and
   (iii) engage in securities lending.


Additional investment policies are set forth in the Statement of Additional Information.

TEMPORARY DEFENSIVE POSITION

For temporary defensive purposes as determined by Banc One Investment Advisors or the Sub-Advisor, the Funds may invest up to 100% of their assets in money market instruments, and may hold a portion of their assets in cash for liquidity purposes. While the Funds are engaged in a temporary defensive position, they will not be pursuing their investment objectives. Therefore, the Funds will pursue a temporary defensive position only when market conditions warrant.

PORTFOLIO TURNOVER

Portfolio turnover may vary greatly from year to year, as well as within a particular year.

Higher portfolio turnover rates will likely result in higher transaction costs to the Funds and may result in additional tax consequences to you. The portfolio turnover rate for each Fund for the fiscal year ended June 30, 1998 is shown on the Financial Highlights. The estimated portfolio turnover rate for the High Yield Bond Fund will not exceed 100%. To the extent portfolio turnover results in short-term capital gains, such gains will generally be taxed at ordinary income tax rates.

                                    appendix

Description of Ratings

The following is a summary of published ratings by major credit rating agencies. Credit ratings evaluate only the safety of principal and interest payments, not the market value risk of lower quality securities. Credit rating agencies may fail to change credit ratings to reflect subsequent events on a timely basis. Although Banc One Investment Advisors considers security ratings when making investment decisions, it also performs its own investment analysis and does not rely solely on the ratings assigned by credit agencies.

Unrated securities will be treated as non-investment grade securities unless Banc One Investment Advisors or a Sub-Advisor determines that such securities are the equivalent of investment grade securities. Securities that have received different ratings from more than one agency are considered investment grade if at least one agency has rated the security investment grade.

DESCRIPTION OF COMMERCIAL PAPER RATINGS

DUFF & PHELPS CREDIT RATING CO. ("DUFF")

    D-1+ Highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding and safety is just below risk-free U.S. Treasury obligations.

     D-1 Very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

    D-1- High certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

     D-2 Good certainty of timely payment. Liquidity facts and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small.

     D-3 Satisfactory liquidity and other protection factors qualify issues as to investment grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected.

     D-4 Speculative investment characteristics. Liquidity is not sufficient to insure against disruption in debt service. Operating factors and market access may be subject to a high degree of variation.

     D-5 Issuer failed to meet scheduled principal and/interest payments.

STANDARD & POOR'S CORPORATION ("S&P")

     A-1 Highest category of commercial paper. Capacity to meet financial commitment is strong. Obligations designated with a plus sign (+) indicate that capacity to meet financial commitment is extremely strong.

     A-2 Issues somewhat more susceptible to adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the capacity to meet financial commitments is satisfactory.

     A-3 Exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

       B Regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

       C Currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

       D In payment default. The D rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.


FITCH'S IBCA, INC. ("FITCH")


      F1 Highest capacity for timely repayment. Those issues rated F1+ possess a particularly strong credit feature.

      F2 Satisfactory capacity for timely repayment although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

      F3 Adequate capacity for timely repayment, but more susceptible to adverse changes business, economic or financial conditions than for obligations in higher categories.

46

       B Capacity for timely repayment is susceptible to adverse changes in business, economic or financial conditions.

       C High risk of default or which are currently in default.

MOODY'S INVESTORS SERVICE ("MOODY'S")

 PRIME-1 Superior ability for repayment.

 PRIME-2 Strong ability for repayment.

 PRIME-3 Acceptable ability for repayment. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

NOT PRIME Does not fall within any of the Prime rating categories.

DESCRIPTION OF BANK RATINGS

MOODY'S

These ratings represent Moody's opinion of a bank's intrinsic safety and soundness.

       A These banks possess exceptional intrinsic financial strength. Typically they will be major financial institutions with highly valuable and defensible business franchises, strong financial fundamentals, and a very attractive and stable operating environment.

       B These banks possess strong intrinsic financial strength. Typically, they will be important institutions with valuable and defensible business franchises, good financial fundamentals, and an attractive and stable operating environment.

       C These banks possess good intrinsic financial strength. Typically, they will be institutions with valuable and defensible business franchises. These banks will demonstrate either acceptable financial fundamentals within a stable operating environment, or better than average financial fundamentals within an unstable operating environment.

       D These banks possess adequate financial strength, but may be limited by one or more of the following factors: a vulnerable or developing business franchise; weak financial fundamentals; or an unstable operating environment.

       E These banks possess very weak intrinsic financial strength, require periodic outside support or suggest an eventual need for outside assistance. Such institutions may be limited by one or more of the following factors: a business franchise of questionable value; financial fundamentals that are seriously deficient in one or more respects; or a highly unstable operating environment.

DESCRIPTION OF TAXABLE BOND RATINGS

S&P

S&P's credit rating is a current opinion of an obligor's overall financial capacity (its creditworthiness) to pay its financial obligation.

     AAA The highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

      AA The obligor's capacity to meet its financial commitments on the obligation is very strong.

       A The obligation is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

     BBB Exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Obligations rated BB, B, CCC, CC, and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

      BB Less vulnerable to nonpayment than other speculative issues. However, such issues face major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

       B More vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

     CCC Currently vulnerable to nonpayment, and dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

      CC Currently highly vulnerable to nonpayment.

       C Used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

       D In payment default. Used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. Also used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

MOODY'S

Investment Grade

     Aaa Best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large, or an exceptionally stable, margin and principal is secure.

      Aa High quality by all standards. Margins of protection may not be as large as in Aaa securities, fluctuation of protective elements may be greater, or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

       A These bonds possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

     Baa These bonds are considered medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Non-Investment Grade

      Ba These bonds have speculative elements; their future cannot be considered as well assured. The protection of interest and principal payments may be very moderate and thereby not well safeguarded during good and bad times over the future.

       B These bonds lack the characteristics of a desirable investment (i.e., potentially low assurance of timely interest and principal payments or maintenance of other contract terms over any long period of time may be small).

     Caa Bonds in this category have poor standing and may be in default. These bonds carry an element of danger with respect to principal and interest payments.

      Ca Speculative to a high degree and could be in default or have other marked shortcomings. C is the lowest rating.

FITCH

Investment Grade

     AAA Highest rating category. The obligor's capacity for timely repayment of principal and interest is extremely strong.

      AA The obligor's capacity for timely repayment is very strong.

       A Bonds and preferred stock considered to be investment grade and of high credit quality. The obligor's ability for timely repayment is strong. However, adverse changes in business, economic, or financial conditions are more likely to affect the capacity for timely repayment than obligations in higher rated categories.

     BBB The obligor's capacity for timely repayment of principal and interest is adequate. However, adverse changes in business, economic or financial conditions and circumstances, are more likely to affect the capacity for timely repayment than for obligations in higher rated categories.

Non-Investment Grade

      BB Obligations for which capacity for timely repayment of principal and interest is uncertain. These obligations are speculative to some degree and capacity for repayment remains susceptible over time to adverse changes in business, financial or economic conditions.

       B The Obligor's capacity for timely repayment of principal and interest is uncertain. Timely repayment of principal and interest is not sufficiently protected against adverse changes in business, economic or financial conditions and these obligations are far more speculative than those in higher rated categories.

     CCC Obligations for which there is a current perceived possibility of default. Timely repayment of principal and interest is dependent on favorable business, economic, or financial conditions and these obligations are far more speculative than those in higher rated categories.

      CC Obligations which are highly speculative or which have a high risk of default.

       C Obligations which are currently in default.

48

DESCRIPTION OF INSURANCE RATINGS

MOODY'S

These ratings represent Moody's opinions of the ability of insurance companies to pay punctually senior policyholder claims and obligations.

     Aaa Insurance companies rated in this category offer exceptional financial security. While the financial strength of these companies is likely to change, such changes as can be visualized are most unlikely to impair their fundamentally strong position.

      Aa These insurance companies offer excellent financial security. Together with the Aaa group, they constitute what are generally known as high grade companies. They are rated lower than Aaa companies because long-term risks appear somewhat larger.

       A Insurance companies rated in this category offer good financial security. However, elements may be present which suggest a susceptibility to impairment sometime in the future.

     Baa Insurance companies rated in this category offer adequate financial security. However, certain protective elements may be lacking or may be characteristically unreliable over any great length of time.

      Ba Insurance companies rated in this category offer questionable financial security. Often the ability of these companies to meet policyholder obligations may be very moderate and thereby not well safeguarded in the future.

       B Insurance companies rated in this company offer poor financial security. Assurance of punctual payment of policyholder obligations over any long period of time is small.

     Caa Insurance companies rated in this category offer very poor financial security. They may be in default on their policyholder obligations or there may be present elements of danger with respect to punctual payment of policyholder obligations and claims.

      Ca Insurance companies rated in this category offer extremely poor financial security. Such companies are often in default on their policyholder obligations or have other marked shortcomings.

       C Insurance companies rated in this category are the lowest rated class of insurance company and can be regarded as having extremely poor prospects of ever offering financial security.

S&P

An insurer rated "BBB" or higher is regarded as having financial security characteristics that outweigh any vulnerabilities, and is highly likely to have the ability to meet financial commitments.

     AAA Extremely strong financial security characteristics. "AAA" is the highest Insurer Financial Strength Rating assigned by Standard & Poor's.

      AA Very strong financial security characteristics, differing only slightly from those rated higher.

       A Strong financial security characteristics, but Is somewhat more likely to be affected by adverse business conditions than are insurers with higher ratings.

     BBB Good financial security characteristics, but is more likely to be affected by adverse business conditions than are higher rated insurers.

An insurer rated "BB" or lower is regarded as having vulnerable characteristics that may outweigh its strength. "BB" indicates the least degree of vulnerability within the range; "CC" the highest.

      BB Marginal financial security characteristics. Positive attributes exist, but adverse business conditions could lead to insufficient ability to meet financial commitments.

       B Weak financial security characteristics. Adverse business conditions will likely impair its ability to meet financial commitments.

     CCC Very weak financial security characteristics, and is dependent on favorable business conditions to meet financial commitments.

      CC Extremely weak financial security characteristics and is likely not to meet some of its financial commitments.

       R An insurer rated "R" has experienced a Regulatory Action regarding solvency. The rating does not apply to insurers subject only to nonfinancial actions such as market conduct violations.

      NR Not Rated, which implies no opinion about the insurer's financial security.

Plus (+) or minus (-) Following ratings from "AA" to "CCC" show relative standing within the major rating categories.

DESCRIPTION OF MUNICIPAL
NOTE RATINGS

MOODY'S

MIG1 &   Short-term municipal securities rated MIG1 or VMIG1 are of the best
VMIG1 quality. They have strong protection from established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

MIG2 &   These short-term municipal securities rated are of high quality.
VMIG2 Margins of protection are ample although not so large as in the preceding group.

MIG3 &   Favorable quality. All security elements are accounted for, but the
VMIG3 undeniable strength of the preceding grades is lacking. Liquidity and cash flow protection may be narrow and marketing access for refinancing is likely to be less well established.

MIG4 &   This denotes adequate quality protection commonly regarded as required
VMIG4 of an investment security is present and although not distinctly or predominantly speculative, there is a specific risk.

      SG This denotes speculative quality. Our instruments in this category each margins of protection.

S&P

An S&P note rating reflects the liquidity concerns and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating.

    SP-1 Strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

    SP-2 Satisfactory capacity to pay principal and interest.

    SP-3 Speculative capacity to pay principal and interest.

DESCRIPTION OF PREFERRED STOCK RATINGS

MOODY'S

     aaa Top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stocks.

      aa High-grade preferred stock. This rating indicates that there is a reasonable assurance the earnings and asset protection will remain relatively well maintained in the foreseeable future.

       a Upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the "aaa" and "aa" classification, earnings and asset protection are, nevertheless, expected to be maintained at adequate levels.

     baa Medium-grade preferred stock, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

      ba Considered to have speculative elements and its future cannot be considered well assured. Earnings and asset protection may be very moderate and not well safeguarded during adverse periods. Uncertainty of position characterizes preferred stocks in this class.

       b Lacks the characteristics of a desirable investment. Assurance of dividend payments and maintenance of other terms of the issue over any long period of time may be small.

     caa Likely to be in arrears on dividend payments. This rating designation does not purport to indicate the future status of payments.

      ca Speculative in a high degree and is likely to be in arrears on dividends with little likelihood of eventual payments.

       c Lowest rated class of preferred or preference stock. Issues so rated can thus be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note: Moody's applies numerical modifiers 1, 2, and 3 in each rating classification; the modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

S&P

S&P's preferred stock rating is an assessment of the capacity and willingness of an issuer to pay preferred stock dividends and any applicable sinking fund obligations.

     AAA Highest rating. This rating indicates an extremely strong capacity to pay the preferred stock obligations.

      AA High-quality, fixed-income security. The capacity to pay preferred stock obligations is very strong, although not as overwhelming as for issues rated "AAA."

       A Backed by a sound capacity to pay the preferred stock obligations, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

     BBB Backed by an adequate capacity to pay the preferred stock obligations.
         Whereas the issuer normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to make payments for a preferred stock in this category than for issues in the "A" category.

     CCC Regarded, on balance, as predominantly speculative with respect to the issuer's capacity to pay preferred stock obligations. BB indicates the lowest degree of speculation and CCC the highest. While such issues will likely have some quality and protective characteristics, these are outweighed by large uncertainties or

50

         major risk exposures to adverse conditions.

      CC In arrears on dividends or sinking fund payments, but that is currently paying.

       C Nonpaying issue.

       D Nonpaying issue with the issuer in default on debt instruments.

      NR No rating has been requested, insufficient information on which to base a rating, or Standard & Poor's does not rate a particular type of obligation as a matter of policy.

Plus (+) or minus (-)

To provide more detailed indications of preferred stock quality, ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

SHORT-TERM DEBT RATINGS

Thompson Bank Watch, Inc. ("TBW") ratings apply only to the unsecured commercial paper and other senior short-term and deposit obligations of entities to which the ratings have been assigned. The TBW Short-Term ratings specifically assess the likelihood of an untimely payment of principal and interest.

   TBW-1 Very high degree of likelihood that principal and interest will be paid on a timely basis.

   TBW-2 While degree of safety regarding timely repayment of principal and interest is strong, the relative degree is not as high as for issues rated TBW-1.

   TBW-3 Lowest investment grade category. While more susceptible to adverse developments than obligations with higher ratings, capacity to service principal and interest in a timely fashion is considered adequate.

   TBW-4 Non-investment grade and, therefore, speculative.

DESCRIPTION OF MUNICIPAL BOND RATINGS

(Including Foreign, Mortgage
and Asset-Backed Securities)

S&P

Investment Grade

     AAA The highest rating. The rating indicates an extremely strong capacity to meet its financial commitment.

      AA Differs from AAA issues only in a small degree. The obligor's capacity to meet its financial commitment is very strong.

       A These bonds are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories. However, capacity to meet its financial commitment on the obligation is still strong.

     BBB Exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to meet its financial commitment on the obligations.

Speculative Grade

      BB Less vulnerable to non-payment than other speculative issues. However, these bonds face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet financial commitment on the obligations.

       B More vulnerable to non-payment than obligations rated BB, but currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair capacity or willingness to meet its financial commitment on the obligation.

     CCC Currently vulnerable to non-payment, and is dependent upon favorable business, financial, and economic conditions to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, they are not likely to have the capacity to meet its financial commitment on the obligation.

      CC Currently highly vulnerable to non-payment.

       C This rating may be used to cover a situation where a bankruptcy petition has been filed, or similar action has been taken, but payments on this obligation are being continued.

       D Bonds in payment default.

Ratings from AA to CCC may be modified by a plus (+) or minus (-) to show relative standing within the major rating categories.

MOODY'S

Investment Grade

     Aaa Best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large, or an exceptionally stable, margin and principal is secure.

      Aa High quality by all standards. Margins of protection may not be as large as in Aaa securities, fluctuation of protective elements may be greater, or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

       A These bonds possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

     Baa These bonds are considered medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Non-Investment Grade

      Ba These bonds have speculative elements; their future cannot be considered as well assured. The protection of interest and principal payments may be very moderate and thereby not well safeguarded during good and bad times over the future.

       B These bonds lack the characteristics of a desirable investment (i.e., potentially low assurance of timely interest and principal payments or maintenance of other contract terms over any long period of time may be small).

     Caa Bonds in this category have poor standing and may be in default. These bonds carry an element of danger with respect to principal and interest payments.

      Ca Speculative to a high degree and could be in default or have other marked shortcomings. Ca is the lowest rating.

SHORT-TERM DEBT RATINGS

Thompson Bank Watch, Inc. ("TBW") assigns ratings to specific debt instruments with original maturities of one year or less. The TBW Short-Term ratings specifically assess the likelihood of an untimely payment of principal and interest.

   TBW-1 Very high degree of likelihood that principal and interest will be paid on a timely basis.

   TBW-2 While degree of safety regarding timely repayment of principal and interest is strong, the relative degree is not as high as for issues rated TBW-1.

   TBW-3 Lowest investment grade category. While more susceptible to adverse developments than obligations with higher ratings, capacity to service principal and interest in a timely fashion is considered adequate.

   TBW-4 Non-investment grade and, therefore, speculative.

INVESTMENT ADVISOR AND SUB-ADMINISTRATOR
Banc One Investment Advisors Corporation
1111 Polaris Parkway
P.O. Box 710211
Columbus, OH 43271-0211


SUB-INVESTMENT ADVISOR
Banc One High Yield Partners, LLC
1111 Polaris Parkway
P.O. Box 710211
Columbus, OH 43271-0211


DISTRIBUTOR
The One Group Services Company
3435 Stelzer Road
Columbus, OH 43219


ADMINISTRATOR
The One Group Services Company
3435 Stelzer Road
Columbus, OH 43219


TRANSFER AGENT AND CUSTODIAN
State Street Bank and Trust Company
P.O. Box 8500
Boston, MA 02266-8500


LEGAL COUNSEL
Ropes & Gray
One Franklin Square
1301 K Street, N.W.
Suite 800 East
Washington, D.C. 20005


INDEPENDENT ACCOUNTANTS
PricewaterhouseCoopers LLP
100 East Broad Street
Columbus, OH 43215



THE STATEMENT OF ADDITIONAL INFORMATION CON-
TAINS MORE DETAILED INFORMATION ABOUT THE FUNDS.
THE CURRENT STATEMENT OF ADDITIONAL INFORMATION
HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION AND IS AVAILABLE WITHOUT CHARGE BY
CALLING 1-800-480-4111 OR BY WRITING TO THE
ONE GROUP SERVICES COMPANY AT 3435 STELZER
ROAD, COLUMBUS, OHIO 43219. THE STATEMENT
OF ADDITIONAL INFORMATION IS INCORPORATED INTO
THIS PROSPECTUS BY REFERENCE. THE SEC MAINTAINS
A WEB SITE (www.sec.com) THAT CONTAINS THE
STATEMENT OF ADDITIONAL INFORMATION, MATERIALS
INCORPORATED BY REFERENCE AND OTHER INFORMATION
REGARDING THE ONE GROUP(R).




TOG-F-123

THE ONE GROUP(R) FAMILY OF MUTUAL FUNDS


                                   [GRAPHIC]

                              MUNICIPAL BOND FUNDS

                              COMBINED PROSPECTUS

                                NOVEMBER 1, 1998



                THE ONE GROUP(R) INTERMEDIATE TAX-FREE BOND FUND

                     THE ONE GROUP(R) MUNICIPAL INCOME FUND

                  THE ONE GROUP(R) ARIZONA MUNICIPAL BOND FUND

               THE ONE GROUP(R) WEST VIRGINIA MUNICIPAL BOND FUND

                 THE ONE GROUP(R) LOUISIANA MUNICIPAL BOND FUND

                   THE ONE GROUP(R) OHIO MUNICIPAL BOND FUND

                 THE ONE GROUP(R) KENTUCKY MUNICIPAL BOND FUND




  This prospectus describes seven mutual funds that attempt to produce income exempt from Federal and/or state income tax. The information in this prospectus is important. Please read it carefully before you invest, and save it for future reference.

PLEASE REMEMBER THAT SHARES OF THE FUNDS: o ARE NOT DEPOSITS OR OBLIGATIONS OF,
 OR GUARANTEED BY BANK ONE CORPORATION OR ITS AFFILIATES; o ARE NOT INSURED OR
  GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY FEDERAL OR STATE GOVERNMENTAL AGENCY; o INVOLVE INVESTMENT RISK, INCLUDING THE POSSIBLE
                     LOSS OF THE PRINCIPAL AMOUNT INVESTED.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
          ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

A BRIEF PREVIEW OF THE FUNDS................................    1

ABOUT THE FUNDS.............................................    2
   The One Group(R) Intermediate Tax-Free Bond Fund.........    2
   The One Group(R) Municipal Income Fund...................    5
   The One Group(R) Arizona Municipal Bond Fund.............    8
   The One Group(R) West Virginia Municipal Bond Fund.......   11
   The One Group(R) Louisiana Municipal Bond Fund...........   14
   The One Group(R) Ohio Municipal Bond Fund................   17
   The One Group(R) Kentucky Municipal Bond Fund............   20

MORE ABOUT THE FUNDS........................................   23

HOW TO DO BUSINESS WITH THE ONE GROUP.......................   24
   Purchasing Fund Shares...................................   24
   Sales Charges............................................   26
   Sales Charge Reductions and Waivers......................   28
   Exchanging Fund Shares...................................   30
   Redeeming Fund Shares....................................   31

SHAREHOLDER INFORMATION.....................................   33
   Voting Rights............................................   33
   Dividend Policies........................................   34
   Tax Treatment of the Funds...............................   34
   Tax Treatment of Shareholders............................   34
   Shareholder Inquiries....................................   35

ORGANIZATION AND MANAGEMENT OF THE FUNDS....................   36
   The Funds................................................   36
   The Board of Trustees....................................   36
   The Advisor..............................................   36
   The Distributor..........................................   36
   The Administrator and Sub-Administrator..................   36
   The Transfer Agent, Custodian and Sub-Custodian..........   36
   Year 2000................................................   37

DETAILS ABOUT THE FUNDS' INVESTMENT PRACTICES AND POLICIES..   38
   Investment Practices.....................................   38
   Investment Risks.........................................   40
   Investment Policies......................................   41

APPENDIX: DESCRIPTION OF RATINGS............................   43

                        a brief    preview of the funds

             WHAT ARE THE GOALS OF THE MUNICIPAL BOND FUNDS?
             The Funds are designed to produce income exempt from Federal and/ or state income tax. Each Fund pursues a different investment objective and involves different risks. These Funds may not be appropriate for Individual Retirement Accounts, Qualified Plans, and other Retirement Plans that receive favorable tax treatment. Please read about each Fund before investing.

             WHAT ARE THE FUNDS' INVESTMENT STRATEGIES?
             The Intermediate Tax-Free Bond Fund, and the Municipal Income Fund invest in debt securities issued by or on behalf of states, territories, and possessions of the United States and their agencies that produce interest that is exempt from Federal income tax. The Arizona Municipal Bond Fund, the West Virginia Municipal Bond Fund, the Louisiana Municipal Bond Fund, the Kentucky Municipal Bond Fund, and the Ohio Municipal Bond Fund invest in debt securities of their respective states that produce interest that is exempt from Federal income tax and the personal income tax of each Fund's respective state.

             WHAT ARE THE MAIN RISKS OF INVESTING IN THE FUNDS?

             The Funds invest in fixed-income investments that are subject to market fluctuations as a result of changes in interest rates. As a result, the value of investments in the Funds may decrease during periods of rising interest rates and increase during periods of declining interest rates. In addition, some of the Funds invest in mortgage-related securities which may have greater price and yield volatility than traditional fixed-income securities. Fixed income securities also are subject to the risk that the issuer of the security will be unable to meet its repayment obligation. All of the Funds, except the Intermediate Tax-Free Bond Fund and the Municipal Income Fund, are non-diversified funds which expose investors to special risks, including risks associated with state specific investments. An investment in the Funds is not a deposit of BANK ONE CORPORATION or its affiliates and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. For more information about risks, please read "More About the Funds" and "Investment Risks."


             WHAT CLASSES OF SHARES ARE AVAILABLE?

             The Funds currently offer four classes of Shares: Class A, Class B, Class C and Class I. Class A, Class B and Class C shares are offered to the general public. Class I shares are offered to institutional investors, including affiliates of BANK ONE CORPORATION and any bank, depository institution, insurance company, pension plan or other organization authorized to act in fiduciary, advisory, agency, custodial or similar capacities. The section called "How To Do Business With The One Group" will provide more information.


             HOW DO I PURCHASE AND REDEEM SHARES?
             You may buy and redeem shares of the Funds on any day that the Funds are open for business. Class C shares are not available for purchase in all of the funds. Purchase and redemption procedures are explained in greater detail in "How To Do Business With The One Group." For additional information, call The One Group Services Company at 1-800-480-4111.

             HOW ARE DIVIDENDS PAID?
             Generally, dividends are declared on each business day and are distributed periodically on the first business day of each month. Any capital gains are distributed at least annually. Distributions are paid in additional shares of the same class unless you elect to take the payment in cash. For a more detailed discussion of dividends, see "Dividend Policies."

             WHO MANAGES THE FUNDS?

             Banc One Investment Advisors Corporation ("Banc One Investment Advisors"), an indirect subsidiary of BANK ONE CORPORATION, serves as the advisor of the Funds. Banc One Investment Advisors is paid a fee for its services. A more detailed discussion regarding Banc One Investment Advisors, its services and compensation can be found in the Prospectus under the headings "The Advisor" and "Expense Summary."

    The One Group(R)

Intermediate Tax-Free Bond Fund
LOGO INVESTMENT OBJECTIVE
The Fund is a diversified fund that
seeks current income exempt from
Federal income taxes consistent with
prudent investment management and
the preservation of capital.
LOGO INVESTMENT STRATEGY
The Fund invests in bonds and notes
of states, territories and
possessions of the United States,
including the District of Columbia,
and their respective authorities,
political subdivisions, agencies and
instrumentalities, the interest on
which is exempt from Federal income
tax ("Municipal Securities"). The
Fund's average weighted maturity
normally will range between three
and ten years.
LOGO PORTFOLIO SECURITIES
The Fund invests at least 80% of its
net assets in Municipal Securities.
As a matter of fundamental policy,
the Fund invests at least 65% of its
total assets in bonds. The Fund also
may invest in mortgage-backed
securities, restricted securities,
and mortgage dollar rolls. The
securities in which the Fund invests
may have fixed rates of return or
floating or variable rates. For a
list of all securities in which the
Fund may invest, please read
"Investment Practices."
LOGO RISK CONSIDERATIONS
The Fund may invest in Municipal
Securities that are rated in the
lowest investment grade. Even though
such securities are generally
considered investment grade, they
are considered to have speculative
characteristics. Issuers of such
securities are more vulnerable to
changes in economic conditions than
issuers of higher grade securities.
The Municipal Securities are also
fixed income investments. The value
of these securities will change in
response to interest rate changes
and other factors. In addition, the
Fund invests in mortgage-related
securities which have significantly
greater price and yield volatility
than traditional fixed-income
securities. Before you invest,
please read "More About the Funds"
and "Investment Risks."
LOGO TAX CONSIDERATIONS
Up to 20% of the Fund's assets may
be invested in Municipal Securities,
the interest on which may be subject
to the Federal alternative minimum
tax for individuals. Shareholders
who are subject to the Federal
alternative minimum tax may have all
or a portion of their income from
the Fund subject to Federal income
tax. In addition, corporate
shareholders will be required to
take the interest on Municipal
Securities into account in
determining their alternative
minimum taxable income.
LOGO FUND MANAGEMENT
The Fund is managed by a team of
portfolio managers, research
analysts and fixed income traders.
The team works together to establish
general duration and sector
strategies for the Fund. Each team
member makes recommendations about
securities in the Fund. The research
analysts and trading personnel
provide individual security and
sector recommendations, while the
portfolio managers select and
allocate individual securities in a
manner designed to meet the

investment objectives of the Fund.

 SHAREHOLDER EXPENSES

                                                              SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A    CLASS B    CLASS C

                                                              Maximum Sales Charge Imposed on
                                                                Purchases (as a percentage of
                                                                offering price)                      4.50%       none       none

                                                              Maximum Contingent Deferred Sales
                                                                Charge (as a percentage of
                                                                original purchase price or
                                                                redemption proceeds, as
                                                                applicable)                           none(2)   5.00%      1.00%

                                                              Redemption Fees                         none       none       none

                                                              Exchange Fees                           none       none       none

                                                              ANNUAL OPERATING EXPENSES (3) (as a
                                                                percentage of average daily net
                                                                assets)

                                                              Investment Advisory Fees (after fee
                                                                waiver) (4)                           .42%       .42%       .42%

                                                              12b-1 Fees (after fee waiver) (5)       .25%       .90%       .90%

                                                              Other Expenses                          .24%       .24%       .24%

                                                              Total Fund Operating Expenses (after
                                                                fee waivers) (6)                      .91%      1.56%      1.56%

                                          CLASS I
                                            none
                                            none
                                            none
                                            none
                                            .42%
                                            none
                                            .24%
                                            .66%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from redemption amounts paid by wire.

(2) Except for purchases of $1 million or more. Please see "Sales Charges."

(3) Expense information has been restated to reflect current fees.

(4) Without the fee waiver, Investment Advisory Fees would be .60% for all classes of shares.

(5) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .35% for Class A shares and 1.00% for Class B and Class C shares.

(6) Without the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be 1.19 % for Class A shares, 1.84% for Class B shares, 1.84% for Class C shares and .84% for Class I shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the
                                   Fund, assuming: (1) payment of the
                                   maximum sales charge; (2) 5% annual
                                   return; and (3) redemption at the end of each time period.

                                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS

                                                              Class A           $ 54      $ 73       $ 93        $152

                                                              Class A
                                                                (without fee
                                                                waivers)        $ 57      $ 81       $107        $183

                                                              Class B           $ 66      $ 79       $105        $168

                                                              Class B
                                                                (without fee
                                                                waivers)        $ 69      $ 88       $120        $199

                                                              Class C           $ 26      $ 49       $ 85        $186

                                                              Class C
                                                                (without fee
                                                                waivers)        $ 29      $ 58       $100        $216

                                                              Class I           $  7      $ 21       $ 37        $ 82

                                                              Class I
                                                                (without fee
                                                                waiver)         $  9      $ 27       $ 47        $104


Assuming no redemption the end of each time period, the dollar amounts in the above example would be as follows:

                                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS

                                                              Class A           $ 54      $ 73       $ 93        $152

                                                              Class A
                                                                (without fee
                                                                waivers)        $ 57      $ 81       $107        $183

                                                              Class B           $ 16      $ 49       $ 85        $168

                                                              Class B
                                                                (without fee
                                                                waivers)        $ 19      $ 58       $101        $199

                                                              Class C           $ 16      $ 49       $ 85        $186

                                                              Class C
                                                                (without fee
                                                                waivers)        $ 19      $ 58       $100        $216

                                                              Class I           $  7      $ 21       $ 37        $ 82

                                                              Class I
                                                                (without fee
                                                                waiver)         $  9      $ 27       $ 47        $104


Class B shares automatically convert to Class A shares after eight (8)
                                   years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or
                                   indirectly paid by investors in the Fund.
                                   THESE EXAMPLES SHOULD NOT BE CONSIDERED A
                                   REPRESENTATION OF PAST OR FUTURE EXPENSES
                                   AND ACTUAL EXPENSES MAY BE GREATER OR
                                   LESS THAN THOSE SHOWN.

THE ONE GROUP(R) INTERMEDIATE TAX-FREE BOND FUND    FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years or since inception, if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.

                                                                        YEAR ENDED JUNE 30,
                                          ------------------------------------------------------------------------------
CLASS I                                      1998          1997          1996          1995          1994          1993
------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD      $  10.92      $  10.67      $  10.64      $  10.49        $  11.15    $  10.69
------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                       0.52          0.54          0.52          0.54            0.52        0.53
  Net realized and unrealized gains
    (losses) from investments                 0.31          0.27          0.04          0.15           (0.52)       0.49
------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities              0.83          0.81          0.56          0.69            0.00        1.02
------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                      (0.52)        (0.54)        (0.51)        (0.54)          (0.53)      (0.52)
  In excess of net investment income            --            --            --            --           (0.01)         --
  Net realized gains                         (0.08)        (0.02)        (0.02)           --           (0.01)      (0.04)
  In excess of net realized gains               --            --            --            --           (0.11)         --
------------------------------------------------------------------------------------------------------------------------
Total Distributions                          (0.60)        (0.56)        (0.53)        (0.54)          (0.66)      (0.56)
------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD            $  11.15      $  10.92      $  10.67      $  10.64        $  10.49    $  11.15
------------------------------------------------------------------------------------------------------------------------
Total Return                                  7.74%         7.76%         5.39%         6.75%         (0.11)%       9.79%

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)       $493,686      $451,089      $217,201      $211,229        $182,611    $166,489
  Ratio of expenses to average net assets     0.60%         0.58%         0.54%         0.53%           0.48%       0.54%
  Ratio of net investment income to
    average net assets                        4.70%         5.05%         4.87%         5.17%           4.78%       4.93%
  Ratio of expenses to average net
    assets*                                   0.81%         0.81%         0.87%         0.88%           0.84%       0.94%
  Ratio of net investment income to
    average net assets*                       4.49%         4.82%         4.54%         4.82%           4.42%       4.53%
  Portfolio turnover (a)                    109.03%        86.89%       111.58%       199.76%         105.98%      31.99%

                                              YEAR ENDED JUNE 30,
                                          --------------------------
CLASS I                                      1992        1991(c)
--------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD      $  10.28       $ 10.00
--------------------------------------------------------------------
Investment Activities:
  Net investment income                       0.55          0.49
  Net realized and unrealized gains
    (losses) from investments                 0.42          0.27
--------------------------------------------------------------------
Total from Investment Activities              0.97          0.76
--------------------------------------------------------------------
Distributions:
  Net investment income                      (0.55)        (0.48)
  In excess of net investment income            --            --
  Net realized gains                         (0.01)           --
  In excess of net realized gains               --            --
--------------------------------------------------------------------
Total Distributions                          (0.56)        (0.48)
--------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD            $  10.69       $ 10.28
--------------------------------------------------------------------
Total Return                                  9.54%         9.49%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)       $142,672       $82,192
  Ratio of expenses to average net assets     0.55%         0.30%(b)
  Ratio of net investment income to
    average net assets                        5.28%         6.04%(b)
  Ratio of expenses to average net
    assets*                                   1.07%         0.90%(b)
  Ratio of net investment income to
    average net assets*                       4.77%         5.44%(b)
  Portfolio turnover (a)                     11.50%        35.15%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) Annualized. (c) The Class I commenced operations on September 4, 1990.


                                                                         YEAR ENDED JUNE 30,
                                     ----------------------------------------------------------------------------------------------
CLASS A                                1998          1997          1996          1995          1994          1993        1992(c)
-----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF
  PERIOD                             $  10.91        10.67         10.63        $  10.48      $  11.14      $  10.69       10.57
-----------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                  0.50         0.51          0.50            0.51          0.50          0.55        0.15
  Net realized and unrealized gains
    (losses) from investments            0.31         0.26          0.05            0.15         (0.52)         0.44        0.18
-----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities         0.81         0.77          0.55            0.66         (0.02)         0.99        0.33
-----------------------------------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income            (0.50)       (0.51)        (0.49)          (0.49)        (0.52)        (0.50)      (0.21)
  In excess of net investment
    income                                 --           --            --           (0.02)        (0.01)           --          --
  Net realized gains                    (0.08)       (0.02)        (0.02)             --            --         (0.04)         --
  In excess of net realized gains          --           --            --              --         (0.11)           --          --
-----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                     (0.58)       (0.53)        (0.51)          (0.51)        (0.64)        (0.54)      (0.21)
-----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD       $  11.14        10.91         10.67        $  10.63      $  10.48      $  11.14       10.69
-----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales
  Charge)                                7.50%        7.39%         5.28%           6.49%       (0.33)%         9.47%       8.68%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)   $14,515       $8,457        $6,622          $5,614        $5,556        $5,480          $5
  Ratio of expenses to average net
    assets                               0.85%        0.83%         0.79%           0.78%         0.73%         0.71%       1.02%(b)
  Ratio of net investment income to
    average net assets                   4.45%        4.75%         4.62%           4.91%         4.57%         4.77%       4.91%(b)
  Ratio of expenses to average net
    assets*                              1.16%        1.15%         1.22%           1.23%         1.19%         1.27%       1.32%(b)
  Ratio of net investment income to
    average net assets*                  4.14%        4.43%         4.19%           4.46%         4.11%         4.21%       4.61%(b)
  Portfolio turnover (a)               109.03%       86.89%       111.58%         199.76%       105.98%        31.99       11.50%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) Annualized. (c) Class
  A Shares commenced offering on February 18, 1992.

4


THE ONE GROUP(R) INTERMEDIATE TAX-FREE BOND FUND    FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------


                                                                                     YEAR ENDED JUNE 30,
                                                              ---------------------------------------------------------------------
CLASS B                                                         1998          1997          1996          1995        1994(a)
-----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                           $10.93        $10.68        $10.65        $10.50        $  11.18
-----------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                          0.43          0.45          0.43          0.46            0.17
  Net realized and unrealized gains (losses) from
    investments                                                  0.31          0.27          0.04          0.14           (0.67)
-----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                 0.74          0.72          0.47          0.60           (0.50)
-----------------------------------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                                    (0.43)        (0.45)        (0.42)        (0.45)          (0.17)
  Net realized gains                                            (0.08)        (0.02)        (0.02)           --              --
  In excess of net realized gains                                  --            --            --            --           (0.01)
-----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                             (0.51)        (0.47)        (0.44)        (0.45)          (0.18)
-----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                 $11.16        $10.93        $10.68        $10.65        $  10.50
-----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                             6.81%         6.82%         4.48%         5.89%          (4.48)%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                            $5,659        $3,307        $2,439        $1,116        $    549
  Ratio of expenses to average net assets                        1.50%         1.47%         1.44%         1.43%           1.40%(c)
  Ratio of net investment income to average net assets           3.80%         4.09%         3.97%         4.29%           4.08%(c)
  Ratio of expenses to average net assets*                       1.81%         1.78%         1.87%         1.88%           1.85%(c)
  Ratio of net investment income to average net assets*          3.49%         3.78%         3.54%         3.84%           3.63%(c)
  Portfolio turnover (d)                                       109.03%        86.89%       111.58%       199.76%         105.98%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class B Shares commenced offering on January 14, 1994. (b) Not annualized.
  (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

    The One Group(R)

Municipal Income Fund
LOGO INVESTMENT OBJECTIVE
The Fund is a diversified fund that
seeks current income exempt from
Federal income taxes.
LOGO INVESTMENT STRATEGY
The Fund invests in debt securities
of states, territories and
possessions of the United States,
including the District of Columbia,
and their respective authorities,
political subdivisions, agencies and
instrumentalities, the interest on
which is exempt from Federal income
tax ("Municipal Securities"). The
Fund's average weighted maturity
normally will range from five to
fifteen years, although the Fund may
shorten its average weighted
maturity to as little as two years
if appropriate for temporary
defensive purposes.
LOGO PORTFOLIO SECURITIES
The Fund invests at least 80% of its
net assets in Municipal Securities.
As a matter of fundamental policy,
the Fund invests at least 65% of its
total assets in bonds. As a matter
of fundamental policy, the Fund will
not invest more than 25% of its net
assets (i) in securities within a
single industry; or (ii) in
securities of governmental units or
issuers in the same state,
territory, or possession. However,
the Fund will, from time to time,
invest more than 25% of its net
assets in municipal housing
authority obligations and
single-family mortgage revenue
bonds. The Fund also may invest in
mortgage-backed securities,
restricted securities, and mortgage
dollar rolls. The securities in
which the Fund invests may have
fixed rates of return or floating or
variable rates. For a list of all
securities in which the Fund may
invest, please read "Investment
Practices."
LOGO RISK CONSIDERATIONS
The Fund may invest in Municipal
Securities that are rated in the
lowest investment grade. Even though
such securities are generally
considered investment grade
securities, they are considered to
have speculative characteristics.
Issuers of such securities are more
vulnerable to changes in economic
conditions than issuers of higher
grade securities. The Municipal
Securities are also fixed-income
investments. The value of these
securities will change in response
to interest rates and other factors.
In addition, the Fund invests in
mortgage-related securities which
may have greater price and yield
volatility than traditional
fixed-income securities. Before you
invest, please read "More About the
Funds" and "Investment Risks."
LOGO TAX CONSIDERATIONS
Up to 100% of the Fund's assets may
be invested in Municipal Securities
the interest on which may be subject
to Federal alternative minimum tax
for individuals. Shareholders who
are subject to the Federal
alternative minimum tax may have all
or a portion of their income from
the Fund subject to Federal income
tax. In addition, corporate
shareholders will be required to
take the interest on Municipal
Securities into account in
determining their alternative
minimum taxable income.
LOGO FUND MANAGEMENT
The Fund is managed by a team of
portfolio managers, research
analysts and fixed income traders.
The team works together to establish
general duration and sector
strategies for the Fund. Each team
member makes recommendations about
securities in the Fund. The research
analysts and trading personnel
provide individual security and
sector recommendations, while the
portfolio managers select and
allocate individual securities in a
manner designed to meet the
investment objectives of the Fund.

 SHAREHOLDER EXPENSES

                                                              SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS B   CLASS C

                                                              Maximum Sales Charge Imposed on
                                                                Purchases (as a percentage of
                                                                offering price)                      4.50%      none      none

                                                              Maximum Contingent Deferred Sales
                                                                Charge (as a percentage of
                                                                original purchase price or
                                                                redemption proceeds, as
                                                                applicable)                           none(2)  5.00%     1.00%

                                                              Redemption Fees                         none      none      none

                                                              Exchange Fees                           none      none      none

                                                              ANNUAL OPERATING EXPENSES (3) (as a
                                                                percentage of average daily net
                                                                assets)

                                                              Investment Advisory Fees (after fee
                                                                waiver) (4)                           .35%      .35%      .35%

                                                              12b-1 Fees (after fee waiver) (5)       .25%      .90%      .90%

                                                              Other Expenses                          .27%      .27%      .27%

                                                              Total Fund Operating Expenses (after
                                                                fee waivers) (6)                      .87%     1.52%     1.52%

                                      CLASS I
                                        none
                                        none
                                        none
                                        none
                                        .35%
                                        none
                                        .27%
                                        .62%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from redemption amounts paid by wire.

(2) Except for purchases of $1 million or more. Please see "Sales Charges."

(3) Expense information has been restated to reflect current fees.

(4) Without the fee waiver, Investment Advisory Fees would be .45% for all classes of shares.

(5) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .35% for Class A shares and 1.00% for Class B and Class C shares.

(6) Without the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be 1.07% for Class A shares, 1.72% for Class B shares, 1.72% for Class C shares and .72% for Class I shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the
                                   Fund, assuming: (1) payment of the
                                   maximum sales charge; (2) 5% annual
                                   return; and (3) redemption at the end of each time period.

                                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS

                                                              Class A           $ 53      $ 72       $ 91        $147

                                                              Class A
                                                                (without fee
                                                                waivers)        $ 55      $ 78       $101        $170

                                                              Class B           $ 65      $ 78       $103        $164

                                                              Class B
                                                                (without fee
                                                                waivers)        $ 67      $ 84       $113        $186

                                                              Class C           $ 25      $ 48       $ 83        $181

                                                              Class C
                                                                (without fee
                                                                waivers)        $ 27      $ 54       $ 93        $203

                                                              Class I           $  6      $ 20       $ 35        $ 77

                                                              Class I
                                                                (without fee
                                                                waiver)         $  7      $ 23       $ 40        $ 89


Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:


                                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS

                                                              Class A           $ 53      $ 72       $ 91        $147

                                                              Class A
                                                                (without fee
                                                                waivers)        $ 55      $ 78       $101        $170

                                                              Class B           $ 15      $ 48       $ 83        $164

                                                              Class B
                                                                (without fee
                                                                waivers)        $ 17      $ 54       $ 93        $186

                                                              Class C           $ 15      $ 48       $ 83        $181

                                                              Class C
                                                                (without fee
                                                                waivers)        $ 17      $ 54       $ 93        $203

                                                              Class I           $  6      $ 20       $ 35        $ 77

                                                              Class I
                                                                (without fee
                                                                waiver)         $  7      $ 23       $ 40        $ 89


Class B shares automatically convert to Class A shares after eight (8)
                                   years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or
                                   indirectly paid by investors in the
                                   Fund.THESE EXAMPLES SHOULD NOT BE
                                   CONSIDERED A REPRESENTATION OF PAST OR
                                   FUTURE EXPENSES AND ACTUAL EXPENSES MAY
                                   BE GREATER OR LESS THAN THOSE SHOWN.

The One Group(R) Municipal Income Fund    Financial Highlights


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception, if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.



                                                                           YEAR ENDED JUNE 30,
                                        -----------------------------------------------------------------------------------------
               CLASS I                    1998            1997            1996            1995            1994           1993(A)
NET ASSET VALUE, BEGINNING OF PERIOD    $    9.84       $    9.66       $    9.69       $    9.66       $   10.11       $   10.00
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                      0.51            0.53            0.56            0.57            0.56            0.19
  Net realized and unrealized gains
    (losses) from investments                0.27            0.18          (0.03)            0.03          (0.42)            0.11
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities             0.78            0.71            0.53            0.60            0.14            0.30
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                    (0.51)          (0.53)          (0.56)          (0.57)          (0.56)          (0.19)
  In excess of net realized gains              --           --                 --              --            (0.03)         --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                        (0.51)          (0.53)          (0.56)          (0.57)          (0.59)          (0.19)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD          $   10.11       $    9.84       $    9.66       $    9.69       $    9.66       $   10.11
---------------------------------------------------------------------------------------------------------------------------------
Total Return                                8.09%           7.49%           5.54%           6.46%           1.36%        5.18%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)     $617,885         $408,577        $241,115        $185,916        $152,763         $40,777
  Ratio of expenses to average net
    assets                                  0.57%           0.57%           0.56%           0.56%           0.54%        0.54%(b)
  Ratio of net investment income to
    average net assets                      5.08%           5.38%           5.70%           6.02%           5.61%        5.66%(b)
  Ratio of expenses to average net
    assets*                                 0.67%           0.68%           0.76%           0.74%           0.71%        1.01%(b)
Ratio of net investment income to
  average net assets*                       4.98%           5.27%           5.50%           5.84%           5.44%        5.19%(b)
Portfolio turnover (c)                     69.76%          62.83%          83.17%          66.02%         101.48%          66.12%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) The Fund commenced operations on February 9, 1993. (b) Annualized. (c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.


                                                                           YEAR ENDED JUNE 30,
                                        -----------------------------------------------------------------------------------------
               CLASS A                    1998            1997            1996            1995            1994           1993(a)
NET ASSET VALUE, BEGINNING OF PERIOD    $    9.87       $    9.69       $    9.72       $    9.67       $   10.12       $   10.06
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                      0.49            0.51            0.55            0.55            0.55            0.19
  Net realized and unrealized gains
    (losses) from investments                0.27            0.18          (0.04)            0.05          (0.43)            0.05
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities             0.76            0.69            0.51            0.60            0.12            0.24
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                    (0.49)          (0.51)          (0.54)          (0.55)          (0.54)          (0.18)
  In excess of net realized gains              --           --                 --              --            (0.03)         --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                        (0.49)          (0.51)          (0.54)          (0.55)          (0.57)          (0.18)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD          $   10.14       $    9.87       $    9.69       $    9.72       $    9.67       $   10.12
---------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)        7.84%           7.24%           5.35%           6.21%           1.34%           6.86%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)     $101,805          $41,829         $25,787         $11,462         $10,725          $4,106
  Ratio of expenses to average net
    assets                                  0.82%           0.82%           0.81%           0.81%           0.79%        0.80%(b)
  Ratio of net investment income to
    average net assets                      4.83%           5.13%           5.45%           5.76%           5.44%        5.71%(b)
  Ratio of expenses to average net
    assets*                                 1.02%           1.03%           1.11%           1.09%           1.06%        1.36%(b)
  Ratio of net investment income to
    average net assets*                     4.63%           4.92%           5.15%           5.48%           5.17%        5.15%(b)
  Portfolio turnover (c)                   69.76%          62.83%          83.17%          66.02%         101.48%          66.12%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.  (a) Class A Shares commenced offering on February 23, 1993.
    (b) Annualized.   (c) Portfolio turnover is calculated on the basis of the
  Fund as a whole without distinguishing among the classes of shares issued.

The One Group(R) Municipal Income Fund    Financial Highlights


                                                                                   YEAR ENDED JUNE 30,
                                                        -------------------------------------------------------------------------
                       CLASS B                            1998            1997            1996            1995           1994(A)
NET ASSET VALUE, BEGINNING OF PERIOD                    $    9.84       $    9.66       $    9.69       $    9.62       $   10.10
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                      0.42            0.44            0.47            0.49            0.24
  Net realized and unrealized gains (losses) from
    investments                                              0.26            0.18          (0.03)            0.07          (0.48)
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                             0.68            0.62            0.44            0.56          (0.24)
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                    (0.42)          (0.44)          (0.47)          (0.49)          (0.24)
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                        (0.42)          (0.44)          (0.47)          (0.49)          (0.24)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                          $   10.10       $    9.84       $    9.66       $    9.69       $    9.62
---------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                        7.04%           6.55%           4.65%           5.58%       (1.98)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                       $56,911       $36,258           $23,204          $8,326          $4,855
  Ratio of expenses to average net assets                   1.47%           1.47%           1.46%           1.46%        1.41%(c)
  Ratio of net investment income to average net assets      4.18%           4.48%           4.80%           5.14%        4.95%(c)
  Ratio of expenses to average net assets*                  1.67%           1.67%           1.76%           1.74%        1.62%(c)
  Ratio of net investment income to average net
    assets*                                                 3.98%           4.28%           4.50%           4.86%        4.74%(c)
  Portfolio turnover (d)                                   69.76%          62.83%          83.17%          66.02%         101.48%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class B Shares commenced offering on January 14,
  1994. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.


                                                                 NOVEMBER 4,
                                                                   1997 TO
                                                                  JUNE 30,
                          CLASS C                                  1998(a)
NET ASSET VALUE, BEGINNING OF PERIOD                              $    9.96
----------------------------------------------------------------------------
Investment Activities:
  Net investment income                                                0.68
  Net realized and unrealized gains (losses) from
    investments                                                        0.13
----------------------------------------------------------------------------
Total from Investment Activities                                       0.81
----------------------------------------------------------------------------
Distributions:
  Net investment income                                               (0.68)
----------------------------------------------------------------------------
Total Distributions                                                   (0.68)
----------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                    $   10.09
----------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                8.28%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                   $2,216
  Ratio of expenses to average net assets                           1.47%(c)
  Ratio of net investment income to average net assets              4.18%(c)
  Ratio of expenses to average net assets*                          1.67%(c)
  Ratio of net investment income to average net assets*             3.98%(c)
  Portfolio turnover (d)                                              69.76%



* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

    The One Group(R)

Arizona Municipal Bond Fund
LOGO INVESTMENT OBJECTIVE

The Fund is a non-diversified fund
that seeks current income exempt
from Federal income tax and Arizona
personal income tax, consistent with
the preservation of principal.


LOGO INVESTMENT STRATEGY


The Fund invests in debt securities
issued by or on behalf of Arizona
and its respective authorities,
political subdivisions, agencies and
instrumentalities, the interest on
which, in the opinion of issuer's
counsel, is exempt from Federal
income tax and Arizona personal
income tax ("Arizona Municipal
Securities"). The Fund's average
weighted maturity normally will be
between five and twenty years,
although the Fund may invest in
securities of any maturity.


LOGO PORTFOLIO SECURITIES

The Fund invests at least 80% of its
total assets in Arizona Municipal
Securities. This is a fundamental
policy. The Fund also may invest up
to 20% of its total assets in bonds
and notes of states (other than
Arizona) as well as of territories
and possessions of the United
States, including the District of
Columbia, and their respective
authorities, agencies,
instrumentalities, and political
subdivisions, the interest on which
is exempt from Federal income tax
("Municipal Securities"). The
securities in which the Fund invests
may have fixed rates of return or
floating or variable rates. For a
list of all securities in which the
Fund may invest, please read
"Investment Practices."

LOGO RISK CONSIDERATIONS
The Fund invests in Arizona
Municipal Securities, which may be
impacted by economic and political
developments in Arizona. The Arizona
Municipal Securities also include
fixed-income investments. The value
of these securities will change in
response to interest rate changes
and other factors. Before you
invest, please read "More About the
Funds" and "Investment Risks."
LOGO TAX CONSIDERATIONS
Up to 100% of the Fund's assets may
be invested in Arizona Municipal
Securities and Municipal Securities
the interest on which may be subject
to Federal alternative minimum tax
for individuals. Shareholders who
are subject to the Federal
alternative minimum tax may have all
or a portion of their income from
the Fund subject to Federal income
tax. In addition, corporate
shareholders will be required to
take the interest on Municipal
Securities and Arizona Municipal
Securities into account in
determining their alternative
minimum taxable income.
LOGO FUND MANAGEMENT
The Fund is managed by a team of
portfolio managers, research
analysts and fixed income traders.
The team works together to establish
general duration and sector
strategies for the Fund. Each team
member makes recommendations about
securities in the Fund. The research
analysts and trading personnel
provide individual security and
sector recommendations, while the
portfolio managers select and
allocate individual securities in a
manner designed to meet the

investment objectives of the Fund.

 SHAREHOLDER EXPENSES

                                                              SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS B   CLASS C

                                                              Maximum Sales Charge Imposed on
                                                                Purchases (as a percentage of
                                                                offering price)                      4.50%      none      none

                                                              Maximum Contingent Deferred Sales
                                                                Charge (as a percentage of
                                                                original purchase price or
                                                                redemption proceeds, as
                                                                applicable)                           none(2)  5.00%     1.00%

                                                              Redemption Fees                         none      none      none

                                                              Exchange Fees                           none      none      none

                                                              ANNUAL OPERATING EXPENSES (3) (as a
                                                                percentage of average daily net
                                                                assets)

                                                              Investment Advisory Fees (after fee
                                                                waiver) (4)                           .40%      .40%      .40%

                                                              12b-1 Fees (after fee waiver) (5)       .25%      .90%      .90%

                                                              Other Expenses                          .32%      .32%      .32%

                                                              Total Fund Operating Expenses (after
                                                                fee waivers) (6)                      .97%     1.62%     1.62%

                                      CLASS I
                                        none
                                        none
                                        none
                                        none
                                        .40%
                                        none
                                        .32%
                                        .72%


(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub minimum account fee may be applicable and a $7.00 charge will be deducted from redemption amounts paid by wire.

(2) Except for purchases of $1 million or more. Please see "Sales Charges."

(3) Expense information has been restated to reflect current fees.

(4) Without the fee waiver, Investment Advisory Fees would be .45% for all classes of shares.

(5) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .35% for Class A shares and 1.00% for Class B and Class C shares.

(6) Without the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be 1.12% for Class A shares, 1.77% for Class B shares, 1.77% for Class C shares and .77% for Class I shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the
                                   Fund, assuming: (1) payment of the
                                   maximum sales charge; (2) 5% annual
                                   return; and (3) redemption at the end of each time period.

                                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS

                                                              Class A           $ 54      $ 75       $ 96        $159

                                                              Class A
                                                                (without fee
                                                                waivers)        $ 56      $ 79       $104        $175

                                                              Class B           $ 66      $ 81       $108        $175

                                                              Class B
                                                                (without fee
                                                                waivers)        $ 68      $ 86       $116        $191

                                                              Class C           $ 26      $ 51       $ 88        $192

                                                              Class C
                                                                (without fee
                                                                waivers)        $ 28      $ 56       $ 96        $208

                                                              Class I           $  7      $ 23       $ 40        $ 89

                                                              Class I
                                                                (without fee
                                                                waiver)         $  8      $ 25       $ 43        $ 95


Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS

                                                              Class A           $ 54      $ 75       $ 96        $159

                                                              Class A
                                                                (without fee
                                                                waivers)        $ 56      $ 79       $104        $175

                                                              Class B           $ 16      $ 51       $ 88        $175

                                                              Class B
                                                                (without fee
                                                                waivers)        $ 18      $ 56       $ 96        $191

                                                              Class C           $ 16      $ 51       $ 88        $192

                                                              Class C
                                                                (without fee
                                                                waivers)        $ 18      $ 56       $ 96        $208

                                                              Class I           $  7      $ 23       $ 40        $ 89

                                                              Class I
                                                                (without fee
                                                                waiver)         $  8      $ 25       $ 43        $ 95


Class B shares automatically convert to Class A shares after eight (8)
                                   years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or
                                   indirectly paid by investors in the Fund.
                                   THESE EXAMPLES SHOULD NOT BE CONSIDERED A
                                   REPRESENTATION OF PAST OR FUTURE EXPENSES
                                   AND ACTUAL EXPENSES MAY BE GREATER OR
                                   LESS THAN THOSE SHOWN.

The One Group(R) Arizona Municipal Bond Fund    Financial Highlights


The Financial Highlights are intended to help you understand the Fund's financial performance over the past 10 years, or since inception, if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.



                                                                                  JAN. 20,
                                                                    YEAR            1997
                                                                   ENDED           THROUGH
                                                                  JUNE 30,        JUNE 30,
                          CLASS I                                   1998           1997(A)
NET ASSET VALUE, BEGINNING OF PERIOD                              $  10.06        $  10.00
-------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                               0.49            0.23
  Net realized and unrealized gains from investments                  0.16            0.06
-------------------------------------------------------------------------------------------
Total from Investment Activities                                      0.65            0.29
-------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                              (0.49)          (0.23)
  Net realized gain                                                  (0.07)          --
-------------------------------------------------------------------------------------------
Total Distributions                                                  (0.56)          (0.23)
-------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                    $  10.15        $  10.06
-------------------------------------------------------------------------------------------
Total Return                                                          6.58%           2.90%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                               $248,590        $255,755
  Ratio of expenses to average net assets                             0.59%           0.59%(c)
  Ratio of net investment income to average net assets                4.79%           5.09%(c)
  Ratio of expenses to average net assets*                            0.65%           0.66%(c)
  Ratio of net investment income to average net assets*               4.73%           5.02%(c)
  Portfolio turnover (d)                                             20.89%           5.66%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as
  indicated.  (a) Period from commencement of operations.   (b) Not
  annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.


                                                                                  JAN. 20,
                                                                    YEAR            1997
                                                                   ENDED           THROUGH
                                                                  JUNE 30,        JUNE 30,
                          CLASS A                                   1998           1997(A)
NET ASSET VALUE, BEGINNING OF PERIOD                               $ 9.99         $  10.00
-------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                              0.46             0.15
  Net realized and unrealized gains (losses) from
    investments                                                      0.16            (0.01)
-------------------------------------------------------------------------------------------
Total from Investment Activities                                     0.62             0.14
-------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                             (0.46)           (0.15)
  Net realized gain                                                 (0.07)           --
-------------------------------------------------------------------------------------------
Total Distributions                                                 (0.53)           (0.15)
-------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                     $10.08         $   9.99
-------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                 6.30%            1.40%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                $1,321         $1,500
  Ratio of expenses to average net assets                            0.84%            0.85%(c)
  Ratio of net investment income to average net assets               4.53%            4.90%(c)
  Ratio of expenses to average net assets*                           1.01%            0.96%(c)
  Ratio of net investment income to average net assets*              4.36%            4.79%(c)
  Portfolio turnover (d)                                            20.89%            5.66%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

The One Group(R) Arizona Municipal Bond Fund    Financial Highlights


                                                                    YEAR          JAN. 20, 1997
                                                                   ENDED             THROUGH
                                                                  JUNE 30,          JUNE 30,
                          CLASS B                                   1998             1997(A)
NET ASSET VALUE, BEGINNING OF PERIOD                               $10.09            $10.00
-----------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                              0.13              0.00
  Net realized and unrealized gains (losses) from
    investments                                                      0.14              0.09
-----------------------------------------------------------------------------------------------
Total from Investment Activities                                     0.27              0.09
-----------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                             (0.13)               --
  Net realized gains                                                (0.07)               --
-----------------------------------------------------------------------------------------------
Total Distributions                                                 (0.20)               --
-----------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                     $10.16            $10.09
-----------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                 2.67%             0.90%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                  $290                --(c)
  Ratio of expenses to average net assets                            1.50%               --(d)
  Ratio of net investment income to average net assets               3.88%               --(d)
  Ratio of expenses to average net assets*                           1.64%               --(d)
  Ratio of net investment income to average net assets*              3.74%               --(d)
  Portfolio turnover (e)                                            20.89%             5.66%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from commencement of operations. (b) Not annualized. (c) Amount is less than $1,000. (d) Since net assets are less than $1,000, ratios have not been presented. (e) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

    The One Group(R)
West Virginia Municipal Bond Fund
[LOGO] INVESTMENT OBJECTIVE
The Fund is a non-diversified fund
that seeks current income exempt
from Federal income tax and West
Virginia personal income tax,
consistent with the preservation of
principal.
[LOGO] INVESTMENT STRATEGY
The Fund invests in debt securities
issued by, or on behalf of, West
Virginia and its respective
authorities, political subdivisions,
agencies and instrumentalities, the
interest on which, in the opinion of
issuer's counsel, is exempt from
Federal income tax and West Virginia
personal income tax ("West Virginia
Municipal Securities"). Generally,
the Fund's average weighted maturity
will be between five and twenty
years, although the Fund may invest
in securities of any maturity.

[LOGO] PORTFOLIO SECURITIES
The Fund invests at least 80% of its
total assets in West Virginia
Municipal Securities. This is a
fundamental policy. The Fund also
may invest up to 20% of its total
assets in bonds and notes of states
(other than West Virginia) as well
as of territories and possessions of
the United States, including the
District of Columbia, and their
respective authorities, agencies,
instrumentalities, and political
subdivisions, the interest on which
is exempt from Federal income tax
("Municipal Securities"). The
securities in which the Fund invests
may have fixed rates of return or
floating or variable rates. For a
list of all securities in which the
Fund may invest, please read
"Investment Practices."
[LOGO] RISK CONSIDERATIONS
The Fund invests in West Virginia
Municipal Securities, which may be
impacted by economic and political
developments in West Virginia. The
West Virginia Municipal Securities
also include fixed-income
investments. The value of these
securities will change in response
to interest rate changes and other
factors. Before you invest, please
read "More About the Funds" and
"Investment Risks."
[LOGO] TAX CONSIDERATIONS
Up to 100% of the Fund's assets may
be invested in West Virginia
Municipal Securities and Municipal
Securities the interest on which may
be subject to Federal alternative
minimum tax for individuals.
Shareholders who are subject to the
Federal alternative minimum tax may
have all or a portion of their
income from the Fund subject to
Federal income tax. In addition,
corporate shareholders will be
required to take the interest on
Municipal Securities and West
Virginia Municipal Securities into
account in determining their
alternative minimum taxable income.
[LOGO] FUND MANAGEMENT
The Fund is managed by a team of
portfolio managers, research
analysts and fixed income traders.
The team works together to establish
general duration and sector
strategies for the Fund. Each team
member makes recommendations about
securities in the Fund. The research
analysts and trading personnel
provide individual security and
sector recommendations, while the
portfolio managers select and
allocate individual securities in a
manner designed to meet the

investment objectives of the Fund.

 SHAREHOLDER EXPENSES

                                                              SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS B   CLASS C

                                                              Maximum Sales Charge Imposed on
                                                                Purchases (as a percentage of
                                                                offering price)                      4.50%      none      none

                                                              Maximum Contingent Deferred Sales
                                                                Charge (as a percentage of
                                                                original purchase price or
                                                                redemption proceeds, as
                                                                applicable)                           none(2)  5.00%     1.00%

                                                              Redemption Fees                         none      none      none

                                                              Exchange Fees                           none      none      none

                                                              ANNUAL OPERATING EXPENSES  (3) (as a
                                                                percentage of average daily net
                                                                assets)

                                                              Investment Advisory Fees (after fee
                                                                waiver) (4)                           .40%      .40%      .40%

                                                              12b-1 Fees (after fee waiver) (5)       .25%      .90%      .90%

                                                              Other Expenses                          .32%      .32%      .32%

                                                              Total Fund Operating Expenses (after
                                                                fee waivers) (6)                      .97%     1.62%     1.62%

                                      CLASS I
                                        none
                                        none
                                        none
                                        none
                                        .40%
                                        none
                                        .32%
                                        .72%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from redemption amounts paid by wire.

(2) Except for purchases of $1 million or more. Please see "Sales Charges."

(3) Expense information has been restated to reflect current fees.

(4) Without the fee waiver, Investment Advisory Fees would be .45% for all classes of shares.

(5) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .35% for Class A shares and 1.00% for Class B and Class C shares.

(6) Without the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be 1.12% for Class A shares, 1.77% for Class B shares, 1.77% for Class C shares and .77% for Class I shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the
                                   Fund, assuming: (1) payment of the
                                   maximum sales charge; (2) 5% annual
                                   return; and (3) redemption at the end of each time period.

                                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS

                                                              Class A           $ 54      $ 75       $ 96        $159

                                                              Class A
                                                                (without fee
                                                                waivers)        $ 56      $ 79       $104        $175

                                                              Class B           $ 66      $ 81       $108        $175

                                                              Class B
                                                                (without fee
                                                                waivers)        $ 68      $ 86       $116        $191

                                                              Class C           $ 26      $ 51       $ 88        $192

                                                              Class C
                                                                (without fee
                                                                waivers)        $ 28      $ 56       $ 96        $208

                                                              Class I           $  7      $ 23       $ 40        $ 89

                                                              Class I
                                                                (without fee
                                                                waiver)         $  8      $ 25       $ 43        $ 95


Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS

                                                              Class A           $ 54      $ 75       $ 96        $159

                                                              Class A
                                                                (without fee
                                                                waivers)        $ 56      $ 79       $104        $175

                                                              Class B           $ 16      $ 51       $ 88        $175

                                                              Class B
                                                                (without fee
                                                                waivers)        $ 18      $ 56       $ 96        $191

                                                              Class C           $ 16      $ 51       $ 88        $192

                                                              Class C
                                                                (without fee
                                                                waivers)        $ 18      $ 56       $ 96        $208

                                                              Class I           $  7      $ 23       $ 40        $ 89

                                                              Class I
                                                                (without fee
                                                                waiver)         $  8      $ 25       $ 43        $ 95


Class B shares automatically convert to Class A shares after eight (8)
                                   years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or
                                   indirectly paid by investors in the Fund.
                                   THESE EXAMPLES SHOULD NOT BE CONSIDERED A
                                   REPRESENTATION OF PAST OR FUTURE EXPENSES
                                   AND ACTUAL EXPENSES MAY BE GREATER OR
                                   LESS THAN THOSE SHOWN.

The One Group(R) West Virginia Municipal Bond Fund    Financial Highlights


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception, if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.



                                                                    YEAR           JAN. 20, 1997
                                                                    ENDED             THROUGH
                                                                  JUNE 30,           JUNE 30,
                          CLASS I                                   1998              1997(A)
NET ASSET VALUE, BEGINNING OF PERIOD                              $   10.06          $   10.00
------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                                0.50               0.22
  Net realized and unrealized gains from investments                   0.22               0.06
------------------------------------------------------------------------------------------------
Total from Investment Activities                                       0.72               0.28
------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                               (0.50)             (0.22)
------------------------------------------------------------------------------------------------
Total Distributions                                                   (0.50)             (0.22)
------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                    $   10.28          $   10.06
------------------------------------------------------------------------------------------------
Total Return                                                           7.36%              2.84%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                $102,413         $96,270
  Ratio of expenses to average net assets                              0.60%              0.59%(c)
  Ratio of net investment income to average net assets                 4.93%              5.04%(c)
  Ratio of expenses to average net assets*                             0.72%              0.67%(c)
  Ratio of net investment income to average net assets*                4.81%              4.96%(c)
  Portfolio turnover (d)                                              16.69%              6.21%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.


                                                                    YEAR           JAN. 20, 1997
                                                                    ENDED             THROUGH
                                                                  JUNE 30,           JUNE 30,
                          CLASS A                                   1998              1997(A)
NET ASSET VALUE, BEGINNING OF PERIOD                              $   10.15          $   10.00
------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                                0.48               0.16
  Net realized and unrealized gains from investments                   0.21               0.15
------------------------------------------------------------------------------------------------
Total from Investment Activities                                       0.69               0.31
------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                               (0.48)             (0.16)
------------------------------------------------------------------------------------------------
Total Distributions                                                   (0.48)             (0.16)
------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                    $   10.36          $   10.15
------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                   6.98%              3.08%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                  $2,024            $808
  Ratio of expenses to average net assets                              0.85%              0.84%(c)
  Ratio of net investment income to average net assets                 4.68%              4.94%(c)
  Ratio of expenses to average net assets*                             1.07%              0.97%(c)
  Ratio of net investment income to average net assets*                4.46%              4.81%(c)
  Portfolio turnover (d)                                              16.69%              6.21%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

THE ONE GROUP(R) WEST VIRGINIA MUNICIPAL BOND FUND    FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------


                                                                    YEAR          JAN. 20, 1997
                                                                   ENDED             THROUGH
                                                                  JUNE 30,          JUNE 30,
CLASS B                                                             1998             1997(a)
-----------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                               $10.12            $10.00
-----------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                              0.42              0.14
  Net realized and unrealized gains from investments                 0.23              0.12
-----------------------------------------------------------------------------------------------
Total from Investment Activities                                     0.65              0.26
-----------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                             (0.42)            (0.14)
-----------------------------------------------------------------------------------------------
Total Distributions                                                 (0.42)            (0.14)
-----------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                     $10.35            $10.12
-----------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                 6.57%             2.64%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                $3,352            $  614
  Ratio of expenses to average net assets                            1.50%             1.49%(c)
  Ratio of net investment income to average net assets               4.05%             4.08%(c)
  Ratio of expenses to average net assets*                           1.72%             1.62%(c)
  Ratio of net investment income to average net assets*              3.83%             3.95%(c)
  Portfolio turnover (d)                                            16.69%             6.21%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized.
  (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

14


The One Group(R)

LOUISIANA MUNICIPAL BOND FUND
--------------------------------------------------------------------------------

[LOGO] INVESTMENT OBJECTIVE
The Fund is a non-diversified fund that seeks current income both consistent with the preservation of principal and exempt from Federal income tax and Louisiana income tax.

[LOGO] INVESTMENT STRATEGY
The Fund invests in investment grade municipal securities issued by or on behalf of Louisiana and its authorities, political subdivisions, agencies and instrumentalities, the interest on which, in the opinion of issuer's counsel, is exempt from both Federal income tax and Louisiana state income tax ("Louisiana Municipal Securities"). The Fund's average weighted maturity normally will be between five and twenty years, although the Fund may invest in securities of any maturity.

[LOGO] PORTFOLIO SECURITIES
The Fund invests at least 80% of its net assets in Louisiana Municipal Securities. This is a fundamental policy. The Fund also may hold up to 20% of its total assets in cash or invest in municipal securities of other states ("Municipal Securities"), short-term taxable investments including repurchase agreements, and U.S. Government Securities or other cash equivalents. The securities in which the Fund invests may have fixed rates of return or floating or variable rates. For a list of all securities in which the Fund may invest, please read "Investment Practices."

[LOGO] RISK CONSIDERATIONS
The Fund invests in Louisiana Municipal Securities, which may be impacted by economic and political developments in Louisiana. The Louisiana Municipal Securities also include fixed-income investments. The value of these securities will change in response to interest rate changes and other factors. Before you invest, please read "More About the Funds" and "Investment Risks."

[LOGO] TAX CONSIDERATIONS
Up to 100% of the Fund's assets may be invested in Louisiana Municipal Securities and Municipal Securities the interest on which may be subject to Federal alternative minimum tax for individuals. Shareholders who are subject to the Federal alternative minimum tax may have all or a portion of their income from the Fund subject to Federal income tax. In addition, corporate shareholders will be required to take the interest on Municipal Securities and Louisiana Municipal Securities into account in determining their alternative minimum taxable income.

[LOGO] FUND MANAGEMENT
The Fund is managed by a team of portfolio managers, research analysts and fixed income traders. The team works together to establish general duration and sector strategies for the Fund. Each team member makes recommendations about securities in the Fund. The research analysts and trading personnel provide individual security and sector recommendations, while the portfolio managers select and allocate individual securities in a manner designed to meet the investment objectives of the Fund.

SHAREHOLDER EXPENSES

SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS B   CLASS C   CLASS I

Maximum Sales Charge Imposed on
  Purchases (as a percentage of
  offering price)                      4.50%      none      none    none

Maximum Contingent Deferred Sales
  Charge (as a percentage of
  original purchase price or
  redemption proceeds, as
  applicable)                           none(2)  5.00%     1.00%    none

Redemption Fees                         none      none      none    none

Exchange Fees                           none      none      none    none

ANNUAL OPERATING EXPENSES) (3)
  (as a percentage of average
  daily net assets)

Investment Advisory Fees (after fee
  waiver) (4)                           .40%      .40%      .40%    .40%

12b-1 Fees (after fee waiver) (5)       .25%      .90%      .90%    none

Other Expenses                          .32%      .32%      .32%    .32%

Total Fund Operating Expenses (after
  fee waivers) (6)                      .97%     1.62%     1.62%    .72%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from redemption amounts paid by wire.

(2) Except for purchases of $1 million or more. Please see "Sales Charges."

(3) Expense information has been restated to reflect current fees.

(4) Without the fee waiver, Investment Advisory Fees would be .60% for all classes of shares.

(5) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .35% for Class A shares and 1.00% for Class B and Class C shares.

(6) Without the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be 1.27% for Class A shares, 1.92% for Class B shares, 1.92% for Class C shares and .92% for Class I shares.

EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                               1 YEAR    3 YEARS    5 YEARS    10 YEARS
Class A                         $ 54      $ 75       $ 96        $159
Class A (without fee waivers)   $ 57      $ 83       $112        $191
Class B                         $ 66      $ 81       $108        $175
Class B (without fee waivers)   $ 69      $ 90       $124        $207
Class C                         $ 26      $ 51       $ 88        $192
Class C (without fee waivers)   $ 29      $ 60       $104        $224
Class I                         $  7      $ 23       $ 40        $ 89
Class I (without fee waiver)    $  9      $ 29       $ 51        $113
----------------------------------------------------------------------

Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                               1 YEAR    3 YEARS    5 YEARS    10 YEARS
Class A                         $ 54      $ 75       $ 96        $159
Class A (without fee waivers)   $ 57      $ 83       $112        $191
Class B                         $ 16      $ 51       $ 88        $175
Class B (without fee waivers)   $ 19      $ 60       $104        $207
Class C                         $ 16      $ 51       $ 88        $192
Class C (without fee waivers)   $ 19      $ 60       $104        $224
Class I                         $  7      $ 23       $ 40        $ 89
Class I (without fee waiver)    $  9      $ 29       $ 51        $113

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

The One Group(R) Louisiana Municipal Bond Fund    Financial Highlights


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years or since inception, if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.



                                                                   YEAR ENDED
                                                                    JUNE 30,             MARCH 26, 1996
                                                              ---------------------         THROUGH
                          CLASS I                               1998         1997       JUNE 30, 1996(A)
NET ASSET VALUE, BEGINNING OF PERIOD                          $  10.10     $   9.93         $  10.00
--------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                           0.50         0.49             0.13
  Net realized and unrealized gains (losses) from
    investments                                                   0.16         0.17            (0.07)
--------------------------------------------------------------------------------------------------------
Total from Investment Activities                                  0.66         0.66             0.06
--------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                          (0.50)       (0.49)           (0.13)
--------------------------------------------------------------------------------------------------------
Total Distributions                                              (0.50)       (0.49)           (0.13)
--------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $  10.26     $  10.10         $   9.93
--------------------------------------------------------------------------------------------------------
Total Return                                                      6.62%        6.81%            0.90%(b)(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                           $ 92,690     $113,338         $136,041
  Ratio of expenses to average net assets                         0.60%        0.62%            0.71%(d)
  Ratio of net investment income to average net assets            4.85%        4.91%            4.76%(d)
  Ratio of expenses to average net assets*                        0.83%        0.84%            0.86%(d)
  Ratio of net investment income to average net assets*           4.62%        4.69%            4.61%(d)
  Portfolio turnover (e)                                         12.03%       17.39%           16.72%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from date reorganized as a fund of The One
  Group. (b) Not annualized. (c) Represents total return for Class A Shares from December 1, 1995 through March 25, 1996 plus total return for Class I Shares for the period March 26, 1996 through June 30,
  1996. (d) Annualized. (e) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.


                                                              SEVEN
                                           YEAR ENDED         MONTHS
                                            JUNE 30,          ENDED                      YEAR ENDED NOVEMBER 30,
                                       ------------------    JUNE 30,    --------------------------------------------------------
               CLASS A                  1998       1997      1996(A)       1995        1994        1993        1992        1991
NET ASSET VALUE, BEGINNING OF PERIOD   $ 10.10    $  9.93    $ 10.09     $   9.38    $  10.27    $   9.92    $   9.73    $   9.51
---------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                   0.47       0.47       0.24         0.50        0.49        0.52        0.55        0.56
  Net realized and unrealized gains
    (losses) from investments             0.16       0.17      (0.16)        0.71       (0.79)       0.42        0.26        0.22
---------------------------------------------------------------------------------------------------------
Total from Investment Activities          0.63       0.64       0.08         1.21       (0.30)       0.94        0.82        0.78
---------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                  (0.47)     (0.47)     (0.24)       (0.50)      (0.49)      (0.52)      (0.55)      (0.56)
  Net realized gains                        --         --         --           --       (0.10)      (0.07)      (0.07)         --
---------------------------------------------------------------------------------------------------------
Total Distributions                      (0.47)     (0.47)     (0.24)       (0.50)      (0.59)      (0.59)      (0.62)      (0.56)
---------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD         $ 10.26    $ 10.10    $  9.93     $  10.09    $   9.38    $  10.27    $   9.92    $   9.73
---------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)      6.35%      6.55%      0.84%(b)    13.11%      (2.97)%      9.65%       8.64%       8.45%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)    $47,078    $48,498    $53,479     $206,119    $196,820    $196,534    $135,692    $ 88,503
  Ratio of expenses to average net
    assets                                0.85%      0.87%      0.69%(c)     0.62%       0.65%       0.62%       0.58%       0.61%
  Ratio of net investment income to
    average net assets                    4.60%      4.66%      4.71%(c)     5.07%       4.97%       5.07%       5.70%       5.86%
  Ratio of expenses to average net
    assets*                               1.18%      1.19%      0.86%(c)     0.77%       0.80%       0.78%       0.83%       0.86%
  Ratio of net investment income to
    average net assets*                   4.27%      4.34%      4.54%(c)     4.92%       4.82%       4.91%       5.45%       5.61%
  Portfolio turnover (d)                 12.03%     17.39%     16.72%       28.00%      24.00%      25.00%      32.00%      35.00%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Upon reorganizing as a fund of The One Group, the Paragon Louisiana Tax-Free Fund became the Louisiana Municipal Bond Fund. Financial highlights for the periods prior to March 26, 1996 represents the Paragon Louisiana Tax-Free Fund. The per share data for the periods prior to March 26, 1996 have been restated to reflect the impact of restatement of net asset value from $10.67 to $10.00 effective March 26, 1996. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

The One Group(R) Louisiana Municipal Bond Fund    Financial Highlights


                                                                YEAR ENDED         SEVEN MONTHS                    SEPT. 16, 1994
                                                                 JUNE 30,             ENDED         YEAR ENDED        THROUGH
                                                             -----------------       JUNE 30,        NOV. 30,         NOV. 30,
                          CLASS B                             1998       1997        1997(A)           1995           1994(B)
NET ASSET VALUE, BEGINNING OF PERIOD                         $10.10     $ 9.93        $10.09          $ 9.36           $ 9.73
--------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                        0.41       0.40          0.21            0.42             0.08
  Net realized and unrealized gains (losses) from
    investments                                                0.16       0.17         (0.16)           0.73            (0.37)
--------------------------------------------------------------------------------------------------------------
Total from Investment Activities                               0.57       0.57          0.05            1.15            (0.29)
--------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                       (0.41)     (0.40)        (0.21)          (0.42)           (0.08)
--------------------------------------------------------------------------------------------------------------
Total Distributions                                           (0.41)     (0.40)        (0.21)          (0.42)           (0.08)
--------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                               $10.26     $10.10        $ 9.93          $10.09           $ 9.36
--------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                           5.69%      5.87%         0.48%(c)       12.52%           (2.94)%(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                          $5,474     $3,835        $3,223          $2,115           $  204
  Ratio of expenses to average net assets                      1.50%      1.51%         1.50%(d)        1.37%            1.41%(d)
  Ratio of net investment income to average net assets         3.95%      4.02%         3.98%(d)        4.27%            4.45%(d)
  Ratio of expenses to average net assets*                     1.83%      1.85%         1.70%(d)        1.52%            1.56%(d)
  Ratio of net investment income to average net assets*        3.62%      3.68%         3.78%(d)        4.12%            4.30%(d)
  Portfolio turnover (e)                                      12.03%     17.39%        16.72%          28.00%           24.00%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Upon reorganizing as a fund of The One Group, the Paragon Louisiana Tax-Free Fund became the Louisiana Municipal Bond Fund. Financial highlights for the periods prior to March 26, 1996 represents the Paragon Louisiana Tax-Free Fund. The per share data for the periods prior to March 26, 1996 have been restated to reflect the impact of restatement of net asset value from $10.70 to $10.00 effective March 26, 1996. (b) Class B Shares commenced offering on September 16, 1994. (c) Not annualized. (d) Annualized. (e) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

    The One Group(R)

Ohio Municipal Bond Fund
[LOGO] INVESTMENT OBJECTIVE

The Fund is a non-diversified fund
that seeks current income exempt
from Federal income tax and Ohio
personal income tax, consistent with
the preservation of principal.


[LOGO] INVESTMENT STRATEGY


The Fund invests in debt securities
issued by, or on behalf of, Ohio and
its respective authorities,
political subdivisions, agencies and
instrumentalities, the interest on
which, in the opinion of issuer's
counsel, is exempt from Federal
income tax and Ohio personal income
tax ("Ohio Municipal Securities").
Generally, the Fund's average
weighted maturity will be between
five and twenty years, although the
Fund may invest in securities of any
maturity.


[LOGO] PORTFOLIO SECURITIES


The Fund invests at least 80% of its
total assets in Ohio Municipal
Securities. This is a fundamental
policy. The Fund also may invest up
to 20% of its total assets in bonds
and notes of states (other than
Ohio) as well as territories and
possessions of the United States,
including the District of Columbia,
and their respective authorities,
agencies, instrumentalities, and
political subdivisions, the interest
on which, in the opinion of issuer's
counsel, is exempt from Federal
income tax ("Municipal Securities").
The securities in which the Fund
invests may have fixed rates of
return or floating or variable
rates. For a list of all securities
in which the Fund may invest, please
read "Investment Practices."


[LOGO] RISK CONSIDERATIONS
The Fund invests in Ohio Municipal
Securities, which may be impacted by
economic and political developments
in Ohio. The Ohio Municipal
Securities also include fixed-income
investments. The value of these
securities will change in response
to interest rate changes and other
factors. Before you invest, please
read "More About the Funds" and
"Investment Risks."

[LOGO] TAX CONSIDERATIONS


Up to 100% of the Fund's assets may
be invested in Ohio Municipal
Securities and Municipal Securities,
the interest on which may be subject
to Federal alternative minimum tax
for individuals. Shareholders who
are subject to the Federal
alternative minimum tax may have all
or a portion of their income from
the Fund subject to Federal income
tax. In addition, corporate
shareholders will be required to
take the interest on Municipal
Securities and Ohio Municipal
Securities into account in
determining their alternative
minimum taxable income.

[LOGO] FUND MANAGEMENT
The Fund is managed by a team of
portfolio managers, research
analysts and fixed income traders.
The team works together to establish
general duration and sector
strategies for the Fund. Each team
member makes recommendations about
securities in the Fund. The research
analysts and trading personnel
provide individual security and
sector recommendations, while the
portfolio managers select and
allocate individual securities in a
manner designed to meet the
investment objectives of the Fund.

 SHAREHOLDER EXPENSES

SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS B   CLASS C    CLASS I

Maximum Sales Charge Imposed on
  Purchases (as a percentage of
  offering price)                      4.50%      none      none     none

Maximum Contingent Deferred Sales
  Charge (as a percentage of
  original purchase price or
  redemption proceeds, as
  applicable)                           none(2)  5.00%     1.00%     none

Redemption Fees                         none      none      none     none

Exchange Fees                           none      none      none     none

ANNUAL OPERATING EXPENSES (3) (as a
  percentage of average daily net
  assets)

Investment Advisory Fees (after fee
  waiver) (4)                           .40%      .40%      .40%     .40%

12b-1 Fees (after fee waiver) (5)       .25%      .90%      .90%     none

Other Expenses                          .22%      .22%      .22%     .22%

Total Fund Operating Expenses (after
  fee waivers) (6)                      .87%     1.52%     1.52%     .62%



(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from redemption amounts paid by wire.

(2) Except for purchases of $1 million or more. Please see "Sales Charges."

(3) Expense information has been restated to reflect current fees.

(4) Without the fee waiver, Investment Advisory Fees would be .60% for all classes of shares.

(5) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .35% for Class A shares and 1.00% for Class B and Class C shares.

(6) Without the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be 1.17% for Class A shares, 1.82% for Class B shares, 1.82% for Class C shares and .82% for Class I shares.

EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.


                  1 YEAR    3 YEARS    5 YEARS    10 YEARS

Class A           $ 53      $ 72       $ 91        $147

Class A
  (without fee
  waivers)        $ 56      $ 80       $106        $181

Class B           $ 65      $ 78       $103        $164

Class B
  (without fee
  waivers)        $ 68      $ 87       $119        $197

Class C           $ 25      $ 48       $ 83        $181

Class C
  (without fee
  waivers)        $ 28      $ 57       $ 99        $214

Class I           $  6      $ 20       $ 35        $ 77

Class I
  (without fee
  waiver)         $  8      $ 26       $ 46        $101



Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                  1 YEAR    3 YEARS    5 YEARS    10 YEARS

Class A           $ 53      $ 72       $ 91        $147

Class A
  (without fee
  waivers)        $ 56      $ 80       $106        $181

Class B           $ 15      $ 48       $ 83        $164

Class B
  (without fee
  waivers)        $ 19      $ 60       $104        $205

Class C           $ 15      $ 48       $ 83        $181

Class C
  (without fee
  waivers)        $ 18      $ 57       $ 99        $214

Class I           $  6      $ 20       $ 35        $ 77

Class I
  (without fee
  waiver)         $  8      $ 26       $ 46        $101


Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

The One Group(R) Ohio Municipal Bond Fund    Financial Highlights


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.



                                                                            YEAR ENDED JUNE 30,
                                          ---------------------------------------------------------------------------------------
                CLASS I                     1998          1997         1996         1995         1994         1993       1992(C)
NET ASSET VALUE, BEGINNING OF PERIOD      $  10.88      $  10.69      $ 10.65      $ 10.58      $ 11.11      $ 10.48     $ 10.00
--------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                       0.56          0.56         0.56         0.55         0.51         0.54        0.56
  Net realized and unrealized gains
    (losses) from investments                 0.20          0.19         0.04         0.07        (0.50)        0.62        0.47
--------------------------------------------------------------------------------------------------------------------
Total from Investment Distributions:          0.76          0.75         0.60         0.62         0.01           --          --
--------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                      (0.56)        (0.56)       (0.56)       (0.55)       (0.52)       (0.53)      (0.55)
  In excess of net realized gains               --            --           --           --        (0.02)          --          --
--------------------------------------------------------------------------------------------------------------------
Total Distributions                          (0.56)        (0.56)       (0.56)       (0.55)       (0.54)       (0.53)      (0.55)
--------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD            $  11.08      $  10.88      $ 10.69      $ 10.65      $ 10.58      $ 11.11     $ 10.48
--------------------------------------------------------------------------------------------------------------------
Total Return                                  7.13%         7.22%        5.69%        6.07%        0.07%       11.43%      10.64%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)       $149,890      $133,172      $80,611      $79,993      $93,261      $74,792     $45,199
  Ratio of expenses to average net
    assets                                    0.54%         0.54%        0.57%        0.58%        0.53%        0.55%       0.63%(b)
  Ratio of net investment income to
    average net assets                        5.09%         5.24%        5.17%        5.29%        4.76%        5.14%       5.61%(b)
  Ratio of expenses to average net
    assets*                                   0.83%         0.84%        0.95%        0.91%        0.86%        0.94%       1.21%(b)
  Ratio of net investment income to
    average net assets*                       4.80%         4.94%        4.79%        4.96%        4.43%        4.75%       5.03%(b)
  Portfolio turnover (a)                     10.49%         7.45%       24.61%       77.69%       16.77%       26.67%       9.78%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) Annualized. (c) Fund commenced operation on July 2, 1991.


                                                                           YEAR ENDED JUNE 30,
                                        -----------------------------------------------------------------------------------------
               CLASS A                   1998         1997         1996         1995         1994         1993            1992(C)
NET ASSET VALUE, BEGINNING OF PERIOD    $ 10.91      $ 10.72      $ 10.68      $ 10.61      $ 11.13      $ 10.48          $10.29
----------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                    0.54         0.54         0.55         0.53         0.50         0.52            0.20
  Net realized and unrealized gains
    (losses) from investments              0.20         0.19         0.03         0.07        (0.48)        0.64            0.21
----------------------------------------------------------------------------------------------------------------
Total from Investment Activities           0.74         0.73         0.58         0.60         0.02         1.16            0.41
----------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                   (0.54)       (0.54)       (0.54)       (0.51)       (0.50)       (0.51)          (0.22)
  In excess of net investment income         --           --           --        (0.02)       (0.02)          --              --
  In excess of net realized gains            --           --           --           --        (0.02)          --              --
----------------------------------------------------------------------------------------------------------------
Total Distributions                       (0.54)       (0.54)       (0.54)       (0.53)       (0.54)       (0.51)          (0.22)
----------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD          $ 11.11      $ 10.91      $ 10.72      $ 10.68      $ 10.61      $ 11.13          $10.48
----------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)       6.87%        6.95%        5.44%        5.79%       (0.05)%      11.40%          10.85%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)     $17,297      $16,114      $16,507      $12,006      $14,883      $13,092          $   41
  Ratio of expenses to average net
    assets                                 0.79%        0.79%        0.82%        0.82%        0.78%        0.77%           1.01%(b)
  Ratio of net investment income to
    average net assets                     4.83%        4.96%        4.92%        5.01%        4.63%        4.85%           5.16%(b)
  Ratio of expenses to average net
    assets*                                1.18%        1.19%        1.30%        1.25%        1.21%        1.25%           1.40%(b)
  Ratio of net investment income to
    average net assets*                    4.44%        4.56%        4.44%        4.58%        4.20%        4.37%           4.77%(b)
  Portfolio turnover (a)                  10.49%        7.45%       24.61%       77.69%       16.77%       26.67%           9.78%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) Annualized. (c) Class A Shares commenced offering on February 18, 1992.

The One Group(R) Ohio Municipal Bond Fund    Financial Highlights


                                                                                    YEAR ENDED JUNE 30,
                                                              ---------------------------------------------------------------
                          CLASS B                              1998          1997          1996          1995         1994(A)
NET ASSET VALUE, BEGINNING OF PERIOD                          $ 10.98       $ 10.79       $ 10.75       $ 10.68       $ 11.31
-----------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                          0.47          0.47          0.48          0.43          0.17
  Net realized and unrealized gains (losses) from
    investments                                                  0.20          0.19          0.03          0.07         (0.62)
-----------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                 0.67          0.66          0.51          0.50         (0.45)
-----------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                         (0.47)        (0.47)        (0.47)        (0.43)        (0.17)
  In excess of net investment income                               --            --            --            --         (0.01)
-----------------------------------------------------------------------------------------------------------------------------
Total Distributions                                             (0.47)        (0.47)        (0.47)        (0.43)        (0.18)
-----------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $ 11.18       $ 10.98       $ 10.79       $ 10.75       $ 10.68
-----------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                             6.20%         6.26%         4.79%         5.17%        (4.02)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                           $26,138       $14,316       $ 8,854       $ 3,209       $ 2,043
  Ratio of expenses to average net assets                        1.44%         1.44%         1.47%         1.48%         1.28%(c)
  Ratio of net investment income to average net assets           4.19%         4.33%         4.27%         4.40%         4.23%(c)
  Ratio of expenses to average net assets*                       1.83%         1.84%         1.95%         1.91%         1.68%(c)
  Ratio of net investment income to average net assets*          3.80%         3.93%         3.79%         3.97%         3.83%(c)
  Portfolio turnover (d)                                        10.49%         7.45%        24.61%        77.69%        16.77%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class B Shares commenced offering on January 14,
  1994. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

    The One Group(R)
Kentucky Municipal Bond Fund
[LOGO] INVESTMENT OBJECTIVE
The Fund is a non-diversified fund
that seeks current income exempt
from Federal income tax and Kentucky
personal income tax, consistent with
the preservation of principal.
[LOGO] INVESTMENT STRATEGY
The Fund invests in debt securities
issued by, or on behalf of, Kentucky
and its respective authorities,
political subdivisions, agencies and
instrumentalities, the interest on
which, in the opinion of issuer's
counsel, is exempt from Kentucky
personal income tax ("Kentucky
Municipal Securities"), as well as
debt securities that, in the opinion
of issuer's counsel, produce
interest that is exempt from Federal
income tax ("Municipal Securities").
Generally, the Fund's average
weighted maturity will be between
five and twenty years, although the
Fund may invest in securities of any
maturity.

[LOGO] PORTFOLIO SECURITIES
The Fund invests at least 80% of its
total assets in Municipal
Securities. Alternatively, the Fund
invests its assets so that at least
80% of its annual interest income is
exempt from Federal income tax. The
Fund invests at least 65% of its
total assets in Kentucky Municipal
Securities. Each of these investment
policies are fundamental. The Fund
may also invest up to 35% of its
total assets in bonds and notes of
states (other than Kentucky) as well
as territories and possessions of
the United States, including the
District of Columbia, and their
respective authorities, agencies,
instrumentalities, and political
subdivisions, the interest on which
is exempt from Federal income tax.
The securities in which the Fund
invests may have fixed rates of
return or floating or variable
rates. For a list of all securities
in which the Fund may invest, please
read "Investment Practices."
[LOGO] RISK CONSIDERATIONS
The Fund invests in Kentucky
Municipal Securities, which may be
impacted by economic and political
developments in Kentucky. The Fund's
investments also include
fixed-income investments. The value
of these securities will change in
response to interest rate changes
and other factors. Before you
invest, please read "More About the
Funds" and "Investment Risks."
[LOGO] TAX CONSIDERATIONS
Up to 100% of the Fund's assets may
be invested in Kentucky Municipal
Securities and Municipal Securities
the interest on which may be subject
to Federal alternative minimum tax
for individuals. Shareholders who
are subject to the Federal
alternative minimum tax may have all
or a portion of their income from
the Fund subject to Federal income
tax. In addition, corporate
shareholders will be required to
take the interest on Municipal
Securities and Kentucky Municipal
Securities into account in
determining their alternative
minimum taxable income.
[LOGO] FUND MANAGEMENT
The Fund is managed by a team of
portfolio managers, research
analysts and fixed income traders.
The team works together to establish
general duration and sector
strategies for the Fund. Each team
member makes recommendations about
securities in the Fund. The research
analysts and trading personnel
provide individual security and
sector recommendations, while the
portfolio managers select and
allocate individual securities in a
manner designed to meet the

investment objectives of the Fund.

 SHAREHOLDER EXPENSES

                                                              SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS B   CLASS C

                                                              Maximum Sales Charge Imposed on
                                                                Purchases (as a percentage of
                                                                offering price)                      4.50%      none      none

                                                              Maximum Contingent Deferred Sales
                                                                Charge (as a percentage of
                                                                original purchase price or
                                                                redemption proceeds, as
                                                                applicable)                           none(2)  5.00%     1.00%

                                                              Redemption Fees                         none      none      none

                                                              Exchange Fees                           none      none      none

                                                              ANNUAL OPERATING EXPENSES (3) (as a
                                                                percentage of average daily net
                                                                assets)

                                                              Investment Advisory Fees (after fee
                                                                waiver) (4)                           .40%      .40%      .40%

                                                              12b-1 Fees (after fee waiver) (5)       .25%      .90%      .90%

                                                              Other Expenses                          .32%      .32%      .32%

                                                              Total Fund Operating Expenses (after
                                                                fee waivers) (6)                      .97%     1.62%     1.62%

                                      CLASS I
                                        none
                                        none
                                        none
                                        none
                                        .40%
                                        none
                                        .32%
                                        .72%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from redemption amounts paid by wire.

(2) Except for purchases of $1 million or more. Please see "Sales Charges."

(3) Expense information has been restated to reflect current fees.

(4) Without the fee waiver, Investment Advisory Fees would be .45% for all classes of shares.

(5) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .35% for Class A shares and 1.00% for Class B and Class C shares.

(6) Without the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be 1.12% for Class A shares, 1.77% for Class B shares, 1.77% for Class C shares and .77% for Class I shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the
                                   Fund, assuming: (1) payment of the
                                   maximum sales charge; (2) 5% annual
                                   return; and (3) redemption at the end of each time period.

                                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS

                                                              Class A           $ 54      $ 75       $ 96        $159

                                                              Class A
                                                                (without fee
                                                                waivers)        $ 56      $ 79       $104        $175

                                                              Class B           $ 66      $ 81       $108        $175

                                                              Class B
                                                                (without fee
                                                                waivers)        $ 68      $ 86       $116        $191

                                                              Class C           $ 26      $ 51       $ 88        $192

                                                              Class C
                                                                (without fee
                                                                waivers)        $ 28      $ 56       $ 96        $208

                                                              Class I           $  7      $ 23       $ 40        $ 89

                                                              Class I
                                                                (without fee
                                                                waiver)         $  8      $ 25       $ 43        $ 95


Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS

                                                              Class A           $ 54      $ 75       $ 96        $159

                                                              Class A
                                                                (without fee
                                                                waivers)        $ 56      $ 79       $104        $175

                                                              Class B           $ 16      $ 51       $ 88        $175

                                                              Class B
                                                                (without fee
                                                                waivers)        $ 18      $ 56       $ 96        $191

                                                              Class C           $ 16      $ 51       $ 88        $192

                                                              Class C
                                                                (without fee
                                                                waivers)        $ 18      $ 56       $ 96        $208

                                                              Class I           $  7      $ 23       $ 40        $ 89

                                                              Class I
                                                                (without fee
                                                                waiver)         $  8      $ 25       $ 43        $ 95


Class B shares automatically convert to Class A shares after eight (8)
                                   years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or
                                   indirectly paid by investors in the Fund.
                                   THESE EXAMPLES SHOULD NOT BE CONSIDERED A
                                   REPRESENTATION OF PAST OR FUTURE EXPENSES
                                   AND ACTUAL EXPENSES MAY BE GREATER OR
                                   LESS THAN THOSE SHOWN.

The One Group(R) Kentucky Municipal Bond Fund    Financial Highlights


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years or since inception, if less than 10 years. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.



                                                                                  JANUARY 20,       FEBRUARY 1,        MARCH 12,
                                             YEAR ENDED JUNE 30,                    1995 TO           1994 TO           1993 TO
                                  -----------------------------------------        JUNE 30,         JANUARY 19,       JANUARY 31,
            CLASS I                 1998            1997            1996            1995(A)           1995(A)         1994(B)(C)
NET ASSET VALUE, BEGINNING OF
  PERIOD                          $   10.20       $   10.04       $    9.92        $    9.49         $   10.45         $   10.00
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                0.51            0.50            0.50             0.20              0.41              0.36
  Net realized and unrealized
    gains (losses) from
    investments                        0.20            0.16            0.12             0.43             (0.95)             0.43
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities       0.71            0.66            0.62             0.63             (0.54)             0.79
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income              (0.51)          (0.50)          (0.50)            (0.20)            (0.42)            (0.34)
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                  (0.51)          (0.50)          (0.50)            (0.20)            (0.42)            (0.34)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD    $   10.40       $   10.20       $   10.04        $    9.92         $    9.49         $   10.45
---------------------------------------------------------------------------------------------------------------------------------
Total Return                          7.11%           6.74%           6.35%          6.56%(d)        (5.17)%(d)          8.05%(d)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period
    (000)                          $122,220       $116,830          $30,300           $32,520           $41,953           $64,663
  Ratio of expenses to average
    net assets                        0.60%           0.59%           0.68%          0.65%(e)          1.03%(e)          0.70%(e)
  Ratio of net investment income
    to average net assets             4.94%           5.12%           4.60%          4.70%(e)          4.27%(e)          4.19%(e)
  Ratio of expenses to average
    net assets*                       0.69%           0.72%           1.02%          0.97%(e)          1.05%(e)          0.91%(e)
  Ratio of net investment income
    to average net assets*            4.85%           4.99%           4.26%          4.38%(e)          4.25%(e)          3.98%(e)
  Portfolio turnover (f)              5.81%          13.30%          16.78%            19.75%            10.00%             5.00%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from date reorganized as a fund of The One Group. (b) Prior to reorganizing as a fund of The One Group, the Fund offered only one
  class of shares.   (c) Period from commencement of operations.   (d) Not
  annualized.   (e) Annualized.   (f) Portfolio turnover is calculated on the
  basis of the Fund as a whole without distinguishing among the classes of shares issued.


                                                                                                              JANUARY 20,
                                                                         YEAR ENDED JUNE 30,                    1995 TO
                                                              -----------------------------------------        JUNE 30,
                          CLASS A                               1998            1997            1996            1995(A)
NET ASSET VALUE, BEGINNING OF PERIOD                          $   10.21       $   10.05       $    9.93        $    9.49
-------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                            0.49            0.48            0.44             0.19
  Net realized and unrealized gains from investments               0.20            0.16            0.12             0.44
-------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                   0.69            0.64            0.56             0.63
-------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                          (0.49)          (0.48)          (0.44)            (0.19)
-------------------------------------------------------------------------------------------------------------------------
Total Distributions                                              (0.49)          (0.48)          (0.44)            (0.19)
-------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $   10.41       $   10.21       $   10.05        $    9.93
-------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                              6.86%           6.46%           5.70%          5.66%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                              $7,899       $5,554             $8,178            $8,818
  Ratio of expenses to average net assets                         0.85%           0.84%           0.93%          0.90%(c)
  Ratio of net investment income to average net assets            4.69%           4.66%           4.35%          4.44%(c)
  Ratio of expenses to average net assets*                        1.04%           1.04%           1.37%          1.33%(c)
  Ratio of net investment income to average net assets*           4.50%           4.46%           3.91%          4.01%(c)
  Portfolio turnover (d)                                          5.81%          13.30%          16.78%            19.75%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from date reorganized as a fund of The One
  Group. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

The One Group(R) Kentucky Municipal Bond Fund    Financial Highlights


                                                                        YEAR ENDED JUNE 30,                  MARCH 16, 1995
                                                              ---------------------------------------              TO
                          CLASS B                               1998           1997            1996         JUNE 30, 1995(A)
NET ASSET VALUE, BEGINNING OF PERIOD                          $  10.15       $    9.99       $   9.87            $ 9.75
----------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                           0.42            0.41           0.38              0.14
  Net realized and unrealized gains from investments              0.20            0.16           0.13              0.12
----------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                  0.62            0.57           0.51              0.26
----------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                         (0.42)          (0.41)         (0.39)             (0.14)
----------------------------------------------------------------------------------------------------------------------------
Total Distributions                                             (0.42)          (0.41)         (0.39)             (0.14)
----------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $  10.35       $   10.15       $   9.99            $ 9.87
----------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                             6.20%           5.81%          5.16%              2.63%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                             $5,581       $2,399          $1,457                      $79
  Ratio of expenses to average net assets                        1.51%           1.47%          1.58%              1.58%(c)
  Ratio of net investment income to average net assets           4.04%           4.05%          3.70%              3.89%(c)
  Ratio of expenses to average net assets*                       1.70%           1.70%          2.02%              2.21%(c)
  Ratio of net investment income to average net assets*          3.85%           3.82%          3.26%              3.25%(c)
  Portfolio turnover (d)                                         5.81%          13.30%         16.78%             19.75%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class B Shares commenced offering on March 16, 1995. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

                              more about the funds

WHEN THE PROSPECTUS REFERS TO "BONDS," WHAT TYPES OF INVESTMENTS ARE INCLUDED?

"Bonds" include debt instruments issued by the U.S. Treasury, U.S. Government agencies, mortgage related securities, municipalities and zero coupon obligations as well as debt instruments issued by states and their respective authorities, political subdivisions, agencies and instrumentalities.

Portfolio Quality
----------------------------------------------------

The Funds only purchase securities that meet certain rating criteria:

- Municipal Securities that are bonds must be rated as investment grade.

- Arizona Municipal Securities, West Virginia Municipal Securities, Louisiana Municipal Securities, Ohio Municipal Securities, and Kentucky Municipal Securities that are bonds must be rated as investment grade.

- Other securities such as taxable and tax-exempt commercial paper, notes, and variable demand obligations must be rated in one of the two highest investment grade categories.

- The Louisiana Municipal Bond Fund may also invest in short-term tax-exempt municipal securities rated at least MIG3 (VMIG3) by Moody's or SP-2 by S&P. These securities may have speculative characteristics.

If the securities are unrated, Banc One Investment Advisors must determine that they are of comparable quality to rated securities. Banc One Investment Advisors will look at a security's rating at the time of investment. For more information about ratings, please see "Description of Ratings" in the Appendix.

Illiquid Investments
----------------------------------------------------

Each Fund may invest up to 15% of its net assets in illiquid investments. A security is illiquid if it cannot be sold at approximately the value assessed by the Fund within seven (7) days. Banc One Investment Advisors will follow guidelines adopted by The One Group Board of Trustees in determining whether an investment is illiquid.

Special Risk
Considerations
----------------------------------------------------


FIXED INCOME SECURITIES: Investments in fixed income securities (for example, bonds) will increase or decrease in value based on changes in interest rates. If rates increase, the value of a Fund's investments generally declines. On the other hand, if rates fall, the value of the investments generally increases. The value of your investment in a Fund will increase and decrease as the value of a Fund's investments increase and decrease. While securities with longer duration and maturities tend to produce higher yields, they also are subject to greater fluctuations in value when interest rates change. Usually, changes in the value of fixed income securities will not affect cash income generated, but may affect the value of your investment. Fixed income securities also are subject to the risk that the issuer of the security will be unable to meet its repayment obligation.



DERIVATIVES: Some of the Funds may invest in securities that are considered to be "derivatives." "Derivatives" are securities that derive their value from the performance of underlying assets or securities. These include:


- options

- futures contracts

- options on futures contracts

- mortgage-backed securities, including collateralized mortgage obligations and Real Estate Mortgage Investment Conduits (CMOs and REMICs) and stripped mortgage-backed securities (IOs and POs)

- structured instruments

- swaps, caps and floors

- new financial products

- inverse floating rate instruments

These securities may be more volatile than other investments. Derivatives present, to varying degrees, market, credit, leverage, liquidity, and management risks. The Fund's use of derivatives may cause the Fund to recognize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than it would if the Fund did not use such instruments. For a more detailed discussion of these risks, please read "Investment Risks".

NON-DIVERSIFIED FUNDS: All of the Funds (except the Intermediate Tax-Free Bond Fund and the Municipal Income Fund) are "non-diversified" funds. This means that the Funds may invest a more significant portion of their assets in the securities of a single issuer than can a "diversified" fund. In addition, the Funds' investments are concentrated geographically. These concentrations increase the risk of loss to the Funds if an issuer fails to make interest or principal payments or if the market value of a security declines.

MUNICIPAL SECURITIES: Because the Arizona Municipal Bond Fund, the West Virginia Municipal Bond Fund, the Louisiana Municipal Bond Fund,
                     how to do business with The One Group

24


the Ohio Municipal Bond Fund, and the Kentucky Municipal Bond Fund are not diversified and because they concentrate in securities of Arizona, West Virginia, Louisiana, Ohio, and Kentucky issuers, respectively, certain factors may have a disproportionate negative effect on the Funds' investments. These factors may include certain economic conditions, constitutional amendments, legislative measures, executive orders, administrative regulations and voter initiatives. For instance, the Ohio economy relies to a significant degree on manufacturing. As a result, economic activity in Ohio tends to be cyclical, which may affect the market value of Ohio Municipal Securities or the ability of issuers to make timely payments of interest and principal. In addition, agriculture is an important segment of the Ohio economy, and the state has instituted several programs to provide financial assistance to farmers. Similarly, coal mining and related industries are an important part of the West Virginia economy. Increased government regulation and a reduced demand for coal has adversely affected that industry. While revenues in recent years have been adequate, an aging population and little or no population growth have put increase financial pressure on state and local governments.


The Louisiana economy, like that of West Virginia, is heavily dependent on a single industry, in this case energy (oil and gas). Louisiana continues to recover from the oil price declines of the mid-1980's, although its debt burden is well above that of other states, while wealth and income indicators are below the national average. Both West Virginia and Louisiana post unemployment rates above the national average.

Arizona's population growth continues to outpace the national average. However, this growth is expensive and Arizona's economic outlook depends on its ability to match long-term revenues with expenditures. In addition, Arizona's continued growth depends to some extent on its ability to manage its water resources.


As of June 30, 1998, the Kentucky unemployment rate was below the national average, and the state showed a surplus in its General Fund for the prior fiscal year. However, unlike the municipal securities of most states, nearly all Kentucky Municipal Securities are not general obligations of the issuer; rather, payment depends on revenues generated by the property financed by the security.


For a more complete description of the risks of investing in state specific securities, please see the Statement of Additional Information.

Purchasing
Fund Shares
----------------------------------------------------

WHERE CAN I BUY SHARES?

You may purchase Fund shares from the following sources:


- The One Group Services Company, and


- Shareholder Servicing Agents. These include investment advisors, brokers, financial planners, banks, insurance companies, retirement or 401(k) plan sponsors, or other intermediaries. Shares purchased this way will be held for you by the Shareholder Servicing Agent.

WHEN CAN I BUY SHARES?

- Purchases may be made on any business day. This includes any day that the Funds are open for business, other than weekends, days on which the New York Stock Exchange ("NYSE") is closed, and the following holidays: New Years Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas.


- Purchase requests received by The One Group Services Company before 4:00 p.m. Eastern time ("ET"), will be effective that day. On occasion, the NYSE will close before 4:00 p.m. When that happens, purchases received after the NYSE closes will be effective the following business day.


- Purchase orders may be cancelled by the Fund's Custodian, State Street Bank and Trust Company, if it does not receive "federal funds" by 4:00 p.m. ET (i) on the business day after the order is placed if you are buying Class I shares, and (ii) on the third business day if you are purchasing Class A, Class B or Class C shares.

- If your shares are held by a Shareholder Servicing Agent, it is the responsibility of the Shareholder Servicing Agent to send your purchase or redemption order to the Fund. Your Shareholder Servicing Agent may have an earlier cut-off time for purchase and redemption requests.

- The One Group Services Company can reject a purchase order if it does not think that it is in the best interests of a Fund and/or its shareholders to accept the order.

- Shares are electronically recorded. Therefore, certificates will not be issued.

WHAT KIND OF SHARES CAN I BUY?

The One Group offers the following classes of shares:

- Class A, Class B and Class C shares are available to the general public.


- Class I shares are available to institutional investors and any organization authorized to act in a fiduciary, advisory, custodial or agency capacity. We will refer to these entities as "Intermediaries."


- If you intend to hold your shares six or more years, Class B shares may be appropriate for you. If you intend to hold your shares for less than six years, you may want to consider Class A or Class C shares.

HOW MUCH DO SHARES COST?

- Shares are sold at net asset value ("NAV") plus a sales charge, if any.

- Each class of shares in each Fund has a different NAV. This is primarily because each class has different distribution expenses.

- NAV per share is calculated by dividing the total market value of a Fund's investments and other assets allocable to a class (minus class expenses) by the number of outstanding shares in that class.


- A Fund's NAV changes every day. NAV is calculated each business day following the close of the NYSE at 4:00 p.m. ET. On occasion, the NYSE will close before 4:00 p.m. ET. When that happens, NAV will be calculated as of the time the NYSE closes.


HOW DO I OPEN AN ACCOUNT?

1. Read the prospectus carefully, and select the Fund or Funds most appropriate for you.

2. Decide how much you want to invest.

   - The minimum initial investment is $1,000 ($100 for employees of BANK ONE CORPORATION and its affiliates).

   - Subsequent investments must be at least $100 ($25 for employees of BANK ONE CORPORATION and its affiliates).

   - You may purchase no more than $250,000 of Class B shares at one time.

   - The One Group Services Company may waive these minimums.

3. Complete the Account Application Form. Be sure to sign up for all of the Account privileges that you plan to take advantage of. Doing so now means that you will not have to complete additional paperwork later.

4. Send the completed application and a personal check (unless you choose to pay by wire or bank transfer) payable to "The One Group" to:
   State Street Bank and Trust Company
   c/o The One Group
   P.O. Box 8528
   Boston, MA 02266-8528

5. All checks should be in U.S. dollars. Third party checks will not be accepted. Redemptions from a Fund will not be permitted for ten (10) calendar days if purchases are made by check or under the Systematic Investment Plan (see below).

6. If you purchase shares through a Shareholder Servicing Agent, you may be required to complete additional forms or follow additional procedures. You should contact your Shareholder Servicing Agent regarding purchases, exchanges and redemptions.

7. If you have any questions, contact your Shareholder Servicing Agent or call The One Group Services Company at 1-800-480-4111.

CAN I PURCHASE SHARES OVER THE TELEPHONE?

Yes. Simply select this option on your Account Application Form and then:

- Contact your Shareholder Servicing Agent or The One Group Services Company at 1-800-480-4111 to relay your purchase instructions.

- Send a personal check made payable to "The One Group" to State Street Bank and Trust Company (see address above), authorize a bank transfer or initiate a wire transfer to the following wire address:
  State Street Bank & Trust Company
  Attn: Custody & Shareholder Services
  ABA 011 000 028
  DDA 99034167
  FBO The One Group Fund (ex: The One Group Intermediate Tax-Free Bond
  Fund -- A)
  Your Account Number (ex: 123456789)
  Your Account Registration (ex: John Smith & Mary Smith, JTWROS)

- The One Group uses reasonable procedures to confirm that instructions given by telephone are genuine. These procedures include recording telephone instructions and asking for personal identification. If these procedures are followed, The One Group will not be responsible for any loss, liability, cost or expense of acting upon unauthorized or fraudulent instructions; you bear the risk of loss.

26

- You may revoke your right to make purchases over the telephone by sending a letter to:
  State Street Bank and Trust Company
  c/o The One Group
  P.O. Box 8528
  Boston, MA 02266-8528

CAN I AUTOMATICALLY INVEST ON A
SYSTEMATIC BASIS?

Yes. After your Account is established, you may purchase additional Class A, Class B and Class C shares by making automatic monthly investments from your bank account. The minimum initial investment is still $1,000, but minimum automatic additions are only $25. The One Group Services Company may waive these minimums. To establish a Systematic Investment Plan:

- Select the "Systematic Investment Plan" option on the Account Application
  Form.

- Provide the necessary information about the bank account from which your investments will be made.

- Shares purchased under a Systematic Investment Plan may not be redeemed for ten (10) calendar days.

- The One Group currently does not charge for this service, but may impose a charge in the future. However, your bank may impose a charge for debiting your bank account.

- You may revoke your right to make systematic investments by calling The One Group Services Company at 1-800-480-4111 or by sending a letter to:

  State Street Bank and Trust Company
  c/o The One Group
  P.O. Box 8528
  Boston, MA 02266-8528

CONVERSION FEATURE

Your Class B shares automatically convert to Class A shares after eight years (measured from the end of the month in which they were purchased).

- After conversion, your shares will be subject to the lower distribution and shareholder servicing fees charged on Class A shares.

- You will not be assessed any sales charges or fees for conversion of shares, nor will you be subject to any Federal income tax.

- Because the share price of the Class A shares may be higher than that of the Class B shares at the time of conversion, you may receive fewer Class A shares; however, the dollar value will be the same.

- If you have exchanged Class B shares of one Fund for Class B shares of another, the time you held the shares in each Fund will be added together.

Sales Charges
----------------------------------------------------

The One Group Services Company compensates Shareholder Servicing Agents who sell shares of The One Group. Compensation comes from: sales charges, 12b-1 fees and payments by The One Group Services Company from its own resources. The One Group Services Company, at its own expense, also will provide promotional incentives in the form of travel expenses, lodging and bonuses to licensed individuals who sell shares of the Funds, as well as vacation trips (including lodging at luxury resorts), tickets to entertainment events, and merchandise. Occasionally, cash incentives will be paid to select Shareholder Servicing Agents. Those Shareholder Servicing Agents who may receive special incentives include Banc One Securities Corporation, The Advisors Group, United Planners Financial Services of America, Inc., The Legend Group, and Rosewood Retirement Advisory Services, LLC.

 CLASS A SHARES

This table shows the amount of sales charge you pay and the commissions paid to Shareholder Servicing Agents.


                       SALES CHARGE AS A %    SALES CHARGE AS A %   COMMISSION AS A %
  AMOUNT OF PURCHASE  OF THE OFFERING PRICE   OF YOUR INVESTMENT    OF OFFERING PRICE
  Less than $100,000          4.50%                  4.71%                4.05%
  $100,000-$249,999           3.50%                  3.63%                3.05%
  $250,000-$499,999           2.50%                  2.56%                2.05%
  $500,000-$999,999           2.00%                  2.04%                1.60%
  $1,000,000*                 0.00%                  0.00%                0.00%

* If you purchase $1 million or more of Class A shares and are not assessed a sales charge at the time of purchase, you will be charged the equivalent of 1% of the purchase price if you redeem any or all of the Class A shares within one year of purchase.

 CLASS B SHARES

Class B shares are offered at NAV, without any up-front sales charges. However, if you redeem these shares within six years of the purchase date, you will be assessed a Contingent Deferred Sales Charge ("CDSC") according to the following schedule:


                         CDSC AS A % OF DOLLAR
  YEARS SINCE PURCHASE  AMOUNT SUBJECT TO CHARGE
          0-1                    5.00%
          1-2                    4.00%
          2-3                    3.00%
          3-4                    3.00%
          4-5                    2.00%
          5-6                    1.00%
      more than 6                0.00%

The One Group Services Company pays a commission of 4.00% of the original purchase price to Shareholder Servicing Agents who sell Class B shares.

 CLASS C SHARES

Class C shares are offered at NAV, without any up-front sales charge. However, if you redeem your shares within one year of the purchase date, you will be assessed a CDSC as follows:


                         CDSC AS A % OF DOLLAR
  YEARS SINCE PURCHASE  AMOUNT SUBJECT TO CHARGE
          0-1                    1.00%
    After first year              None

Shareholder Servicing Agents selling Class C shares receive a commission of 1.00% of the original purchase price from The One Group Services Company.

How the CDSC is Calculated

- The Fund assumes that all purchases made in a given month were made on the first day of the month.

- The CDSC is based on the current market value or the original cost of the shares, whichever is less.

- A sales charge is not imposed on increases in NAV above the initial purchase price, nor is a sales charge assessed on shares acquired through reinvestment of dividends or capital gains distributions.

- To keep your CDSC as low as possible, the Fund first will redeem any shares in your account that carry no CDSC, starting with Class A shares. After that, the Fund will redeem the shares you have held for the longest time and thus have the lowest CDSC.

28

12B-1 FEES

12b-1 fees are paid by The One Group to The One Group Services Company as compensation for its services and expenses. The One Group Services Company in turn pays all or part of the 12b-1 fee to Shareholder Servicing Agents that sell shares of The One Group.

- The 12b-1 fees vary by share class as follows:

   1. Class A shares pay a 12b-1 fee of .35% of the average daily net assets of the Fund, which is currently being waived to .25%.

   2. Class B and Class C shares pay a 12b-1 fee of 1.00% of the average daily net assets of the Fund, which is currently being waived to .90%. This will cause expenses for Class B and Class C shares to be higher and dividends to be lower than for Class A shares.

   3. There are no 12b-1 fees for Class I shares.

- 12b-1 fees, together with the CDSC, help The One Group Services Company sell Class B and Class C shares without an "up-front" sales charge by defraying the costs of advancing brokerage commissions and other expenses paid to Shareholder Servicing Agents.

- The One Group Services Company may use up to .25% of the fees for shareholder servicing and up to .75% for distribution. During the last fiscal year, The One Group Services Company received 12b-1 fees totaling .25% and 1.00% of the average daily net assets of Class A and Class B shares, respectively.

- The One Group Services Company may pay 12b-1 fees to its affiliates and to Banc One Investment Advisors and its affiliates (or any sub-advisor) for brokerage and other agency transactions.

Sales Charge
Reductions
and Waivers
----------------------------------------------------

REDUCING YOUR CLASS A SALES CHARGES

There are several ways you can reduce the sales charges you pay on Class A shares:

1. Right of Accumulation: You may add the market value of any Class A, Class B or Class C shares of a Fund (except a money market fund) that you (and your spouse and minor children) already own of any One Group Fund (except a money market fund) to the amount of your next Class A purchase for purposes of calculating the sales charge. An Intermediary also may take advantage of this option.

2. Letter of Intent: With an initial investment of $2,000, you may purchase Class A shares of one or more Funds over the next 13 months and pay the same sales charge that you would have paid if all shares were purchased at once. A percentage of your investment will be held in escrow until the full amount covered by the Letter of Intent has been invested.

To take advantage of the accumulation privilege or letter of intent, complete the appropriate section of your fund application, or contact your Shareholder Servicing Agent. To determine if you are eligible for the accumulation privilege, contact The One Group Services Company at 1-800-480-4111. These programs may be terminated or amended at any time.

WAIVER OF THE CLASS A SALES CHARGE

No sales charge is imposed on Class A shares of the Funds if the shares were:

1. Bought with the reinvestment of dividends and capital gains distributions.

2. Acquired in exchange for other Fund shares if a comparable sales charge has been paid for the exchanged shares.

3. Bought by officers, directors or trustees, retirees and employees (and their spouses and immediate family members) of:

   - The One Group.


   - BANK ONE CORPORATION and its subsidiaries and affiliates.


   - The One Group Services Company and its subsidiaries and affiliates.

   - State Street Bank and Trust Company and its subsidiaries and affiliates.

   - Broker/dealers who have entered into dealer agreements with The One Group and their subsidiaries and affiliates.

   - An investment sub-advisor of a fund of The One Group and such sub-advisor's subsidiaries and affiliates.

4. Bought by:


   - Affiliates of BANK ONE CORPORATION and certain accounts (other than IRA Accounts) for which an Intermediary acts in a fiduciary, advisory, agency, custodial or similar capacity.


   - Accounts as to which a bank or broker-dealer charges an asset allocation fee, provided the bank or broker-dealer has an agreement with The One Group Services Company.

   - Retirement and deferred compensation plans and trusts used to fund those plans, including, but not limited to, those defined in Sections 401(a), 403(b) or 457 of the Internal Revenue Code and "rabbi trusts."

   - Shareholder Servicing Agents who have a dealer arrangement with The One Group Services Company, who place trades for their own accounts or for the accounts of their clients and who charge a management, consulting or other fee for their services, as well as clients of such Shareholder Servicing Agents who place trades their own accounts if the accounts are linked to the master account of such Shareholder Servicing Agent.

5. Bought with proceeds from the sale of Class I shares of a Fund of The One Group or acquired in an exchange of Class I shares of a Fund for Class A shares of the same Fund, but only if the purchase is made within 60 days of the sale or distribution.

6. Bought with proceeds from the sale of shares of a mutual fund, including a Fund of The One Group, for which a sales charge was paid, but only if the purchase is made within 60 days of the sale or distribution.

7. Bought in an IRA with the proceeds of a distribution from an employee benefit plan, but only if the purchase is made within 60 days of the sale or distribution and, at the time of the distribution, the employee benefit plan had plan assets invested in a Fund of The One Group.

8. Bought with assets of The One Group.

9. Bought in connection with plans of reorganizations of a Fund, such as mergers, asset acquisitions and exchange offers to which a Fund is a party.

The waivers described in (5), (6) and (7) above will not continue indefinitely and may be discontinued at any time without notice.

WAIVER OF THE CLASS B SALES CHARGE

No sales charge is imposed on redemptions of Class B shares of the Funds:

1. Provided that you withdraw no more than 10% of the account value annually. You do not have to participate in the Systematic Withdrawal Plan to take advantage of this waiver.

2. If you buy the shares in connection with certain retirement plans, such as 401(k) and similar qualified plans.

3. If you are the shareholder (or a joint shareholder), or a participant or beneficiary of certain retirement plans and you die or become disabled (as defined by the Tax Code), but only if the redemption is made within one year of such death or disability.

4. That represent a minimum required distribution from an IRA Account or other qualifying retirement plan, but only if you are at least age 70 1/2.

5. Exchanged in connection with plans of reorganizations of a Fund, such as mergers, asset acquisitions and exchange offers to which a Fund is a party.

6. Acquired in exchange for Class B shares of other Funds of The One Group.

WAIVER OF THE CLASS C SALES CHARGE

No sales charge is imposed on redemptions of Class C shares of the Funds:

1. Provided that you withdraw no more than 10% of the account value annually. You do not have to participate in the Systematic Withdrawal Plan to take advantage of this waiver.

2. If you buy the shares in connection with certain retirement plans, such as 401(k) and similar qualified plans.

3. If you are the shareholder (or a joint shareholder), or a participant or beneficiary of certain retirement plans and you die or become disabled (as defined by the Tax Code), but only if the redemption is made within one year of such death or disability.

4. That represent a minimum required distribution from an IRA Account or other qualifying retirement plan, but only if you are at least age 70 1/2.

5. Exchanged in connection with plans of reorganizations of a Fund, such as mergers, asset acquisitions and exchange offers to which a Fund is a party.

6. Acquired in exchange for Class C shares of other Funds of The One Group.

7. If The One Group Services Company receives notice before you invest indicating that your Shareholder Servicing Agent, due to the type of account that you have, is waiving its commissions.

To take advantage of any of these sales charge waivers, you must qualify for such waiver in advance. To see if you qualify, contact The One Group Services Company at 1-800-480-4111 or your Shareholder Servicing Agent.

30

Exchanging
Fund Shares
----------------------------------------------------

WHAT ARE MY EXCHANGE PRIVILEGES?

You may make the following exchanges:

- Class I shares of a Fund may be exchanged for Class A shares of that Fund or for Class A or Class I shares of another Fund of The One Group.

- Class A shares of a Fund may be exchanged for Class I shares of that Fund or for Class A or Class I shares of another Fund of The One Group, but only if you are eligible to purchase those shares.

- Class B shares of a Fund may be exchanged for Class B shares of another Fund of The One Group.

- Class C shares of a Fund may be exchanged for Class C shares of another Fund of The One Group.

The One Group Funds offer a Systematic Exchange Privilege which allows you to automatically exchange shares of one fund to another on a monthly or quarterly basis. This privilege is useful in Dollar Cost Averaging. To participate in this privilege, please select it on your account application. To learn more about it, please call The One Group Services Company at 1-800-480-4111.

The One Group does not charge a fee for this privilege. In addition, The One Group may change the terms and conditions of your exchange privileges upon 60 days written notice.

WHEN ARE EXCHANGES PROCESSED?

Exchanges are processed the same business day they are received, provided:

- State Street Bank and Trust Company receives the request by 4:00 p.m. ET.

- You have provided The One Group with all of the information necessary to process the exchange.

- You have received a current prospectus of the Fund or Funds in which you wish to invest.

- You have contacted your Shareholder Servicing Agent, if necessary.

DO I PAY A SALES CHARGE ON AN EXCHANGE?

Generally, you will not pay a sales charge on an exchange. However:

- You will pay a sales charge if you own Class I shares of a Fund and you want to exchange those shares for Class A shares, unless you qualify for a sales charge waiver (see above).

- You will pay a sales charge if you bought Class A shares of a Fund:

   1. That does not charge a sales charge and you want to exchange them for shares of a Fund that does, in which case you would pay the sales charge applicable to the Fund into which you are exchanging.

   2. That charged a lower sales charge than the Fund into which you are exchanging, in which case you would pay the difference between that Fund's sales charge and all other sales charges you have already paid.

- If you exchange Class B or Class C shares of a Fund, you will not pay a sales charge at the time of the exchange, however:

   1. Your new Class B or Class C shares will be subject to the higher CDSC of either the Fund from which you exchanged, the Fund into which you exchanged, or any Fund from which you previously exchanged.

   2. The current holding period for your exchanged Class B or Class C shares is carried over to your new shares.

ARE EXCHANGES TAXABLE?

Generally:

- An exchange between classes of shares of the same Fund is not taxable.

- An exchange between Funds is considered a sale and generally results in a capital gain or loss for Federal income tax purposes.

- You should talk to your tax advisor before making an exchange.

ARE THERE LIMITS ON EXCHANGES?

Yes. The exchange privilege is not intended as a way for you to speculate on short-term movements in the market. Therefore:

- To prevent disruptions in the management of the Funds, The One Group limits excessive exchange activity.

- Exchange activity is excessive if it EXCEEDS TWO SUBSTANTIVE EXCHANGE REDEMPTIONS (WITHIN

  30 DAYS OF EACH OTHER) WITHIN A TWELVE MONTH PERIOD.

- In addition, The One Group reserves the right to reject any exchange request (even those that are not excessive) if the Fund reasonably believes that the exchange will result in excessive transaction costs or otherwise adversely affect other shareholders.

Redeeming
Fund Shares
----------------------------------------------------

WHEN CAN I REDEEM SHARES?

- You may redeem all or some of your shares on any day that the Funds are open for business.

- Redemption requests received by The One Group Services Company before 4:00 p.m. ET (or when the NYSE closes) will be effective that day.

HOW DO I REDEEM SHARES?

- Unless you have selected the telephone option on your Account Application Form, you must send a written redemption request to your Shareholder Servicing Agent, if applicable, or State Street Bank and Trust Company at the following address:

   The One Group
   c/o State Street Bank and Trust Company
   P.O. Box 8528
   Boston, MA 02266-8528

- All requests for redemptions from IRA accounts must be in writing.

- You may request redemption forms by calling The One Group Services Company at 1-800-480-4111.

- State Street Bank and Trust Company may require that the signature on your redemption request be guaranteed by a commercial bank, a member of a domestic stock exchange, or a member of the Securities Transfer Association Medallion Program or the Stock Exchange Medallion Program, unless:

   1. the redemption is for $50,000 worth of shares or less;

   2. the redemption is payable to the shareholder of record;

   3. the redemption check is mailed to the shareholder at the record address;
      or

   4. the redemption is payable by wire or bank transfer (ACH) to a pre-existing bank account.

- On the Account Application Form you may elect to have the redemption proceeds mailed or wired to:

   1. a designated commercial bank; or

   2. State Street Bank and Trust Company or your Shareholder Servicing Agent.

- State Street Bank and Trust Company may charge you a wire redemption fee. The current charge is $7.00.

- Your redemption proceeds will be paid within seven days after receipt of the redemption request.

WHAT WILL MY SHARES BE WORTH?

- If you own Class A and Class I shares and the Fund receives your redemption request by 4:00 p.m. ET (or when the NYSE closes), you will receive that day's NAV.

- If you own Class B or Class C shares and the Fund receives your redemption request by 4:00 p.m. ET (or when the NYSE closes), you will receive that day's NAV, minus the amount of any applicable CDSC.

CAN I REDEEM BY TELEPHONE?

Yes, if you selected this option on your Account Application Form.

- Call your Shareholder Servicing Agent or State Street Bank and Trust Company at 1-800-480-4111 to relay your redemption request.

- Your redemption proceeds will be mailed or wired to the commercial bank account you designated on your Account Application Form.

- State Street Bank and Trust Company may charge you a wire redemption fee. The current charge is $7.00.

- The One Group uses reasonable procedures to confirm that instructions given by telephone are genuine. These procedures include recording telephone instructions and asking for personal identification. If these procedures are followed, The One Group will not be responsible for any loss, liability, cost or expense of acting upon unauthorized or fraudulent instructions; you bear the risk of loss.

CAN I REDEEM ON A SYSTEMATIC BASIS?

If you have an account value of at least $10,000 you may elect to receive monthly, quarterly or annual payments of not less than $100 each.

- Select the "Systematic Withdrawal Plan" option on the Account Application
  Form.

32

- Specify the amount you wish to receive and the frequency of the payments.

- You may designate a person other than yourself as the payee.

- There is no charge for this service.

- If you select this option, please keep in mind that:

   1. It may not be in your best interest to buy additional Class A shares while participating in a Systematic Withdrawal Plan. This is because Class A shares have an up-front sales charge.

   2. If you own Class B or Class C shares, you or your designated payee may receive systematic payments provided the payments are limited to no more than 10% of your account value annually, measured from the date the redemption request is received.

   3. If the amount of the systematic payment exceeds the income earned by your account since the previous payment under the Systematic Withdrawal Plan, payments will be made by redeeming some of your shares. This will reduce the amount of your investment.

ADDITIONAL INFORMATION REGARDING REDEMPTIONS

- All redemptions will be for cash.

- If you redeem shares for which you paid by check, and The One Group has not yet received payment on the check, The One Group will delay forwarding your redemption proceeds for 10 or more days until payment has been collected from your bank.

- Because of the high cost of handling small investments, The One Group charges a sub-minimum account fee. Accounts under $1,000 that are not participating in a Systematic Investment Plan will be assessed an annual fee of $10.00. The sub-minimum account fee will not apply to IRA accounts and the accounts of employees of BANK ONE CORPORATION and its affiliates.

- The One Group may suspend your ability to redeem when:

   1. Trading on the NYSE is restricted.

   2. The NYSE is closed (other than weekend and holiday closings).

   3. The SEC has permitted a suspension.

   4. An emergency exists.

The Statement of Additional Information offers more details about this process.

- You generally will recognize a gain or loss on a redemption for Federal income tax purposes. You should talk to your tax advisor before making a redemption.

                            shareholder information

Voting Rights
----------------------------------------------------

The Funds do not hold annual shareholder meetings, but may hold special meetings. The special meetings are held, for example, to elect or remove Trustees, change a Fund's fundamental investment objective, or approve an investment advisory contract.


As a Fund shareholder, you have one vote for each share that you own. Each Fund, and each class of shares within each Fund, vote separately on matters relating solely to that Fund or class, or which affect that Fund or class differently. However, all shareholders will have equal voting rights on matters that affect all shareholders equally. BANK ONE CORPORATION (One First National Plaza, Chicago, Illinois, 60670), through its affiliates, may be deemed for purposes of the Investment Company Act of 1940 to control the Funds. This is because as of July 30, 1998, BANK ONE CORPORATION or its affiliates possessed the power to vote substantially all of the Class I shares of each Fund other than the Kentucky Municipal Bond Fund.


On that same date, the following shareholders owned 25% or more of Class A, Class B or Class C shares of the Funds. As a consequence, they are considered to be controlling persons of these classes of the Funds.


                                                                                PERCENTAGE OF    TYPE OF
              NAME AND ADDRESS                          FUND/CLASS                OWNERSHIP     OWNERSHIP
  Northern Trust Bank of AZ Ttee             Arizona Municipal Bond Fund             33.72%      Record
  For Thomas A. Brand & Rev Trust            Class A
  PO Box 92956
  Chicago, IL 60675-2956
  Carolyn S. Ward                            Arizona Municipal Bond Fund Class       25.81%     Beneficial
  James D. Ward JT TEN                       B
  825 W. Annadale
  Tucson, AZ 85737-6923
  Strafe & Co.                               Arizona Municipal Bond Fund            100.00%      Record
  Attn: Mutual Funds 0393                    Class I
  100 E. Broad Street Columbus, OH
  43215-3607
  Strafe & Co. c/o Bank One Trust Co.        Income Bond Fund                        88.91%      Record
  Attn Mutual Funds                          Class I
  100 E. Broad St.
  Columbus, OH 43215-3607
  Strafe & Co.                               Ohio Municipal Bond Fund                98.98%      Record
  Attn: Mutual Funds 0393                    Class I
  100 E. Broad Street
  Columbus, OH 43215-3607
  Strafe & Co.                               Louisiana Municipal Bond Fund           98.38%      Record
  Attn: Mutual Funds 0393                    Class I
  100 E. Broad Street
  Columbus, OH 43215-3607
  Banc One Securities Corp FBO               Municipal Income Fund                   44.14%     Beneficial
  The One Investment Solution                Class A
  733 Greencrest Dr.
  Westerville, OH 43081-4903
  Banc One Securities Corp FBO               Municipal Income Fund                   39.48%     Beneficial
  The One Investment Solution                Class C
  733 Greencrest Dr.
  Westerville, OH 43081-4903
  Dean Witter for the Benefit of             Municipal Income Fund                   25.64%      Record
  Gale R. Hershberger & Linda L.             Class C
  Hershberger JTTEN
  Church St. Station B
  PO Box 250
  New York, NY 10013-0250
  Strafe & Co.                               Municipal Income Fund                   99.15%      Record
  Attn: Mutual Funds                         Class I
  100 E. Broad Street
  Columbus, OH 43215-3607
  Dean Witter for the Benefit of             West Virginia Municipal Bond Fund       26.33%      Record
  Stephen A. Lewis                           Class A
  3720 Noyles Avenue
  5 World Trade Center 6th Floor
  New York, NY 10048-0205
  Strafe & Co.                               West Virginia Municipal Bond Fund       98.52%      Record
  Attn: Mutual Funds 0393                    Class I
  100 E. Broad Street
  Columbus, OH 43215-3607

34

Dividend Policies
----------------------------------------------------

DIVIDENDS

The Funds generally declare dividends daily. Dividends are distributed on the first business day of each month. Capital gains, if any, for all Funds are distributed at least annually.

The Funds pay dividends and distributions on a per-share basis. This means that the value of your shares will be reduced by the amount of the payment. If you purchase shares shortly before the record date for a dividend or the distribution of capital gains, you will pay the full price for the shares and receive some portion of the price back as a taxable dividend or distribution.

Dividends payable on Class I shares will be more than those payable on other classes of shares. This is because Class A, Class B and Class C shares have higher distribution expenses.

DIVIDEND REINVESTMENT

You automatically will receive all income dividends and capital gain distributions in additional shares of the same Fund and class, unless you have elected to take such payment in cash. The price of the shares is the NAV determined immediately following the dividend record date. Reinvested dividends and distributions receive the same tax treatment as dividends and distributions paid in cash.

If you want to change the way in which you receive dividends and distributions, you must write to State Street Bank & Trust Company at P.O. Box 8528, Boston, MA 02266-8528, at least 15 days prior to the distribution. The change is effective upon receipt by State Street.

SPECIAL DIVIDEND RULES FOR CLASS B SHARES

Class B shares received as dividends and capital gains distributions will be accounted for separately. Each time any Class B shares (other than those in the sub-account) convert to Class A shares, a percentage of the Class B shares in the sub-account will also convert to Class A shares. (See "Conversion Feature.")

Tax Treatment
of the Funds
----------------------------------------------------

TAX STATUS OF THE FUND

Each Fund intends to qualify as a "regulated investment company" for Federal income tax purposes. If the Funds qualify, as they have in the past, they will pay no Federal income tax on the earnings they distribute to shareholders.

Tax Treatment
of Shareholders
----------------------------------------------------

TAXATION OF SHAREHOLDER TRANSACTIONS

A sale, exchange, or redemption of Fund shares generally will produce either a taxable gain or a loss. You are responsible for any tax liabilities generated by your transactions.

FEDERAL TAXATION OF DISTRIBUTIONS

EXEMPT-INTEREST DIVIDENDS. If, at the close of each quarter of its taxable year, at least 50% of the value of a Fund's assets consists of obligations the interest on which is excludable from gross income, the Fund may pay "exempt-interest dividends" to you. Generally, exempt-interest dividends are excludable from gross income. However:

1. If you receive Social Security or Railroad Retirement benefits, you may be taxed on a portion of such benefits if you receive exempt-interest dividends from the Funds.

2. Receipt of exempt-interest dividends may result in liability for Federal alternative minimum tax and for state and local taxes, both for individual and corporate shareholders.

INTEREST ON PRIVATE ACTIVITY BONDS: The Municipal Income Fund, the Arizona Municipal Bond Fund, the West Virginia Municipal Bond Fund, the Kentucky Municipal Bond Fund, the Louisiana Municipal Bond Fund, and the Ohio Municipal Bond Fund may invest as much as 100% of their assets in municipal securities issued to finance private activities the interest on which is a tax preference item for purposes of the Federal alternative minimum tax ("Private Activity Bonds"). The Intermediate Tax-Free Bond Fund may invest as much as 20% of its assets in such Private Activity Bonds. As a result, Fund shareholders who are subject to the Federal alternative minimum tax may have all or a portion of their income from those Funds subject to Federal income tax. Additionally, corporate shareholders will be required to take the interest on municipal securities (including municipal securities of each Fund's respective state) into account in determining their alternative minimum taxable income. Persons who are substantial users of facilities financed by Private Activity Bonds or who are "related persons" of such substantial users should consult their tax advisors before investing in the Funds.

INVESTMENT INCOME AND CAPITAL GAINS DIVIDENDS. Each Fund will distribute substantially all of its net investment income (including, for this purpose, net short-term capital gains) on at least an annual basis. Dividends you receive from a Fund, other than "exempt-interest dividends," will be taxable to you, whether reinvested or received in cash. Dividends from a Fund's net investment income, if any, will be taxable as ordinary income and capital gains dividends will be taxable to you as such, regardless of how long you have held the shares.

Dividends paid in January, but declared in October, November or December of the previous year, will be considered to have been paid the previous December.

STATE AND LOCAL TAXATION OF DISTRIBUTIONS: Dividends that are derived from the Funds' investments in U.S. government obligations may not be entitled to the exemptions from state and local taxes that would be available if you purchased U.S. government obligations directly.

The funds will notify you annually of the percentage of income and distributions derived from U.S. government obligations. Unless otherwise discussed below, investment income and capital gains dividends may be subject to state and local taxes.

LOUISIANA TAXES: Distributions from the Louisiana Municipal Bond Fund, which are derived from interest on tax-exempt obligations of the State of Louisiana or its political subdivisions and certain obligations of the United States or its territories, are exempt from Louisiana income tax.

ARIZONA TAXES: Exempt-interest dividends from the Arizona Municipal Bond Fund, which are derived from interest on tax-exempt obligations of the State of Arizona and its political subdivisions and certain obligations of the United States or its territories are exempt from Arizona income tax. Other distributions from the Fund, including those related to long-term and short-term capital gains, will be subject to Arizona income tax. Arizona law does not permit a deduction for interest paid or accrued on indebtedness incurred or continued to purchase or carry obligations, the interest on which is exempt from Arizona income tax.

WEST VIRGINIA TAXES: Distributions from the West Virginia Municipal Bond Fund which are derived from interest or dividends on obligations or securities of a West Virginia state or local municipal governmental body generally are exempt from West Virginia income tax. In addition, you will not pay that tax on the portion of your income from the Fund which represents interest or dividends received on obligations or securities of the United States and some of its authorities, commissions or instrumentalities.

KENTUCKY TAXES: Dividends received from the Kentucky Municipal Bond Fund which are derived from interest on Kentucky Municipal Securities are exempt from the Kentucky individual income tax. Dividends paid from interest earned on securities that are merely guaranteed by the Federal government, repurchase agreements collateralized by U.S. government obligations, or from interest earned on obligations of other states are not exempt from Kentucky individual income tax. Any distributions of net short-term and net long-term capital gain earned by the Fund are includable in each Shareholder's Kentucky adjusted gross income as dividend income and long-term capital gain, respectively, and are both taxed at ordinary income tax rates.

OHIO TAXES: Dividends received from the Ohio Municipal Bond Fund which are derived from interest on Ohio Municipal Securities are exempt from the Ohio personal income tax. In addition, gain from the sale or transfer of certain Ohio Municipal Securities is also exempt from Ohio income tax. Certain Ohio municipalities may have retained the right to tax dividends from the Fund. Corporate investors must include the Fund shares in the corporation's tax base for purposes of the Ohio franchise tax net worth computation, but not for the net income computation.

Information in the preceding paragraphs in based on the current law as well as current policies of the various state Departments of Taxation, all of which may change.

TAX INFORMATION

The Form 1099 that is mailed to you every January details your dividends and their federal tax category. Even though the Funds provide you with this information, you are responsible for verifying your tax liability with your tax professional. For additional tax information see the Statement of Additional Information. Please note that this tax discussion is general in nature; no attempt has been made to present a complete explanation of the Federal, state, local or foreign tax treatment of the Funds or their shareholders.

Shareholder Inquiries
----------------------------------------------------

If you have any questions or need additional information, please write The One Group Services Company at 3435 Stelzer Road, Columbus, OH 43219 or call 1-800-480-4111.

   REPORTING

   In September and March you will receive a financial report from The One Group. In addition, The One Group will periodically send you proxy statements and other reports.

                    organization and management of the funds
                                   fund name

36

THE FUNDS
Each Fund is a series of The One Group, an open-end management investment company. The One Group currently consists of 40 separate Funds. Seven of the Funds are described in this prospectus; the other Funds are described in separate prospectuses. Two of the Funds described in this prospectus are diversified, and five of the Funds described in this prospectus are non-diversified. Each Fund is supervised by the Board of Trustees.

THE BOARD OF TRUSTEES

The Trustees oversee the management and administration of the Funds. The Trustees are responsible for making major decisions about each Fund's investment objectives and policies, but delegate the day-to-day administration of the Funds to the officers of The One Group.

THE ADVISOR


Banc One Investment Advisors makes the day-to-day investment decisions for the Funds and continuously reviews, supervises and administers the Funds' investment programs. Banc One Investment Advisors has served as investment advisor to The One Group since 1993. Prior to that time, The One Group was advised by affiliates of Banc One Investment Advisors. In addition to The One Group, Banc One Investment Advisors serves as investment advisor to other mutual funds and individual, corporate, charitable and retirement accounts. As of June 30, 1998, Banc One Investment Advisors, an indirect, wholly-owned subsidiary of BANK ONE CORPORATION, managed over $59 billion in assets. For the fiscal year ended June 30, 1998, the Funds paid investment advisory fees at the following rates:



                                                             Annual Rate As Percentage
                                                            of Average Daily Net Assets
          The One Group(R) Intermediate Tax-Free Bond
          Fund..........................................                .30%
          The One Group(R) Municipal Income Fund........                .35%
          The One Group(R) Arizona Municipal Bond
          Fund..........................................                .41%
          The One Group(R) West Virginia Municipal Bond
          Fund..........................................                .34%
          The One Group(R) Louisiana Municipal Bond
          Fund..........................................                .37%
          The One Group(R) Ohio Municipal Bond Fund.....                .30%
          The One Group(R) Kentucky Municipal Fund......                .30%

THE DISTRIBUTOR

The One Group Services Company, 3435 Stelzer Road, Columbus, Ohio 43219, a wholly-owned subsidiary of The BISYS Group, Inc., markets the Funds and distributes shares through selling brokers, financial institutions, investment advisors, and other financial representatives.

THE ADMINISTRATOR AND SUB-ADMINISTRATOR

The One Group Services Company also serves as the Funds' administrator. The One Group Services Company is responsible for responding to shareholder inquiries and requests for information, as well as providing regulatory reporting and compliance. For these services, The One Group Services Company receives a fee based on the total assets of The One Group. For the first $1.5 billion in One Group assets, The One Group Services Company receives an annual fee of .20% of each Fund's average daily net assets. The annual rate declines to .18% on assets up to $2 billion, and to .16% when assets exceed $2 billion. The fee is calculated daily and paid monthly. Some Funds are not included in the calculations. Banc One Investment Advisors, the Sub-Administrator, provides office space, equipment, and facilities, as well as legal and regulatory support.

THE TRANSFER AGENT, CUSTODIAN AND SUB-CUSTODIAN

State Street Bank and Trust Company, P.O. Box 8528, Boston, MA 02266-8528 or your Shareholder Servicing Agent, if appropriate, handles shareholder recordkeeping and statements, distributes dividends, and processes buy and sell requests. As the Funds' custodian, State Street holds the Funds' assets, settles all portfolio trades and assists in calculating the Funds' net asset values. Bank One Trust Company, N.A. serves as sub-custodian in connection with the Funds' securities lending activities under an agreement with State Street Bank and Trust Company and Bank One Trust Company, N.A. Bank One Trust Company, N.A. is paid a fee by the Funds for this service.

YEAR 2000

Preparing for the Year 2000 is a high priority for The One Group Family of Mutual Funds. Both The One Group Services Company and Banc One Investment Advisors have formed dedicated teams to help them successfully achieve Year 2000 compliance. In addition, these teams are responsible for assessing the readiness of all other service providers to The One Group. Year 2000 remediation efforts are directed toward both information technology and non-information technology systems. Non-information technology systems include elevators, photocopy machines, and facsimile machines, and should have no significant impact on the delivery of services to The One Group.

Banc One Investment Advisors has identified 49 information technology systems and interfaces that provide service and support to The One Group. Each system is assigned a priority rating: high, medium or low. Systems rated "high" are those which are essential to the operation of The One Group. Each system rated "high' is scheduled to be Year 2000 compliant by December 31, 1998. All systems will be tested for compliance throughout 1999.


Many, if not all, of the systems are owned or operated by third party servicers (for example, The One Group's Custodian). Consequently, remediation efforts must be made by those servicers. Banc One Investment Advisors and The One Group Services Company have, and will continue to, monitor the remediation progress of the service providers. This process involves documentation, on-site visits, and review of remediation plans and test results. Both Banc One Investment Advisors and The One Group Services Company have budgeted in excess of $700,000 in fiscal year 1998 and over $1 million in fiscal year 1999 toward the remediation effort for all systems and interfaces. Neither The One Group nor its shareholders will bear any of the direct remediation expenses.



Neither The One Group Services Company nor Banc One Investment Advisors currently anticipates that the move to Year 2000 will have a material impact on their ability to continue to provide the Funds with service at current levels. Likewise, The One Group currently anticipates that the move to Year 2000 will not have a material impact on its operations.

           details about the funds' investment practices and policies fund name

38

Investment Practices

The Funds invest in a variety of securities and employ a number of investment techniques. Each security and technique involves certain risks. What follows is a list of the securities and techniques utilized by the Funds, as well as the risks inherent in their use. Fixed income securities are primarily influenced by market, credit and prepayment risks, although certain securities may be subject to additional risks. For a more complete discussion, see the Statement of Additional Information. Following the table is a more complete discussion of risk.


                                                                    fund code
               The One Group(R) Intermediate Tax-Free Bond
               Fund                                                     1
               The One Group(R) Municipal Income Fund                   2
               The One Group(R) Arizona Municipal Bond Fund             3
               The One Group(R) West Virginia Municipal Bond
               Fund                                                     4
               The One Group(R) Louisiana Municipal Bond Fund           5
               The One Group(R) Ohio Municipal Bond Fund                6
               The One Group(R) Kentucky Municipal Bond Fund            7

INSTRUMENT                                                         FUND CODE           RISK TYPE

U.S. TREASURY OBLIGATIONS: Bills, notes, bonds, STRIPS, and           1-7                Market
CUBES.

TREASURY RECEIPTS: TRS, TIGRS, and CATS.                              1-7                Market

U.S. GOVERNMENT AGENCY SECURITIES: Securities issued by               1-7                Market
agencies and instrumentalities of the U.S. Government. These include Credit Ginnie Mae, Fannie Mae and Freddie Mac.

CERTIFICATES OF DEPOSIT: Negotiable instruments with a                1-7                Market
stated maturity.                                                                         Credit
                                                                                       Liquidity

TIME DEPOSITS: Non-negotiable receipts issued by a bank in            1-7              Liquidity
exchange for the deposit of funds.                                                       Credit
                                                                                         Market

REPURCHASE AGREEMENTS: The purchase of a security and the             1-7                Credit
simultaneous commitment to return the security to the seller                             Market
at an agreed upon price on an agreed upon date. This is                                Liquidity
treated as a loan.

REVERSE REPURCHASE AGREEMENT: The sale of a security and the          1-7                Market
simultaneous commitment to buy the security back at an                                  Leverage
agreed upon price on an agreed upon date. This is treated as a borrowing by a Fund.

SECURITIES LENDING: The lending of up to 331/3% of a Fund's           1-7                Credit
total assets. In return the Fund will receive cash, other                                Market
securities, and/or letters of credit as collateral.                                     Leverage

WHEN-ISSUED SECURITIES AND FORWARD COMMITMENTS: Purchase or           1-7                Market
contract to purchase securities at a fixed price for                                    Leverage
delivery at a future date.                                                             Liquidity

INVESTMENT COMPANY SECURITIES: Shares of other mutual funds,          1-7                Market
including money market funds of The One Group and shares of
other investment companies for which Banc One Investment
Advisors serves as investment advisor or administrator. Banc
One Investment Advisors will waive certain fees when
investing in funds for which it serves as investment
advisor.

CALL AND PUT OPTIONS: A call option gives the buyer the               1-7              Management
right to buy, and obligates the seller of the option to                                Liquidity
sell, a security at a specified price. A put option gives                                Credit
the buyer the right to sell, and obligates the seller of the                             Market
option to buy, a security at a specified price. The Funds                               Leverage
will sell only covered call and secured put options.

FUTURES AND RELATED OPTIONS: A contract providing for the             1-7              Management
future sale and purchase of a specified amount of a                                      Market
specified security, class of securities, or an index at a                                Credit
specified time in the future and at a specified price.                                 Liquidity
                                                                                        Leverage

BANKERS' ACCEPTANCES: Bills of exchange or time drafts drawn          1-7                Credit
on and accepted by a commercial bank. Maturities are                                   Liquidity
generally six months or less.                                                            Market

INSTRUMENT                                                         FUND CODE           RISK TYPE
COMMERCIAL PAPER: Secured and unsecured short-term                    1-7                Credit
promissory notes issued by corporations and other entities.                            Liquidity
Maturities generally vary from a few days to nine months.                                Market

RESTRICTED SECURITIES: Securities not registered under the            1-7              Liquidity
Securities Act of 1933, such as privately placed commercial                              Market
paper and Rule 144A securities.

VARIABLE AND FLOATING RATE INSTRUMENTS: Obligations with              1-7                Market
interest rates which are reset daily, weekly, quarterly or                               Credit
some other period and which may be payable to the Fund on                              Liquidity
demand.

MORTGAGE-BACKED SECURITIES: Debt obligations secured by real          1-7             Pre-payment
estate loans and pools of loans. These include                                           Market
collateralized mortgage obligations ("CMOs"), and Real                                   Credit
Estate Mortgage Investment Conduits ("REMICs").                                        Regulatory

DEMAND FEATURES: Securities that are subject to puts and              1-7                Market
standby commitments to purchase the securities at a fixed                              Liquidity
price (usually with accrued interest) within a fixed period                            Management
of time following demand by a Fund.

MORTGAGE DOLLAR ROLLS: A transaction in which a Fund sells            1-7             Pre-payment
securities for delivery in a current month and                                           Market
simultaneously contracts with the same party to repurchase                             Regulatory
similar but not identical securities on a specified future
date.

SWAPS, CAPS AND FLOORS: A Fund may enter into these                   1-7              Management
transactions to manage its exposure to changing interest                                 Credit
rates and other factors. Swaps involve an exchange of                                  Liquidity
obligations by two parties. Caps and floors entitle a                                    Market
purchaser to a principal amount from the seller of the cap
or floor to the extent that a specified index exceeds or
falls below a predetermined interest.

NEW FINANCIAL PRODUCTS: New options and futures contracts             1-7              Management
and other financial products continue to be developed and                                Credit
the Fund may invest in such options, contracts and products.                             Market
                                                                                       Liquidity

STRUCTURED INSTRUMENTS: Debt securities issued by agencies            1-7                Market
and instrumentalities of the U.S. government, banks,                                   Liquidity
municipalities, corporations and other businesses whose                                Management
interest and/or principal payments are indexed to foreign                                Credit
currency exchange rates, interest rates, or one or more                            Foreign Investment
other referenced indices.

MUNICIPAL SECURITIES: Securities issued by a state or                 1-7                Credit
political subdivision to obtain funds for various public                               Political
purposes. Municipal securities include private activity                                   Tax
bonds and industrial development bonds, as well as General                               Market
Obligation Notes, Anticipation Notes, Bond Tax Anticipation
Notes, Revenue Anticipation Notes, Project Notes, other
short-term tax-exempt obligations, municipal leases,
participations in pools of municipal securities, and
obligations of municipal housing authorities and single
family revenue bonds.

STRIPPED MORTGAGE-BACKED SECURITIES: Derivative multi-class           1-7             Pre-payment
mortgage securities which are usually structured with two                                Market
classes of shares that receive different proportions of the                              Credit
interest and principal from a pool of mortgage assets. These                           Regulatory
include IO's and PO's.

ASSET-BACKED SECURITIES: Securities secured by company                1-7             Pre-payment
receivables, home equity loans, truck and auto loans,                                    Market
leases, credit card receivables and other securities backed                              Credit
by other types of receivables or other assets.

ZERO-COUPON DEBT SECURITIES: Bonds and other debt that pay            1-7                Credit
no interest, but are issued at a discount from their value                               Market
at maturity. When held to maturity, their entire return
equals the differences between their issue price and their
maturity value.

INVERSE FLOATING RATE INSTRUMENTS: Leveraged floating rate            1-7                Credit
debt instruments with interest rates that reset in the                                   Market
opposite direction from the market rate of interest to which                            Leverage
the inverse floater is indexed.

LOAN PARTICIPATIONS AND ASSIGNMENTS: Participations in, or            1-7                Market
assignments of municipal securities, including municipal                                 Credit
leases.                                                                                Political
                                                                                       Liquidity
                                                                                          Tax

40

Investment Risks
----------------------------------------------------

Below is a more complete discussion of the types of risks inherent in the securities and investment techniques listed above. Because of these risks, the value of the securities held by the Funds may fluctuate, as will the value of your investment in the Funds. Certain investments are more susceptible to these risks than others.

- CREDIT RISK. The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise be unable to honor a financial obligation. Credit risk is generally higher for non-investment grade securities. The price of a security can be adversely affected prior to actual default as its credit status deteriorates and the probability of default rises.

- LEVERAGE RISK. The risk associated with securities or practices that multiply small index or market movements into large changes in value. Leverage is often associated with investments in derivatives, but also may be embedded directly in the characteristics of other securities.

- HEDGED. When a derivative (a security whose value is based on another security or index) is used as a hedge against an opposite position that the fund also holds, any loss generated by the derivative should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and underlying security, and there can be no assurance that a Fund's hedging transactions will be effective.

- SPECULATIVE. To the extent that a derivative is not used as a hedge, the fund is directly exposed to the risks of that derivative. Gains or losses from speculative positions in a derivative may be substantially greater than the derivative's original cost.

- LIQUIDITY RISK. The risk that certain securities may be difficult or impossible to sell at the time and the price that normally prevails in the market. The seller may have to lower the price, sell other securities instead or forego an investment opportunity, any of which could have a negative effect on fund management or performance. This includes the risk of missing out on an investment opportunity because the assets necessary to take advantage of it are tied up in less advantageous investments.

- MANAGEMENT RISK. The risk that a strategy used by a fund's management may fail to produce the intended result. This includes the risk that changes in the value of a hedging instrument will not match those of the asset being hedged. Incomplete matching can result in unanticipated risks.

- MARKET RISK. The risk that the market value of a security may move up and down, sometimes rapidly and unpredictably. These fluctuations may cause a security to be worth less than the price originally paid for it, or less than it was worth at an earlier time. Market risk may affect a single issuer, industry, sector of the economy or the market as a whole. There is also the risk that the current interest rate may not accurately reflect existing market rates. For fixed income securities, market risk is largely, but not exclusively, influenced by changes in interest rates. A rise in interest rates typically causes a fall in values, while a fall in rates typically causes a rise in values. Finally, key information about a security or market may be inaccurate or unavailable. This is particularly relevant to investments in foreign securities.

- POLITICAL RISK. The risk of losses attributable to unfavorable governmental or political actions, seizure of foreign deposits, changes in tax or trade statutes, and governmental collapse and war.

- FOREIGN INVESTMENT RISK. Risk associated with higher transaction costs, delayed settlements, currency controls and adverse economic developments. This also includes the risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. Adverse changes in exchange rates may erode or reverse any gains produced by foreign currency denominated investments and may widen any losses. Exchange rate volatility also may affect the ability of an issuer to repay U.S. dollar denominated debt, thereby increasing credit risk.

- PRE-PAYMENT RISK. The risk that the principal repayment of a security will occur at an unexpected time, especially that the repayment of a mortgage or asset-backed security occurs either significantly sooner or later than expected. Changes in pre-payment rates can result in greater price and yield volatility. Pre-payments generally accelerate when interest rates decline.

  When mortgage and other obligations are pre-paid, a Fund may have to reinvest in securities with a lower yield. Further, with early prepayment, a Fund may fail to recover any premium paid, resulting in an unexpected capital loss.

- TAX RISK. The risk that the issuer of the securities will fail to comply with certain requirements of the Internal Revenue Code, which would cause adverse tax consequences.

- REGULATORY RISK. The risk associated with Federal and state laws which may restrict the remedies that a mortgage lender has when a borrower defaults on mortgage loans. These laws include restrictions on foreclosures, redemption rights after foreclosure, Federal and state bankruptcy and debtor relief laws, restrictions on "due on sale' clauses, and state usury laws.

Investment Policies
----------------------------------------------------

Each Fund's investment objective and the investment policies summarized below are fundamental. This means that they cannot be changed without the consent of a majority of the outstanding shares of the Funds. In addition to the fundamental policies mentioned earlier, the following fundamental policies apply to each Fund as specified. The full text of the fundamental policies can be found in the Statement of Additional Information.

INVESTMENT POLICIES FOR SPECIFIC FUNDS

The Intermediate Tax-Free Bond Fund and the Municipal Income Fund may not:

1. Purchase the securities of an issuer if as a result more than 5% of its total assets would be invested in the securities of that issuer, or the Fund would own more than 10% of the outstanding voting securities of that issuer. This does not include securities issued or guaranteed by the United States, its agencies or instrumentalities, and repurchase agreements involving these securities. This restriction applies to 75% of a Fund's total assets.

2. Concentrate in a particular industry or group of industries. This does not include Municipal Securities or governmental guarantees of Municipal Securities, and with respect to the Municipal Income Fund, housing authority obligations. Private activity bonds that are backed only by the assets and revenues of a non-governmental issuer are not Municipal Securities for purposes of this restriction.

The Arizona Municipal Bond Fund, the West Virginia Municipal Bond Fund, the Louisiana Municipal Bond Fund, the Ohio Municipal Bond Fund and the Kentucky Municipal Bond Fund may not:

1. Purchase the securities of an issuer if as a result more than 25% of its total assets would be invested in the securities of that issuer. This restriction applies with respect to 50% of a Fund's total assets. With respect to the remaining 50% of its total assets, a Fund may not purchase the securities of an issuer if as a result more than 5% of its total assets would be invested in the securities of that issuer. This restriction does not apply to securities issued or guaranteed by the United States, its agencies, or instrumentalities, securities of regulated investment companies, and repurchase agreement involving such securities.

2. Concentrate their investment in the securities of one or more issuers conducting their principal business in a particular industry or group of industries. This does not include:

   - Obligations issued or guaranteed by the U.S. government or its agencies and instrumentalities and repurchase agreements involving such securities;

   - Municipal Securities; and

   - Ohio Municipal Securities, Kentucky Municipal Securities, Arizona Municipal Securities, West Virginia Municipal Securities, and Louisiana Municipal Securities or governmental guarantees of such securities. With respect to the Arizona Municipal Bond Fund and the West Virginia Municipal Bond Fund, private activity bonds that are backed only by the assets and revenues of a non-governmental issuer are not Arizona Municipal Securities or West Virginia Municipal Securities for purposes of this restriction.

INVESTMENT POLICIES FOR ALL FUNDS

None of the Funds may make loans, except that a Fund may (i) purchase or hold debt instruments in accordance with its investment objective and policies; (ii) enter into repurchase agreements; and (iii) engage in securities lending.

Additional investment policies are set forth in the Statement of Additional Information.

TEMPORARY DEFENSIVE POSITION

For temporary defensive purposes, each Fund may invest up to 100% of its assets in money market instruments and may hold a portion of its assets in cash for liquidity purposes.

The Arizona Municipal Bond Fund, the West Virginia Municipal Bond Fund, the Louisiana Municipal Bond Fund and the Ohio Municipal Bond Fund also may invest up to 20% of their total assets in securities other than Arizona, West Virginia, Louisiana and Ohio Municipal Securities, respectively. The Kentucky Municipal Bond Fund may invest up to 35% of its total assets in securities other than Kentucky Municipal Securities.

While the Funds are engaged in a temporary defensive position, they will not be pursuing their investment objectives. Therefore, the Funds will pursue a temporary defensive position only when market conditions warrant.

42

PORTFOLIO TURNOVER

Portfolio turnover may vary greatly from year to year, as well as within a particular year.

Higher portfolio turnover rates will likely result in higher transaction costs to the Funds and may result in additional tax consequences to you. The portfolio turnover rate for each Fund for the fiscal year ended June 30, 1998 is shown on the Financial Highlights. To the extent portfolio turnover results in short-term capital gains, such gains will generally be taxed at ordinary income tax rates.

                                    appendix

Description of Ratings

The following is a summary of published ratings by major credit rating agencies. Credit ratings evaluate only the safety of principal and interest payments, not the market value risk of lower quality securities. Credit rating agencies may fail to change credit ratings to reflect subsequent events on a timely basis. Although Banc One Investment Advisors considers security ratings when making investment decisions, it also performs its own investment analysis and does not rely solely on the ratings assigned by credit agencies.

Unrated securities will be treated as non-investment grade securities unless Banc One Investment Advisors determines that such securities are the equivalent of investment grade securities. Securities that have received different ratings from more than one agency are considered investment grade if at least one agency has rated the security investment grade.

DESCRIPTION OF COMMERCIAL PAPER RATINGS

DUFF & PHELPS CREDIT RATING CO. ("DUFF")

    D-1+ Highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding and safety is just below risk-free U.S. Treasury obligations.

     D-1 Very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

    D-1- High certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

STANDARD & POOR'S CORPORATION ("S&P")

     A-1 Highest category of commercial paper. Capacity to meet financial commitment is strong. Obligations designated with a plus sign (+) indicate that capacity to meet financial commitment is extremely strong.

     A-2 Issues somewhat more susceptible to adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the capacity to meet financial commitments is satisfactory.


FITCH IBCA, INC. ("FITCH")


      F1 Highest capacity for timely repayment. Those issues rated F1+ possess a particularly strong credit feature.

      F2 Satisfactory capacity for timely repayment although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

MOODY'S INVESTORS SERVICE ("MOODY'S")

 PRIME-1 Superior ability for repayment.

 PRIME-2 Strong ability for repayment.

DESCRIPTION OF BANK RATINGS

MOODY'S

These ratings represent Moody's opinion of a bank's intrinsic safety and soundness.

       A These banks possess exceptional intrinsic financial strength. Typically they will be major financial institutions with highly valuable and defensible business franchises, strong financial fundamentals, and a very attractive and stable operating environment.

       B These banks possess strong intrinsic financial strength. Typically, they will be important institutions with valuable and defensible business franchises, good financial fundamentals, and an attractive and stable operating environment.

       C These banks possess good intrinsic financial strength. Typically, they will be institutions with valuable and defensible business franchises. These banks will demonstrate either acceptable financial fundamentals within a stable operating environment, or better than average financial fundamentals within an unstable operating environment.

S&P

S&P's credit rating is a current opinion of an obligor's overall financial capacity (its creditworthiness) to pay its financial obligation.

    AAA The highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

44

     AA The obligor's capacity to meet its financial commitments on the obligation is very strong.

       A The obligation is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

DESCRIPTION OF INSURANCE RATINGS

MOODY'S

These ratings represent Moody's opinions of the ability of insurance companies to pay punctually senior policyholder claims and obligations.


    AAA Insurance companies rated in this category offer exceptional financial security. While the financial strength of these companies is likely to change, such changes as can be visualized are most unlikely to impair their fundamentally strong position.



      AA These insurance companies offer excellent financial security. Together with the Aaa group, they constitute what are generally known as high grade companies. They are rated lower than Aaa companies because long-term risks appear somewhat larger.


       A Insurance companies rated in this category offer good financial security. However, elements may be present which suggest a susceptibility to impairment sometime in the future.

S&P

S&P's credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program.

    AAA This is the highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

     AA The obligor's capacity to meet its financial commitments on the obligation is very strong.

       A An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

DESCRIPTION OF MUNICIPAL BOND RATINGS
(including mortgage and asset-backed securities)

S&P

Investment Grade

    AAA The highest rating. The rating indicates an extremely strong capacity to meet its financial commitment.

     AA Differs from AAA issues only in a small degree. The obligor's capacity to meet its financial commitment is very strong.

       A These bonds are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories. However, capacity to meet its financial commitment on the obligations is still strong.

    BBB Exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to meet its financial commitment on the obligations.

Speculative Grade

     BB Less vulnerable to non-payment than other speculative issues. However, these bonds face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet financial commitment on the obligation.

       B More vulnerable to non-payment than obligations rated BB, but currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair capacity or willingness to meet its financial commitment on the obligation.

    CCC Currently vulnerable to non-payment, and is dependent upon favorable business, financial, and economic conditions to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, they are not likely to have the capacity to meet its financial commitment on the obligation.

      CC Currently highly vulnerable to non-payment.

       C This rating may be used to cover a situation where a bankruptcy petition has been filed, or similar action has been taken, but payments on this obligation are being continued.

       D Bonds in payment default.

Ratings from AA to CCC may be modified by a plus (+) or minus (-) to show relative standing within the major rating categories.

MOODY'S

Investment Grade


    AAA Best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large, or an exceptionally stable, margin and principal is secure.



      AA High quality by all standards. Margins of protection may not be as large as in Aaa securities, fluctuation of protective elements may be greater, or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.


       A These bonds possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

    BAA These bonds are considered medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Non-Investment Grade

      BA These bonds have speculative elements; their future cannot be considered as well assured. The protection of interest and principal payments may be very moderate and thereby not well safeguarded during good and bad times over the future.

       B These bonds lack the characteristics of a desirable investment (i.e., potentially low assurance of timely interest and principal payments or maintenance of other contract terms over any long period of time may be small).

     CAA Bonds in this category have poor standing and may be in default. These bonds carry an element of danger with respect to principal and interest payments.

      CA Speculative to a high degree and could be in default or have other marked shortcomings. Ca is the lowest rating.

DESCRIPTION OF MUNICIPAL NOTE RATINGS

MOODY'S
                               MIG1 &

                                VMIG1
Short-term municipal securities rated MIG1 or VMIG1 are of the best quality.
          They have strong protection from established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

                               MIG2 &

                                VMIG2
These Short-term municipal securities rated MIG2 or VMIG2 are of high quality.
          Margins of protection are ample although not so large as in the preceding group.

                               MIG3 &

                                VMIG3
Favorable quality. All security elements are accounted for, but the undeniable strength of the preceding grades is lacking. Liquidity and cash flow protection may be narrow and marketing access for refinancing is likely to be less well established.

S&P

An S&P note rating reflects the liquidity concerns and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating.

    SP-1 Strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

    SP-2 Satisfactory capacity to pay principal and interest.

    SP-3 Speculative capacity to pay principal and interest.

46

DESCRIPTION OF PREFERRED STOCK RATINGS

MOODY'S

     AAA Top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stocks.

      AA High-grade preferred stock. This rating indicates that there is a reasonable assurance the earnings and asset protection will remain relatively well maintained in the foreseeable future.

       A Upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the "aaa" and "aa" classification, earnings and asset protection are, nevertheless, expected to be maintained at adequate levels.

     BAA Medium-grade preferred stock, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

S&P

S&P's preferred stock rating is an assessment of the capacity and willingness of an issuer to pay preferred stock dividends and any applicable sinking fund obligations.

    AAA Highest rating. This rating indicates an extremely strong capacity to pay the preferred stock obligations.

     AA High-quality, fixed-income security. The capacity to pay preferred stock obligations is very strong, although not as overwhelming as for issues rated "AAA."

       A Backed by a sound capacity to pay the preferred stock obligations, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

    BBB Backed by an adequate capacity to pay the preferred stock obligations.
        Whereas the issuer normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to make payments for a preferred stock in this category than for issues in the "A" category.

SHORT-TERM DEBT RATINGS

Thompson Bank Watch, Inc. ("TBW") assigns ratings to specific debt instruments with original maturities of one year or less. The TBW Short-Term ratings specifically assess the likelihood of an untimely payment of principal and interest.

  TBW-1 Very high degree of likelihood that principal and interest will be paid on a timely basis.

  TBW-2 While degree of safety regarding timely repayment of principal and interest is strong, the relative degree is not as high as for issues rated TBW-1.

  TBW-3 Lowest investment grade category. While more susceptible to adverse developments than obligations with higher ratings, capacity to service principal and interest in a timely fashion is considered adequate.

  TBW-4 Non-investment grade and, therefore, speculative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

INVESTMENT ADVISOR AND SUB-ADMINISTRATOR
Banc One Investment Advisors Corporation
1111 Polaris Parkway
P.O. Box 710211
Columbus, OH 43271-0211


DISTRIBUTOR
The One Group Services Company
3435 Stelzer Road
Columbus, OH 43219


ADMINISTRATOR
The One Group Services Company
3435 Stelzer Road
Columbus, OH 43219


TRANSFER AGENT AND CUSTODIAN
State Street Bank and Trust Company
P.O. Box 8500
Boston, MA 02266-8500


LEGAL COUNSEL
Ropes & Gray
One Franklin Square
1301 K Street, N.W.
Suite 800 East
Washington, D.C. 20005


INDEPENDENT ACCOUNTANTS
PricewaterhouseCoopers LLP
100 East Broad Street
Columbus, OH 43215



THE STATEMENT OF ADDITIONAL INFORMATION CON-
TAINS MORE DETAILED INFORMATION ABOUT THE FUNDS.
THE CURRENT STATEMENT OF ADDITIONAL INFORMATION
HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION AND IS AVAILABLE WITHOUT CHARGE BY
CALLING 1-800-480-4111 OR BY WRITING TO THE
ONE GROUP SERVICES COMPANY AT 3435 STELZER
ROAD, COLUMBUS, OHIO 43219. THE STATEMENT
OF ADDITIONAL INFORMATION IS INCORPORATED INTO
THIS PROSPECTUS BY REFERENCE. THE SEC MAINTAINS
A WEB SITE (WWW.SEC.COM) THAT CONTAINS THE
STATEMENT OF ADDITIONAL INFORMATION, MATERIALS
INCORPORATED BY REFERENCE AND OTHER INFORMATION
REGARDING THE ONE GROUP (R).




TOG-F-123

THE ONE GROUP(R) FAMILY OF MUTUAL FUNDS


                                   [GRAPHIC]

                        THE ONE GROUP(R) INVESTOR FUNDS

                              COMBINED PROSPECTUS

                                NOVEMBER 1, 1998



                     THE ONE GROUP(R) INVESTOR GROWTH FUND

                 THE ONE GROUP(R) INVESTOR GROWTH & INCOME FUND

                    THE ONE GROUP(R) INVESTOR BALANCED FUND

               THE ONE GROUP(R) INVESTOR CONSERVATIVE GROWTH FUND



 This prospectus describes four mutual funds that invest in other mutual funds.
    The funds in this prospectus pursue a variety of investment objectives, including growth, total return, capital appreciation, and current income. The information in this prospectus is important. Please read it carefully before you invest, and save it for future reference.

PLEASE REMEMBER THAT SHARES OF THE FUNDS: o ARE NOT DEPOSITS OR OBLIGATIONS OF,
 OR GUARANTEED BY BANK ONE CORPORATION OR ITS AFFILIATES; o ARE NOT INSURED OR
  GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY FEDERAL OR STATE GOVERNMENTAL AGENCY; o INVOLVE INVESTMENT RISK, INCLUDING THE POSSIBLE
                     LOSS OF THE PRINCIPAL AMOUNT INVESTED.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
          ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS


A BRIEF PREVIEW OF THE FUNDS................................    1

ABOUT THE FUNDS.............................................    2
   The One Group(R) Investor Growth Fund....................    2
   The One Group(R) Investor Growth & Income Fund...........    5
   The One Group(R) Investor Balanced Fund..................    8
   The One Group(R) Investor Conservative Growth Fund.......   11

MORE ABOUT THE FUNDS........................................   14

HOW TO DO BUSINESS WITH THE ONE GROUP.......................   15
   Purchasing Fund Shares...................................   15
   Sales Charges............................................   17
   Sales Charge Reductions and Waivers......................   18
   Exchanging Fund Shares...................................   20
   Redeeming Fund Shares....................................   21

SHAREHOLDER INFORMATION.....................................   23
   Voting Rights............................................   23
   Dividend Policies........................................   23
   Tax Treatment of the Funds...............................   24
   Tax Treatment of Shareholders............................   24
   Shareholder Inquiries....................................   24

ORGANIZATION AND MANAGEMENT OF THE FUNDS....................   25
   The Funds................................................   25
   The Board of Trustees....................................   25
   The Advisor..............................................   25
   The Distributor..........................................   25
   The Administrator and Sub-Administrator..................   25
   The Transfer Agent, Custodian and Sub-Custodian..........   25
   Year 2000................................................   25

DETAILS ABOUT THE FUNDS' INVESTMENT PRACTICES AND
  POLICIES..................................................   27
   Investment Practices.....................................   27
   Investment Policies......................................   30

APPENDIX A: DETAILS ABOUT THE UNDERLYING FUNDS' INVESTMENT
  PRACTICES.................................................   31

APPENDIX B: DESCRIPTION OF RATINGS..........................   36

                        a brief    preview of the funds

             WHAT ARE THE GOALS OF THE ONE GROUP INVESTOR FUNDS?
             The Funds are designed for a variety of investment objectives, including total return, capital appreciation, current income, and long-term capital growth. Each Fund pursues a different objective and involves different risks. Please read about each Fund before investing.

             WHAT ARE THE FUNDS' INVESTMENT STRATEGIES?
             The Funds normally will invest in a diversified group of One Group mutual funds, which invest primarily in equity, fixed income and money market instruments. Shares are available for long-term investors, including tax-advantaged retirement accounts; the Funds should not be used for short-term trading purposes. The Funds' investment return is diversified by its investment in the underlying mutual funds which invest in growth and income stocks, foreign securities, debt securities, and cash or cash equivalents. The underlying mutual funds in which the Funds will invest have the following characteristics:

                            The One Group(R) Prime Money Market Fund....................    Money Market
                            The One Group(R) Limited Volatility Bond Fund...............    Fixed Income
                            The One Group(R) Intermediate Bond Fund.....................    Fixed Income
                            The One Group(R) Income Bond Fund...........................    Fixed Income
                            The One Group(R) Government Bond Fund.......................    Fixed Income
                            The One Group(R) Ultra Short-Term Income Fund...............    Fixed Income
                            The One Group(R) High Yield Bond Fund.......................    Fixed Income
                            The One Group(R) Disciplined Value Fund.....................    Equity
                            The One Group(R) International Equity Index Fund............    Equity
                            The One Group(R) Large Company Growth Fund..................    Equity
                            The One Group(R) Large Company Value Fund...................    Equity
                            The One Group(R) Growth Opportunities Fund..................    Equity
                            The One Group(R) Value Growth Fund..........................    Equity
                            The One Group(R) Small Capitalization Fund..................    Equity
                            The One Group(R) Income Equity Fund.........................    Equity
                            The One Group(R) Equity Index Fund..........................    Equity

             WHAT ARE THE MAIN RISKS OF INVESTING IN THE FUNDS?

             The investments of each Fund are concentrated in the underlying funds, so each Fund's investment performance is directly related to the performance of the underlying funds. Each Fund's net asset value will fluctuate with changes in the equity and bond markets and the value of the mutual funds in which it invests. In addition, as a matter of fundamental policy, each Fund must allocate its investments among the underlying funds. As a result, the Funds do not have the same flexibility to invest as a mutual fund without such constraints. An investment in the Funds is not a deposit of BANK ONE CORPORATION or its affiliates and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. For more information about risks, please read "More About the Funds" and "Investment Risks."


             WHAT CLASSES OF SHARES ARE AVAILABLE?

             The Funds currently offer four classes of Shares: Class A, Class B, Class C and Class I. Class A, Class B and Class C shares are offered to the general public. Class I shares are offered to institutional investors, including affiliates of BANK ONE CORPORATION and any bank, depository institution, insurance company, pension plan or other organization authorized to act in fiduciary, advisory, agency, custodial or similar capacities. The section called "How To Do Business With The One Group" will provide more information. Class I shares are not available to Individual Retirement Accounts ("IRA").


             HOW DO I PURCHASE AND REDEEM SHARES?
             You may buy and redeem shares of the Funds on any day that the Funds are open for business. Purchase and redemption procedures are explained in greater detail in "How To Do Business With The One Group."
             For additional information, call The One Group Services Company at 1-800-480-4111.

             HOW ARE DIVIDENDS PAID?
             Generally, dividends are declared monthly and distributed on the first business day of each month. Any capital gains are distributed at least annually. Distributions are paid in additional shares of the same class unless you elect to take the payment in cash. For a more detailed discussion of dividends, see "Dividend Policies."

             WHO MANAGES THE FUNDS?

             Banc One Investment Advisors Corporation ("Banc One Investment Advisors"), an indirect subsidiary of BANK ONE CORPORATION, serves as the advisor of the Funds. Banc One Investment Advisors is paid a fee for its services. Banc One Investment Advisors also serves as the advisor to the underlying mutual funds, for which it receives a fee.

    The One Group(R)

Investor Growth Fund
LOGO INVESTMENT OBJECTIVE
The Fund seeks long-term capital
appreciation by investing primarily
in a diversified group of The One
Group mutual funds which invest
primarily in equity securities.
LOGO INVESTMENT STRATEGY
The Fund invests 80% to 100% of its
total assets in nine mutual funds
of The One Group which invest
primarily in equity securities, up
to 20% of its total assets in six
mutual funds of The One Group that
invest primarily in fixed income
securities, and up to 10% of its
total assets in one money market
fund of The One Group. The Fund
also may hold cash and cash
equivalents.
LOGO PORTFOLIO SECURITIES
The Fund will invest in the
underlying mutual funds within the
following range:

The One Group(R) Prime Money Market Fund        0-10%
The One Group(R) Limited Volatility Bond Fund   0-20%
The One Group(R) Intermediate Bond Fund         0-20%
The One Group(R) Income Bond Fund               0-20%
The One Group(R) High Yield Bond Fund           0-20%
The One Group(R) Government Bond Fund           0-20%
The One Group(R) Ultra Short-Term Income Fund   0-20%
The One Group(R) Disciplined Value Fund         0-40%
The One Group(R) International Equity Index
  Fund                                          0-40%
The One Group(R) Large Company Growth Fund      0-48%
The One Group(R) Large Company Value Fund       0-55%
The One Group(R) Growth Opportunities Fund      0-40%
The One Group(R) Value Growth Fund              0-50%
The One Group(R) Small Capitalization Fund      0-40%
The One Group(R) Income Equity Fund             0-50%
The One Group(R) Equity Index Fund              0-50%

LOGO RISK CONSIDERATIONS
The Fund's investments are
concentrated in other mutual funds,
so the Fund's investment performance
is directly related to the
performance of those mutual funds.
In addition, as a matter of
fundamental policy, the Fund must
allocate its investments primarily
among the mutual funds. As a result,
the Fund's investment flexibility is
limited. The Fund may invest in a
mutual fund which invests in medium
or lower grade bonds, which can be
volatile. Medium and lower grade
bonds are speculative. See "Special

Risk Considerations."

 SHAREHOLDER EXPENSES

                                                              SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS B   CLASS C


                                                              Maximum Sales Charge Imposed on
                                                               Purchases (as a percentage of
                                                               offering price)                       4.50%      none      none

                                                              Maximum Sales Charge Imposed on
                                                               Purchases

                                                              Maximum Contingent Deferred Sales
                                                               Charge (as a percentage of original
                                                               purchase price or redemption
                                                               proceeds, as applicable)               none(2)  5.00%     1.00%

                                                              Redemption Fees                         none      none      none

                                                              Exchange Fees                           none      none      none

                                                              ANNUAL OPERATING EXPENSES (as a
                                                               percentage of average daily net
                                                               assets) (3)

                                                              Investment Advisory Fees                .05%      .05%      .05%

                                                              12b-1 Fees (after fee waiver) (4)       .25%     1.00%     1.00%

                                                              Other Expenses                          .15%      .15%      .15%

                                                                     Total Fund Operating Expenses
                                                                      (after fee waivers) (5)         .45%     1.20%     1.20%

                                      CLASS I
                                        none
                                        none
                                        none
                                        none
                                         .05
                                        none
                                        .15%
                                        .20%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from redemption amounts paid by wire.

(2) Except for purchases of $1 million or more. Please see "Sales Charges."

(3) Expense information has been restated to reflect current fees.

(4) Due to 12b-1 fees, long-term Class A, Class B, and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver, 12b-1 fees would be .35% for Class A.

(5) Without the voluntary reduction of 12b-1 fees, Total Operating Expenses would be .55% for Class A shares.

The Fund will indirectly pay a portion of the expenses incurred by the underlying funds. The following chart
                                   provides the expense ratio for each
                                   underlying fund in which the Fund invests
                                   (based on the current fund prospectus).
                                   Some of these expense ratios may include a voluntary reduction of investment advisory fees.

[CAPTION]

                                                              NAME OF UNDERLYING FUND  EXPENSE RATIO



                                                              The One Group(R) Prime
                                                               Money Market Fund            .52%

                                                              The One Group(R)
                                                               Limited Volatility
                                                               Bond Fund                    .62%

                                                              The One Group(R)
                                                               Intermediate Bond Fund       .62%

                                                              The One Group(R) Income
                                                               Bond Fund                    .62%

                                                              The One Group(R) High
                                                               Yield Bond Fund              .95%

                                                              The One Group(R)
                                                               Government Bond Fund         .69%

                                                              The One Group(R) Ultra
                                                               Short-Term Income Fund       .55%

                                                              The One Group(R)
                                                               Disciplined Value Fund      1.00%

                                                              The One Group(R)
                                                               International Equity
                                                               Index Fund                   .95%

                                                              The One Group(R) Large
                                                               Company Growth Fund         1.00%

                                                              The One Group(R) Large
                                                               Company Value Fund          1.00%

                                                              The One Group(R) Growth
                                                               Opportunities Fund          1.00%

                                                              The One Group(R) Value
                                                               Growth Fund                 1.00%

                                                              The One Group(R) Small
                                                               Capitalization Fund         1.05%

                                                              The One Group(R) Income
                                                               Equity Fund                 1.00%

                                                              The One Group(R) Equity
                                                               Index Fund                   .50%


After combining the total operating expenses of the Fund with those of the underlying funds, the estimated average
                                   weighted expense ratio for Class A shares is 1.32%, for Class B shares is 2.07%, for Class C shares is 2.07%, and for Class I shares is 1.07%.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the
                                   Fund, assuming: (1) payment of the
                                   maximum sales charges; (2) 5% annual
                                   return; and (3) redemption at the end of each time period.

                                                                                      1 YEAR    3 YEARS    5 YEARS    10 YEARS


                                                              Class A                  $ 58      $ 85       $114        $197

                                                              Class A (without fee
                                                               waiver)                 $ 59      $ 89       $121        $212

                                                              Class B                  $ 71      $ 95       $131        $221

                                                              Class B (without fee
                                                               waiver)                 $ 71      $ 96       $133        $228

                                                              Class C                  $ 31      $ 65       $111        $240

                                                              Class C (without fee
                                                               waiver)                 $ 31      $ 66       $113        $244

                                                              Class I                  $ 11      $ 34       $ 59        $131

                                                              Class I (without fee
                                                               waiver)                 $ 11      $ 35       $ 61        $135


Assuming no redemption the end of each time period, the dollar amounts in the above example would be as follows:


                                                                                      1 YEAR    3 YEARS    5 YEARS    10 YEARS


                                                              Class A                  $ 58      $ 85       $114        $197

                                                              Class A (without fee
                                                               waiver)                 $ 59      $ 89       $121        $212

                                                              Class B                  $ 21      $ 65       $111        $221

                                                              Class B (without fee
                                                               waiver)                 $ 21      $ 66       $113        $228

                                                              Class C                  $ 21      $ 65       $111        $240

                                                              Class C (without fee
                                                               waiver)                 $ 21      $ 66       $113        $244

                                                              Class I                  $ 11      $ 34       $ 59        $131

                                                              Class I (without fee
                                                               waiver)                 $ 11      $ 35       $ 61        $135



Class B shares automatically convert to Class A shares after eight (8)
                                   years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the costs and expenses that may be directly or
                                   indirectly paid by investors in the Fund.
                                   THESE EXAMPLES SHOULD NOT BE CONSIDERED A
                                   REPRESENTATION OF PAST OR FUTURE EXPENSES
                                   AND ACTUAL EXPENSES MAY BE GREATER OR
                                   LESS THAN THOSE SHOWN.

THE ONE GROUP(R) INVESTOR GROWTH FUND    FINANCIAL HIGHLIGHTS
-------------------------------------------------------------------------------

The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.



                                                                               DECEMBER 10, 1996
                                                               YEAR ENDED           THROUGH
CLASS I                                                       JUNE 30, 1998    June 30, 1997(a)
------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                            $  11.25          $    10.00
------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                             0.12                0.09
  Net realized and unrealized gains (losses) from
    investments                                                     2.49                1.25
------------------------------------------------------------------------------------------------
Total from Investment Activities                                    2.61                1.34
------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                                       (0.12)              (0.09)
  Net realized gain                                                (0.35)                 --
------------------------------------------------------------------------------------------------
Total Distributions                                                (0.47)              (0.09)
------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                  $  13.39          $    11.25
------------------------------------------------------------------------------------------------
Total Return                                                       23.81%              13.50%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                             $ 86,355          $   31,318
  Ratio of expenses to average net assets                           0.20%               0.20%(c)
  Ratio of net investment income to average net assets              1.04%               1.70%(c)
  Ratio of expenses to average net assets*                          0.36%               0.77%(c)
  Ratio of net investment income to average net assets*             0.88%               1.13%(c)
  Portfolio turnover (d)                                            4.05%              18.49%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
  (a) Period from commencement of operations.   (b) Not annualized.
  (c) Annualized.   (d) Portfolio turnover is calculated on the basis of the
  Fund as a whole without distinguishing among the classes of shares issued.


                                                                               DECEMBER 10, 1996
                                                               YEAR ENDED           THROUGH
CLASS A                                                       JUNE 30, 1998    June 30, 1997(a)
------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                            $  11.21          $    10.00
------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                             0.10                0.07
  Net realized and unrealized gains (losses) from
    investments                                                     2.47                1.21
------------------------------------------------------------------------------------------------
Total from Investment Activities                                    2.57                1.28
------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                                       (0.10)              (0.07)
  Net realized gain                                                (0.35)                 --
------------------------------------------------------------------------------------------------
Total Distributions                                                (0.45)              (0.07)
------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                  $  13.33          $    11.21
------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                               23.44%              12.84%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                             $ 55,057          $    4,439
  Ratio of expenses to average net assets                           0.45%               0.46%(c)
  Ratio of net investment income to average net assets              0.78%               1.82%(c)
  Ratio of expenses to average net assets*                          0.70%               1.62%(c)
  Ratio of net investment income to average net assets*             0.53%               0.66%(c)
  Portfolio turnover (d)                                            4.05%              18.49%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
  (a) Period from commencement of operations.   (b) Not annualized.
  (c) Annualized.   (d) Portfolio turnover is calculated on the basis of the
  Fund as a whole without distinguishing among the classes of shares issued.

The One Group(R) Investor Growth Fund    Financial Highlights


                                                                                   DECEMBER 10, 1996
                                                               YEAR ENDED               THROUGH
                          CLASS B                             JUNE 30, 1998        June 30, 1997(a)
NET ASSET VALUE, BEGINNING OF PERIOD                            $  11.34                $ 10.00
----------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                             0.02                   0.04
  Net realized and unrealized gains (losses) from
    investments                                                     2.48                   1.34
----------------------------------------------------------------------------------------------------
Total from Investment Activities                                    2.50                   1.38
----------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                                       (0.02)                (0.04)
  Net realized gains                                               (0.35)                    --
----------------------------------------------------------------------------------------------------
Total Distributions                                                (0.37)                (0.04)
----------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                  $  13.47                $ 11.34
----------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                              22.52%                  13.88%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                             $ 70,515                $ 7,651
  Ratio of expenses to average net assets                          1.20%                   1.20%(c)
  Ratio of net investment income to average net assets             0.04%                   0.97%(c)
  Ratio of expenses to average net assets*                         1.35%                   2.18%(c)
  Ratio of net investment income to average net assets*            (0.11)%                (0.01%)(c)
  Portfolio turnover (d)                                           4.05%                  18.49%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
    (a) Period from commencement of operations.   (b) Not annualized.
    (c) Annualized.   (d) Portfolio turnover is calculated on the basis of the
  Fund as a whole without distinguishing among the classes of shares issued.


                                                                    YEAR
                                                                    ENDED
                                                                  JUNE 30,
                          CLASS C                                  1998(a)
NET ASSET VALUE, BEGINNING OF PERIOD                              $   11.25
----------------------------------------------------------------------------
Investment Activities:
  Net investment income                                                0.02
  Net realized and unrealized gains (losses) from
    investments                                                        2.45
----------------------------------------------------------------------------
Total from Investment Activities                                       2.47
----------------------------------------------------------------------------
Distributions:
  Net investment income                                               (0.03)
  Net realized gains                                                  (0.35)
----------------------------------------------------------------------------
Total Distributions                                                   (0.38)
----------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                    $   13.34
----------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                               22.42%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                   $8,772
  Ratio of expenses to average net assets                              1.20%
  Ratio of net investment income to average net assets                 0.04%
  Ratio of expenses to average net assets*                             1.35%
  Ratio of net investment income to average net assets*              (0.11)%
  Portfolio turnover (b)                                               4.05%



* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from commencement of operations on July 1, 1997. (b) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

The One Group(R)

INVESTOR GROWTH & INCOME FUND
--------------------------------------------------------------------------------
[LOGO] INVESTMENT OBJECTIVE
The Fund seeks long-term capital appreciation and growth of income by investing primarily in a diversified group of The One Group mutual funds which invest primarily in equity securities.

[LOGO] INVESTMENT STRATEGY
The Fund invests 60% to 80% of its total assets in nine mutual funds of The One Group which invest primarily in equity securities, 20% to 40% of its total assets in six mutual funds of The One Group that invest primarily in fixed income securities, and up to 10% of its total assets in one money market fund of The One Group. The Fund also may hold cash and cash equivalents.

[LOGO] PORTFOLIO SECURITIES
The Fund will invest in the underlying mutual funds within the following ranges:

The One Group(R) Prime Money Market Fund            0-10%
The One Group(R) Limited Volatility Bond Fund       0-30%
The One Group(R) Intermediate Bond Fund             0-30%
The One Group(R) Income Bond Fund                   0-30%
The One Group(R) High Yield Bond Fund               0-30%
The One Group(R) Government Bond Fund               0-30%
The One Group(R) Ultra Short-Term Income Fund       0-30%
The One Group(R) Disciplined Value Fund             0-40%
The One Group(R) International Equity Index Fund    0-40%
The One Group(R) Large Company Growth Fund          0-50%
The One Group(R) Large Company Value Fund           0-60%
The One Group(R) Growth Opportunities Fund          0-40%
The One Group(R) Value Growth Fund                  0-60%
The One Group(R) Small Capitalization Fund          0-40%
The One Group(R) Income Equity Fund                 0-60%
The One Group(R) Equity Index Fund                  0-60%

[LOGO] RISK CONSIDERATIONS
The Fund's investments are concentrated in other mutual funds, so the Fund's investment performance is directly related to the performance of those mutual funds. In addition, as a matter of fundamental policy, the Fund must allocate its investments primarily among the mutual funds. As a result, the Fund's investment flexibility is limited. The Fund may invest in a mutual fund which invests in medium or lower grade bonds, which can be volatile. Medium and lower grade bonds are speculative. See "Special Risk Considerations."

SHAREHOLDER EXPENSES

SHAREHOLDER TRANSACTION EXPENSES (1)                 CLASS A   CLASS B   CLASS C    CLASS I
Maximum Sales Charge Imposed on Purchases
 (as a percentage of offering price)                  4.50%      none      none       none

Maximum Contingent Deferred Sales Charge
 (as a percentage of original
 purchase price or redemption
 proceeds, as applicable)                              none(2)  5.00%     1.00%       none

Redemption Fees                                        none      none      none       none

Exchange Fees                                          none      none      none       none

ANNUAL OPERATING EXPENSES
 (as a percentage of average daily net assets) (3)
Investment Advisory Fees                               .05%      .05%      .05%       .05%
12b-1 Fees (after fee waiver) (4)                      .25%     1.00%     1.00%       none
Other Expenses                                         .15%      .15%      .15%       .15%
Total Operating Expenses (after fee waivers) (5)       .45%     1.20%     1.20%       .20%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from redemption amounts paid by wire.

(2) Except for purchases of $1 million or more. Please see "Sales Charges."

(3) Expense information has been restated to reflect current fees.

(4) Due to 12b-1 fees, long-term Class A, Class B, and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver, 12b-1 fees would be .35% for Class A.

(5) Without the voluntary reduction of 12b-1 fees, Total Operating Expenses would be .55% for Class A shares.

The Fund will indirectly pay a portion of the expenses incurred by the underlying funds. The following chart provides the expense ratio for each underlying fund (based on the current fund prospectus). Some of these expense ratios may include a voluntary reduction of investment advisory fees.

NAME OF UNDERLYING FUND   EXPENSE RATIO
The One Group(R) Prime Money Market Fund               .52%

The One Group(R) Limited Volatility Bond Fund          .62%

The One Group(R) Intermediate Bond Fund                .62%

The One Group(R) Income Bond Fund                      .62%

The One Group(R) High Yield Bond Fund                  .95%

The One Group(R) Government Bond Fund                  .69%

The One Group(R) Ultra Short-Term Income Fund          .55%

The One Group(R) Disciplined Value Fund               1.00%

The One Group(R) International Equity Index Fund       .95%

The One Group(R) Large Company Growth Fund            1.00%

The One Group(R) Large Company Value Fund             1.00%

The One Group(R) Growth Opportunities Fund            1.00%

The One Group(R) Value Growth Fund                    1.00%

The One Group(R) Small Capitalization Fund            1.05%

The One Group(R) Income Equity Fund                   1.00%

The One Group(R) Equity Index Fund                     .50%

After combining the total operating expenses of the Fund with those of the underlying funds, the estimated average weighted expense ratio for Class A shares is 1.30%, for Class B shares is 2.05%, for Class C shares is 2.05%, and for Class I shares is 1.05%.

EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charges; (2) 5% annual return; and (3) redemption at the end of each time period.

                                            1 YEAR    3 YEARS    5 YEARS    10 YEARS
Class A                                      $ 58      $ 84       $113        $195

Class A (without fee waiver)                 $ 59      $ 89       $121        $212

Class B                                      $ 71      $ 94       $130        $219

Class B (without fee waiver)                 $ 71      $ 96       $133        $228

Class C                                      $ 31      $ 64       $110        $238

Class C (without fee waiver)                 $ 31      $ 66       $113        $244

Class I                                      $ 11      $ 33       $ 58        $128

Class I (without fee waiver)                 $ 11      $ 35       $ 61        $135
----------------------------------------------------------------------------------

Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                           1 YEAR    3 YEARS    5 YEARS    10 YEARS
Class A                                      $ 58      $ 84       $113        $195

Class A (without fee waiver)                 $ 59      $ 89       $121        $212

Class B                                      $ 21      $ 64       $110        $219

Class B (without fee waiver)                 $ 21      $ 66       $113        $228

Class C                                      $ 21      $ 64       $110        $238

Class C (without fee waiver)                 $ 21      $ 66       $113        $244

Class I                                      $ 11      $ 33       $ 58        $128

Class I (without fee waiver)                 $ 11      $ 35       $ 61        $135


Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 Years" examples above reflect the conversion.

These examples are designed to assist you in understanding the costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

6

THE ONE GROUP(R) INVESTOR GROWTH & INCOME FUND    FINANCIAL HIGHLIGHTS
------------------------------------------------------------------------------

The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.



                                                                                       DECEMBER 10, 1996
                                                                   YEAR ENDED               THROUGH
CLASS I                                                           JUNE 30, 1998        JUNE 30, 1997(a)
--------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                                $   10.93              $   10.00
--------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                                  0.25                   0.15
  Net realized and unrealized gains from investments                     1.92                   0.93
--------------------------------------------------------------------------------------------------------
Total from Investment Activities                                         2.17                   1.08
--------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                                            (0.25)                 (0.15)
  Net realized gain                                                     (0.28)                    --
--------------------------------------------------------------------------------------------------------
Total Distributions                                                     (0.53)                 (0.15)
--------------------------------------------------------------------------------------------------------

NET ASSET VALUE, END OF PERIOD                                      $   12.57              $   10.93
--------------------------------------------------------------------------------------------------------
Total Return                                                            20.34%                 10.87%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                   $98,060                $43,660
  Ratio of expenses to average net assets                                0.20%                  0.20%(c)
  Ratio of net investment income to average net assets                   2.17%                  2.78%(c)
  Ratio of expenses to average net assets*                               0.34%                  0.66%(c)
  Ratio of net investment income to average net assets*                  2.03%                  2.32%(c)
  Portfolio turnover (d)                                                11.38%                 18.07%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
  (a) Period from commencement of operations. (b) Not annualized.
  (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.


                                                                                       DECEMBER 10, 1996
                                                                   YEAR ENDED               THROUGH
CLASS A                                                           JUNE 30, 1998        JUNE 30, 1997(a)
--------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                                $   11.02              $   10.00
--------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                                  0.22                   0.12
  Net realized and unrealized gains from investments                     1.95                   1.02
--------------------------------------------------------------------------------------------------------
Total from Investment Activities                                         2.17                   1.14
--------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                                            (0.22)                 (0.12)
  Net realized gain                                                     (0.28)                 --
--------------------------------------------------------------------------------------------------------
Total Distributions                                                     (0.50)                 (0.12)
--------------------------------------------------------------------------------------------------------

\NET ASSET VALUE, END OF PERIOD                                      $  12.69              $   11.02
--------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                    20.18%                 11.50%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                   $39,874                 $4,262
  Ratio of expenses to average net assets                                0.45%                  0.46%(c)
  Ratio of net investment income to average net assets                   1.91%                  2.67%(c)
  Ratio of expenses to average net assets*                               0.67%                  1.26%(c)
  Ratio of net investment income to average net assets*                  1.69%                  1.87%(c)
  Portfolio turnover (d)                                                11.38%                 18.07%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

THE ONE GROUP(R) INVESTOR GROWTH & INCOME FUND    FINANCIAL HIGHLIGHTS
-------------------------------------------------------------------------------

                                                                                       DECEMBER 10, 1996
                                                                   YEAR ENDED               THROUGH
CLASS B                                                           JUNE 30, 1998        JUNE 30, 1997(a)
--------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                                $  11.00              $    10.00
--------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                                 0.14                    0.09
  Net realized and unrealized gains from investments                    1.92                    1.00
--------------------------------------------------------------------------------------------------------
Total from Investment Activities                                        2.06                    1.09
--------------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                                           (0.14)                  (0.09)
  Net realized gain                                                    (0.28)                     --
--------------------------------------------------------------------------------------------------------
Total Distributions                                                    (0.42)                  (0.09)
--------------------------------------------------------------------------------------------------------

NET ASSET VALUE, END OF PERIOD                                      $  12.64              $    11.00
--------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                   19.13%                  11.02%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                 $ 85,468              $    8,896
  Ratio of expenses to average net assets                               1.20%                   1.21%(c)
  Ratio of net investment income to average net assets                  1.15%                   1.94%(c)
  Ratio of expenses to average net assets*                              1.32%                   1.89%(c)
  Ratio of net investment income to average net assets*                 1.03%                   1.26%(c)
  Portfolio turnover (d)                                               11.38%                  18.07%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
  (a) Period from commencement of operations. (b) Not annualized.
  (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.


                                                                   YEAR
                                                                   ENDED
                                                                 JUNE 30,
CLASS C                                                            1998(a)
--------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                             $   10.93
--------------------------------------------------------------------------
Investment Activities:
  Net investment income                                               0.14
  Net realized and unrealized gains (losses) from
    investments                                                       1.90
--------------------------------------------------------------------------
Total from Investment Activities                                      2.04
--------------------------------------------------------------------------
Distributions:
  Net investment income                                              (0.15)
  Net realized gains                                                 (0.28)
--------------------------------------------------------------------------
Total Distributions                                                  (0.43)
--------------------------------------------------------------------------

NET ASSET VALUE, END OF PERIOD                                   $   12.54
--------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                 19.08%

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                 $6,429
  Ratio of expenses to average net assets                             1.20%
  Ratio of net investment income to average net assets                1.14%
  Ratio of expenses to average net assets*                            1.31%
  Ratio of net investment income to average net assets*               1.03%
  Portfolio turnover (b)                                             11.38%



* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from commencement of operations on July 1, 1997. (b) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

8

The One Group(R)

INVESTOR BALANCED FUND
--------------------------------------------------------------------------------
[LOGO] INVESTMENT OBJECTIVE
The Fund seeks high total return consistent with the preservation of capital by investing primarily in a diversified group of The One Group mutual funds which invest primarily in equity and fixed income securities.

[LOGO] INVESTMENT STRATEGY
The Fund invests 40% to 60% of its total assets in nine mutual funds of The One Group which invest primarily in equity securities, 40% to 60% of its total assets in five mutual funds of The One Group which invest primarily in fixed income securities, and up to 10% of its total assets in one money market fund of The One Group. The Fund also may hold cash and cash equivalents.

[LOGO] PORTFOLIO SECURITIES
The Fund will invest in the underlying mutual funds within the following range:

The One Group(R) Prime Money Market Fund        0-10%
The One Group(R) Limited Volatility Bond Fund   0-50%
The One Group(R) Intermediate Bond Fund         0-50%
The One Group(R) Income Bond Fund               0-50%
The One Group(R) Government Bond Fund           0-50%
The One Group(R) Ultra Short-Term Income Fund   0-50%
The One Group(R) Disciplined Value Fund         0-30%
The One Group(R) International Equity Index
  Fund                                          0-30%
The One Group(R) Large Company Growth Fund      0-40%
The One Group(R) Large Company Value Fund       0-50%
The One Group(R) Growth Opportunities Fund      0-30%
The One Group(R) Value Growth Fund              0-40%
The One Group(R) Small Capitalization Fund      0-30%
The One Group(R) Income Equity Fund             0-40%
The One Group(R) Equity Index Fund              0-40%

[LOGO] RISK CONSIDERATIONS
The Fund's investments are concentrated in other mutual funds, so the Fund's investment performance is directly related to the performance of those mutual funds. In addition, as a matter of fundamental policy, the Fund must allocate its investments primarily among the mutual funds. As a result, the Fund's investment flexibility is limited. The Fund may invest in a mutual fund which invests in medium or lower grade bonds, which can be volatile. See "Special Risk Considerations."

SHAREHOLDER EXPENSES

SHAREHOLDER TRANSACTION EXPENSES (1)                   CLASS A   CLASS B   CLASS C     CLASS I
Maximum Sales Charge Imposed on
 Purchases (as a percentage of
 offering price)                                         4.50%      none      none        none

Maximum Contingent Deferred Sales
 Charge (as a percentage of original
 purchase price or redemption
 proceeds, as applicable)                                 none(2)  5.00%     1.00%        none

Redemption Fees                                           none      none      none        none

Exchange Fees                                             none      none      none        none

ANNUAL OPERATING EXPENSES
 (as a percentage of average daily net assets) (3)
Investment Advisory Fees                                  .05%      .05%      .05%        .05%
12b-1 Fees (after fee waiver) (4)                         .25%     1.00%     1.00%        none
Other Expenses                                            .15%      .15%      .15%        .15%
Total Operating Expenses (after fee waivers) (5)          .45%     1.20%     1.20%        .20%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from redemption amounts paid by wire.

(2) Except for purchases of $1 million or more. Please see "Sales Charges."

(3) Expense information has been restated to reflect current fees.

(4) Due to 12b-1 fees, long term Class A, Class B, and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver, 12b-1 fees would be .35% for Class A.

(5) Without the voluntary reduction of 12b-1 fees, Total Operating Expenses would be .55% for Class A shares.

The Fund will indirectly pay a portion of the expenses incurred by the underlying funds. The following chart provides the expense ratio for each underlying fund in which the Fund invests (based on the current fund prospectus). Some of these expense ratios may include a voluntary reduction of investment advisory fees.

NAME OF UNDERLYING FUND                            EXPENSE RATIO
The One Group(R) Prime Money Market Fund                 .52%

The One Group(R) Limited Volatility Bond Fund            .62%

The One Group(R) Intermediate Bond Fund                  .62%

The One Group(R) Income Bond Fund                        .62%

The One Group(R) Government Bond Fund                    .69%

The One Group(R) Ultra Short-Term Income Fund            .55%

The One Group(R) Disciplined Value Fund                 1.00%

The One Group(R) International Equity Index Fund         .95%

The One Group(R) Large Company Growth Fund              1.00%

The One Group(R) Large Company Value Fund               1.00%

The One Group(R) Growth Opportunities Fund              1.00%

The One Group(R) Value Growth Fund                      1.00%

The One Group(R) Small Capitalization Fund              1.05%

The One Group(R) Income Equity Fund                     1.00%

The One Group(R) Equity Index Fund                       .50%

After combining the total operating expenses of the Fund with those of the underlying funds, the estimated average weighted expense ratio for Class A shares is 1.25%, for Class B shares is 2.00%, for Class C shares is 2.00%, and for Class I shares is 1.00%.

EXAMPLE

An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charges; (2) 5% annual return; and
(3) redemption at the end of each time period.

                                           1 YEAR    3 YEARS    5 YEARS    10 YEARS
Class A                                      $ 57      $ 83       $111        $189

Class A (without fee waiver)                 $ 59      $ 88       $119        $208

Class B                                      $ 70      $ 93       $128        $213

Class B (without fee waiver)                 $ 71      $ 95       $131        $223

Class C                                      $ 30      $ 63       $108        $233

Class C (without fee waiver)                 $ 31      $ 65       $111        $240

Class I                                      $ 10      $ 32       $ 55        $122

Class I (without fee waiver)                 $ 11      $ 34       $ 59        $131
----------------------------------------------------------------------------------


Assuming no redemption at the end of the time period, the dollar amounts in the above example would be as follows:

                                            1 YEAR    3 YEARS    5 YEARS    10 YEARS
Class A                                      $ 57      $ 83       $111        $189

Class A (without fee waiver)                 $ 59      $ 88       $119        $208

Class B                                      $ 20      $ 63       $108        $213

Class B (without fee waiver)                 $ 21      $ 65       $111        $223

Class C                                      $ 20      $ 63       $108        $233

Class C (without fee waiver)                 $ 21      $ 65       $111        $240

Class I                                      $ 10      $ 32       $ 55        $122

Class I (without fee waiver)                 $ 11      $ 34       $ 59        $131

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 Years" examples above reflect the conversion.

These examples are designed to assist you in understanding the costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

THE ONE GROUP(R) INVESTOR BALANCED FUND    FINANCIAL HIGHLIGHTS
------------------------------------------------------------------------------

The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.



                                                                                 DECEMBER 10, 1996
                                                               YEAR ENDED             THROUGH
CLASS I                                                       JUNE 30, 1998      JUNE 30, 1997(a)
--------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                             $ 10.63             $  10.00
--------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                             0.37                 0.21
  Net realized and unrealized gains from investments                1.39                 0.63
--------------------------------------------------------------------------------------------------
Total from Investment Activities                                    1.76                 0.84
--------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                                       (0.36)               (0.21)
  Net realized gains                                               (0.22)                  --
--------------------------------------------------------------------------------------------------
Total Distributions                                                (0.58)               (0.21)
--------------------------------------------------------------------------------------------------

NET ASSET VALUE, END OF PERIOD                                   $ 11.81             $  10.63
--------------------------------------------------------------------------------------------------
Total Return                                                       17.02%                8.48%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                              $93,557             $ 72,155
  Ratio of expenses to average net assets                           0.20%                0.20%(c)
  Ratio of net investment income to average net assets              3.31%                3.84%(c)
  Ratio of expenses to average net assets*                          0.32%                0.56%(c)
  Ratio of net investment income to average net assets*             3.19%                3.48%(c)
  Portfolio turnover (d)                                            9.71%               12.20%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
  (a) Period from commencement of operations.   (b) Not annualized.
  (c) Annualized.   (d) Portfolio turnover is calculated on the basis of the
  Fund as a whole without distinguishing among the classes of shares issued.


                                                                                 DECEMBER 10, 1996
                                                               YEAR ENDED             THROUGH
CLASS A                                                       JUNE 30, 1998      JUNE 30, 1997(a)
--------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                             $ 10.66             $  10.00
--------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                             0.34                 0.17
  Net realized and unrealized gains from investments                1.39                 0.66
--------------------------------------------------------------------------------------------------
Total from Investment Activities                                    1.73                 0.83
--------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                                       (0.34)               (0.17)
  Net realized gains                                               (0.22)                  --
--------------------------------------------------------------------------------------------------
Total Distributions                                                (0.56)               (0.17)
--------------------------------------------------------------------------------------------------

NET ASSET VALUE, END OF PERIOD                                   $ 11.83             $  10.66
--------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                               16.62%                8.41%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                              $32,605             $  2,176
  Ratio of expenses to average net assets                           0.45%                0.47%(c)
  Ratio of net investment income to average net assets              3.01%                3.78%(c)
  Ratio of expenses to average net assets*                          0.66%                1.12%(c)
  Ratio of net investment income to average net assets*             2.80%                3.13%(c)
  Portfolio turnover (d)                                            9.71%               12.20%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
  (a) Period from commencement of operations.   (b) Not annualized.
  (c) Annualized.   (d) Portfolio turnover is calculated on the basis of the
  Fund as a whole without distinguishing among the classes of shares issued.

10

THE ONE GROUP(R) INVESTOR BALANCED FUND    FINANCIAL HIGHLIGHTS
------------------------------------------------------------------------------

                                                                                 DECEMBER 10, 1996
                                                               YEAR ENDED             THROUGH
CLASS B                                                       JUNE 30, 1998      JUNE 30, 1997(a)
--------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                             $ 10.65             $  10.00
--------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                             0.26                 0.16
  Net realized and unrealized gains from investments                1.39                 0.65
--------------------------------------------------------------------------------------------------
Total from Investment Activities                                    1.65                 0.81
--------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                                       (0.26)               (0.16)
  Net realized gains                                               (0.22)                  --
--------------------------------------------------------------------------------------------------
Total Distributions                                                (0.48)               (0.16)
--------------------------------------------------------------------------------------------------

NET ASSET VALUE, END OF PERIOD                                   $ 11.82             $  10.65
--------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                               15.85%                8.22%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                              $70,463             $  5,672
  Ratio of expenses to average net assets                           1.20%                1.22%(c)
  Ratio of net investment income to average net assets              2.26%                2.93%(c)
  Ratio of expenses to average net assets*                          1.31%                1.73%(c)
  Ratio of net investment income to average net assets*             2.15%                2.42%(c)
  Portfolio turnover (d)                                            9.71%               12.20%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
  (a) Period from commencement of operations.   (b) Not annualized.
  (c) Annualized.   (d) Portfolio turnover is calculated on the basis of the
  Fund as a whole without distinguishing among the classes of shares issued.


                                                                   YEAR
                                                                   ENDED
                                                                 JUNE 30,
CLASS C                                                           1998(a)
--------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                             $   10.63
--------------------------------------------------------------------------
Investment Activities:
  Net investment income                                               0.26
  Net realized and unrealized gains (losses) from
    investments                                                       1.37
--------------------------------------------------------------------------
Total from Investment Activities                                      1.63
--------------------------------------------------------------------------
Distributions:
  Net investment income                                              (0.27)
  Net realized gains                                                 (0.22)
--------------------------------------------------------------------------
Total Distributions                                                  (0.49)
--------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                   $   11.77
--------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                 15.66%

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                 $6,653
  Ratio of expenses to average net assets                             1.20%
  Ratio of net investment income to average net assets                2.24%
  Ratio of expenses to average net assets*                            1.30%
  Ratio of net investment income to average net assets*               2.14%
  Portfolio turnover (b)                                              9.71%



* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from commencement of operations on July 1, 1997. (b) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

The One Group(R)

INVESTOR CONSERVATIVE GROWTH FUND
--------------------------------------------------------------------------------

[LOGO] INVESTMENT OBJECTIVE
The Fund seeks income and capital appreciation by investing primarily in a diversified group of The One Group mutual funds which invest primarily in equity and fixed income securities.

[LOGO] INVESTMENT STRATEGY
The Fund invests 20% to 40% of its total assets in nine mutual funds of The One Group which invest primarily in equity securities, 60% to 80% of its total assets in five mutual funds of The One Group which invest primarily in fixed income securities, and up to 10% of its total assets in one money market fund of The One Group. The Fund also may hold cash and cash equivalents.

[LOGO] PORTFOLIO SECURITIES
The Fund will invest in the underlying mutual funds within the following range:

The One Group(R) Prime Money Market Fund             0-10%
The One Group(R) Limited Volatility Bond Fund        0-70%
The One Group(R) Intermediate Bond Fund              0-70%
The One Group(R) Income Bond Fund                    0-70%
The One Group(R) Government Bond Fund                0-70%
The One Group(R) Ultra Short-Term Income Fund        0-70%
The One Group(R) Disciplined Value Fund              0-20%
The One Group(R) International Equity Index Fund     0-20%
The One Group(R) Large Company Growth Fund           0-20%
The One Group(R) Large Company Value Fund            0-20%
The One Group(R) Growth Opportunities Fund           0-20%
The One Group(R) Value Growth Fund                   0-20%
The One Group(R) Small Capitalization Fund           0-20%
The One Group(R) Income Equity Fund                  0-20%
The One Group(R) Equity Index Fund                   0-20%

[LOGO] RISK CONSIDERATIONS
The Fund's investments are concentrated in other mutual funds, so the Fund's investment performance is directly related to the performance of those mutual funds. In addition, as a matter of fundamental policy, the Fund must allocate its investments primarily among the mutual funds. As a result, the Fund's investment flexibility is limited. The Fund may invest in a mutual fund which invests in medium or lower grade bonds, which can be volatile. See "Special Risk Considerations."

SHAREHOLDER EXPENSES

SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS B   CLASS C    CLASS I

Maximum Sales Charge Imposed on
 Purchases (as a percentage of
 offering price)                       4.50%      none      none       none

Maximum Contingent Deferred Sales
 Charge (as a percentage of original
 purchase price or redemption
 proceeds, as applicable)               none(2)  5.00%     1.00%       none
Redemption Fees                         none      none      none       none
Exchange Fees                           none      none      none       none

ANNUAL OPERATING EXPENSES (as a
 percentage of average daily net
 assets) (3)
Investment Advisory Fees                .05%      .05%      .05%       .05%
12b-1 Fees (after fee waiver) (4)       .25%     1.00%     1.00%       none
Other Expenses                          .15%      .15%      .15%       .15%
Total Operating Expenses (after fee
 waivers) (5)                           .45%     1.20%     1.20%       .20%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from redemption amounts paid by wire.

(2) Except for purchases of $1 million or more. Please see "Sales Charges."

(3) Expense information has been restated to reflect current fees.

(4) Due to 12b-1 fees, long term Class A, Class B, and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver, 12b-1 fees would be .35% for Class A.

(5) Without the voluntary reduction of 12b-1 fees, Total Operating Expenses would be .55% for Class A shares.

The Fund will indirectly pay a portion of the expenses incurred by the underlying funds. The following chart provides the expense ratio for each underlying fund in which the Fund invests (based on the current fund prospectus). Some of these expense ratios may include a voluntary reduction of investment advisory fees.

NAME OF UNDERLYING FUND                                EXPENSE RATIO
The One Group(R) Prime Money Market Fund                    .52%

The One Group(R) Limited Volatility Bond Fund               .62%

The One Group(R) Intermediate Bond Fund                     .62%

The One Group(R) Income Bond Fund                           .62%

The One Group(R) Government Bond Fund                       .69%

The One Group(R) Ultra Short-Term Income Fund               .55%

The One Group(R) Disciplined Value Fund                    1.00%

The One Group(R) International Equity Index Fund            .95%

The One Group(R) Large Company Growth Fund                 1.00%

The One Group(R) Large Company Value Fund                  1.00%

The One Group(R) Growth Opportunities Fund                 1.00%

The One Group(R) Value Growth Fund                         1.00%

The One Group(R) Small Capitalization Fund                 1.05%

The One Group(R) Income Equity Fund                        1.00%

The One Group(R) Equity Index Fund                          .50%

After combining the total operating expenses of the Fund with those of the underlying funds, the estimated average weighted expense ratio for Class A shares is 1.18%, for Class B shares is 1.93%, for Class C shares is 1.93%, and for Class I shares is .93%.

EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charges; (2) 5% annual return; and
(3) redemption at the end of each time period.

                                            1 YEAR    3 YEARS    5 YEARS    10 YEARS
Class A                                      $ 56      $ 81       $107        $182

Class A (without fee waiver)                 $ 59      $ 87       $118        $204

Class B                                      $ 70      $ 91       $124        $206

Class B (without fee waiver)                 $ 71      $ 94       $130        $220

Class C                                      $ 30      $ 61       $104        $225

Class C (without fee waiver)                 $ 31      $ 64       $110        $237

Class I                                      $  9      $ 30       $ 51        $114

Class I (without fee waiver)                 $ 11      $ 33       $ 57        $127
----------------------------------------------------------------------------------


Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                           1 YEAR    3 YEARS    5 YEARS    10 YEARS
Class A                                      $ 56      $ 81       $107        $182

Class A (without fee waiver)                 $ 59      $ 87       $118        $204

Class B                                      $ 20      $ 61       $104        $206

Class B (without fee waiver)                 $ 21      $ 64       $110        $220

Class C                                      $ 20      $ 61       $104        $225

Class C (without fee waiver)                 $ 21      $ 64       $110        $237

Class I                                      $  9      $ 30       $ 51        $114

Class I (without fee waiver)                 $ 11      $ 33       $ 57        $127


Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 Years" examples above reflect the conversion.

These examples are designed to assist you in understanding the costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

12

THE ONE GROUP(R) INVESTOR CONSERVATIVE GROWTH FUND    FINANCIAL HIGHLIGHTS
------------------------------------------------------------------------------


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.



                                                                                 DECEMBER 10, 1996
                                                               YEAR ENDED             THROUGH
CLASS I                                                       JUNE 30, 1998      JUNE 30, 1997(a)
--------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                             $ 10.33             $  10.00
--------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                             0.46                 0.26
  Net realized and unrealized gains (losses) from
    investments                                                     0.82                 0.33
--------------------------------------------------------------------------------------------------
Total from Investment Activities                                    1.28                 0.59
--------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                                       (0.45)               (0.26)
  Net realized gains                                               (0.10)                  --
--------------------------------------------------------------------------------------------------
Total Distributions                                                (0.55)               (0.26)
--------------------------------------------------------------------------------------------------

NET ASSET VALUE, END OF PERIOD                                   $ 11.06             $  10.33
--------------------------------------------------------------------------------------------------
Total Return                                                       12.73%                6.00%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                              $30,352             $ 15,038
  Ratio of expenses to average net assets                           0.20%                0.20%(c)
  Ratio of net investment income to average net assets              4.43%                4.92%(c)
  Ratio of expenses to average net assets*                          0.56%                1.46%(c)
  Ratio of net investment income to average net assets*             4.07%                3.66%(c)
  Portfolio turnover (d)                                            3.22%               28.46%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
  (a) Period from commencement of operations.   (b) Not annualized.
  (c) Annualized.   (d) Portfolio turnover is calculated on the basis of the
  Fund as a whole without distinguishing among the classes of shares issued.


                                                                                 DECEMBER 10, 1996
                                                               YEAR ENDED             THROUGH
CLASS A                                                       JUNE 30, 1998      JUNE 30, 1997(a)
--------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                             $ 10.32             $  10.00
--------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                             0.43                 0.22
  Net realized and unrealized gains (losses) from
    investments                                                     0.82                 0.32
--------------------------------------------------------------------------------------------------
Total from Investment Activities                                    1.25                 0.54
--------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                                       (0.43)               (0.22)
  Net realized gains                                               (0.10)                  --
--------------------------------------------------------------------------------------------------
Total Distributions                                                (0.53)               (0.22)
--------------------------------------------------------------------------------------------------

NET ASSET VALUE, END OF PERIOD                                   $ 11.04             $  10.32
--------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                               12.38%                5.46%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                              $12,538             $  1,299
  Ratio of expenses to average net assets                           0.45%                0.47%(c)
  Ratio of net investment income to average net assets              4.12%                4.76%(c)
  Ratio of expenses to average net assets*                          0.82%                3.05%(c)
  Ratio of net investment income to average net assets*             3.75%                2.18%(c)
  Portfolio turnover (d)                                            3.22%               28.46%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
  (a) Period from commencement of operations.   (b) Not annualized.
  (c) Annualized.   (d) Portfolio turnover is calculated on the basis of the
  Fund as a whole without distinguishing among the classes of shares issued.

THE ONE GROUP(R) INVESTOR CONSERVATIVE GROWTH FUND    FINANCIAL HIGHLIGHTS
------------------------------------------------------------------------------


                                                                                 DECEMBER 10, 1996
                                                               YEAR ENDED             THROUGH
CLASS B                                                       JUNE 30, 1998      JUNE 30, 1997(a)
--------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                             $ 10.33             $  10.00
--------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                             0.37                 0.19
  Net realized and unrealized gains (losses) from
    investments                                                     0.81                 0.33
--------------------------------------------------------------------------------------------------
        Total from Investment Activities                            1.18                 0.52
--------------------------------------------------------------------------------------------------
Distributions:
  From net investment income                                       (0.36)               (0.19)
  Net realized gains                                               (0.10)                  --
--------------------------------------------------------------------------------------------------
Total Distributions                                                (0.46)               (0.19)
--------------------------------------------------------------------------------------------------

NET ASSET VALUE, END OF PERIOD                                   $ 11.05             $  10.33
--------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                               11.53%                5.30%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                              $39,489             $  2,616
  Ratio of expenses to average net assets                           1.20%                1.21%(c)
  Ratio of net investment income to average net assets              3.37%                4.06%(c)
  Ratio of expenses to average net assets*                          1.47%                3.52%(c)
  Ratio of net investment income to average net assets*             3.10%                1.75%(c)
  Portfolio turnover (d)                                            3.22%               28.46%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
  (a) Period from commencement of operations.   (b) Not annualized.
  (c) Annualized.   (d) Portfolio turnover is calculated on the basis of the
  Fund as a whole without distinguishing among the classes of shares issued.


                                                                   YEAR
                                                                   ENDED
                                                                 JUNE 30,
CLASS C                                                           1998(a)
--------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                             $   10.33
--------------------------------------------------------------------------
Investment Activities:
  Net investment income                                               0.35
  Net realized and unrealized gains (losses) from
    investments                                                       0.81
--------------------------------------------------------------------------
Total from Investment Activities                                      1.16
--------------------------------------------------------------------------
Distributions:
  Net investment income                                              (0.36)
  Net realized gains                                                 (0.10)
--------------------------------------------------------------------------
Total Distributions                                                  (0.46)
--------------------------------------------------------------------------

NET ASSET VALUE, END OF PERIOD                                   $   11.03
--------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                 11.48%

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                 $3,788
  Ratio of expenses to average net assets                             1.20%
  Ratio of net investment income to average net assets                3.39%
  Ratio of expenses to average net assets*                            1.47%
  Ratio of net investment income to average net assets*               3.12%
  Portfolio turnover (b)                                              3.22%



* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from commencement of operations on July 1, 1997. (b) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

                              more about the funds

14

Illiquid Investments
----------------------------------------------------

Each Fund may invest up to 15% of its net assets in illiquid investments. A security is illiquid if it cannot be sold at approximately the value assessed by the Fund within seven (7) days. Banc One Investment Advisors will follow guidelines adopted by The One Group Board of Trustees in determining whether an investment is illiquid.

Temporary
Defensive Position
----------------------------------------------------

Banc One Investment Advisors may decide that because of market conditions the Funds should temporarily be invested in instruments other than the underlying mutual funds. Therefore, the Funds are permitted for temporary defensive purposes to invest up to 100% of their assets in short-term fixed income securities. These securities include obligations of the U.S. Government and its agencies and instrumentalities, commercial paper, bank certificates of deposit, repurchase agreements, bankers' acceptances, variable amount master demand notes and bank money market deposit accounts.

To the extent that the Funds are engaged in a temporary defensive position, they will not be pursuing their investment objective.

Special Risk
Considerations
----------------------------------------------------

EQUITY FUNDS: Because equity funds invest primarily in equity securities, which fluctuate in value, the funds' shares will fluctuate in value. In addition, certain investment management techniques that the funds may use, such as the purchase and sale of futures, options and forward commitments, could expose the funds to potentially greater risk of loss than more traditional equity investments.


FIXED INCOME FUNDS: Investments in fixed income securities (for example, bonds) will increase or decrease in value based on changes in interest rates. If rates increase, the value of a Fund's investments generally declines. On the other hand, if rates fall, the value of the investments generally increases. The value of your investment in a Fund will increase and decrease as the value of a Fund's investments increase and decrease. While securities with longer duration and maturities tend to produce higher yields, they also are subject to greater fluctuations in value when interest rates change. Usually changes in the value of fixed income securities will not affect cash income generated, but may affect the value of your investment. Fixed income securities also are subject to the risk that the issuer of the security will be unable to meet its repayment obligation.


INDEX FUNDS: An index fund's investment objective is to track the performance of a specified index. Therefore, securities may be purchased, retained and sold by an index fund at times when an actively managed fund would not do so. As a result, you can expect greater risk of loss (and a correspondingly greater prospect of gain) from changes in the value of securities that are heavily weighted in the index than would be the case if the funds were not fully invested in such securities. Because of this, an index fund's share price can be volatile and you should be able to handle sudden, and sometimes substantial, fluctuation in the value of your investment.

INTERNATIONAL FUNDS: Funds investing in foreign securities are subject to special risks. These risks may include future unfavorable political and economic developments, possible withholding taxes, seizure of foreign deposits, currency controls, higher transaction costs, and delayed settlements of transactions. Securities of some foreign companies are less liquid, and their prices more volatile, than securities of comparable U.S. companies. Additionally, there may be less public information available about foreign issuers. Finally, since the funds may invest in securities denominated in foreign currencies, changes in exchange rates may affect the value of investments in the funds.

SMALL CAPITALIZATION FUNDS: Smaller, less seasoned companies may be subject to greater business risk than larger, established companies. They may be more vulnerable to changes in economic conditions, specific industry conditions, market fluctuations and other factors affecting the profitability of other companies. Therefore, the stock price of smaller capitalization companies may be subject to greater price fluctuations than that of larger, established companies. Due to these and other risk factors, the price movement of the securities held by the funds may be volatile and the net asset value of shares of the funds may fluctuate.

HIGH YIELD BOND FUNDS: High yield securities that are rated below investment grade or are unrated are commonly known as "junk bonds." These securities are considered speculative investments by major credit rating agencies. High yield bonds involve a greater risk of default and price volatility than U.S. government bonds and other high quality fixed-income securities. These debt instruments generally offer a higher current yield than that available from higher grade issuers, but typically involve greater risk. The yields on these bonds will fluctuate over time. Low rated and unrated securities are especially subject to adverse changes in general economic conditions and to changes in the financial condition of their issuers. During periods of economic downturns or rising interest rates, issuers of these instruments may experience financial stress that could adversely affect their ability to make payments of principal and interest and increase the possibility of default.

                     how to do business with The One Group

Purchasing
Fund Shares
----------------------------------------------------

WHERE CAN I BUY SHARES?

You may purchase Fund shares from the following sources:

- The One Group Services Company, and

- Shareholder Servicing Agents. These include investment advisors, brokers, financial planners, banks, insurance companies, retirement or 401(k) plan sponsors, or other intermediaries. Shares purchased this way will be held for you by the Shareholder Servicing Agent.

WHEN CAN I BUY SHARES?

- Purchases may be made on any business day. This includes any day that the Funds are open for business, other than weekends, days on which the New York Stock Exchange ("NYSE") is closed, and the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas.

- Purchase requests received by The One Group Services Company before 4:00 p.m. Eastern Time ("ET"), will be effective that day. On occasion, the NYSE will close before 4 p.m. ET. When that happens, purchase requests received after the NYSE closes will be effective the following business day.


- Purchase orders may be cancelled by the Fund's Custodian, State Street Bank and Trust Company, if it does not receive "federal funds" by 4:00 p.m. ET (i) on the business day after the order is placed if you are buying Class I shares, and (ii) on the third business day if you are purchasing Class A, Class B and Class C shares.


- If your shares are held by a Shareholder Servicing Agent, it is the responsibility of the Shareholder Servicing Agent to send your purchase or redemption order to the Fund. Your Shareholder Servicing Agent may have an earlier cut-off time for purchase and redemption requests.

- The One Group Services Company can reject a purchase order if it does not think that it is in the best interests of a Fund and/or its shareholders to accept the order.

- Shares are electronically recorded. Therefore, certificates will not be issued.

WHAT KIND OF SHARES CAN I BUY?

The One Group offers the following classes of shares:

- Class A, Class B and Class C shares are available to the general public.

- Class I shares are available to institutional investors and any organization authorized to act in a fiduciary, advisory, custodial or agency capacity. We will refer to these entities as "Intermediaries."


- If you intend to hold your shares for six or more years, Class B shares may be appropriate for you. If you intend to hold your shares for less than six years, you may want to consider Class A or Class C shares.



The One Group Fund Direct IRA. The One Group offers a retirement plan, and in 1999, may offer an education plan. These plans allow participants to defer taxes while their retirement and education savings grow. The education IRA requires a minimum investment of $500. Call The One Group Services Company at 1-800-480-4111 for an Adoption Agreement.


HOW MUCH DO SHARES COST?

- Shares are sold at net asset value ("NAV") plus a sales charge, if any.

- Each class of shares in each Fund has a different NAV. This is primarily because each class has different distribution expenses.

- NAV per share is calculated by dividing the total market value of a Fund's investments and other assets allocable to a class (minus class expenses) by the number of outstanding shares in that class.

- A Fund's NAV changes every day. NAV is calculated each business day following the close of the NYSE at 4:00 p.m. ET. On occasion, the NYSE will close before 4:00 p.m. ET. When that happens, NAV will be calculated as of the time the NYSE closes.

HOW DO I OPEN AN ACCOUNT?

1. Read the prospectus carefully, and select the Fund or Funds most appropriate for you.

2. Decide how much you want to invest.

   - The minimum initial investment is $1,000 ($100 for employees of BANK ONE CORPORATION and its affiliates).

   - Subsequent investments must be at least $100 ($25 for employees of BANK ONE CORPORATION and its affiliates).

   - You may purchase no more than $250,000 of Class B shares at one time.

   - The One Group Services Company may waive these minimums.

3. Complete the Account Application Form. Be sure to sign up for all of the Account privileges that you plan to take advantage of. Doing so now means that you will not have to complete additional paperwork later.

16

4. Send the completed application and a personal check (unless you choose to pay by wire or bank transfer) payable to "The One Group" to:

   State Street Bank and Trust Company
   c/o The One Group
   P.O. Box 8528
   Boston, MA 02266-8528

   Contributions to Fund Direct IRAs should be made payable to "State Street Bank and Trust Company for the Benefit of (your name)."

5. All checks should be in U.S. dollars. Third party checks will not be accepted. Redemptions from a Fund will not be permitted for ten (10) calendar days if purchases are made by check or under the Systematic Investment Plan (see below).

6. If you purchase shares through a Shareholder Servicing Agent, you may be required to complete additional forms or follow additional procedures. You should contact your Shareholder Servicing Agent regarding purchases, exchanges and redemptions.

7. If you have any questions, contact your Shareholder Servicing Agent or call The One Group Services Company at 1-800-480-4111.

CAN I PURCHASE SHARES OVER THE TELEPHONE?

Yes. Simply select this option on your Account Application Form and then:

- Contact your Shareholder Servicing Agent or The One Group Services Company at 1-800-480-4111 to relay your purchase instructions.

- Send a personal check made payable to "The One Group" to State Street Bank and Trust Company (see address above), authorize a bank transfer, or initiate a wire transfer to the following wire address:

  State Street Bank & Trust Company
  Attn: Custody & Shareholder Services
  ABA 011 000 028
  DDA 99034167
  FBO The One Group Fund (ex: The One Group Investor Balanced Fund -- A) Your Account Number (ex: 123456789)
  Your Account Registration (ex: John Smith & Mary Smith, JTWROS)

- The One Group uses reasonable procedures to confirm that instructions given by telephone are genuine. These procedures include recording telephone instructions and asking for personal identification. If these procedures are followed, The One Group will not be responsible for any loss, liability, cost or expense of acting upon unauthorized or fraudulent instructions; you bear the risk of loss.

- You may revoke your right to make purchases over the telephone by sending a letter to:

  State Street Bank and Trust Company
  c/o The One Group
  P.O. Box 8528
  Boston, MA 02266-8528

CAN I AUTOMATICALLY INVEST ON A
SYSTEMATIC BASIS?

Yes. After your Account is established, you may purchase additional Class A, Class B and Class C shares by making automatic monthly investments from your bank account. The minimum initial investment is still $1,000, but minimum automatic additions are only $25. The One Group Services Company may waive these minimums. To establish a Systematic Investment Plan:

- Select the "Systematic Investment Plan" option on the Account Application
  Form.

- Provide the necessary information about the bank account from which your investments will be made.

- Shares purchased under a Systematic Investment Plan may not be redeemed for ten (10) calendar days.

- The One Group currently does not charge for this service, but may impose a charge in the future. However, your bank may impose a charge for debiting your bank account.

- You may revoke your right to make systematic investments by calling The One Group Services Company at 1-800-480-4111 or by sending a letter to:

  State Street Bank and Trust Company
  c/o The One Group
  P.O. Box 8528
  Boston, MA 02266-8528

CONVERSION FEATURE

Your Class B shares automatically convert to Class A shares after eight years (measured from the end of the month in which they were purchased).

- After conversion, your shares will be subject to the lower distribution and shareholder servicing fees charged on Class A shares.

- You will not be assessed any sales charges or fees for conversion of shares, nor will you be subject to any Federal income tax.

- Because the share price of the Class A shares may be higher than that of the Class B shares at the time of conversion, you may receive fewer Class A shares; however, the dollar value will be the same.

- If you have exchanged Class B shares of one Fund for Class B shares of another, the time you held the shares in each Fund will be added together.

SALES CHARGES
----------------------------------------------------

The One Group Services Company compensates Shareholder Servicing Agents who sell shares of The One Group. Compensation comes from sales charges, 12b-1 fees and payment by The One Group Services Company from its own resources. The One Group Services Company, at its own expense, also will provide promotional incentives in the form of travel expenses, lodging and bonuses to licensed individuals who sell shares of the Funds, as well as vacation trips (including lodging at luxury resorts), tickets to entertainment events, and merchandise. Occasionally, cash incentives will be paid to select Shareholder Servicing Agents. Those Shareholder Servicing Agents who may receive special incentives include Banc One Securities Corporation, The Advisors Group, United Planners Financial Services of America, Inc., The Legend Group, and Rosewood Retirement Advisory Services, LLC.

CLASS A SHARES

This table shows the amount of sales charge you pay and the commissions paid to Shareholder Servicing Agents.


                       SALES CHARGE AS A %    SALES CHARGE AS A %   COMMISSION AS A %
  AMOUNT OF PURCHASE  OF THE OFFERING PRICE   OF YOUR INVESTMENT    OF OFFERING PRICE
-------------------------------------------------------------------------------------
  Less than $100,000          4.50%                  4.71%                4.05%
  $100,000-$249,999..         3.50%                  3.63%                3.05%
  $250,000-$499,999           2.50%                  2.56%                2.05%
  $500,000-$999,999           2.00%                  2.04%                1.60%
  $1,000,000*                 0.00%                  0.00%                0.00%

* If you purchase $1 million or more of Class A shares and are not assessed a sales charge at the time of purchase, you will be charged the equivalent of 1% of the purchase price if you redeem any or all of the Class A shares within one year of purchase.

 CLASS B SHARES

Class B shares are offered at NAV, without any up-front sales charges. However, if you redeem these shares within six years of the purchase date, you will be assessed a Contingent Deferred Sales Charge ("CDSC") according to the following schedule:


                         CDSC AS A % OF DOLLAR
  YEARS SINCE PURCHASE  AMOUNT SUBJECT TO CHARGE
------------------------------------------------
          0-1                    5.00%
          1-2                    4.00%
          2-3                    3.00%
          3-4                    3.00%
          4-5                    2.00%
          5-6                    1.00%
      more than 6                0.00%

The One Group Services Company pays a commission of 4.00% of the original purchase price to Shareholder Servicing Agents who sell Class B shares.

 CLASS C SHARES

Class C shares are offered at NAV, without any up-front sales charge. However, if you redeem your shares within one year of the purchase date, you will be assessed a CDSC as follows:


                         CDSC AS A % OF DOLLAR
  YEARS SINCE PURCHASE  AMOUNT SUBJECT TO CHARGE
------------------------------------------------
          0-1                    1.00%
    After first year              None

Shareholder Servicing Agents selling Class C shares receive a commission of 1.00% of the original purchase price from The One Group Services Company.

18

How the CDSC is Calculated

- The Fund assumes that all purchases made in a given month were made on the first day of the month.

- The CDSC is based on the current market value or the original cost of the shares, whichever is less.

- A sales charge is not imposed on increases in NAV above the initial purchase price, nor is a sales charge assessed on shares acquired through reinvestment of dividends or capital gains distributions.

- To keep your CDSC as low as possible, the Fund first will redeem any shares in your account that carry no CDSC, starting with Class A Shares. After that, the Fund will redeem the shares you have held for the longest time and thus have the lowest CDSC.

- If you exchange Class B or Class C shares of an unrelated mutual fund for Class B or Class C shares of The Group in connection with a fund reorganization, the CDSC applicable to your original shares (including the period of time you have held those shares) will be applied to The One Group shares you receive in the reorganization.

12B-1 FEES

12b-1 fees are paid by The One Group to The One Group Services Company as compensation for its services and expenses. The One Group Services Company in turn pays all or part of the 12b-1 fee to Shareholder Servicing Agents that sell shares of The One Group.

- The 12b-1 fees vary by share class as follows:

   1. Class A shares pay a 12b-1 fee of .35% of the average daily net assets of the Fund, which is currently being waived to .25%.

   2. Class B and Class C shares pay a 12b-1 fee of 1.00% of the average daily net assets of the Fund. This will cause expenses for Class B and Class C shares to be higher and dividends to be lower than for Class A shares.

   3. There are no 12b-1 fees for Class I shares.

- 12b-1 fees, together with the CDSC, help The One Group Services Company sell Class B and Class C shares without an "up-front" sales charge by defraying the costs of advancing brokerage commissions and other expenses paid to Shareholder Servicing Agents.

- The One Group Services Company may use up to .25% of the fees for shareholder servicing and up to .75% for distribution. During the last fiscal year, The One Group Services Company received 12b-1 fees totaling .25%, 1.00% and 1.00% of the average daily net assets of Class A, Class B and Class C shares, respectively.

- The One Group Services Company may pay 12b-1 fees to its affiliates and to Banc One Investment Advisors and its affiliates (or any sub-advisor) for brokerage and other agency transactions.

SALES CHARGE REDUCTIONS AND WAIVERS
----------------------------------------------------

REDUCING YOUR CLASS A SALES CHARGES

There are several ways you can reduce the sales charges you pay on Class A shares:

1. Right of Accumulation: You may add the market value of any Class A, Class B or Class C shares of a Fund (except a money market fund) that you (and your spouse and minor children) already own to the amount of your next Class A purchase for purposes of calculating the sales charge. An Intermediary also may take advantage of this option.

2. Letter of Intent: With an initial investment of $2,000, you may purchase Class A shares of one or more funds over the next 13 months and pay the same sales charge that you would have paid if all shares were purchased at once. A percentage of your investment will be held in escrow until the full amount covered by the Letter of Intent has been invested.

To take advantage of the accumulation privilege or letter of intent, complete the appropriate section of your fund application, or contact your Shareholder Servicing Agent. To determine if you are eligible for the accumulation privilege, contact The One Group Services Company at 1-800-480-4111. These programs may be terminated or amended at any time.

WAIVER OF THE CLASS A SALES CHARGE

No sales charge is imposed on Class A shares of the Funds if the shares were:

1. Bought with the reinvestment of dividends and capital gains distributions.

2. Acquired in exchange for other Fund shares if a comparable sales charge has been paid for the exchanged shares.

3. Bought by officers, directors or trustees, retirees and employees (and their spouses and immediate family members) of:

   - The One Group.

   - BANK ONE CORPORATION and its subsidiaries and affiliates.


   - The One Group Services Company and its subsidiaries and affiliates.

   - State Street Bank and Trust Company and its subsidiaries and affiliates.

   - Broker/dealers who have entered into dealer agreements with The One Group and their subsidiaries and affiliates.

   - An investment sub-advisor of a fund of The One Group and such sub-advisor's subsidiaries and affiliates.

4. Bought by:


   - Affiliates of BANK ONE CORPORATION and certain accounts (other than IRA Accounts) for which an Intermediary acts in a fiduciary, advisory, agency, custodial or similar capacity.


   - Accounts to which a bank or broker-dealer charges an asset allocation fee, provided the bank or broker-dealer has an agreement with The One Group Services Company.

   - Retirement and deferred compensation plans and trusts used to fund those plans, including, but not limited to, those defined in sections 401(a), 403(b) or 457 of the Internal Revenue Code and "rabbi trusts."

   - Shareholder Servicing Agents who have a dealer arrangement with The One Group Services Company, who place trades for their own accounts or for the accounts of their clients and who charge a management, consulting or other fee for their services, as well as clients of such Shareholder Servicing Agents who place trades for their own accounts if the accounts are linked to the master account of such Shareholder Servicing Agent on the books and record of the broker or agent.

5. Bought with proceeds from the sale of Class I shares of a Fund of The One Group or acquired in an exchange of Class I shares of a Fund for Class A shares of the same Fund, but only if the purchase is made within 60 days of the sale or distribution.

6. Bought with proceeds from the sale of shares of a mutual fund, including a Fund of The One Group, for which a sales charge was paid, but only if the purchase is made within 60 days of the sale or distribution.

7. Bought in an IRA with the proceeds of a distribution from an employee benefit plan, but only if the purchase is made within 60 days of the sale or distribution and, at the time of the distribution, the employee benefit plan had plan assets invested in a Fund of The One Group.

8. Bought with assets of The One Group.

9. Bought in connection with plans of reorganizations of a Fund, such as mergers, asset acquisitions and exchange offers to which a Fund is a party.

The waivers described in (5), (6) and (7) above will not continue indefinitely and may be discontinued at any time without notice.

WAIVER OF THE CLASS B SALES CHARGE

No sales charge is imposed on redemptions of Class B shares of the Funds:

1. Provided that you withdraw no more than 10% of the account value annually. You do not have to participate in the Systematic Withdrawal Plan to take advantage of this waiver.

2. If you buy the shares in connection with certain retirement plans, such as 401(k) and similar qualified plans.

3. If you are the shareholder (or a joint shareholder), or a participant or beneficiary of certain retirement plans and you die or become disabled (as defined by the Tax Code), but only if the redemption is made within one year of such death or disability.

4. That represent a minimum required distribution from an IRA Account or other qualifying retirement plan, but only if you are at least age 70 1/2.

5. Exchanged in connection with plans of reorganizations of a Fund, such as mergers, asset acquisitions and exchange offers to which a Fund is a party.

6. Acquired in exchange for Class B shares of other Funds of The One Group.

   WAIVER OF THE CLASS C SALES CHARGE

No sales charge is imposed on redemptions of Class C shares of the Funds:

1. Provided that you withdraw no more than 10% of the account value annually. You do not have to participate in the Systematic Withdrawal Plan to take advantage of this waiver.

2. If you buy the shares in connection with certain retirement plans, such as 401(k) and similar qualified plans.

3. If you are the shareholder (or a joint shareholder), or a participant or beneficiary of certain retirement plans and you die or become disabled (as defined by the Tax Code), but only if the redemption is made within one year of such death or disability.

20

4. That represent a minimum required distribution from an IRA Account or other qualifying retirement plan, but only if you are at least age 70 1/2.

5. Exchanged in connection with plans of reorganizations of a Fund, such as mergers, asset acquisitions and exchange offers to which a Fund is a party.

6. Acquired in exchange for Class C shares of other Funds of The One Group.

7. If The One Group Services Company receives notice before you invest indicating that your Shareholder Servicing Agent, due to the type of account that you have, is waiving its commission.

To take advantage of any of these sales charge waivers, you must qualify for such waiver in advance. To see if you qualify, contact The One Group Services Company at 1-800-480-4111, or your Shareholder Servicing Agent.

EXCHANGING FUND SHARES
----------------------------------------------------

WHAT ARE MY EXCHANGE PRIVILEGES?

You may make the following exchanges:

- Class I shares of a Fund may be exchanged for Class A shares of that Fund or for Class A or Class I shares of another Fund of The One Group.

- Class A shares of a Fund may be exchanged for Class I shares of that Fund or for Class A or Class I shares of another Fund of The One Group, but only if you are eligible to purchase those shares.

- Class B shares of a Fund may be exchanged for Class B shares of another Fund of The One Group.

- Class C shares of a Fund may be exchanged for Class C shares of another Fund of The One Group.

The One Group Funds offer a Systematic Exchange Privilege which allows you to automatically exchange shares of one fund to another on a monthly or quarterly basis. This privilege is useful in Dollar Cost Averaging. To participate in this privilege, please select it on your account application. To learn more about it, please call The One Group Services Company at 1-800-480-4111.

The One Group does not charge a fee for this privilege. In addition, The One Group may change the terms and conditions of your exchange privileges upon 60 days written notice.

WHEN ARE EXCHANGES PROCESSED?

Exchanges are processed the same business day they are received, provided:

- State Street Bank and Trust Company receives the request by 4:00 p.m. ET.

- You have provided The One Group with all of the information necessary to process the exchange.

- You have received a current prospectus of the Fund or Funds in which you wish to invest.

- You have contacted your Shareholder Servicing Agent, if necessary.

DO I PAY A SALES CHARGE ON AN EXCHANGE?

Generally, you will not pay a sales charge on an exchange. However:

You will pay a sales charge if you own Class I shares of a Fund and you want to exchange those shares for Class A shares, unless you qualify for a sales charge waiver (see above).

- You will pay a sales charge if you bought Class A shares of a Fund:

   1. That does not charge a sales charge and you want to exchange them for shares of a Fund that does, in which case you would pay the sales charge applicable to the Fund into which you are exchanging.

   2. That charged a lower sales charge than the Fund into which you are exchanging, in which case you would pay the difference between that Fund's sales charge and all other sales charges you have already paid.

- If you exchange Class B or Class C shares of a Fund, you will not pay a sales charge at the time of the exchange, however:

   1. Your new Class B or Class C shares will be subject to the higher CDSC of either the Fund from which you exchanged, the Fund into which you exchanged, or any Fund from which you previously exchanged.

   2. The current holding period for your exchanged Class B or Class C shares is carried over to your new shares.

ARE EXCHANGES TAXABLE?

Generally:

- An exchange between classes of shares of the same Fund is not taxable for Federal income tax purposes.

- An exchange between Funds is considered a sale and generally results in a capital gain or loss for Federal income tax purposes.

- You should talk to your tax advisor before making an exchange.

ARE THERE LIMITS ON EXCHANGES?

Yes. The exchange privilege is not intended as a way for you to speculate on short-term movements in the market. Therefore:

- To prevent disruptions in the management of the Funds, The One Group limits excessive exchange activity.

- Exchange activity is excessive if it EXCEEDS TWO SUBSTANTIVE EXCHANGE REDEMPTIONS (WITHIN 30 DAYS OF EACH OTHER) WITHIN A TWELVE MONTH PERIOD.

- In addition, The One Group reserves the right to reject any exchange request (even those that are not excessive) if the Fund reasonably believes that the exchange will result in excessive transaction costs or otherwise adversely affect other shareholders.

REDEEMING FUND SHARES
----------------------------------------------------

WHEN CAN I REDEEM SHARES?

You may redeem all or some of your shares on any day that the Funds are open for business.

- Redemption requests received by The One Group Services Company before 4:00 p.m. ET (or when the NYSE closes) will be effective that day.

HOW DO I REDEEM SHARES?

- Unless you have selected the telephone option on your Account Application Form, you must send a written redemption request to your Shareholder Servicing Agent, if applicable, or to State Street Bank and Trust Company at the following address:

   The One Group
   c/o State Street Bank and Trust Company
   P.O. Box 8528
   Boston, MA 02266-8528

- All requests for redemptions from IRA accounts must be in writing.

- You may request redemption forms by calling The One Group Services Company at 1-800-480-4111.

- State Street Bank and Trust Company may require that the signature on your redemption request be guaranteed by a commercial bank, a member of a domestic stock exchange, or a member of the Securities Transfer Association Medallion Program or the Stock Exchange Medallion Program, unless:

   1. the redemption is for $50,000 worth of shares or less;

   2. the redemption is payable to the shareholder of record;

   3. the redemption check is mailed to the shareholder at the record address;
      or

   4. the redemption is payable by wire or bank transfer (ACH) to a pre-existing bank account.

- On the Account Application Form you may elect to have the redemption proceeds mailed or wired to:

   1. a designated commercial bank or

   2. State Street Bank and Trust Company or your Shareholder Servicing Agent.

- State Street Bank and Trust Company may charge you a wire redemption fee. The current charge is $7.00.

- Your redemption proceeds will be paid within seven days after receipt of the redemption request.

WHAT WILL MY SHARES BE WORTH?

- If you own Class A and Class I shares and the Fund receives your redemption request by 4:00 p.m. ET (or when the NYSE closes), you will receive that day's NAV.

- If you own Class B and Class C shares and the Fund receives your redemption request by 4:00 p.m. ET (or when the NYSE closes), you will receive that day's NAV, minus the amount of any applicable CDSC.

CAN I REDEEM BY TELEPHONE?

Yes, if you selected this option on your Account Application Form.

- Call your Shareholder Servicing Agent or State Street Bank and Trust Company at
   1-800-480-4111 to relay your redemption request.

- Your redemption proceeds will be mailed or wired to the commercial bank account you designated on your Account Application Form.

- State Street Bank and Trust Company may charge you a wire redemption fee. The current charge is $7.00.

- The One Group uses reasonable procedures to confirm that instructions given by telephone are genuine. These procedures include recording telephone instructions and asking for personal identification. If these procedures are followed, The One Group will not be responsible for any loss, liability, cost or expense of acting upon unauthorized or fraudulent instructions; you bear the risk of loss.

-REDEMPTIONS FROM YOUR IRA ACCOUNT MAY NOT BE MADE BY TELEPHONE.

22

CAN I REDEEM ON A SYSTEMATIC BASIS?

If you have an account value of at least $10,000, you may elect to receive monthly, quarterly or annual payments of not less than $100 each.

- Select the "Systematic Withdrawal Plan" option on the Account Application
  Form.

- Specify the amount you wish to receive and the frequency of the payments.

- You may designate a person other than yourself as the payee.

- There is no charge for this service.

- If you select this option, please keep in mind that:

   1. It may not be in your best interest to buy additional Class A shares while participating in a Systematic Withdrawal Plan. This is because Class A shares have an up-front sales charge.

   2. If you own Class B or Class C shares, you or your designated payee may receive systematic payments provided the payments are limited to no more than 10% of your account value annually, measured from the date the redemption request is received.

   3. If you are age 70 1/2, you may elect to receive payments to the extent that the payment represents a minimum required distribution from an IRA or other qualifying retirement plan.

   4. If the amount of the systematic payment exceeds the income earned by your account since the previous payment under the Systematic Withdrawal Plan, payments will be made by redeeming some of your shares. This will reduce the amount of your investment.

ADDITIONAL INFORMATION REGARDING REDEMPTIONS

- All redemptions will be for cash.

- If you redeem shares for which you paid by check, and The One Group has not yet received payment on the check, The One Group will delay forwarding your redemption proceeds for 10 or more days until payment has been collected from your bank.


- Because of the high cost of handling small investments, The One Group charges a sub-minimum account fee. Accounts under $1,000 that are not participating in a Systematic Investment Plan will be assessed an annual fee of $10.00. The sub-minimum account fee will not apply to IRA accounts and the accounts of employees of BANK ONE CORPORATION and its affiliates.


- The One Group may suspend your ability to redeem when:

   1. Trading on the NYSE is restricted.

   2. The NYSE is closed (other than weekend and holiday closings).

   3. The SEC has permitted a suspension.

   4. An emergency exists.

   The Statement of Additional Information offers more detail about this process.

- You generally will recognize a gain or loss on a redemption for Federal income tax purposes. You should talk to your tax adviser before making a redemption.

                            shareholder information

Voting Rights
----------------------------------------------------

The Funds do not hold annual shareholder meetings, but may hold special meetings. The special meetings are held, for example, to elect or remove Trustees, change a Fund's fundamental investment objective, or approve an investment advisory contract.

As a Fund shareholder, you have one vote for each share that you own. Each Fund, and each class of shares within each Fund, vote separately on matters relating solely to that Fund or class, or which affect that Fund or class differently. However, all shareholders will have equal voting rights on matters that affect all shareholders equally.

BANK ONE CORPORATION (One First National Plaza, Chicago, Illinois, 60670), through its affiliates, may be deemed for purposes of the Investment Company Act of 1940, to control the Funds. This is because as of July 30,1998, BANK ONE CORPORATION or its affiliates possessed the power to vote substantially all of the Class I shares of the Funds.


On that same date, the following shareholders owned 25% or more of the Class C shares of the Funds. As a consequence, they are considered to be controlling persons of Class C shares of the Funds.


                                                                           PERCENTAGE OF    TYPE OF
            NAME AND ADDRESS                       FUND/CLASS                OWNERSHIP     OWNERSHIP
  Bank One TTEE                         Investor Growth                         5.68%       Record
  Harrison Holding Corp. 401K           Fund
  C/O Banc One Investment Mgmt.         Class A
  Retirement Services - Daily R K
  190 Heatherdown Drive
  Westerville, OH 43081-2868
  Strafe & Co.                          Investor Growth                        69.73%       Record
  C/O Bank One Trust Co.                Fund
  Attn: Mutual Funds                    Class I
  100 E. Broad Street
  Columbus, OH 43215-3607
  Strafe & Co.                          Investor Growth &                      81.94%       Record
  C/O Bank One Trust Co.                Income Fund
  Attn: Mutual Funds                    Class I
  100 E. Broad Street
  Columbus, OH 43215-3607
  Strafe & Co.                          Investor Balanced                      88.52%       Record
  C/O Bank One Trust Co.                Fund
  Attn: Mutual Funds                    Class I
  100 E. Broad Street
  Columbus, OH 43215-3607
  Strafe & Co.                          Investor                               85.27%       Record
  C/O Bank One Trust Co.                Conservative
  Attn: Mutual Funds                    Growth Fund
  100 E. Broad Street                   Class I
  Columbus, OH 43215-3607

Dividend Policies
----------------------------------------------------

DIVIDENDS

The Funds generally declare dividends monthly. Dividends are distributed on the first Business Day of each month. Capital gains, if any, for all Funds are distributed at least annually.

The Funds pay dividends and distributions on a per-share basis. This means that the value of your shares will be reduced by the amount of the payment. If you purchase shares shortly before the record date for a dividend or the distribution of capital gains, you will pay the full price for the shares and receive some portion of the price back as a taxable dividend or distribution.

Dividends payable on Class I shares will be more than those payable on other classes of shares. This is because Class A, Class B and Class C shares have higher distribution expenses.

DIVIDEND REINVESTMENT

You automatically will receive all income dividends and capital gain distributions in additional shares of the same Fund and class, unless you have elected to take such payment in cash. The price of the shares is the NAV determined immediately following the dividend record date. Reinvested dividends and distributions receive the same tax

24

treatment as dividends and distributions paid in cash.

If you want to change the way in which you receive dividends and distributions, you must write to State Street Bank & Trust Company at P.O. Box 8528, Boston, MA 02266-8528, at least 15 days prior to the distribution. The change is effective upon receipt by State Street.

SPECIAL DIVIDEND RULES FOR CLASS B SHARES

Class B shares received as dividends and capital gains distributions will be accounted for separately. Each time any Class B shares (other than those in the sub-account) convert to Class A shares, a percentage of the Class B shares in the sub-account will also convert to Class A shares. (See "Conversion Feature.")

TAX TREATMENT OF THE FUNDS
----------------------------------------------------

TAX STATUS OF THE FUND

Each Fund intends to qualify as a "regulated investment company" for Federal income tax purposes. If the Funds qualify, as they have in the past, they will pay no federal income tax on the earnings they distribute to shareholders.

TAX TREATMENT OF SHAREHOLDERS
----------------------------------------------------

TAXATION OF SHAREHOLDER TRANSACTIONS

A sale, exchange, or redemption of shares of the Funds generally will produce either a taxable gain or a loss. You are responsible for any tax liabilities generated by your transactions.

TAXATION OF DISTRIBUTIONS

Dividends you receive from a Fund, whether reinvested or received in cash, will be taxable to you. Dividends from a Fund's net investment income (including, for this purpose, net short-term capital gains) will be taxable as ordinary income and dividends from a Fund's long-term capital gains will be taxable to you as such, regardless of how long you have held the shares.

Dividends paid in January, but declared in October, November or December of the previous year, will be considered to have been paid the previous December.

TAXATION OF RETIREMENT PLANS

Distributions by the Funds to qualified retirement plans will not be taxable. However, if shares are held by a plan that ceases to qualify for tax-exempt treatment or by an individual who has received shares as a distribution from a retirement plan, the distributions will be taxable to the plan or individual as described in "Taxation of Distributions." If you are considering purchasing shares with qualified retirement plan assets, you should consult your tax advisor for a more complete explanation of the Federal, state, local and (if applicable) foreign tax consequences of making such an investment.

TAX INFORMATION

The Form 1099 that is mailed to you every January details your dividends and their federal tax category. Even though the Funds provide you with this information, you are responsible for verifying your tax liability with your tax professional. For additional tax information see the Statement of Additional Information. Please note that this tax discussion is general in nature; no attempt has been made to present a complete explanation of the Federal, state, local or foreign tax treatment of the Funds or their shareholders.

SHAREHOLDER INQUIRIES
----------------------------------------------------

If you have any questions or need additional information, please write The One Group Services Company at 3435 Stelzer Road, Columbus, OH 43219 or call 1-800-480-4111.

   REPORTING

   In March and September you will receive a financial report from The One Group. In addition, The One Group will periodically send you proxy statements and other reports.

                    organization and management of the funds

THE FUNDS

Each Fund is a series of The One Group, an open-end management investment company. The One Group currently consists of 40 separate Funds. Four of the Funds are described in this prospectus; the other Funds are described in separate prospectuses. Each Fund described in this prospectus is diversified. Each Fund is supervised by the Board of Trustees.

THE BOARD OF TRUSTEES

The Trustees oversee the management and administration of the Funds. The Trustees are responsible for making major decisions about each Fund's investment objectives and policies, but delegate the day-to-day administration of the Funds to the officers of The One Group.

THE ADVISOR


Banc One Investment Advisors makes the day-to-day investment decisions for the Funds and continuously reviews, supervises and administers the Funds' investment programs. Banc One Investment Advisors has served as investment advisor to The One Group since 1993. Prior to that time, The One Group was advised by affiliates of Banc One Investment Advisors. In addition to The One Group, Banc One Investment Advisors serves as investment advisor to other mutual funds and individual, corporate, charitable and retirement accounts. As of June 30, 1998, Banc One Investment Advisors, an indirect, wholly-owned subsidiary of BANK ONE CORPORATION, managed over $59 billion in assets. For the fiscal year ended June 30, 1998, the Funds paid investment advisory fees of less than 0.01% of the average daily net assets of The One Group Investor Conservative Growth Fund, and 0.025%, 0.014% and 0.024% of the average daily net assets of The One Group Investor Growth Fund, The One Group Investor Growth and Income Fund, and The One Group Investor Balanced Fund, respectively.


No single person is responsible for managing the assets of the Funds. Rather, investment decisions for the Funds are made by committee. Banc One Investment Advisors also serves as the advisor to the underlying mutual funds, for which it receives a fee.

THE DISTRIBUTOR

The One Group Services Company, 3435 Stelzer Road, Columbus, Ohio 43219, a wholly-owned subsidiary of The BISYS Group, Inc., markets the Funds and distributes shares through selling brokers, financial institutions, investment advisors, and other financial representatives.

THE ADMINISTRATOR AND SUB-ADMINISTRATOR

The One Group Services Company also serves as the Funds' administrator. The One Group Services Company is responsible for responding to shareholder inquiries and requests for information, as well as providing regulatory compliance and reporting. For these services, The One Group Services Company receives an annual fee of .10% of each Fund's average daily net assets, on the first $500,000,000 in Fund assets. The fee declines to .075% on net assets between $500,000,000 and $1 billion, and to .05% on assets over $1 billion. The fee is calculated daily and paid monthly. Banc One Investment Advisors, the Sub-Administrator, provides office space, equipment, and facilities, as well as legal and regulatory support.

THE TRANSFER AGENT, CUSTODIAN AND
SUB-CUSTODIAN

State Street Bank and Trust Company, P.O. Box 8528, Boston, MA 02266-8528, or your Shareholder Servicing Agent, if appropriate, handles shareholder recordkeeping and statementing, distributes dividends, and processes buy and sell requests. As the Funds' custodian, State Street holds the Funds' assets, settles all portfolio trades and assists in calculating the Funds' net asset values. Bank One Trust Company, N.A. serves as sub-custodian in connection with The One Group's securities lending activities under an agreement with State Street Bank and Trust Company. Bank One Trust Company, N.A. is paid a fee for this service.

YEAR 2000

Preparing for the Year 2000 is a high priority for The One Group Family of Mutual Funds. Both The One Group Services Company and Banc One Investment Advisors have formed dedicated teams to help them successfully achieve Year 2000 compliance. In addition, these teams are responsible for assessing the readiness of all other service providers to The One Group. Year 2000 remediation efforts are directed toward both information technology and non-information technology systems. Non-information technology systems include elevators, photocopy machines, and facsimile machines, and should have no significant impact on the delivery of services to The One Group.

Banc One Investment Advisors has identified 49 information technology systems and interfaces that provide service and support to The One Group. Each system is assigned a priority rating: high, medium or low. Systems rated "high" are those which are essential to the operation of The One Group. Each system rated "high" is scheduled to be Year 2000 compliant by December 31, 1998.

26

All systems will be tested for compliance throughout 1999.


Many, if not all, of the systems are owned or operated by third party servicers (for example, The One Group's Custodian). Consequently, remediation efforts must be made by those servicers. Banc One Investment Advisors and The One Group Services Company have, and will continue to, monitor the remediation progress of the service providers. This process involves documentation, on-site visits, and review of remediation plans and test results. Both Banc One Investment Advisors and The One Group Services Company have budgeted in excess of $700,000 in fiscal year 1998 and over $1 million in fiscal year 1999 toward the remediation effort for all systems and interfaces. Neither The One Group nor its shareholders will bear any of the direct remediation expenses.



Neither The One Group Services Company nor Banc One Investment Advisors currently anticipates that the move to Year 2000 will have a material impact on their ability to continue to provide the Funds with service at current levels. Likewise, The One Group currently anticipates that the move to Year 2000 will not have a material impact on its operations.

           DETAILS ABOUT THE FUNDS' INVESTMENT PRACTICES AND POLICIES

INVESTMENT PRACTICES

The following is a brief description of the principal investment policies of the underlying funds.

THE ONE GROUP(R) PRIME MONEY MARKET FUND

The One Group(R) Prime Money Market Fund seeks current income with liquidity and stability of principal. The fund intends to comply with the regulations of the Securities and Exchange Commission applicable to money market funds using the amortized cost method for calculating net asset value. These regulations impose certain quality, maturity and diversification restraints on investments by the fund. Under these regulations, the fund will invest only in U.S. dollar-denominated securities, will maintain an average maturity on a dollar-weighted basis of 90 days or less, and will acquire only "eligible securities" that present minimal credit risks and are treated as having a maturity of 397 days or less.

THE ONE GROUP(R) LIMITED VOLATILITY BOND FUND

The One Group(R) Limited Volatility Bond Fund seeks current income consistent with preservation of capital through investment in high and medium-grade fixed-income securities. The Fund normally invests at least 80% of total assets in debt securities of all types with short to intermediate maturities. Debt securities include bonds, notes and other obligations. At least 65% of the Fund's total assets will consist of bonds rated in one of the three highest investment grade categories at the time of investment, or if unrated, determined by Banc One Investment Advisors to be of comparable quality, and at least 65% of total assets will consist of obligations issued by the U.S. government or its agencies and instrumentalities, some of which may be subject to repurchase agreements. Many investments will satisfy both requirements. Under normal market conditions, it is anticipated that the fund's average weighted maturity will range between one and five years. The fund may also purchase taxable or tax-exempt municipal securities. Up to 20% of the fund's total assets may be invested in preferred stocks.

THE ONE GROUP(R) INTERMEDIATE BOND FUND

The One Group(R) Intermediate Bond Fund seeks current income consistent with the preservation of capital through investments in high and medium-grade fixed-income securities with intermediate maturities. The fund will normally invest at least 80% of total assets in debt securities of all types. Debt securities include bonds, notes and other obligations. At least 65% of the fund's total assets will consist of bonds rated in one of the three highest investment grade categories at the time of investment, or if unrated, determined by Banc One Investment Advisors to be of comparable quality, and at least 50% of total assets will consist of obligations issued by the U.S. government or its agencies and instrumentalities, some of which may be subject to repurchase agreements. Many investments will satisfy both requirements. The Fund also may invest in more speculative debt securities if they present attractive opportunities and are rated in the lowest investment grade category. The fund may also purchase taxable or tax-exempt municipal securities. Under normal market conditions, it is anticipated that the fund's average weighted maturity will range between three and ten years. Up to 20% of the fund's total assets may be invested in preferred stocks.

THE ONE GROUP(R) INCOME BOND FUND

The One Group(R) Income Bond Fund seeks a high level of current income by investing primarily in a diversified portfolio of high, medium and low grade debt securities. The Fund normally will invest at least 70% of its total assets in debt securities of all types rated as investment grade at the time of investment or, if unrated, determined by Banc One Investment Advisors to be of comparable quality. In addition, up to 30% of the Fund's total assets may be invested in convertible securities, preferred stock, loan participations and debt securities rated below investment grade or, if unrated, determined by Banc One Investment Advisors to be of comparable quality. Securities rated below investment grade are called "high yield bonds," "non-investment grade bonds" and "junk bonds." These securities are rated in the fifth or lower rating categories, for example, BB or lower by Standard & Poor's Corporation ("S&P") and Ba or lower by Moody's Investors Service, Inc. ("Moody's"), and are considered to have speculative characteristics. Even though it may invest in debt securities in all rating categories, the Fund will not invest more than 20% of its total assets in securities rated below the fifth rating category. As a matter of fundamental policy, at least 65% of the Fund's total assets will consist of bonds. The Fund also may purchase taxable or tax-exempt municipal securities.

Under normal market conditions, it is anticipated that the Fund's average weighted maturity will range between five and twenty years. The Fund may shorten its effective weighted average maturity to as little as two years if deemed appropriate for temporary defensive purposes.

28

THE ONE GROUP(R) HIGH YIELD BOND FUND

The Fund seeks a high level of current income by investing primarily in a diversified portfolio of debt securities which are rated below investment grade or unrated. Capital appreciation is a secondary objective. The Fund invests in all types of high yield, high risk debt securities. The Fund also may invest in convertible securities, preferred stock, common stock, and loan participations. The Fund's weighted average maturity will normally range between five and ten years, although the Fund may shorten its weighted average maturity to as little as two years if deemed appropriate for temporary defensive purposes. The Fund normally invests at least 80% of the Fund's total assets in debt securities which are rated below investment grade or unrated, although the Fund may invest up to 100% of the Fund's total assets in such securities. Securities rated below investment grade are called "high yield bonds," "non-investment grade bonds," "below investment grade bonds" and "junk bonds." These securities are rated in the fifth or lower rating categories (for example, BB or lower by Standard & Poor's Corporation and Ba or lower by Moody's Investors Service, Inc.), and are considered to be speculative. The Fund also may invest up to 20% of its total assets in other securities, including investment grade debt securities. As a matter of fundamental policy, at least 65% of the Fund's total assets will consist of bonds.

THE ONE GROUP(R) GOVERNMENT BOND FUND

The One Group(R) Government Bond Fund seeks a high level of current income with liquidity and safety of principal. The Fund will limit its investments to securities issued by the U.S. Government and its agencies and instrumentalities or related to securities issued by the U.S. Government and its agencies and instrumentalities. At least 65% of the total assets of the Fund will be invested in obligations guaranteed as to principal and interest by the U.S. Government or its agencies and instrumentalities, some of which may be subject to repurchase agreements, and other securities representing an interest in or collateralized by mortgages that are issued or guaranteed by the U.S. government, its agencies or instrumentalities. The average weighted remaining maturity of the fund is expected to be between three and fifteen years, however, the Fund's average weighted remaining maturity may be outside this range if warranted by market conditions. The balance of the Fund's assets may be invested in debt securities and taxable or tax-exempt municipal securities.

THE ONE GROUP(R) ULTRA SHORT-TERM
INCOME FUND

The One Group(R) Ultra Short-Term Income Fund seeks a high level of current income consistent with low volatility of principal by investing in a diversified portfolio of short-term investment grade securities. The Fund normally invests at least 80% of its total assets in debt securities of all types, including money market instruments. In addition, up to 20% of the fund's total assets may be invested in other securities, including preferred stock. The fund will invest in adjustable rate mortgage pass-through securities and other securities representing an interest in or collateralized by mortgages with periodic interest rate resets, some of which may be subject to repurchase agreements. These securities often are issued or guaranteed by the U.S. government, its agencies or instrumentalities. However, the Fund also may purchase mortgage-backed securities that are issued by non-governmental entities. Such securities may or may not have private insurer guarantees as to timely payments. The fund also may purchase mortgage and interest rate swaps and interest rate floors and caps. The fund also may employ other investment techniques to enhance returns, such as loans of fund securities, mortgage dollar rolls, repurchase agreements, options contracts and reverse repurchase agreements. The Fund will maintain a maximum duration of approximately two years.

THE ONE GROUP(R) DISCIPLINED VALUE FUND

The One Group(R) Disciplined Value Fund seeks capital appreciation with the secondary goal of achieving current income by investing primarily in equity securities. The Fund will invest mainly in equity securities with below-market average price-to-earnings and price-to-book value ratios. The issuer's soundness and earnings prospects also will be considered. If Banc One Investment Advisors determines that a company's fundamentals are declining or that the company's ability to pay dividends has been impaired, it likely will eliminate the Fund's holding of the company's stock. The Fund normally invests at least 80% of the value of its total assets in equity securities consisting of common stocks and debt securities and preferred stocks that are convertible into common stocks. The fund also may enter into options and futures transactions. The balance of the fund's assets will be held in cash equivalents.

THE ONE GROUP(R) INTERNATIONAL EQUITY INDEX FUND

The One Group(R) International Equity Index Fund seeks to provide investment results that correspond to the aggregate price and dividend performance of the securities in the Gross Domestic Product

Weighted Morgan Stanley Capital International Europe, Australia and Far East Index ("MSCI EAFE GDP Index" or "EAFE GDP Index").(1) The Fund normally will invest at least 65% of the value of its total assets in foreign equity securities, which are representative of the Index and secondarily in stock index futures. The Fund's investments will consist of common stocks (including sponsored and unsponsored American Depository Receipts) and preferred stocks, securities convertible into common stocks (only if they are listed on registered exchanges or actively traded in the over-the-counter market), warrants and depository receipts. No more than 10% of the fund's net assets will be held in cash or cash equivalents. The fund may invest up to 10% of its net assets in securities of emerging international markets. A substantial portion of the fund's assets will be denominated in foreign currencies.

THE ONE GROUP(R) LARGE COMPANY GROWTH FUND

The One Group(R) Large Company Growth Fund seeks long-term capital appreciation and growth of income by investing primarily in equity securities. The Fund will normally invest at least 65%, of the value of its total assets in equity securities consisting of common stocks, warrants and any rights to purchase common stocks. To achieve its objective, the Fund will invest primarily in equity securities of large, well established companies with weighted average capitalization in excess of the market median capitalization of the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index").(2) The fund may invest the remainder of its assets in any combination of nonconvertible fixed income securities, repurchase agreements, options and futures contracts, securities issued by the U.S. government and its agencies and instrumentalities, and cash equivalents.

THE ONE GROUP(R) LARGE COMPANY VALUE FUND

The One Group(R) Large Company Value Fund seeks capital appreciation with the incidental goal of achieving current income by investing primarily in equity securities. The Fund will invest in equity securities of large capitalization companies that are believed to be selling below their long-term investment values. The average weighted market capitalization of the companies in which the Fund invests will normally exceed the median market capitalization of the S&P 500 Index. In addition, the Fund may invest in stock of companies which have "breakup" values well in excess of current market values or which have uniquely undervalued corporate assets. The Fund normally will invest at least 80% of the value of its total assets in equity securities consisting of common stocks and debt securities and preferred stocks which are convertible into common stocks. The remainder of the fund's assets will be held in cash equivalents.

THE ONE GROUP(R) GROWTH OPPORTUNITIES FUND

The One Group(R) Growth Opportunities Fund seeks growth of capital and, secondarily, current income by investing primarily in equity securities. The Fund invests in securities that have the potential to produce above-average earnings growth per share over a one-to-three year period. Typically, the Fund acquires shares of established companies with a history of above-average growth, as well as those companies expected to enter periods of above-average growth. Not all the securities purchased by the Fund will pay dividends. The Fund also invests in smaller companies in emerging growth industries. At least 80% of the value of its total assets will be invested in equity securities consisting of common stocks and debt securities and preferred stocks that are convertible into common stocks. The fund also may enter into options and futures transactions. The remainder of the fund's assets will be held in cash equivalents.

THE ONE GROUP(R) VALUE GROWTH FUND

The One Group(R) Value Growth Fund seeks long-term capital growth and growth of income with a secondary objective of providing a moderate level of current income. The Fund invests primarily in common stocks of overlooked or undervalued companies that have the potential for earnings growth over time. The Fund uses a multi-style approach, meaning that it may invest across varied capitalization levels targeting both value and growth oriented companies. Because the Fund seeks return over the long term, Banc One Investment Advisors will not attempt to time the market. The Fund normally will invest at least 65% of the value of its total assets in securities with the characteristics described above. Although the fund intends to invest all of its assets in such securities, up to 35% of its total assets may be held in cash or invested in U.S. Government Securities, other investment grade fixed-income securities cash and cash equivalents.

THE ONE GROUP(R) SMALL CAPITALIZATION FUND

The One Group(R) Small Capitalization Fund seeks long-term capital growth primarily by investing in a portfolio of equity securities of small-capitalization and emerging growth companies. The Fund invests primarily in a portfolio of common stocks, debt

---------------

(1) "MSCI EAFE GDP Index" is a registered service mark of Morgan Stanley Capital International, which does not sponsor and is in no way affiliated with the fund.

(2) "Standard & Poor's 500" is a registered trademark of Standard & Poor's Corporation, which does not sponsor and is in no way affiliated with the Fund.

30

securities, preferred stocks, convertible securities, warrants and other equity securities of small capitalization companies. Generally, Banc One Investment Advisors selects a portfolio of companies with a capitalization equivalent to the median market capitalization of the S&P Small-Cap 600 Index,(3) although the Fund may occasionally hold securities of companies whose market capitalizations are considerably larger if doing so contributes to the Fund's investment objective. At least 65% of the value of the Fund's total assets normally will be invested in securities with the characteristics described above. Up to 35% of its total assets may be held in cash or invested in U.S. Government Securities, other investment grade fixed-income securities and cash equivalents.

THE ONE GROUP(R) INCOME EQUITY FUND

The One Group(R) Income Equity Fund seeks current income through regular payment of dividends with the secondary goal of achieving capital appreciation by investing primarily in equity securities. The Fund attempts to keep its yield above the S&P 500 Index by investing in common stocks of corporations which regularly pay dividends, although continued payment of dividends cannot be assured. The fund will invest primarily in stocks with favorable, long-term fundamental characteristics, but stocks of companies that are out of favor in the financial community also may be purchased. The Fund normally invests at least 80% of the value of its total assets in equity securities consisting of common stocks, and debt securities and preferred stocks which are convertible into common stocks. The Fund also may enter into options and futures transactions. The balance of the Fund's assets will be held in cash equivalents.

THE ONE GROUP(R) EQUITY INDEX FUND

The One Group(R) Equity Index Fund seeks investment results that correspond to the aggregate price and dividend performance of the securities in the S&P 500 Index. The Fund normally invests in many of the stocks which comprise the S&P 500 Index and secondarily in stock index futures. Cash reserves will not normally exceed 10% of the fund's net assets. The Advisor generally selects stocks for the Fund in the order of their weightings in the S&P 500 Index beginning with the heaviest weighted stocks. The percentage of the Fund's assets to be invested in each stock is approximately the same as the percentage it represents in the S&P 500 Index.

Details about each underlying fund's investment practices and the risks associated with those practices can be found in Appendix B.

INVESTMENT POLICIES
------------------------------------------------------------------------------

Each Fund's investment objective and the investment policies summarized below are fundamental. This means that they cannot be changed without the consent of a majority of the outstanding shares of the Funds. The full text of the fundamental policies can be found in the Statement of Additional Information.

Each Fund may not:

1. Purchase an issuer's securities if as a result more then 5% of its total assets would be invested in the securities of that issuer or the Fund would own more than 10% of the outstanding voting securities of any of that issuer. This does not include securities issued or guaranteed by the United States, its agencies or instrumentalities, securities of other registered investment companies and repurchase agreements involving these securities. This restriction applies with respect to 75% of a Fund's total assets.

2. Concentrate its investments in the securities of one or more issuers conducting their principal business in a particular industry or group of industries. This does not include obligations issued or guaranteed by the U.S. government or its agencies and instrumentalities and repurchase agreements involving such securities.

3. Make loans, except that a Fund may (i) purchase or hold debt instruments in accordance with its investment objective and policies; (ii) enter into repurchase agreements; and (iii) engage in securities lending.

Additional investment policies can be found in the Statement of Additional Information.

PORTFOLIO TURNOVER

Portfolio turnover may vary greatly from year to year as well as within a particular year. Higher portfolio turnover rates will likely result in higher transaction costs to the Funds and may result in additional tax consequences to you. To the extent portfolio turnover results in short-term capital gains, such gains will generally be taxed at ordinary income tax rates. The portfolio turnover rate for each Fund for the fiscal year ended June 30, 1998 is shown on the Financial Highlights.

---------------

(3) "Standard & Poor's Small-Cap 600" is a registered trademark of Standard & Poor's Corporation, which does not sponsor and is in no way affiliated with the Fund.

                                   APPENDIX A

                                                                            31
INVESTMENT PRACTICES
------------------------------------------------------------------------------
The underlying funds invest in a variety of securities and employ a number of investment techniques. Each security and technique involves certain risks. What follows is a list of the securities and techniques utilized by the Funds, as well as the risks inherent in their use. For a more complete discussion, see the Statement of Additional Information. Following the table is a more complete discussion of risk.

                                   FUND NAME

                                                                   FUND CODE
------------------------------------------------------------------------------
               The One Group(R) Prime Money Market Fund                1
               The One Group(R) Limited Volatility Bond Fund           2
               The One Group(R) Intermediate Bond Fund                 3
               The One Group(R) Income Bond Fund                       4
               The One Group(R) High Yield Bond Fund                   5
               The One Group(R) Government Bond Fund                   6
               The One Group(R) Ultra Short-Term Income Fund           7
               The One Group(R) Disciplined Value Fund                 8
               The One Group(R) International Equity Index Fund        9
               The One Group(R) Large Company Growth Fund             10
               The One Group(R) Large Company Value Fund              11
               The One Group(R) Growth Opportunities Fund             12
               The One Group(R) Value Growth Fund                     13
               The One Group(R) Small Capitalization Fund             14
               The One Group(R) Income Equity Fund                    15
               The One Group(R) Equity Index Fund                     16


INSTRUMENT                                                         FUND CODE           RISK TYPE
U.S. TREASURY OBLIGATIONS: Bills, notes, bonds, STRIPS, and CUBES    1-16                Market

TREASURY RECEIPTS: TRS, TIGRs, and CATS.                             1-16                Market

U.S. GOVERNMENT AGENCY SECURITIES: Securities issued by              1-16                Market
agencies and instrumentalities of the U.S. Government. These                             Credit
include Ginnie Mae, Fannie Mae, and Freddie Mac.

CERTIFICATES OF DEPOSIT: Negotiable instruments with a             1-5, 7-16             Market
stated maturity.                                                                         Credit
                                                                                       Liquidity

TIME DEPOSITS: Non-negotiable receipts issued by a bank in         1-5, 7-16           Liquidity
exchange for the deposit of funds.                                                       Credit
                                                                                         Market

COMMON STOCK: Shares of ownership of a company.                     5, 7-16              Market

REPURCHASE AGREEMENTS: The purchase of a security and the            1-16                Credit
simultaneous commitment to return the security to the seller                             Market
at an agreed upon price on an agreed upon date. This is                                Liquidity
treated as a loan.

REVERSE REPURCHASE AGREEMENT: The sale of a security and the         1-16                Market
simultaneous commitment to buy the security back at an                                  Leverage
agreed upon price on an agreed upon date. This is treated as a borrowing by a Fund.

SECURITIES LENDING: The lending of up to 33 1/3% of a Fund's         1-16                Credit
total assets. In return the Fund will receive cash, other                                Market
securities, and/or letters of credit.                                                   Leverage

WHEN-ISSUED SECURITIES AND FORWARD COMMITMENTS: Purchase or          1-16                Market
contract to purchase securities at a fixed price for                                    Leverage
delivery at a future date.                                                             Liquidity

INVESTMENT COMPANY SECURITIES: Shares of other mutual funds,       1-5, 7-16             Market
including money market funds of The One Group and shares of
other investment companies for which Banc One Investment
Advisors serves as investment advisor or administrator. Banc
One Investment Advisors will waive certain fees when
investing in funds for which it serves as investment
advisor.

CONVERTIBLE SECURITIES: Bonds or preferred stock that              3-5, 7-16             Market
convert to common stock.                                                                 Credit

32

CALL AND PUT OPTIONS: A call option gives the buyer the right to buy, and                  3-16              Management
obligates the seller of the option to sell, a security at a specified price. A put                           Liquidity
option gives the buyer the right to sell, and obligates the seller of the option                               Credit
to buy, a security at a specified price. The Funds will sell only covered call                                 Market
and secured put options.                                                                                      Leverage

FUTURES AND RELATED OPTIONS: A contract providing for the future sale and purchase         2-16              Management
of a specified amount of a specified security, class of securities, or an index at                             Market
a specified time in the future and at a specified price.                                                       Credit
                                                                                                             Liquidity
                                                                                                              Leverage

REAL ESTATE INVESTMENT TRUSTS ("REITS"): Pooled investment vehicles which invest           2-16              Liquidity
primarily in income producing real estate or real estate related loans or                                    Management
interest.                                                                                                      Market
                                                                                                            Pre-payment
                                                                                                                Tax
                                                                                                             Regulatory

BANKERS' ACCEPTANCES: Bills of exchange or time drafts drawn on and accepted by a         1-5, 7,              Credit
commercial bank. Maturities are generally six months or less.                               8,               Liquidity
                                                                                           10-16               Market

COMMERCIAL PAPER: Secured and unsecured short-term promissory notes issued by             1-5, 7,              Credit
corporations and other entities. Maturities generally vary from a few days to nine          8,               Liquidity
months.                                                                                    10-16               Market

FOREIGN SECURITIES: Stocks or debt issued by foreign companies, as well as               1-5, 7-15             Market
commercial paper of foreign issuers and obligations of foreign banks, overseas                               Political
branches of U.S. banks and supranational entities. Includes American Depository                              Liquidity
Receipts.                                                                                                Foreign Investment

RESTRICTED SECURITIES: Securities not registered under the Securities Act of 1933,       1-5, 7-15           Liquidity
such as privately placed commercial paper and Rule 144A securities.                                            Market

VARIABLE AND FLOATING RATE INSTRUMENTS: Obligations with interest rates which are          1-8,                Market
reset daily, weekly, quarterly or some other period and which may be payable to            10-15               Credit
the Fund on demand.                                                                                          Liquidity

WARRANTS: Securities, typically issued with preferred stock or bonds, that give          1, 4, 5,              Market
the holder the right to buy a proportionate amount of common stock at a specified        9-11, 13,             Credit
price.                                                                                    14, 16

PREFERRED STOCK: A class of stock that generally pays a dividend at a specified           2-5, 9,              Market
rate and has preference over common stock in the payment of dividends and in              11, 14,
liquidation.                                                                                15

MORTGAGE-BACKED SECURITIES: Debt obligations secured by real estate loans and               1-7             Pre-payment
pools of loans. These include collateralized mortgage obligations ("CMOs"), Real                               Market
Estate Investment Conduits ("REMICs"), and Stripped Mortgage-Backed Securities                                 Credit
("SMBS").                                                                                                    Regulatory

DEMAND FEATURES: Securities that are subject to puts and standby commitments to           1-5, 7               Market
purchase the securities at a fixed price (usually with accrued interest) within a                            Liquidity
fixed period of time following demand by a Fund.                                                             Management

ASSET-BACKED SECURITIES: Securities secured by company receivables, home equity           1-5, 7            Pre-payment
loans, truck and auto loans, leases, credit card receivables and other securities                              Market
backed by other types of receivable or other assets.                                                           Credit

MORTGAGE DOLLAR ROLLS: A transaction in which a Fund sells securities for delivery          2-7             Pre-payment
in a current month and simultaneously contracts with the same party to repurchase                              Market
similar but not identical securities on a specified future date.                                             Regulatory

ADJUSTABLE RATE MORTGAGE LOANS ("ARMS"): Loans in a mortgage pool which provide             2-7             Pre-payment
for a fixed initial mortgage interest rate for a specified period of time, after                               Market
which the rate may be subject to periodic adjustments.                                                         Credit
                                                                                                             Regulatory

CORPORATE DEBT SECURITIES: Corporate bonds and non-convertible debt securities.           3-5, 7               Market
                                                                                                               Credit

SWAPS, CAPS AND FLOORS: A Fund may enter into these transactions to manage its             2-16                Market
exposure to changing interest rates and other factors. Swaps involve an exchange                             Management
of obligations by two parties. Caps and floors entitle a purchaser to a principal                              Credit
amount from the seller of the cap or floor to the extent that a specified index                              Liquidity
exceeds or falls below a predetermined interest rate or amount.

NEW FINANCIAL PRODUCTS: New options and futures contracts, and other financial             3-16              Management
products continue to be developed and the Fund may invest in such options,                                     Credit
contracts and products.                                                                                        Market
                                                                                                             Liquidity

STRUCTURED INSTRUMENTS: Debt securities issued by agencies and                         3-7                Market
instrumentalities of the U.S. government, banks, municipalities, corporations                           Liquidity
and other businesses whose interest and/or principal payments are indexed to                            Management
foreign currency exchange rates, interest rates, or one or more other                                     Credit
referenced indices.                                                                                 Foreign Investment

MUNICIPAL SECURITIES: Securities issued by a state or political subdivision          2-5, 7               Market
to obtain funds for various public purposes. Municipal securities include                                 Credit
private activity bonds and industrial development bonds, as well as General                             Political
Obligation Notes, Tax Anticipation Notes, Bond Anticipation Notes, Revenue                                 Tax
Anticipation Notes, Project Notes, other short-term tax-exempt obligations, municipal leases, and obligations of municipal housing authorities and single family revenue bonds.

OBLIGATIONS OF SUPRANATIONAL AGENCIES: Obligations of supranational agencies            9                 Credit
who are chartered to promote economic development and are supported by                              Foreign Investment
various governments and governmental agencies.

CURRENCY FUTURES AND RELATED OPTIONS: The Fund may engage in transactions in            9               Management
financial futures and related options, which are generally described above.                             Liquidity
The Fund will enter into these transactions in foreign currencies and for                                 Credit
hedging purposes only.                                                                                    Market
                                                                                                        Political
                                                                                                         Leverage
                                                                                                    Foreign Investment

FORWARD FOREIGN EXCHANGE TRANSACTIONS: Contractual agreement to purchase or             9               Management
sell one specified currency for another currency at a specified future date                             Liquidity
and price. The Fund will enter into forward foreign exchange transactions for                             Credit
hedging purposes only.                                                                                    Market
                                                                                                        Political
                                                                                                         Leverage
                                                                                                    Foreign Investment

ZERO COUPON DEBT SECURITIES: Bonds and other debt that pay no interest, but          2-5, 7               Credit
are issued at a discount from their value at maturity. When held to maturity,                             Market
their entire returns equals the difference between their issue price and                               Zero Coupon
their maturity value.

ZERO-FIXED-COUPON DEBT SECURITIES: Zero-coupon debt securities which convert         2-5, 7               Credit
on a specified date to interest-bearing debt securities.                                                  Market
                                                                                                       Zero Coupon

STRIPPED MORTGAGE-BACKED SECURITIES: Derivative multi-class mortgage                   3-7             Pre-payment
securities which are usually structured with two classes of shares that                                   Market
receive different proportions of the interest and principal from a pool of                                Credit
mortgage assets. These Regulatory include IOs and POs. The Funds only invest in Stripped Mortgage Backed securities issued or guaranteed by the U.S.
government, its agencies or instrumentalities.

INVERSE FLOATING RATE INSTRUMENTS: Leveraged floating rate debt instruments            3-7                Market
with interest rates that reset in the opposite direction from the market rate                            Leverage
of interest to which the inverse floater is indexed.                                                      Credit

LOAN PARTICIPATIONS AND ASSIGNMENTS: Participations in, or assignments of all        2-5, 7               Credit
or a portion of loans to corporations or to governments of the less developed                           Political
countries ("LDCs").                                                                                 Foreign Investment
                                                                                                          Market
                                                                                                        Liquidity

FIXED RATE MORTGAGE LOANS: Investments in fixed rate mortgage loans or               2-5, 7               Credit
mortgage pools which bear simple interest at fixed annual rates and have                               Pre-payment
original terms ranging from 5 to 40 years.                                                              Regulatory
                                                                                                          Market

SHORT-TERM FUNDING AGREEMENTS: Investments in short-term funding agreements          1-5, 7               Credit
issued by banks and highly rated U.S. insurance companies such as Guaranteed                            Liquidity
Investment Contracts (GICs) and Bank Investment Contracts (BICs).                                         Market

STANDARD & POOR'S DEPOSITORY RECEIPTS ("SPDRS"): SPDRs represent ownership in       8, 10-16              Market
a long-term unit investment trust that holds a portfolio common stocks designed to track the price performance and dividend yield of the S&P 500
Index. A SPDR entitles a holder to receive proportionate quarterly cash distributions corresponding to the dividends that accrue to the S&P 500 Index stocks in the underlying portfolio, less trust expenses.

PARTICIPATION INTERESTS: Investments in municipal securities, including                 1                 Credit
municipal leases, from financial institutions such as commercial and                                      Market
investment banks, savings and loan associations and insurance companies.                                   Tax
These interest may take the form of participations, beneficial interests in trusts, partnership interests or any other form of indirect ownership that allows the Funds to treat the income from the investment as exempt from
Federal Income Tax.

34

INVESTMENT RISKS
----------------------------------------------------

Below is a more complete discussion of the types of risks inherent in the securities and investment techniques listed above. Because of these risks, the value of the securities held by the underlying funds may fluctuate, as will the value of the Fund's investments in the underlying funds. Ultimately, the value of your investment will be affected. Certain investments are more susceptible to these risks than others.

- CREDIT RISK. The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation. Credit risk is generally higher for non-investment grade securities. The price of a security can be adversely affected prior to actual default as its credit status deteriorates and the probability of default rises.

- LEVERAGE RISK. The risk associated with securities or practices that multiply small index or market movements into large changes in value. Leverage is often associated with investments in derivatives, but also may be embedded directly in the characteristics of other securities.

     - HEDGED. When a derivative (a security whose value is based on another security or index) is used as a hedge against an opposite position that the fund also holds, any loss generated by the derivative should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and underlying security, and there can be no assurance that a Fund's hedging transactions will be effective.

     - SPECULATIVE. To the extent that a derivative is not used as a hedge, the fund is directly exposed to the risks of that derivative. Gains or losses from speculative positions in a derivative may be substantially greater than the derivative's original cost.

- LIQUIDITY RISK. The risk that certain securities may be difficult or impossible to sell at the time and the price that normally prevails in the market. The seller may have to lower the price, sell other securities instead or forego an investment opportunity, any of which could have a negative effect on fund management or performance. This includes the risk of missing out on an investment opportunity because the assets necessary to take advantage of it are tied up in less advantageous investments.

- MANAGEMENT RISK. The risk that a strategy used by a fund's management may fail to produce the intended result. This includes the risk that changes in the value of a hedging instrument will not match those of the asset being hedged. Incomplete matching can result in unanticipated risks.

- MARKET RISK. The risk that the market value of a security may move up and down, sometimes rapidly and unpredictably. These fluctuations may cause a security to be worth less than the price originally paid for it, or less than it was worth at an earlier time. Market risk may affect a single issuer, industry, sector of the economy or the market as a whole. There is also the risk that the current interest rate may not accurately reflect existing market rates. For fixed income securities, market risk is largely, but not exclusively, influenced by changes in interest rates. A rise in interest rates typically causes a fall in values, while a fall in rates typically causes a rise in values. Finally, key information about a security or market may be inaccurate or unavailable. This is particularly relevant to investments in foreign securities.

- POLITICAL RISK. The risk of losses attributable to unfavorable governmental or political actions, seizures of foreign deposits, changes in tax or trade statutes, and governmental collapse and war.

- FOREIGN INVESTMENT RISK. The risk associated with higher transaction costs, delayed settlements, currency controls and adverse economic developments. This also includes the risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. Adverse changes in exchange rates may erode or reverse any gains produced by foreign currency denominated investments and may widen any losses. Exchange rate volatility also may affect the ability of an issuer to repay U.S. dollar denominated debt, thereby increasing credit risk.

- PRE-PAYMENT RISK. The risk that the principal repayment of a security will occur at an unexpected time, especially that the repayment of a mortgage or asset-backed security occurs either significantly sooner or later than expected. Changes in pre-payment rates can result in greater price and yield volatility. Pre-payments generally accelerate when interest rates decline. When mortgage and other obligations are pre-paid, a Fund may have to reinvest in securities with a lower yield. Further, with early prepayment, a Fund may fail to recover any premium paid, resulting in an unexpected capital loss.

- TAX RISK. The risk that the issuer of the securities will fail to comply with certain requirements of the Internal Revenue Code, which would cause adverse tax consequences.


- REGULATORY RISK. The risk associated with Federal and state laws which may restrict the remedies that a mortgage lender has when a borrower defaults on mortgage loans. These laws include restrictions on foreclosures, redemption rights after foreclosure, Federal and state bankruptcy and debtor relief laws, restrictions on "due on sale" clauses, and state usury laws.


- ZERO COUPON RISK. The risk associated with changes in interest rates. The market prices of securities structured as zero coupon or pay-in-kind securities are generally affected to a greater extent by interest rate changes. These securities tend to be more volatile than securities which pay interest periodically. This risk is similar to Market Risk, which is described above.

                                   appendix b

36

Description of Ratings

The following is a summary of published ratings by major credit rating agencies. Credit ratings evaluate only the safety of principal and interest payments, not the market value risk of lower quality securities. Credit rating agencies may fail to change credit ratings to reflect subsequent events on a timely basis. Although Banc One Investment Advisors considers security ratings when making investment decisions, it also performs its own investment analysis and does not rely solely on the ratings assigned by credit agencies.

Unrated securities will be treated as non-investment grade securities unless Banc One Investment Advisors determines that such securities are the equivalent of investment grade securities. Securities that have received different ratings from more than one agency are considered investment grade if at least one agency has rated the security investment grade.

DESCRIPTION OF COMMERCIAL PAPER RATINGS

DUFF & PHELPS CREDIT RATING CO. ("DUFF")

    D-1+ Highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding and safety is just below risk-free U.S. Treasury obligations.

     D-1 Very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

    D-1- High certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

     D-2 Good certainty of timely payment. Liquidity facts and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small.

     D-3 Satisfactory liquidity and other protection factors qualify issues as to investment grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected.

     D-4 Speculative investment characteristics. Liquidity is not sufficient to insure against disruption in debt service. Operating factors and market access may be subject to a high degree of variation.

     D-5 Issuer failed to meet scheduled principal and/interest payments.

STANDARD & POOR'S CORPORATION ("S&P")

     A-1 Highest category of commercial paper. Capacity to meet financial commitment is strong. Obligations designated with a plus sign (+) indicate that capacity to meet financial commitment is extremely strong.

     A-2 Issues somewhat more susceptible to adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the capacity to meet financial commitments is satisfactory.

     A-3 Exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

       B Regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

       C Currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

       D In payment default. The D rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.


FITCH'S IBCA, INC. ("FITCH")


      F1 Highest capacity for timely repayment. Those issues rated F1+ possess a particularly strong credit feature.

      F2 Satisfactory capacity for timely repayment although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

      F3 Adequate capacity for timely repayment, but more susceptible to adverse changes business, economic or financial conditions than for obligations in higher categories.

      B Capacity for timely repayment is uncertain and is susceptible to adverse changes in business, economic or financial conditions.

      C High risk of default or which are currently in default.

MOODY'S INVESTORS SERVICE ("MOODY'S")

 PRIME-1 Superior ability for repayment.

 PRIME-2 Strong ability for repayment.

 PRIME-3 Acceptable ability for repayment. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

 NOT
PRIME Does not fall within any of the Prime rating categories.

DESCRIPTION OF BANK RATINGS

MOODY'S

These ratings represent Moody's opinion of a bank's intrinsic safety and soundness.

       A These banks possess exceptional intrinsic financial strength. Typically they will be major financial institutions with highly valuable and defensible business franchises, strong financial fundamentals, and a very attractive and stable operating environment.

       B These banks possess strong intrinsic financial strength. Typically, they will be important institutions with valuable and defensible business franchises, good financial fundamentals, and an attractive and stable operating environment.

       C These banks possess good intrinsic financial strength. Typically, they will be institutions with valuable and defensible business franchises. These banks will demonstrate either acceptable financial fundamentals within a stable operating environment, or better than average financial fundamentals within an unstable operating environment.

       D These banks possess adequate financial strength, but may be limited by one or more of the following factors: a vulnerable or developing business franchise; weak financial fundamentals; or an unstable operating environment.

       E These banks possess very weak intrinsic financial strength, require periodic outside support or suggest an eventual need for outside assistance. Such institutions may be limited by one or more of the following factors: a business franchise of questionable value; financial fundamentals that are seriously deficient in one or more respects; or a highly unstable operating environment.

DESCRIPTION OF TAXABLE BOND RATINGS

S&P

S&P's credit rating is a current opinion of an obligor's overall financial capacity (its creditworthiness) to pay its financial obligation.

    AAA The highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

      AA The obligor's capacity to meet its financial commitments on the obligation is very strong.

       A The obligation is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

    BBB Exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Obligations rated BB, B, CCC, CC, and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

     BB Less vulnerable to nonpayment than other speculative issues. However, such issues face major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

       B More vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

    CCC Currently vulnerable to nonpayment, and dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic condi-

38

tions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

      CC Currently highly vulnerable to nonpayment.

       C Used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

       D In payment default. Used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. Also used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

MOODY'S

Investment Grade

    AAA Best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large, or an exceptionally stable, margin and principal is secure.


      AA High quality by all standards. Margins of protection may not be as large as in Aaa securities, fluctuation of protective elements may be greater, or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.


       A These bonds possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

    BAA These bonds are considered medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Non-Investment Grade

      BA These bonds have speculative elements; their future cannot be considered as well assured. The protection of interest and principal payments may be very moderate and thereby not well safeguarded during good and bad times over the future.

       B These bonds lack the characteristics of a desirable investment (i.e., potentially low assurance of timely interest and principal payments or maintenance of other contract terms over any long period of time may be small).

     CAA Bonds in this category have poor standing and may be in default. These bonds carry an element of danger with respect to principal and interest payments.

      CA Speculative to a high degree and could be in default or have other marked shortcomings. C is the lowest rating.

FITCH

Investment Grade

    AAA Highest rating category. The obligor's capacity for timely repayment of principal and interest is extremely strong.

     AA The obligor's capacity for timely repayment is very strong.

       A Bonds and preferred stock considered to be investment grade and of high credit quality. The obligor's ability for timely repayment is strong. However, adverse changes in business, economic, or financial conditions are more likely to affect the capacity for timely repayment than obligations in higher rated categories.

    BBB The obligor's capacity for timely repayment of principal and interest is adequate. However, adverse changes in business, economic or financial conditions and circumstances, are more likely to affect the capacity for timely repayment than for obligations in higher rated categories.

     BB Obligations for which capacity for timely repayment of principal and interest is uncertain. These obligations are speculative to some degree and capacity for timely repayment remains susceptible over time to adverse changes in business, financial or economic conditions.

       B The Obligor's capacity for timely repayment of principal and interest is uncertain. Timely repayment of principal and interest is not sufficiently protected against adverse changes in business, economic or financial conditions and these obligations are far more speculative than those in higher rated categories.

    CCC Obligations for which there is a current perceived possibility of default. Timely repayment of principal and interest is dependent on favorable business, economic, or financial conditions and these obligations are far more speculative than those in higher rated categories.

      CC Obligations which are highly speculative or which have a high risk of default.

       C Obligations which are currently in default.

DESCRIPTION OF INSURANCE RATINGS

MOODY'S

These ratings represent Moody's opinions of the ability of insurance companies to pay punctually senior policyholder claims and obligations.

     Aaa Insurance companies rated in this category offer exceptional financial security. While the financial strength of these companies is likely to change, such changes as can be visualized are most unlikely to impair their fundamentally strong position.

      Aa These insurance companies offer excellent financial security. Together with the Aaa group, they constitute what are generally known as high grade companies. They are rated lower than Aaa companies because long-term risks appear somewhat larger.

       A Insurance companies rated in this category offer good financial security. However, elements may be present which suggest a susceptibility to impairment sometime in the future.

     Baa Insurance companies rated in this category offer adequate financial security. However, certain protective elements may be lacking or may be characteristically unreliable over any great length of time.

      Ba Insurance companies rated in this category offer questionable financial security. Often the ability of these companies to meet policyholder obligations may be very moderate and thereby not well safeguarded in the future.

       B Insurance companies rated in this company offer poor financial security. Assurance of punctual payment of policyholder obligations over any long period of time is small.

     Caa Insurance companies rated in this category offer very poor financial security. They may be in default on their policyholder obligations or there may be present elements of danger with respect to punctual payment of policyholder obligations and claims.

      Ca Insurance companies rated in this category offer extremely poor financial security. Such companies are often in default on their policyholder obligations or have other marked shortcomings.

       C Insurance companies rated in this category are the lowest rated class of insurance company and can be regarded as having extremely poor prospects of ever offering financial security.

S&P

An insurer rated "BBB" or higher is regarded as having financial security characteristics that outweigh any vulnerabilities, and is highly likely to have the ability to meet financial commitments.

     AAA Extremely strong financial security characteristics. "AAA" is the highest Insurer Financial Strength Rating assigned by Standard & Poor's

      AA Very strong financial security characteristics, differing only slightly from those rated higher.

       A Strong financial security characteristics, but is somewhat more likely to be affected by adverse business conditions than are insurers with higher ratings.

     BBB Good financial security characteristics, but is more likely to be affected by adverse business conditions than are higher rated insurers.

An insurer rated "BB" or lower is regarded as having vulnerable characteristics that may outweigh its strength. "BB" indicates the least degree of vulnerability within the range; "CC" the highest.

      BB Marginal financial security characteristics. Positive attributes exist, but adverse business conditions could lead to insufficient ability to meet financial commitments.

       B Weak financial security characteristics. Adverse business conditions will likely impair its ability to meet financial commitments.

     CCC Very weak financial security characteristics, and is dependent on favorable business conditions to meet financial commitments.

      CC Extremely weak financial security characteristics and is likely not to meet some of its financial commitments.

       R An insurer rated "R" has experienced a regulatory action regarding solvency. The rating does not apply to insurers subject only to nonfinancial actions such as market conduct violations.

      NR Not Rated, which implies no opinion about the insurer's financial security.

Plus (+) or minus (-)
Following ratings from "AA" to "CCC" show relative standing within the major rating categories.

40

DESCRIPTION OF MUNICIPAL NOTE RATINGS

MOODY'S

  MIG1 &
   VMIG1 Short-term municipal securities rated MIG1 or VMIG1 are of the best quality. They have strong protection from established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

  MIG2 &
   VMIG2 These short-term municipal securities rated are of high quality.
         Margins of protection are ample although not so large as in the preceding group.

  MIG3 &
   VMIG3 Favorable quality. All security elements are accounted for, but the undeniable strength of the preceding grades is lacking. Liquidity and cash flow protection may be narrow and marketing access for refinancing is likely to be less well established.

  MIG4 &
   VMIG4 This denotes adequate quality protection commonly regarded as required of an investment security is present and although not distinctly or predominantly speculative, there is a specific risk.

      SG This denotes speculative quality. Our instruments in this category each margins of protection.

     S&P An S&P note rating reflects the liquidity concerns and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating.

    SP-1 Strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

    SP-2 Satisfactory capacity to pay principal and interest.

    SP-3 Speculative capacity to pay principal and interest.

DESCRIPTION OF PREFERRED STOCK RATINGS

MOODY'S

     aaa Top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stocks.

      aa High-grade preferred stock. This rating indicates that there is a reasonable assurance the earnings and asset protection will remain relatively well maintained in the foreseeable future.

       a Upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the "aaa" and "aa" classification, earnings and asset protection are, nevertheless, expected to be maintained at adequate levels.

     baa Medium-grade preferred stock, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

      ba Considered to have speculative elements and its future cannot be considered well assured. Earnings and asset protection may be very moderate and not well safeguarded during adverse periods. Uncertainty of position characterizes preferred stocks in this class.

       b Lacks the characteristics of a desirable investment. Assurance of dividend payments and maintenance of other terms of the issue over any long period of time may be small.

     caa Likely to be in arrears on dividend payments. This rating designation does not purport to indicate the future status of payments.

      ca Speculative in a high degree and is likely to be in arrears on dividends with little likelihood of eventual payments.

       c Lowest rated class of preferred or preference stock. Issues so rated can thus be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note: Moody's applies numerical modifiers 1, 2, and 3 in each rating classification; the modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

S&P

S&P's preferred stock rating is an assessment of the capacity and willingness of an issuer to pay preferred stock dividends and any applicable sinking fund obligations.

     AAA Highest rating. This rating indicates an extremely strong capacity to pay the preferred stock obligations.

      AA High-quality, fixed-income security. The capacity to pay preferred stock obligations is very strong, although not as overwhelming as for issues rated "AAA."

       A Backed by a sound capacity to pay the preferred stock obligations, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

     BBB Backed by an adequate capacity to pay the preferred stock obligations.
         Whereas the issuer normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to make payments for a preferred stock in this category than for issues in the "A" category.

     CCC Regarded, on balance, as predominantly speculative with respect to the issuer's capacity to pay preferred stock obligations. BB indicates the lowest degree of speculation and CCC the highest. While such issues will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

      CC In arrears on dividends or sinking fund payments, but that is currently paying.

       C Nonpaying issue.

       D Nonpaying issue with the issuer in default on debt instruments.

    N.R. No rating has been requested, insufficient information on which to base a rating, or Standard & Poor's does not rate a particular type of obligation as a matter of policy.

Plus (+) or minus (-)
To provide more detailed indications of preferred stock quality, ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

SHORT-TERM DEBT RATINGS

Thompson Bank Watch, Inc. ("TBW") ratings apply only to the unsecured commercial paper and other senior short-term and deposit obligations of entities to which the ratings have been assigned. The TBW Short-Term ratings specifically assess the likelihood of an untimely payment of principal and interest.

  TBW-1 Very high degree of likelihood that principal and interest will be paid on a timely basis.

  TBW-2 While degree of safety regarding timely repayment of principal and interest is strong, the relative degree is not as high as for issues rated TBW-1.

  TBW-3 Lowest investment grade category. While more susceptible to adverse developments than obligations with higher ratings, capacity to service principal and interest in a timely fashion is considered adequate.

  TBW-4 Non-investment grade and, therefore, speculative.

DESCRIPTION OF MUNICIPAL BOND RATINGS (INCLUDING FOREIGN, MORTGAGE AND ASSET-BACKED SECURITIES)

S&P

Investment Grade

     AAA The highest rating. The rating indicates an extremely strong capacity to meet its financial commitment.

      AA Differs from AAA issues only in a small degree. The obligor's capacity to meet its financial commitment is very strong.

       A These bonds are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories. However, capacity to meet its financial commitment on the obligation is still strong.

     BBB Exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to meet its financial commitment on the obligations.

Speculative Grade

      BB Less vulnerable to non-payment than other speculative issues. However, these bonds face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet financial commitment on the obligations.

       B More vulnerable to non-payment than obligations rated BB, but currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair capacity or willingness to meet its financial commitment on the obligation.

     CCC Currently vulnerable to non-payment, and is dependent upon favorable business, financial, and economic conditions to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, they are not likely to have the capacity to meet its financial commitment on the obligation.

      CC Currently highly vulnerable to non-payment.

       C This rating may be used to cover a situation where a bankruptcy petition has been filed, or similar action has been taken, but payments on this obligation are being continued.

       D Bonds in payment default.

42

Ratings from AA to CCC may be modified by a plus (+) or minus (-) to show relative standing within the major rating categories.

MOODY'S

Investment Grade

     Aaa Best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large, or an exceptionally stable, margin and principal is secure.

      Aa High quality by all standards. Margins of protection may not be as large as in Aaa securities, fluctuation of protective elements may be greater, or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

       A These bonds possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

     Baa These bonds are considered medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Non-Investment Grade

      Ba These bonds have speculative elements; their future cannot be considered as well assured. The protection of interest and principal payments may be very moderate and thereby not well safeguarded during good and bad times over the future.

       B These bonds lack the characteristics of a desirable investment (i.e., potentially low assurance of timely interest and principal payments or maintenance of other contract terms over any long period of time may be small).

     Caa Bonds in this category have poor standing and may be in default. These bonds carry an element of danger with respect to principal and interest payments.

      Ca Speculative to a high degree and could be in default or have other marked shortcomings. Ca is the lowest rating.

SHORT-TERM DEBT RATINGS

Thompson Bank Watch, Inc. ("TBW") assigns ratings to specific debt instruments with original maturities of one year or less. The TBW Short-Term ratings specifically assess the likelihood of an untimely payment of principal and interest.

   TBW-1 Very high degree of likelihood that principal and interest will be paid on a timely basis.

   TBW-2 While degree of safety regarding timely repayment of principal and interest is strong, the relative degree is not as high as for issues rated TBW-1.

   TBW-3 Lowest investment grade category. While more susceptible to adverse developments than obligations with higher ratings, capacity to service principal and interest in a timely fashion is considered adequate.

   TBW-4 Non-investment grade and, therefore, speculative.

INVESTMENT ADVISOR AND SUB-ADMINISTRATOR
Banc One Investment Advisors Corporation
1111 Polaris Parkway
P.O. Box 710211
Columbus, OH 43271-0211


DISTRIBUTOR
The One Group Services Company
3435 Stelzer Road
Columbus, OH 43219


ADMINISTRATOR
The One Group Services Company
3435 Stelzer Road
Columbus, OH 43219


TRANSFER AGENT AND CUSTODIAN
State Street Bank and Trust Company
P.O. Box 8528
Boston, MA 02266-85


LEGAL COUNSEL
Ropes & Gray
One Franklin Square
1301 K Street, N.W.
Suite 800 East
Washington, D.C. 20005


INDEPENDENT ACCOUNTANTS
PricewaterhouseCoopers LLP
100 East Broad Street
Columbus, OH 43215



THE STATEMENT OF ADDITIONAL INFORMATION CON-
TAINS MORE DETAILED INFORMATION ABOUT THE FUNDS.
THE CURRENT STATEMENT OF ADDITIONAL INFORMATION
HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION AND IS AVAILABLE WITHOUT CHARGE BY
CALLING 1-800-480-4111 OR BY WRITING TO THE
ONE GROUP SERVICES COMPANY AT 3435 STELZER
ROAD, COLUMBUS, OHIO 43219. THE STATEMENT
OF ADDITIONAL INFORMATION IS INCORPORATED INTO
THIS PROSPECTUS BY REFERENCE. THE SEC MAINTAINS
A WEB SITE (WWW.SEC.COM) THAT CONTAINS THE
STATEMENT OF ADDITIONAL INFORMATION, MATERIALS
INCORPORATED BY REFERENCE AND OTHER INFORMATION
REGARDING THE ONE GROUP(R).

THE ONE GROUP(R) FAMILY OF MUTUAL FUNDS


                                   [GRAPHIC]

                               MONEY MARKET FUNDS

                              COMBINED PROSPECTUS

                                NOVEMBER 1, 1998



                    THE ONE GROUP(R) PRIME MONEY MARKET FUND

                  THE ONE GROUP(R) MUNICIPAL MONEY MARKET FUND

               THE ONE GROUP(R) OHIO MUNICIPAL MONEY MARKET FUND

          THE ONE GROUP(R) U.S. TREASURY SECURITIES MONEY MARKET FUND



   This prospectus describes four money market mutual funds with a variety of investment objectives, including current income, interest income exempt from
Federal Income Tax, and interest income exempt from Federal Income Tax and Ohio
  Personal Income Tax. The information in this prospectus is important. Please read it carefully before you invest, and save it for future reference.

PLEASE REMEMBER THAT SHARES OF THE FUNDS: o ARE NOT DEPOSITS OR OBLIGATIONS OF,
 OR GUARANTEED BY BANK ONE CORPORATION OR ITS AFFILIATES; o ARE NOT INSURED OR
  GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY FEDERAL OR STATE GOVERNMENTAL AGENCY; o INVOLVE INVESTMENT RISK, INCLUDING THE POSSIBLE
                     LOSS OF THE PRINCIPAL AMOUNT INVESTED.

THE ONE GROUP OHIO MUNICIPAL MONEY MARKET FUND MAY INVEST A SIGNIFICANT PORTION
 OF ITS ASSETS IN THE SECURITIES OF A SINGLE ISSUER. AS A RESULT, AN INVESTMENT IN THE FUND MAY ENTAIL MORE RISKS THAN AN INVESTMENT IN ANOTHER TYPE OF MONEY
                                  MARKET FUND.

 THERE IS NO ASSURANCE THAT THE FUNDS WILL MEET THEIR INVESTMENT OBJECTIVES OR BE ABLE TO MAINTAIN A NET ASSET VALUE OF $1.00 PER SHARE ON A CONTINUOUS BASIS.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
          ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       TABLE OF CONTENTS

                       A BRIEF PREVIEW OF THE FUNDS................................    1

                       ABOUT THE FUNDS.............................................    2
                          The One Group(R) Prime Money Market Fund.................    2
                          The One Group(R)Municipal Money Market Fund..............    5
                          The One Group(R)Ohio Municipal Money Market Fund.........    7
                          The One Group(R)U.S. Treasury Securities Money Market
                            Fund...................................................    9

                       MORE ABOUT THE FUNDS........................................   12

                       HOW TO DO BUSINESS WITH THE ONE GROUP.......................   13
                          Purchasing Fund Shares...................................   13
                          Sales Charges............................................   15
                          Sales Charge Reductions and Waivers......................   16
                          Exchanging Fund Shares...................................   17
                          Redeeming Fund Shares....................................   18

                       SHAREHOLDER INFORMATION.....................................   20
                          Voting Rights............................................   20
                          Dividend Policies........................................   21
                          Tax Treatment of the Funds...............................   21
                          Tax Treatment of Shareholders............................   21
                          Shareholder Inquiries....................................   22

                       ORGANIZATION AND MANAGEMENT OF THE FUNDS....................   23
                          The Funds................................................   23
                          The Board of Trustees....................................   23
                          The Advisor..............................................   23
                          The Distributor..........................................   23
                          The Administrator and Sub-Administrator..................   23
                          The Transfer Agent, Custodian and Sub-Custodian..........   23
                          Year 2000 ...............................................   23

                       DETAILS ABOUT THE FUNDS' INVESTMENT PRACTICES AND
                         POLICIES..................................................   25
                          Investment Practices.....................................   25
                          Investment Risks.........................................   27
                          Investment Policies......................................   27

                       APPENDIX: DESCRIPTION OF RATINGS............................   29

                        a brief    preview of the funds

             WHAT ARE THE GOALS OF THE ONE GROUP MONEY MARKET FUNDS?
             The Funds are designed for a variety of investment objectives, including current income, interest income exempt from Federal Income Tax, and interest income exempt from Federal Income Tax and Ohio Personal Income Tax. Each Fund pursues a different objective and involves different risks. All of the Funds will use their best efforts to maintain a constant net asset value of $1.00 per share, although there is no guarantee that the Funds will be able to do so. Please read about each Fund before investing.

             WHAT ARE THE FUNDS' INVESTMENT STRATEGIES?
             The Funds will invest only in U.S. dollar-denominated securities, will maintain an average maturity on a dollar-weighted basis of 90 days or less, and will acquire only "eligible securities" that present minimal credit risks and have a maturity of 397 days or less. The Funds intend to comply with Rule 2a-7 under the Investment Company Act of 1940.

             WHAT ARE THE MAIN RISKS OF INVESTING IN THE FUNDS?

             The Funds invest in securities that are backed by "credit enhancements" such as letters of credit. The value of investments in the Funds could decrease if the credit quality of the credit enhancement provider declines. The Prime Money Market Fund invests in mortgage-related securities which have significantly greater price and yield volatility than traditional fixed income securities. In addition, the Prime Money Market Fund invests in U.S. dollar denominated foreign securities which may expose the Fund to risks that are different from investments in U.S. Securities. The Ohio Municipal Money Market Fund is a non-diversified fund which expose investors to special risks. An investment in the Funds is not a deposit of BANK ONE CORPORATION or its affiliates and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. For more information about risks, please read "More About the Funds" and "Investment Risks."


             WHAT CLASSES OF SHARES ARE AVAILABLE?

             Each Fund currently offers Class A, Class C and Class I shares. Class A and Class C shares are offered to the general public. Class I shares are offered to institutional investors, including affiliates of BANK ONE CORPORATION and any bank, depository institution, insurance company, pension plan or other organization authorized to act in fiduciary, advisory, agency, custodial or similar capacities. Class I shares are not available to Individual Retirement Accounts ("IRA").


             The Prime Money Market Fund and the U.S. Treasury Securities Money Market Fund also offer Class B and Service Class shares. Class B shares are offered to the general public. Service Class shares are offered to entities purchasing such shares on behalf of investors requiring additional administrative or accounting services such as sweep processing. The section called "How To Do Business With The One Group" will provide more information.

             HOW DO I PURCHASE AND REDEEM SHARES?
             You may buy and redeem shares of the Funds on any day that the Funds are open for business. Class C Shares are not available for purchase in all of the Funds. Purchase and redemption procedures are explained in greater detail in "How To Do Business With The One Group." For additional information, call The One Group Services Company at 1-800-480-4111.

             HOW ARE DIVIDENDS PAID?
             Generally, dividends are declared on each business day and are distributed periodically. Any capital gains are distributed at least annually. Distributions are paid in additional shares of the same class unless you elect to take the payment in cash. For a more detailed discussion of dividends, see "Dividend Policies."

             WHO MANAGES THE FUNDS?

             Banc One Investment Advisors Corporation ("Banc One Investment Advisors"), an indirect subsidiary of BANK ONE CORPORATION, serves as the advisor of the Funds. Banc One Investment Advisors is paid a fee for its services. A more detailed discussion regarding Banc One Investment Advisors, its services and compensation can be found in the Prospectus under the headings "The Advisor" and "Expense Summary."

    The One Group(R)

Prime Money Market Fund
[LOGO] INVESTMENT OBJECTIVE
The Fund is a diversified money
market fund that seeks current
income with liquidity and stability
of principal.
[LOGO] PORTFOLIO SECURITIES
The Fund invests exclusively in high
quality money market instruments.
These instruments include U.S.
Treasury obligations, obligations
issued or guaranteed by U.S.
agencies or instrumentalities,
mortgage-backed securities,
commercial paper, bank obligations
and deposit notes. The Fund also may
invest in commercial paper issued by
foreign issuers. The Fund may invest
up to 10% of its net assets in
illiquid investments such as certain
restricted securities and private
placements. The Fund also engages in
securities lending. For a list of
all of the securities in which the
Fund may invest, please read
"Investment Policies."
[LOGO] RISK CONSIDERATIONS
The Fund invests in securities that
are backed by "credit enhancements"
such as letters of credit. The value
of your investment in the Fund could
decrease if the value of the
securities in the portfolio
decreases in response to declining
credit quality of a credit
enhancement provider. The Fund also
invests in U.S. dollar denominated
foreign investments which involve
risks that are different from
investments in U.S. companies. In
addition, the Fund invests in
mortgage-related securities which
have a significantly greater price
and yield volatility than
traditional fixed-income securities.
Before you invest, please read "More
About the Funds" and "Investment

Risks."

 SHAREHOLDER EXPENSES

                                                              SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS B   CLASS C

                                                              Maximum Sales Charge Imposed on
                                                                Purchases (as a percentage of
                                                                offering price)                       none      none      none

                                                              Maximum Contingent Deferred Sales
                                                                Charge (as a percentage of
                                                                original purchase price or
                                                                redemption proceeds, as
                                                                applicable)                           none     5.00%     1.00%

                                                              Redemption Fees                         none      none      none

                                                              Exchange Fees                           none      none      none

                                                              ANNUAL OPERATING EXPENSES (2) (as a
                                                                percentage of average daily net
                                                                assets)

                                                              Investment Advisory Fees                .35%      .35%      .35%

                                                              12b-1 Fees (after fee waiver) (3)       .25%     1.00%     1.00%

                                                              Other Expenses                          .17%      .17%      .17%

                                                              Total Fund Operating Expenses (after
                                                                fee waivers) (4)                      .77%     1.52%     1.52%

                                      SERVICE
                                       CLASS    CLASS I
                                        none      none
                                        none      none
                                        none      none
                                        none      none
                                        .35%      .35%
                                        .55%      none
                                        .17%      .17%
                                       1.07%      .52%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from redemption amounts paid by wire.

(2) Expense information has been restated to reflect current fees.

(3) Due to 12b-1 fees, long-term Class A, Class B, Class C and Service Class shareholders may pay more than the equivalent of the maximum front-end sales charges permitted under the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .75% for Service Class shares.

(4) Without a voluntary reduction of 12b-1 fees, Total Operating Expenses would be 1.27% for Service Class shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the
                                   Fund, assuming: (1) payment of the
                                   maximum sales charge; (2) 5% annual
                                   return; and (3) redemption at the end of each time period.

                                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS

                                                              Class A           $  8      $ 25       $ 43        $ 95

                                                              Class B           $ 65      $ 78       $103        $161

                                                              Class C           $ 25      $ 48       $ 83        $181

                                                              Class I           $  5      $ 17       $ 29        $ 65


Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS

                                                              Class A           $  8      $ 25       $ 43        $ 95

                                                              Class B           $ 15      $ 48       $ 83        $161

                                                              Class C           $ 15      $ 48       $ 83        $181

                                                              Class I           $  5      $ 17       $ 29        $ 65


Class B shares automatically convert to Class A shares after eight years.
                                   Therefore, the "10 years" examples above reflect this conversion.

Because of the nature of the shares, shareholders are not expected to remain in Service Class shares for more than a
                                   very limited period of time. However, a
                                   shareholder investing in the Service
                                   Class shares on a continual basis for a
                                   period of one month would pay $1, three
                                   months would pay $3, one year would pay
                                   $11. Without the voluntary fee reduction, that shareholder would pay $1 after one month, $3 after three months, and $13 after one year.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or
                                   indirectly paid by investors in the Fund.
                                   THESE EXAMPLES SHOULD NOT BE CONSIDERED A
                                   REPRESENTATION OF PAST OR FUTURE EXPENSES
                                   AND ACTUAL EXPENSES MAY BE GREATER OR
                                   LESS THAN THOSE SHOWN.

THE ONE GROUP(R) PRIME MONEY MARKET FUND    FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.


                                                                    YEARS ENDED JUNE 30,
                                       -------------------------------------------------------------------------------
CLASS I                                    1998          1997          1996          1995          1994         1993
----------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD   $    1.000    $    1.000    $    1.000    $    1.000    $    1.000    $  1.000
----------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                     0.053         0.051         0.054         0.052         0.031       0.030
----------------------------------------------------------------------------------------------------------------------
Less: Distributions
  Net investment income                    (0.053)       (0.051)       (0.054)       (0.052)       (0.031)     (0.030)
----------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD         $    1.000    $    1.000    $    1.000    $    1.000    $    1.000    $  1.000
----------------------------------------------------------------------------------------------------------------------
Total Return                                 5.39%         5.20%         5.49%         5.34%         3.19%       3.09%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)    $2,616,698    $2,563,768    $2,186,562    $1,965,416    $1,600,876    $979,275
  Ratio of expenses to average net
    assets                                   0.51%         0.48%         0.44%         0.41%         0.40%       0.44%
  Ratio of net investment income to
    average net assets                       5.26%         5.08%         5.34%         5.27%         3.18%       3.05%
  Ratio of expenses to average net
    assets*                                  0.58%         0.56%         0.55%         0.57%         0.59%       0.62%
  Ratio of net investment income
    average net assets*                      5.19%         5.00%         5.23%         5.12%         2.99%       2.87%

                                             YEARS ENDED JUNE 30,
                                       ---------------------------------
CLASS I                                   1992        1991        1990
------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD   $  1.000    $  1.000    $  1.000
------------------------------------------------------------------------
Investment Activities:
  Net investment income                   0.045       0.069       0.080
------------------------------------------------------------------------
Less: Distributions
  Net investment income                  (0.045)     (0.069)     (0.080)
------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD         $  1.000    $  1.000    $  1.000
------------------------------------------------------------------------
Total Return                               4.64%       7.12%       8.33%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)    $946,504    $760,726    $562,680
  Ratio of expenses to average net
    assets                                 0.59%       0.68%       0.64%
  Ratio of net investment income to
    average net assets                     4.49%       6.86%       8.02%
  Ratio of expenses to average net
    assets*                                0.76%       0.83%       0.79%
  Ratio of net investment income
    average net assets*                    4.32%       6.71%       7.87%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.


                                                                             YEARS ENDED JUNE 30,
                                              --------------------------------------------------------------------------------------
CLASS A                                          1998         1997         1996         1995        1994        1993      1992(a)
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD          $  1.000     $  1.000     $  1.000     $  1.000     $ 1.000     $ 1.000    $ 1.000
------------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                          0.050        0.048        0.051        0.050       0.027       0.030      0.013
------------------------------------------------------------------------------------------------------------------------------------
Less: Distributions
  Net investment income                         (0.050)      (0.048)      (0.051)      (0.050)     (0.027)     (0.030)    (0.013)
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                $  1.000     $  1.000     $  1.000     $  1.000     $ 1.000     $ 1.000    $ 1.000
------------------------------------------------------------------------------------------------------------------------------------
Total Return                                      5.13%        4.94%        5.22%        5.08%       2.93%       2.83%      3.51%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)           $605,291     $332,646     $315,374     $201,968     $74,759     $61,106    $   511
  Ratio of expenses to average net assets         0.76%        0.73%        0.69%        0.67%       0.65%       0.65%      0.79%(b)
  Ratio of net investment income to average
    net assets                                    5.01%        4.83%        5.09%        5.02%       2.92%       2.67%      3.40%(b)
  Ratio of expenses to average net assets*        0.83%        0.91%        0.90%        0.92%       0.90%       0.99%      0.94%(b)
  Ratio of net investment income to average
    net assets*                                   4.94%        4.65%        4.88%        4.77%       2.67%       2.33%      3.25%(b)


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
  (a) Class A Shares commenced offering on February 18, 1992. (b) Annualized.

4

THE ONE GROUP(R) PRIME MONEY MARKET FUND    FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                                                             YEARS ENDED
                                                                            JUNE 30, 1998
                                                                            --------------
                                                                            NOVEMBER 21,
                                                                                 TO
                                                                JUNE 30,      JUNE 30,
CLASS B                                                           1998         1997(a)
------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                            $ 1.000        $ 1.000
------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                           0.043          0.026
------------------------------------------------------------------------------------------
Less: Distributions
  Net investment income                                          (0.043)        (0.026)
------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                  $ 1.000        $ 1.000
------------------------------------------------------------------------------------------
Total Return (excludes sales charge)                               4.35%          2.63%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                             $ 1,912        $   618
  Ratio of expenses to average net assets                          1.51%          1.51%(c)
  Ratio of net investment income to average net assets             4.25%          4.16%(c)
  Ratio of expenses to average net assets*                         1.57%          1.59%(c)
  Ratio of net investment income to average net assets*            4.19%          4.08%(c)


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
  (a) Period from commencement of operations. (b) Not annualized.
  (c) Annualized.

    The One Group(R)
Municipal Money Market Fund
[LOGO] INVESTMENT OBJECTIVE
The Fund is a diversified fund that
seeks as high a level of current
interest income exempt from Federal
income tax as is consistent with
capital preservation and stability
of principal.
[LOGO] PORTFOLIO SECURITIES
As a matter of fundamental policy,
the Fund will invest at least 80% of
its total assets in municipal
securities. These are securities
issued by or on behalf of the
states, territories and possessions
of the United States, including the
District of Columbia, and their
political subdivisions, agencies,
instrumentalities and authorities.
These municipal securities produce
interest that, in the opinion of
bond counsel for the issuer, is
exempt from Federal income tax.
However, the Fund may invest as much
as 100% of its assets in municipal
securities that produce income that
is subject to the Federal
alternative minimum tax. If you are
subject to the Federal alternative
minimum tax, please read the section
of this prospectus entitled "Tax
Treatment of Shareholders" before
you invest. The Fund also may invest
up to 20% of its total assets in
other types of securities, such as
taxable money market instruments,
including repurchase agreements. For
a list of all the securities in
which the Fund may invest, please
read "Investment Practices."
[LOGO] RISK CONSIDERATIONS

The Fund invests in securities that
are backed by "credit enhancements"
such as letters of credit. The value
of your investment in the Fund could
decrease if the value of the
securities in the portfolio
decreases in response to declining
credit quality of a credit
enhancement provider. In addition,
the Fund invests in mortgage-related
securities which have a
significantly greater price and
yield volatility than traditional
fixed-income securities. Before you
invest, please read "More
Information about the Funds" and

"Investment Risks."

 SHAREHOLDER EXPENSES


                                                              SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS C   CLASS I

                                                              Maximum Sales Charge Imposed on
                                                                Purchases
                                                                (as a percentage of offering
                                                                price)                                none      none      none

                                                              Maximum Contingent Deferred Sales
                                                                Charge
                                                                (as a percentage of original
                                                                purchase price or redemption
                                                                proceeds, as applicable)              none     1.00%      none

                                                              Redemption Fees                         none      none      none

                                                              Exchange Fees                           none      none      none

                                                              ANNUAL OPERATING EXPENSES (2) (as a
                                                                percentage of average daily net
                                                                assets)

                                                              Investment Advisory Fees (after fee
                                                                waiver) (3)                           .27%      .27%      .27%

                                                              12b-1 Fees (4)                          .25%     1.00%      none

                                                              Other Expenses                          .20%      .20%      .20%

                                                              Total Fund Operating Expenses (after
                                                                fee waiver) (5)                       .72%     1.47%      .47%



(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from redemption amounts paid by wire.

(2) Expense information has been restated to reflect current fees.

(3) Without a fee waiver, Investment Advisory Fees would be .35% for all classes of shares.

(4) Due to 12b-1 fees, long-term Class A and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted under the rules of the National Association of Securities Dealers.

(5) Total Operating Expenses have been revised to reflect fee waivers. Without a voluntary reduction of Investment Advisory fees, Total Operating Expenses would be .80% for Class A shares, 1.55% for Class C shares and .55% for Class I shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the
                                   Fund, assuming: (1) payment of the
                                   maximum sales charge; (2) 5% annual
                                   return; and (3) redemption at the end of each time period.


                                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS

                                                              Class A           $  7      $ 23       $ 40        $ 89

                                                              Class A
                                                                (without fee
                                                                waiver)         $  8      $ 26       $ 44        $ 99

                                                              Class C           $ 25      $ 46       $ 80        $176

                                                              Class C
                                                                (without fee
                                                                waiver)         $ 26      $ 49       $ 84        $185

                                                              Class I           $  5      $ 15       $ 26        $ 59

                                                              Class I
                                                                (without fee
                                                                waiver)         $  6      $ 18       $ 31        $ 69



Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:


                                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS

                                                              Class A           $  7      $ 23       $ 40        $ 89

                                                              Class A
                                                                (without fee
                                                                waiver)         $  8      $ 26       $ 44        $ 99

                                                              Class C           $ 15      $ 46       $ 80        $176

                                                              Class C
                                                                (without fee
                                                                waiver)         $ 16      $ 49       $ 84        $185

                                                              Class I           $  5      $ 15       $ 26        $ 59

                                                              Class I
                                                                (without fee
                                                                waiver)         $  6      $ 18       $ 31        $ 69



These examples are designed to assist you in understanding the various costs and expenses that may be directly or
                                   indirectly paid by investors in the Fund.
                                   THESE EXAMPLES SHOULD NOT BE CONSIDERED A
                                   REPRESENTATION OF PAST OR FUTURE EXPENSES
                                   AND ACTUAL EXPENSES MAY BE GREATER OR
                                   LESS THAN THOSE SHOWN.

The One Group(R) Municipal Money Market Fund    Financial Highlights


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.


                                                                    YEARS ENDED JUNE 30,
                                            --------------------------------------------------------------------
                 CLASS I                      1998        1997        1996        1995        1994        1993
NET ASSET VALUE, BEGINNING OF PERIOD        $  1.000    $  1.000    $  1.000    $  1.000    $  1.000    $  1.000
----------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                        0.032       0.031       0.033       0.032       0.021       0.021
----------------------------------------------------------------------------------------------------------------
Less: Distributions
  Net investment income                       (0.032)     (0.031)     (0.033)     (0.032)     (0.021)     (0.021)
----------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD              $  1.000    $  1.000    $  1.000    $  1.000    $  1.000    $  1.000
----------------------------------------------------------------------------------------------------------------
Total Return                                    3.27%       3.19%       3.34%       3.28%       2.16%       2.15%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)         $498,127    $467,420    $459,807    $437,743    $352,702    $175,277
  Ratio of expenses to average net assets       0.45%       0.43%       0.41%       0.41%       0.40%       0.46%
  Ratio of net investment income to
    average net assets                          3.22%       3.16%       3.29%       3.26%       2.13%       2.12%
  Ratio of expenses to average net assets*      0.56%       0.55%       0.59%       0.59%       0.60%       0.66%
  Ratio of net investment income to
    average net assets*                         3.11%       3.04%       3.11%       3.08%       1.93%       1.92%

                                                  YEARS ENDED JUNE 30,
                                            --------------------------------
                 CLASS I                      1992        1991        1990
NET ASSET VALUE, BEGINNING OF PERIOD        $  1.000    $  1.000    $  1.000
-------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                        0.034       0.050       0.057
-----------------------------------------------------------------------------------------------
Less: Distributions
  Net investment income                       (0.034)     (0.050)     (0.057)
---------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD              $  1.000    $  1.000    $  1.000
----------------------------------------------------------------------------------------------------------------
Total Return                                    3.47%       5.17%       5.82%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)         $170,961    $166,200    $145,712
  Ratio of expenses to average net assets       0.43%       0.32%       0.36%
  Ratio of net investment income to
    average net assets                          3.41%       5.04%       5.66%
  Ratio of expenses to average net assets*      0.80%       0.67%       0.76%
  Ratio of net investment income to
    average net assets*                         3.04%       4.69%       5.26%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.


                                                                               YEARS ENDED JUNE 30,
                                                 --------------------------------------------------------------------------------
                    CLASS A                        1998        1997        1996        1995        1994        1993      1992(A)
NET ASSET VALUE, BEGINNING OF PERIOD             $  1.000     $ 1.000     $ 1.000     $ 1.000     $ 1.000     $ 1.000    $ 1.000
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                             0.030       0.029       0.030       0.030       0.021       0.019      0.009
---------------------------------------------------------------------------------------------------------------------------------
Less: Distributions
  Net investment income                            (0.030)     (0.029)     (0.030)     (0.030)     (0.021)     (0.019)    (0.009)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                   $  1.000     $ 1.000     $ 1.000     $ 1.000     $ 1.000     $ 1.000    $ 1.000
---------------------------------------------------------------------------------------------------------------------------------
Total Return                                         3.01%       2.97%       3.08%       3.02%       1.96%       1.89%      2.48%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)              $104,809     $48,185     $50,720     $56,518     $41,595     $18,932    $   122
  Ratio of expenses to average net assets            0.70%       0.68%       0.66%       0.66%       0.65%       0.66%      0.84%(b)
  Ratio of net investment income to average net
    assets                                           2.97%       2.91%       3.04%       3.01%       1.92%       1.82%      2.44%(b)
  Ratio of expenses to average net assets*           0.81%       0.90%       0.94%       0.94%       0.91%       1.01%      0.99%(b)
  Ratio of net investment income to average net
    assets*                                          2.86%       2.69%       2.76%       2.73%       1.66%       1.47%      2.29%(b)


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
    (a) Class A shares commenced offering on February 18, 1992.
    (b) Annualized.

    The One Group(R)
Ohio Municipal Money Market Fund
[LOGO] INVESTMENT OBJECTIVE
The Fund is a non-diversified money
market fund that seeks as high a
level of current interest income
exempt from Federal income tax and
Ohio personal income tax as is
consistent with capital preservation
and stability of principal.
[LOGO] PORTFOLIO SECURITIES
The Fund will invest at least 80% of
its total assets in Ohio municipal
securities. These are securities
issued by, or on behalf of, the
State of Ohio and its political
subdivisions, agencies,
instrumentalities and authorities.
Ohio municipal securities produce
interest that, in the opinion of
bond counsel for the issuer, is
exempt from both Federal income tax
and Ohio personal income tax. The
Fund also may invest up to 20% of
its total assets in non-Ohio
municipal securities, i.e.,
municipal securities issued by
states, territories and possessions
of the United States, including the
District of Columbia, other than
Ohio, as well as their political
subdivisions, agencies,
instrumentalities and authorities
that produce interest exempt from
Federal income tax. The Fund has the
ability to invest as much as 100% of
its assets in non-Ohio municipal
securities that produce income that
is subject to the Federal
alternative minimum tax. If you are
subject to the Federal alternative
minimum tax, please read the section
of this prospectus entitled "Tax
Treatment of Shareholders" before
you invest. Finally, the Fund also
may invest up to 20% of its total
assets in other types of securities,
such as taxable money market
instruments, including repurchase
agreements. For a list of all the
securities in which the Fund may
invest, please read "Investment
Practices."

[LOGO] RISK CONSIDERATIONS


Because of the relatively small
number of issuers of Ohio municipal
securities, the Fund's performance
is effected to a greater extent by
the success of one or a few issuers
than is the performance of a
diversified fund. In addition, the
Fund invests in mortgage-related
securities which have a
significantly greater price and
yield volatility than traditional
fixed-income securities. Before you
invest, please read "More About the

Funds" and "Investment Risks."

 SHAREHOLDER EXPENSES

                                                              SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS C   CLASS I

                                                              Maximum Sales Charge Imposed on
                                                                Purchases (as a percentage of
                                                                offering price)                       none      none      none

                                                              Maximum Contingent Deferred Sales
                                                                Charge (as a percentage of
                                                                original purchase price or
                                                                redemption proceeds, as
                                                                applicable)                           none     1.00%      none

                                                              Redemption Fees                         none      none      none

                                                              Exchange Fees                           none      none      none

                                                              ANNUAL OPERATING EXPENSES (2) (as a
                                                                percentage of average daily net
                                                                assets)

                                                              Investment Advisory Fees (after fee
                                                                waiver) (3)                           .27%      .27%      .27%

                                                              12b-1 Fees (4)                          .25%     1.00%      none

                                                              Other Expenses                          .18%      .18%      .18%

                                                              Total Fund Operating Expenses (after
                                                                fee waivers) (5)                      .70%     1.45%      .45%


(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from redemption amounts paid by wire.

(2) Expense information has been restated to reflect current fees.

(3) Without a fee waiver, Investment Advisory Fees would be .30% for all classes of shares.

(4) Due to 12b-1 fees, long-term Class A and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted under the rules of the National Association of Securities Dealers.

(5) Total Operating Expenses have been revised to reflect fee waivers. Without a voluntary reduction of Investment Advisory Fees, Total Operating Expenses would be .73% for Class A shares, 1.48% for Class C shares and .48% for Class I shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the
                                   Fund, assuming: (1) payment of the
                                   maximum sales charge; (2) 5% annual
                                   return; and (3) redemption at the end of each time period.


                                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS

                                                              Class A           $  7      $ 22       $ 39        $ 87

                                                              Class A
                                                                (without fee
                                                                waivers)        $  7      $ 23       $ 41        $ 91

                                                              Class C           $ 25      $ 46       $ 79        $174

                                                              Class C
                                                                (without fee
                                                                waivers)        $ 25      $ 47       $ 81        $177

                                                              Class I           $  5      $ 14       $ 25        $ 57

                                                              Class I
                                                                (without fee
                                                                waivers)        $  5      $ 15       $ 27        $ 60



Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:


                                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS

                                                              Class A           $  7      $ 22       $ 39        $ 87

                                                              Class A
                                                                (without fee
                                                                waivers)        $  7      $ 23       $ 41        $ 91

                                                              Class C           $ 15      $ 46       $ 79        $174

                                                              Class C
                                                                (without fee
                                                                waiver)         $ 15      $ 47       $ 81        $177

                                                              Class I           $  5      $ 14       $ 25        $ 57

                                                              Class I
                                                                (without fee
                                                                waivers)        $  5      $ 15       $ 27        $ 60



These examples are designed to assist you in understanding the various costs and expenses that may be directly or
                                   indirectly paid by investors in the Fund.
                                   THESE EXAMPLES SHOULD NOT BE CONSIDERED A
                                   REPRESENTATION OF PAST OR FUTURE EXPENSES
                                   AND ACTUAL EXPENSES MAY BE GREATER OR
                                   LESS THAN THOSE SHOWN.

8

THE ONE GROUP(R) OHIO MUNICIPAL MONEY MARKET FUND    FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.



                                                                                                                         JUNE 9,
                                                                     YEARS ENDED JUNE 30,                                1993 TO
                                              ----------------------------------------------------                       JUNE 30,
CLASS I                                         1998           1997           1996           1995           1994          1993(a)
--------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD          $ 1.000        $ 1.000        $ 1.000        $ 1.000        $ 1.000        $ 1.000
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                         0.033          0.032          0.033          0.032          0.022          0.013
---------------------------------------------------------------------------------------------------------------------------------
Less: Distributions
  Net investment income                        (0.033)        (0.032)        (0.032)        (0.032)        (0.022)        (0.013)
  In excess of net investment income               --             --         (0.001)            --             --              --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                            (0.033)        (0.032)        (0.033)        (0.032)        (0.022)        (0.013)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                $ 1.000        $ 1.000        $ 1.000        $ 1.000        $ 1.000        $ 1.000
---------------------------------------------------------------------------------------------------------------------------------
Total Return                                     3.31%          3.22%          3.34%          3.20%          2.25%          2.14%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)           $77,224        $56,442        $55,915        $51,806        $55,375        $ 3,500
  Ratio of expenses to average net assets        0.40%          0.40%          0.41%          0.41%          0.34%          0.08%(b)
  Ratio of net investment income to average
    net assets                                   3.27%          3.17%          3.19%          3.13%          2.29%          2.07%(b)
  Ratio of expenses to average net assets*       0.53%          0.53%          0.71%          0.60%          0.57%          0.51%(b)
  Ratio of net investment income to average
    net assets*                                  3.14%          3.04%          2.89%          2.94%          2.06%          1.64%(b)


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from commencement of operations. (b) Annualized.


                                                                                                                         JUNE 9,
                                                                   YEARS ENDED JUNE 30,                                  1993 TO
                                          ------------------------------------------------------                         JUNE 30,
CLASS A                                      1998            1997           1996           1995            1994           1993(a)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD      $   1.000        $ 1.000        $ 1.000        $ 1.000        $   1.000        $ 1.000
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                       0.030          0.029          0.030          0.029            0.021          0.009
---------------------------------------------------------------------------------------------------------------------------------
Less: Distributions
  Net investment income                      (0.030)        (0.029)        (0.029)        (0.029)          (0.021)        (0.009)
  In excess of net investment income             --             --         (0.001)            --               --             --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                          (0.030)        (0.029)        (0.030)        (0.029)          (0.021)        (0.009)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD            $   1.000        $ 1.000        $ 1.000        $ 1.000        $   1.000        $ 1.000
---------------------------------------------------------------------------------------------------------------------------------
Total Return                                   3.06%          2.96%          3.08%          2.98%            2.09%          2.34%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)       $  39,100        $30,479        $41,132        $35,790        $  37,356        $25,125
  Ratio of expenses to average net
    assets                                     0.65%          0.65%          0.66%          0.63%            0.44%          0.26%(b)
  Ratio of net investment income to
    average net assets                         2.98%          2.90%          2.94%          2.91%            2.05%          2.03%(b)
  Ratio of expenses to average net
    assets*                                    0.78%          0.88%          1.06%          0.95%            0.94%          0.92%(b)
  Ratio of net investment income to
    average net assets*                        2.85%          2.67%          2.54%          2.59%            1.55%          1.37%(b)


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
  (a) Period from commencement of operations.  (b) Annualized.

    The One Group(R)

U.S. Treasury Securities Money Market Fund
[LOGO] INVESTMENT OBJECTIVE
The Fund is a diversified money
market fund that seeks current
income with liquidity and stability
of principal.
[LOGO] PORTFOLIO SECURITIES
The Fund will invest exclusively in
short-term U.S. Treasury obligations
including repurchase agreements
collateralized by such Treasury
obligations and when-issued
securities. The Fund also engages in
securities lending. For a list of
all the securities in which the Fund
may invest, please read "Investment
Practices."
[LOGO] RISK CONSIDERATIONS
Before you invest, please read "More
About the Funds" and "Investment

Risks."

 SHAREHOLDER EXPENSES

                                                              SHAREHOLDER TRANSACTION EXPENSES (1)  CLASS A   CLASS B   CLASS C

                                                              Maximum Sales Charge Imposed on
                                                                Purchases (as a percentage of
                                                                offering price)                       none      none      none

                                                              Maximum Contingent Deferred Sales
                                                                Charge (as a percentage of
                                                                original purchase price or
                                                                redemption proceeds, as
                                                                applicable)                           none     5.00%     1.00%

                                                              Redemption Fees                         none      none      none

                                                              Exchange Fees                           none      none      none

                                                              ANNUAL OPERATING EXPENSES (2) (as a
                                                                percentage of average daily net
                                                                assets)

                                                              Investment Advisory Fees                .35%      .35%      .35%

                                                              12b-1 Fees (after fee waiver) (3)       .25%     1.00%     1.00%

                                                              Other Expenses                          .17%      .17%      .17%

                                                              Total Fund Operating Expenses (after
                                                                fee waivers) (4)                      .77%     1.52%     1.52%

                                      SERVICE
                                       CLASS    CLASS I
                                        none      none
                                        none      none
                                        none      none
                                        none      none
                                        .35%      .35%
                                        .55%      none
                                        .17%      .17%
                                       1.07%      .52%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $10.00 sub-minimum account fee may be applicable and a $7.00 charge will be deducted from redemption amounts paid by wire.

(2) Expense information has been restated to reflect current fees.

(3) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted under the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .75% for Service Class shares.

(4) Total Operating Expenses have been revised to reflect fee waivers. Without a voluntary reduction of 12b-1 fees, Total Operating Expenses would be 1.27% for Service Class shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the
                                   Fund, assuming: (1) payment of the
                                   maximum sales charge; (2) 5% annual
                                   return; and (3) redemption at the end of each time period.

                                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                              Class A           $  8      $ 25       $ 43        $ 95
                                                              Class B           $ 65      $ 78       $103        $161
                                                              Class C           $ 25      $ 48       $ 83        $181
                                                              Class I           $  5      $ 17       $ 29        $ 65

Assuming no redemption at the end of the period, the dollar amounts in the above example would be as follows:


                                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                              Class A           $  8      $ 25       $ 43        $ 95
                                                              Class B           $ 15      $ 48       $ 83        $161
                                                              Class C           $ 15      $ 48       $ 83        $181
                                                              Class I           $  5      $ 17       $ 29        $ 65


Because of the nature of the shares, shareholders are not expected to remain in Service Class shares for more than a
                                   very limited period of time. However, a
                                   shareholder investing in the Service
                                   Class shares on a continual basis for a
                                   period of one month would pay $1, three
                                   months would pay $3, and one year would
                                   pay $11. Without the voluntary fee
                                   reduction, that shareholder would pay $1 after one month, $3 after three months, and $13 after one year.

Class B shares automatically convert to Class A shares after eight (8)
                                   years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or
                                   indirectly paid by investors in the Fund.
                                   THESE EXAMPLES SHOULD NOT BE CONSIDERED A
                                   REPRESENTATION OF PAST OR FUTURE EXPENSES
                                   AND ACTUAL EXPENSES MAY BE GREATER OR
                                   LESS THAN THOSE SHOWN.

10

THE ONE GROUP(R) U.S. TREASURY SECURITIES MONEY MARKET FUND    FINANCIAL
HIGHLIGHTS
--------------------------------------------------------------------------------

The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by PricewaterhouseCoopers LLP, whose report, along with the Fund's financial statements, is incorporated by reference in the Statement of Additional Information, which is available upon request.


                                                                     YEARS ENDED JUNE 30,
                                -----------------------------------------------------------------------------------------------
CLASS I                             1998           1997           1996           1995          1994         1993         1992
-------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF
  PERIOD                        $    1.000     $    1.000     $    1.000     $    1.000     $  1.000     $  1.000     $  1.000
-------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income              0.051          0.050          0.052          0.050        0.030        0.029        0.043
-------------------------------------------------------------------------------------------------------------------------------
Less: Distributions
  Net investment income             (0.051)        (0.050)(a)     (0.052)        (0.050)      (0.030)      (0.029)      (0.043)
-------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD  $    1.000     $    1.000     $    1.000     $    1.000     $  1.000     $  1.000     $  1.000
-------------------------------------------------------------------------------------------------------------------------------
Total Return                          5.19%          5.07%          5.34%          5.07%        3.01%        2.89%        4.40%

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period
    (000)                       $3,025,608     $2,243,376     $1,844,590     $1,178,091     $969,326     $492,862     $410,146
  Ratio of expenses to average
    net assets                        0.52%          0.46%          0.42%          0.41%        0.40%        0.45%        0.55%
  Ratio of net investment
    income to average net
    assets                            5.07%          4.95%          5.17%          4.96%        3.02%        2.85%        4.25%
  Ratio of expenses to average
    net assets*                       0.60%          0.57%          0.56%          0.59%        0.58%        0.67%        0.77%
  Ratio of net investment
    income to average net
    assets*                           4.99%          4.84%          5.03%          4.78%        2.84%        2.63%        4.04%

                                 YEARS ENDED JUNE 30,
                                ----------------------
CLASS I                            1991         1990
------------------------------------------------------
NET ASSET VALUE, BEGINNING OF
  PERIOD                        $  1.000     $  1.000
------------------------------------------------------
Investment Activities:
  Net investment income            0.062        0.078
------------------------------------------------------
Less: Distributions
  Net investment income           (0.062)      (0.078)
------------------------------------------------------
NET ASSET VALUE, END OF PERIOD  $  1.000     $  1.000
------------------------------------------------------
Total Return                        6.63%        8.10%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period
    (000)                       $339,987     $119,544
  Ratio of expenses to average
    net assets                      0.60%        0.59%
  Ratio of net investment
    income to average net
    assets                          6.20%        7.82%
  Ratio of expenses to average
    net assets*                     0.80%        0.79%
  Ratio of net investment
    income to average net
    assets*                         6.00%        7.62%


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
  (a) Includes $.000002 short term capital gain.


                                                                      YEARS ENDED JUNE 30,
                                            -------------------------------------------------------------------------
CLASS A                                        1998            1997            1996            1995            1994
---------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD        $  1.000        $  1.000        $  1.000        $  1.000        $  1.000
---------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                        0.048           0.047           0.050           0.047           0.027
---------------------------------------------------------------------------------------------------------------------
Less: Distributions
  Net investment income                       (0.048)         (0.047)(a)      (0.050)         (0.047)         (0.027)
---------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD              $  1.000        $  1.000        $  1.000        $  1.000        $  1.000
---------------------------------------------------------------------------------------------------------------------
Total Return                                    4.92%           4.81%           5.08%           4.81%           2.76%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)         $861,350        $530,164        $110,864        $ 98,723        $ 53,423
  Ratio of expenses to average net assets       0.77%           0.72%           0.67%           0.66%           0.63%
  Ratio of net investment income to
    average net assets                          4.82%           4.71%           4.92%           4.71%           2.81%
  Ratio of expenses to average net assets*      0.86%           0.93%           0.91%           0.94%           0.87%
  Ratio of net investment income to
    average net assets*                         4.73%           4.50%           4.68%           4.43%           2.57%

                                               YEARS ENDED JUNE 30,
                                            -------------------------
CLASS A                                        1993          1992(b)
------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD        $  1.000        $  1.000
------------------------------------------------------------------------
Investment Activities:
  Net investment income                        0.026           0.012
------------------------------------------------------------------------
Less: Distributions
  Net investment income                       (0.026)         (0.012)
------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD              $  1.000        $  1.000
------------------------------------------------------------------------
Total Return                                    2.63%           3.38%(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)         $ 30,759        $      6
  Ratio of expenses to average net assets       0.65%           0.59%(c)
  Ratio of net investment income to
    average net assets                          2.52%           2.51%(c)
  Ratio of expenses to average net assets*      1.02%           0.71%(c)
  Ratio of net investment income to
    average net assets*                         2.15%           2.39%(c)


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
  (a) Includes $.000002 short term capital gain.   (b) Class A Shares
  commenced offering on February 18, 1992.   (c) Annualized.

THE ONE GROUP(R) U.S. TREASURY SECURITIES MONEY MARKET FUND    FINANCIAL
HIGHLIGHTS
--------------------------------------------------------------------------------

                                                                YEAR          NOVEMBER 21,
                                                               ENDED            1996 TO
                                                              JUNE 30,          JUNE 30,
CLASS B                                                        1998            1997(a)
-------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                          $ 1.000           $ 1.000
-------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                         0.041             0.024
-------------------------------------------------------------------------------------------
Less: Distributions
  Net investment income                                        (0.041)           (0.024)(b)
-------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $ 1.000           $ 1.000
-------------------------------------------------------------------------------------------
Total Return (excludes sales charge)                             4.14%             2.44%(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                           $   181           $    49
  Ratio of expenses to average net assets                        1.52%             1.48%(d)
  Ratio of net investment income to average net assets           4.06%             3.97%(d)
  Ratio of expenses to average net assets*                       1.60%             1.59%(d)
  Ratio of net investment income to average net assets*          3.98%             3.86%(d)


* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
  (a) Period from commencement of operations.   (b) Includes $.000002 short
  term capital gain.   (c) Not annualized.   (d) Annualized.


                                                                 FEBRUARY 18,
                                                                   1998 TO
                                                                   JUNE 30,
CLASS C                                                            1998(a)
-------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                               $  1.000
-------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                               0.015
-------------------------------------------------------------------------------
Less: Distributions:
  Net investment income                                              (0.015)
-------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                     $  1.000
-------------------------------------------------------------------------------
Total Return                                                           1.47%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                $      1
  Ratio of expenses to average net assets                              1.57%(c)
  Ratio of net investment income to average net assets                 4.01%(c)



(a) Period from commencement of operations.  (b) Not annualized.
(c) Annualized.

                              more about the funds

12

Portfolio Quality
----------------------------------------------------

Securities will be purchased by the Funds only if Banc One Investment Advisors determine that they present minimal credit risk under guidelines adopted by the Board of Trustees. In addition, unless a more specific rating is specified, all investments of the Funds must be rated in one of the two highest rating categories described in "Description of Ratings" in the Appendix. If an investment is unrated, Banc One Investment Advisors must determine that it is of comparable quality to a rated security. Banc One Investment Advisors will look at a security's rating at the time of investment. For more information about ratings, please see "Description of Ratings" in the Appendix.

Illiquid Investments
----------------------------------------------------

Each Fund may invest up to 10% of its net assets in illiquid investments. A security is illiquid if it cannot be sold at approximately the value assessed by the Fund within seven (7) days. Banc One Investment Advisors will follow guidelines adopted by The One Group Board of Trustees in determining whether an investment is illiquid.

Special Risk
Considerations
----------------------------------------------------

NET ASSET VALUE: There is no assurance that the Funds will meet their investment objectives or be able to maintain a net asset value of $1.00 per share on a continuous basis.

NON-DIVERSIFIED FUNDS: The Ohio Municipal Money Market Fund is a "non-diversified" fund. "Non-diversified" means that the Fund may invest a significantly greater portion of its assets in the securities of a single issuer than can a "diversified" fund. In addition, the Fund's investments are concentrated geographically. These concentrations increase the risk of loss to the Fund if the issuer of a security fails to make interest or principal payments or if the market value of a security declines. Investment in the Fund may entail more risks than an investment in another type of money market fund.

THE OHIO ECONOMY: The Ohio Municipal Money Market Fund's investments are concentrated in the State of Ohio. While Ohio's economy has become increasingly diversified, it continues to rely to a significant degree on durable goods manufacturing, such as automobiles, tires, steel and household appliances. These industries tend to be cyclical. Agriculture also is an important part of the Ohio economy, and the state has several programs that provide financial assistance to farmers. Although obligations issued by the state and its political subdivisions are payable from specific sources or taxes, future economic difficulties and the impact on state and local government finances may negatively affect the market value of the Ohio municipal securities held by the Ohio Municipal Money Market Fund.


FIXED INCOME SECURITIES: Investments in fixed income securities (for example, bonds) will increase or decrease in value based on changes in interest rates. If rates increase, the value of a Fund's investments generally declines. On the other hand, if rates fall, the value of the investments generally increases. The value of your investment in a Fund will increase and decrease as the value of a Fund's investments increase and decrease. While securities with longer duration and maturities tend to produce higher yields, they also are subject to greater fluctuations in value when interest rates change. Usually changes in the value of fixed income securities will not affect cash income generated, but may affect the value of your investment. Fixed income securities also are subject to the risk that the issuer of the security will be unable to meet its repayment obligation.



DERIVATIVES: Some of the Funds may invest in securities that are considered to be derivatives. "Derivatives" are securities that derive their value from the performance of underlying assets or securities. These securities may be more volatile than other securities. These include mortgage-backed securities, including collateralized mortgage obligations and Real Estate Mortgage Investment Conduits (CMOs and REMICs) and asset-backed securities. Derivatives present, to varying degrees, market, credit, leverage, liquidity, and management risks. The Fund's use of derivatives may cause the Fund to recognize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than it would if the Fund did not use such instruments. For a more detailed discussion of these risks, please read "Investment Risks."

                     how to do business with The One Group

Purchasing
Fund Shares
----------------------------------------------------

WHERE CAN I BUY SHARES?

You may purchase Fund shares from the following sources:

- The One Group Services Company, and

- Shareholder Servicing Agents. These include investment advisors, brokers, financial planners, banks, insurance companies, retirement or 401(k) plan sponsors, or other intermediaries. Shares purchased this way will be held for you by the Shareholder Servicing Agent.

WHEN CAN I BUY SHARES?

- Purchases may be made on any business day. This includes any day that the Funds are open for business, other than weekends, days on which the New York Stock Exchange ("NYSE") is closed, and the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving, and Christmas.

- Purchase requests will be effective on the day received by The One Group Services Company and you will be eligible to receive dividends declared the same day, if such purchase orders are received by The One Group Services
  Company:

      (i) before 11:00 a.m., Eastern Time ("ET"), for the Ohio Municipal Money Market Fund;

      (ii) before 12:00 noon, ET, for the Municipal Money Market Fund; and


     (iii) before 4:00 p.m., ET, for the Prime Money Market Fund and the U.S. Treasury Securities Money Market Fund.


   In addition, the Fund's custodian, State Street Bank and Trust Company, must receive "federal funds" before 4:00 p.m., ET on such day. If State Street Bank and Trust Company does not receive federal funds by the cut-off time, the purchase order will not be effective until the next business day on which federal funds are timely received by State Street Bank and Trust Company.

- On occasion, the NYSE will close before 4 p.m. ET. When that happens, purchase requests received after the NYSE closes will be effective the following business day.

- If your shares are held by a Shareholder Servicing Agent, it is the responsibility of the Shareholder Servicing Agent to send your purchase or redemption order to the Fund. Your Shareholder Servicing Agent may have an earlier cut-off time for purchase and redemption requests.

- The One Group Services Company can reject a purchase order if it does not think that it is in the best interests of a Fund and/or its shareholders to accept the order.

- Shares are electronically recorded. Therefore, certificates will not be issued.

WHAT KIND OF SHARES CAN I BUY?

The One Group offers the following classes of shares:

- Class A, Class B and Class C shares are available to the general public.

- Class I shares are available to institutional investors and any organization authorized to act in a fiduciary, advisory, custodial or agency capacity. We will refer to these entities as "Intermediaries."

- Service Class shares are available to Intermediaries purchasing shares on behalf of investors requiring additional administrative or accounting services such as sweep processing.

- If you intend to hold your shares six or more years, Class B shares may be appropriate for you. If you intend to hold your shares for less than six years, you may want to consider Class A or Class C shares.

The One Group Fund Direct IRA. The One Group offers a retirement plan and, in 1999, may offer an education plan. These plans allow participants to defer taxes while their retirement and education savings grow. The education IRA requires a minimum investment of $500. Call The One Group Services Company at 1-800-480-4111 for an Adoption Agreement.

HOW MUCH DO SHARES COST?

- Shares are sold at net asset value ("NAV").

- NAV per share is calculated by dividing the total market value of a Fund's investment and other assets allocable to a class (minus class expenses) by the number of outstanding shares in that class. The Funds use their best efforts to maintain their NAV at $1.00, although there is no guarantee that they will be able to do so.

- NAV is calculated each business day as of 11:00 a.m. and following the close of the NYSE at 4:00 p.m., ET, for the Ohio Municipal Money Market Fund; as of 12:00 noon and 4:00 p.m., ET, for the Municipal Money Market Fund, and as of 2:00 p.m. and 4:00 p.m., ET, for the Prime Money Market Fund and the U.S. Treasury Securities Money Market Fund. On occasion, the NYSE will close before 4:00 p.m ET. When that happens, NAV will be calculated as of the time the NYSE closes.

14

HOW DO I OPEN AN ACCOUNT?

1. Read the prospectus carefully, and select the Fund or Funds most appropriate for you.


2. Decide how much you want to invest. The minimum initial investment is $1,000 ($100 for employees of BANK ONE CORPORATION and its affiliates).



   - Subsequent investments must be at least $100 ($25 for employees of BANK ONE CORPORATION and its affiliates).


   - The One Group Services Company may waive these minimums.

3.Complete the Account Application Form. Be sure to sign up for all of the Account privileges that you plan to take advantage of. Doing so now means that you will not have to complete additional paperwork later.

4.Send the completed application and a personal check (unless you choose to pay by wire or bank transfer) payable to "The One Group" to:

  State Street Bank and Trust Company
  c/o The One Group
  P.O. Box 8528
  Boston, MA 02266-8528

   Contributions to Fund Direct IRAs should be made payable to "State Street Bank and Trust Company for the Benefit of (your name)."

5. All checks should be in U.S. dollars. Third party checks will not be accepted. Redemptions from a Fund will not be permitted for ten (10) calendar days if purchases are made by check or under the Systematic Investment Plan (see below).

6. If you purchase shares through a Shareholder Servicing Agent, you may be required to complete additional forms or follow additional procedures. You should contact your Shareholder Servicing Agent regarding purchases, exchanges and redemptions.

7. If you have any questions, contact your Shareholder Servicing Agent or call The One Group Services Company at 1-800-480-4111.

CAN I PURCHASE SHARES OVER THE TELEPHONE?

Yes. Simply select this option on your Account Application Form and then:

- Contact your Shareholder Servicing Agent or The One Group Services Company at 1-800-480-4111 to relay your purchase instructions.

- Send a personal check payable to "The One Group" to State Street Bank and Trust Company (see address above), authorize a bank transfer, or initiate a wire transfer to the following wire address:

State Street Bank & Trust Company
Attn: Custody & Shareholder Services
ABA 011 000 028
DDA 99034167
FBO The One Group Fund (ex: The One Group
Prime Money Market Fund -- A)
Your Account Number (ex: 123456789)
Your Account Registration (ex: John Smith &
Mary Smith, JTWROS)

- The One Group uses reasonable procedures to confirm that instructions given by telephone are genuine. These procedures include recording telephone instructions and asking for personal identification. If these procedures are followed, The One Group will not be responsible for any loss, liability, cost or expense of acting upon unauthorized or fraudulent instructions; you bear the risk of loss.

- You may revoke your right to make purchases over the telephone by sending a letter to:

  State Street Bank and Trust Company
  c/o The One Group
  P.O. Box 8528
  Boston, MA 02266-8528

CAN I AUTOMATICALLY INVEST ON A
SYSTEMATIC BASIS?

Yes. After your Account is established, you may purchase additional Class A, Class B and Class C shares by making automatic monthly investments from your bank account. The minimum initial investment is still $1,000, but minimum automatic additions are only $25. The One Group Services Company may waive these minimums. To establish a Systematic Investment Plan:

- Select the "Systematic Investment Plan" option on the Account Application
  Form.

- Provide the necessary information about the bank account from which your investments will be made.

- Shares purchased under a Systematic Investment Plan may not be redeemed for ten (10) calendar days.

- The One Group currently does not charge for this service, but may impose a charge in the future. However, your bank may impose a charge for debiting your bank account.

- You may revoke your right to make systematic investments by calling The One Group Services Company at 1-800-480-4111 or by sending a letter to:

  State Street Bank and Trust Company
  c/o The One Group
  P.O. Box 8528
  Boston, MA 02266-8528

MAY I WRITE CHECKS ON MY ACCOUNT?

Class A and Class C shareholders may write checks for $250 or more.

- Checks may be payable to any person and your account will continue to earn dividends until the check clears.

- Checks are free, but your bank or the payee may charge you for stop payment orders, insufficient funds, or other valid reasons.

- You can not use this option to close your account because of the difficulty of determining the exact value of your account.

- You must wait ten (10) calendar days before you can write a check against shares purchased by a check.

TO SELECT THIS OPTION:

- Select the "Check Writing" option on the Account Application Form.

- Complete, sign and return a signature card and other forms sent to you by State Street Bank and Trust Company. You will receive a supply of checks that will be drawn on State Street Bank and Trust Company.

CONVERSION FEATURE

Your Class B shares automatically convert to Class A shares after eight years (measured from the end of the month in which they were purchased).

- After conversion, your shares will be subject to the lower distribution and shareholder servicing fees charged on Class A shares.

- You will not be assessed any sales charges or fees for conversion of shares, nor will you be subject to any tax.

- If you have exchanged Class B shares of one Fund for Class B shares of another, the time you held the shares in each Fund will be added together.

Sales Charges
----------------------------------------------------

The One Group Services Company compensates Shareholder Servicing Agents who sell shares of The One Group. Compensation comes from sales charges, 12b-1 fees and payments by The One Group Services Company from its own resources. The One Group Services Company, at its own expense, also will provide promotional incentives in the form of travel expenses, lodging and bonuses to licensed individuals who sell shares of the Funds, as well as vacation trips (including lodging at luxury resorts), tickets to entertainment events, and merchandise. Occasionally, cash incentives will be paid to select Shareholder Servicing Agents. Those Shareholder Servicing Agents who may receive special incentives include Banc One Securities Corporation, The Advisors Group, United Planners Financial Services of America, Inc., The Legend Group, and Rosewood Retirement Advisory Services, LLC.

 CLASS B SHARES

Class B shares are offered at NAV, without any up-front sales charges. However, if you redeem these shares within six years of the purchase date, you will be assessed a Contingent Deferred Sales Charge ("CDSC") according to the following schedule:


                         CDSC AS A % OF DOLLAR
  YEARS SINCE PURCHASE  AMOUNT SUBJECT TO CHARGE
          0-1                    5.00%
          1-2                    4.00%
          2-3                    3.00%
          3-4                    3.00%
          4-5                    2.00%
          5-6                    1.00%
      more than 6                0.00%

The One Group Services Company pays a commission of 4.00% of the original purchase price to Shareholder Servicing Agents who sell Class B shares.

 CLASS C SHARES

Class C shares are offered at NAV, without any up-front sales charge. However, if you redeem your shares within one year of the purchase date, you will be assessed a CDSC as follows:


                         CDSC AS A % OF DOLLAR
  YEARS SINCE PURCHASE  AMOUNT SUBJECT TO CHARGE
          0-1                    1.00%
    After first year              none

16

The One Group Services Company pays a commission of 1.00% of the original purchase price to Shareholder Servicing Agents who sell Class C shares.

How the CDSC is Calculated

- The Fund assumes that all purchases made in a given month were made on the first day of the month.

- The CDSC is based on the net amount redeemed.

- A sales charge is not assessed on shares acquired through reinvestment of dividends or capital gains distributions.

- To keep your CDSC as low as possible, the Fund first will redeem any shares in your account that carry no CDSC, starting with Class A Shares. After that, the Fund will redeem the shares you have held for the longest time and thus have the lowest CDSC.

- If you exchange Class B or Class C shares of an unrelated mutual fund for Class B or Class C shares of The Group in connection with a fund reorganization, the CDSC applicable to your original shares (including the period of time you have held those shares) will be applied to The One Group shares you receive in the reorganization.

12B-1 FEES

12b-1 fees are paid by The One Group to The One Group Services Company as compensation for its services and expenses. The One Group Services Company in turn pays all or part of the 12b-1 fee to brokers and other Shareholder Servicing Agents that sell shares of The One Group.

- The 12b-1 fees vary by share class as follows:

   1. Class A shares pay a 12b-1 fee of .25% of the average daily net assets of the Fund.

   2. Class B and Class C shares pay a 12b-1 fee of 1.00% of the average daily net assets of the Fund. This will cause expenses for Class B and Class C shares to be higher and dividends to be lower than for Class A shares.

   3. Service Class shares pay a 12b-1 fee of .75% of the average daily net assets of the Fund, which is currently being waived to .55%.

   4. There are no 12b-1 fees for Class I shares.

- 12b-1 fees, together with the CDSC, help The One Group Services Company sell Class B and Class C shares without an "up-front" sales charge by defraying the costs of advancing brokerage commissions and other expenses paid to Shareholder Servicing Agents.

- The One Group Services Company may use up to .25% of the fees for shareholder servicing and up to .75% for distribution. During the last fiscal year, The One Group Services Company received 12b-1 fees totaling .25% and 1.00% of the average daily net assets of Class A and Class B shares, respectively.

- The One Group Services Company may pay
   12b-1 fees to its affiliates and to Banc One Investment Advisors and its affiliates (or any sub-advisor) for brokerage and other agency transactions.

SALES CHARGE
REDUCTIONS
AND WAIVERS
----------------------------------------------------

WAIVER OF THE CLASS B SALES CHARGE

No sales charge is imposed on redemptions of Class B shares of the Funds:

1. Provided that you withdraw no more than 10% of the account value annually. You do not have to participate in the Systematic Withdrawal Plan to take advantage of this waiver.

2. If you buy the shares in connection with certain retirement plans, such as 401(k) and similar qualified plans.

3. If you are the shareholder (or a joint shareholder), or a participant or beneficiary of certain retirement plans and you die or become disabled (as defined by the Tax Code), but only if the redemption is made within one year of such death or disability.

4. That represent a minimum required distribution from an IRA Account or other qualifying retirement plan, but only if you are at least age 70 1/2.

5. Exchanged in connection with plans of reorganizations of a Fund, such as mergers, asset acquisitions and exchange offers to which a Fund is a party.

6. Acquired in exchange for Class C shares of other Funds of The One Group.

WAIVER OF THE CLASS C SALES CHARGE

No sales charge is imposed on redemptions of Class C shares of the Funds:

1. Provided that you withdraw no more than 10% of the account value annually. You do not have to participate in the Systematic Withdrawal Plan to take advantage of this waiver.

2. If you buy the shares in connection with certain retirement plans, such as 401(k) and similar qualified plans.

3. If you are the shareholder (or a joint shareholder), or a participant or beneficiary of certain retirement plans and you die or become disabled (as defined by the Tax Code), but only if the redemption is made within one year of such death or disability.

4. That represent a minimum required distributions from an IRA Account or other qualifying retirement plan, but only if you are at least age 70 1/2.

5. Exchanged in connection with plans of reorganizations of a Fund, such as mergers, asset acquisitions and exchange offers to which a Fund is a party.

6. Acquired in exchange for Class C shares of other Funds of The One Group.

7. If The One Group Services Company receives notice before you invest indicating that your Shareholder Servicing Agent, due to the type of account that you have, is waiving its commission.

To take advantage of any of these sales charge waivers, you must qualify for such waiver in advance. To see if you qualify, contact The One Group Services Company at 1-800-480-4111 or your Shareholder Servicing Agent.

EXCHANGING
FUND SHARES
----------------------------------------------------

WHAT ARE MY EXCHANGE PRIVILEGES?

You may make the following exchanges:

- Class I shares of a Fund may be exchanged for Class A shares of that Fund or for Class A or Class I shares of another Fund of The One Group.

- Class A shares of a Fund may be exchanged for Class I shares of that Fund or for Class A or Class I shares of another Fund of The One Group, but only if you are eligible to purchase those shares.

- Class B shares of a Fund may be exchanged for Class B shares of another Fund of The One Group.

- Class C shares of a Fund may be exchanged for Class C shares of another Fund of The One Group.

- Service Class shares do not have exchange privileges.

The One Group Funds offer a Systematic Exchange Privilege which allows you to automatically exchange shares of one fund to another on a monthly or quarterly basis. This privilege is useful in Dollar Cost Averaging. To participate in this privilege, please select it on your account application. To learn more about it, please call The One Group Services Company at 1-800-480-4111.

The One Group may change the terms and conditions of your exchange privileges upon 60 days written notice. The One Group does not charge a fee for this privilege.

WHEN ARE EXCHANGES PROCESSED?

Exchanges are processed the same business day they are received, provided:

- State Street Bank and Trust Company receives the request by:

      (i) 11:00 a.m. ET, for the Ohio Municipal Money Market Fund,

      (ii) 12:00 noon ET, for the Municipal Money Market Fund, and

     (iii) 2:00 p.m. ET, for the Prime Money Market Fund and the U.S. Treasury Securities Money Market Fund.

- You have provided The One Group with all of the information necessary to process the exchange.

- You have received a current prospectus of the Fund or Funds in which you wish to invest.

- You have contacted your Shareholder Servicing Agent, if necessary.

DO I PAY A SALES CHARGE ON AN EXCHANGE?

Generally, you will not pay a sales charge on an exchange. However:

- You will pay a sales charge if you own Class I shares of a Fund and you want to exchange those shares for Class A shares, unless you qualify for a sales charge waiver (see above).

- You will pay a sales charge if you bought Class A shares of a Fund:

   1. That does not charge a sales charge and you want to exchange them for shares of a Fund that does, in which case you would pay the sales charge applicable to the Fund into which you are exchanging.

   2. That charged a lower sales charge than the Fund into which you are exchanging, in which case you would pay the difference between that Fund's sales charge and all other sales charges you have already paid.

- If you exchange Class B or Class C shares of a Fund, you will not pay a sales charge at the time of the exchange, however:

   1. Your new Class B or Class C shares will be subject to the higher CDSC of either the Fund from which you exchanged, the Fund into which you exchanged, or any Fund from which you previously exchanged.

18

   2. The current holding period for your exchanged Class B or Class C shares is carried over to your new shares.

ARE EXCHANGES TAXABLE?

Generally:

- An exchange between classes of shares of the same Fund is not taxable for Federal income tax purposes.

- An exchange between Funds is considered a sale and generally results in a capital gain or loss for Federal income tax purposes.

- You should talk to your tax advisor before making an exchange.

ARE THERE LIMITS ON EXCHANGES?

Yes. The exchange privilege is not intended as a way for you to speculate on short-term movements in the market. Therefore:

- To prevent disruptions in the management of the Funds, The One Group limits excessive exchange activity.

- Exchange activity is excessive if it EXCEEDS TWO SUBSTANTIVE EXCHANGE REDEMPTIONS (WITHIN 30 DAYS OF EACH OTHER) WITHIN A TWELVE MONTH PERIOD.

- In addition, The One Group reserves the right to reject any exchange request (even those that are not excessive) if the Fund reasonably believes that the exchange will result in excessive transaction costs or otherwise adversely affect other shareholders.

Redeeming
Fund Shares
----------------------------------------------------

WHEN CAN I REDEEM SHARES?

- You may redeem all or some of your shares on any day that the Funds are open for business.

- Redemption requests received by The One Group Services Company before 4:00 p.m. ET (or when the NYSE closes), will be effective that day.

HOW DO I REDEEM SHARES?

- Unless you have selected the telephone option on your Account Application Form, you must send a written redemption request to your Shareholder Servicing Agent, if applicable, or to State Street Bank and Trust Company at the following address:

   State Street Bank and Trust Company
   c/o The One Group
   P.O. Box 8528
   Boston, MA 02266-8528

- All requests for redemptions from IRA accounts must be in writing.

- You may request redemption forms by calling The One Group Services Company at 1-800-480-4111.

- State Street Bank and Trust Company may require that the signature on your redemption request be guaranteed by a commercial bank, a member of a domestic stock exchange, or a member of the Securities Transfer Association Medallion Program or the Stock Exchange Medallion Program, unless:

   1. the redemption is for $50,000 worth of shares or less;

   2. the redemption is payable to the shareholder of record;

   3. the redemption check is mailed to the shareholder at the record address;
      or

   4. the redemption is payable by wire or bank transfer (ACH) to a pre-existing bank account.

- On the Account Application Form you may elect to have the redemption proceeds mailed or wired to:

   1. a designated commercial bank; or

   2. State Street Bank and Trust Company or your Shareholder Servicing Agent.

- State Street Bank and Trust Company may charge you a wire redemption fee. The current charge is $7.00.

- Your redemption proceeds will ordinarily be paid within seven days after receipt of the redemption request. However, the Funds will attempt to honor requests for next day payment on redemptions, if the request is received before:

      (i) 11:00 a.m. ET, for the Ohio Municipal Money Market Fund,

      (ii) 12:00 noon ET, for the Municipal Money Market Fund, and

     (iii) 2:00 p.m. ET, for the Prime Money Market Fund and the U.S. Treasury Securities Money Market Fund.

- The Funds also will attempt to honor requests for payments in two business days, if the redemption request is received after the times listed above.

WHAT WILL MY SHARES BE WORTH?

- The NAV of shares of the Funds are expected to remain constant at $1.00 per share, although there is no assurance that this will always be the case.

- If you own Class A, Service Class or Class I shares, you will receive the NAV calculated after your redemption request is received. Please read "How Much Do Shares Cost?"

- If you own Class B or Class C shares, you will receive the NAV calculated after your redemption request is received, minus the amount of any applicable CDSC.

CAN I REDEEM BY TELEPHONE?

Yes, if you selected this option on your Account Application Form.

- Call your Shareholder Servicing Agent or State Street Bank and Trust Company at 1-800-480-4111 to relay your redemption request.

- Your redemption proceeds will be mailed or wired to the commercial bank account you designated on your Account Application Form.

- State Street Bank and Trust Company may charge you a wire redemption fee. The current charge is $7.00.

- The One Group uses reasonable procedures to confirm that instructions given by telephone are genuine. These procedures include recording telephone instructions and asking for personal identification. If these procedures are followed, The One Group will not be responsible for any loss, liability, cost or expense of acting upon unauthorized or fraudulent instructions; you bear the risk of loss.

- REDEMPTIONS FROM YOUR IRA ACCOUNT MAY NOT BE MADE BY TELEPHONE.

CAN I REDEEM ON A SYSTEMATIC BASIS?

If you have an account value of at least $10,000 you may elect to receive monthly, quarterly or annual payments of not less than $100 each.

- Select the "Systematic Withdrawal Plan" option on the Account Application
  Form.

- Specify the amount you wish to receive and the frequency of the payments.

- You may designate a person other than yourself as the payee.

- There is no charge for this service.

- If you select this option, please keep in mind that:

   1. If you own Class B or Class C shares, you or your designated payee may receive systematic payments provided the payments are limited to no more than 10% of your account value annually, measured from the date the redemption request is received.

   2. If you are age 70 1/2, you may elect to receive payments to the extent that the payment represents a minimum required distribution from an IRA or other qualifying retirement plan. You also may elect to receive payments of less than $100 each.

   3. If the amount of the systematic payment exceeds the income earned by your account since the previous payment under the Systematic Withdrawal Plan, payments will be made by redeeming some of your shares. This will reduce the amount of your investment.

ADDITIONAL INFORMATION REGARDING REDEMPTIONS

- All redemptions will be for cash. The redemption price of shares is expected to remain constant at $1.00 per share, although there is no assurance that this will always be the case.

- If you redeem shares for which you paid by check, and The One Group has not yet received payment on the check, The One Group will delay forwarding your redemption proceeds for 10 or more days until payment has been collected from your bank.


- Because of the high cost of handling small investments, The One Group charges a sub-minimum account fee. Accounts under $1,000 that are not participating in a Systematic Investment Plan will be assessed an annual fee of $10.00. The sub-minimum account fee will not apply to IRA accounts and the accounts of employees of BANK ONE CORPORATION and its affiliates.


- The One Group may suspend your ability to redeem when: 1) Trading on the NYSE is restricted; 2) the NYSE is closed (other than weekend and holiday closings); 3) the SEC has permitted a suspension; or 4) an emergency exists. The Statement of Additional Information offers more details about this process.

- You generally will recognize a gain or loss on a redemption for Federal income tax purposes. You should talk to your tax advisor before making a redemption.

                            shareholder information

20

Voting Rights
----------------------------------------------------

The Funds do not hold annual shareholder meetings, but may hold special meetings. The special meetings are held, for example, to elect or remove Trustees, change a Fund's fundamental investment objective, or approve an investment advisory contract.

As a Fund shareholder, you have one vote for each share that you own. Each Fund, and each class of shares within each Fund, vote separately on matters relating solely to that Fund or class, or which affect that Fund or class differently. However, all shareholders will have equal voting rights on matters that affect all shareholders equally.

BANK ONE CORPORATION (One First National Plaza, Chicago, Illinois, 60670), through its affiliates, may be deemed for purposes of The Investment Company Act of 1940, to control the Funds. This is because as of July 30, 1998, BANK ONE CORPORATION or its affiliates possessed the power to vote substantially all of the Class I shares of the Funds. On the same date, the following shareholders owned 25% or more of Class A, Class B, or Class C shares of the Funds. As a consequence, they are considered to be controlling persons of those classes of the Funds.




                                                                           PERCENTAGE OF    TYPE OF
            NAME AND ADDRESS                       FUND/CLASS                OWNERSHIP     OWNERSHIP
  Dean Witter FBO                       Prime Money Market                     55.38%       Record
  Banc One Securities                   Fund
  PO Box 250                            Class A
  Church Street Station
  New York, NY 10013-0250
  BISYS Fund Services Inc.              Prime Money Market                     34.99%       Record
  FBO Bank One Corporate                Fund
  3435 Stelzer Road Suite 1000          Class A
  Columbus, OH 43219-6004
  Strafe & Co.                          Prime Money Market                     90.15%       Record
  Bank One Trust Co., NA                Fund
  Department 0393 S.T.I.F.              Class I
  Columbus, OH 43271-0001
  BISYS Fund Services Inc.              US Treasury Securities                 38.66%       Record
  FBO Bank One Corporate Sweep          Money Market Fund
  3435 Stelzer Road Suite 1000          Class A
  Columbus, OH 43219-6004
  Dean Witter FBO                       US Treasury Securities                 29.27%       Record
  Banc One Securities                   Money Market Fund
  PO Box 250                            Class A
  Church Street Station
  New York, NY 10013-0250
  BISYS Fund Services Inc.              US Treasury Securities                 26.40%       Record
  FBO Bank One Texas Sweep              Money Market Fund
  3435 Stelzer Road Suite 1000          Class A
  Columbus, OH 43219-6004
  The One Group Services Company        US Treasury Securities                 86.96%      Beneficial
  C/O Fund Administration               Money Market Fund
  3435 Stelzer Road                     Class C
  Columbus, OH 43219-6004
  Strafe & Co. (N)                      US Treasury Securities                 80.94%       Record
  Bank One Ohio Trust Co., NA           Money Market Fund
  Department 0393 S.T.I.F.              Class I
  Columbus, OH 43271-0001
  Dean Witter FBO                       Municipal Money                        58.27%       Record
  Banc One Securities                   Market Fund
  PO Box 250                            Class A
  Church Street Station
  New York, NY 10013-0250


                                                                           PERCENTAGE OF    TYPE OF
            NAME AND ADDRESS                       FUND/CLASS                OWNERSHIP     OWNERSHIP
  BISYS Fund Services Inc.              Municipal Money                        38.79%       Record
  FBO Banc One Corporate Sweep          Market Fund
  3435 Stelzer Road Suite 1000          Class A
  Columbus, OH 43219-6004
  Strafe & Co. (D)                      Municipal Money                        96.77%       Record
  Bank One Ohio Trust Co., NA           Market Fund
  Department 0393 S.T.I.F.              Class I
  Columbus, OH 43271-0001
  Dean Witter FBO                       Ohio Municipal Money                   99.10%       Record
  Banc One Securities                   Market Fund
  PO Box 250                            Class A
  Church Street Station
  New York, NY 10013-0250
  Strafe & Co.                          Ohio Municipal Money                   97.33%       Record
  C/O Bank One Trust Co.                Market Fund
  Attn: Mutual Funds                    Class I
  100 E. Broad Street
  Columbus, OH 43215-3607


Dividend Policies
----------------------------------------------------

DIVIDENDS

The Funds generally declare dividends on each business day. Dividends are distributed on the first business day of each month. Capital gains, if any, for all Funds are distributed at least annually.

Dividends payable on Class I shares will be more than those payable on other classes of shares. This is because Class A, Class B, Class C and Service Class shares have higher distribution expenses.

DIVIDEND REINVESTMENT

You automatically will receive all income dividends and capital gain distributions in additional shares of the same Fund and class, unless you have elected to take such payment in cash. The price of the shares is the NAV determined immediately following the dividend record date. Reinvested dividends and distributions receive the same tax treatment as dividends and distributions paid in cash.

If you want to change the way in which you receive dividends and distributions, you must write to State Street Bank & Trust Company at P.O. Box 8528, Boston, MA 02266-8528, at least 15 days prior to the distribution. The change is effective upon receipt by State Street.

SPECIAL DIVIDEND RULES FOR CLASS B SHARES

Class B shares received as dividends and capital gains distributions will be accounted for separately. Each time any Class B shares (other than those in the sub-account) convert to Class A shares, a percentage of the Class B shares in the sub-account will also convert to Class A shares. (See "Conversion Feature.")

Tax Treatment of the Funds
----------------------------------------------------

TAX STATUS OF THE FUND

Each Fund intends to qualify as a "regulated investment company" for Federal income tax purposes. If the Funds qualify, as they have in the past, they will pay no federal income tax on the earnings they distribute to shareholders.

Tax Treatment of Shareholders
----------------------------------------------------

TAXATION OF SHAREHOLDER TRANSACTIONS

A sale, exchange, or redemption of Fund shares will generally produce either a taxable gain or a loss. You are responsible for any tax liabilities generated by your transactions.

TAXATION OF DISTRIBUTIONS -- PRIME MONEY MARKET FUND AND U.S. TREASURY SECURITIES MONEY MARKET FUND

Each Fund will distribute substantially all of its net investment income (including, for this purpose, net short-term capital gain) to investors on at least an annual basis. Dividends you receive from a Fund, whether reinvested or received in cash, will be taxable to you. Dividends from a Fund's net investment income will be taxable as ordinary income and dividends from a Fund's long-term capital gains will be taxable to you as such, regardless of how long you have held the shares.

Dividends paid in January, but declared in October, November or December of the previous year,

22

will be considered to have been paid the previous December.

TAXATION OF DIVIDENDS -- THE OHIO MUNICIPAL MONEY MARKET FUND AND THE MUNICIPAL MONEY MARKET FUND

Each Fund will distribute substantially all of its net investment income (including, for this purpose, net short-term capital gain) to investors on at least an annual basis. These Funds may pay "exempt-interest dividends" if at least 50% of the value of Fund assets at the end of each quarter of the Fund's taxable year consists of obligations the interest on which is excludable from gross income. Exempt-interest dividends are generally excludable from an investor's gross income for regular Federal income tax purposes. However, the receipt of exempt-interest dividends may cause recipients of Social Security or Railroad Retirement benefits to be taxed on a portion of such benefits. In addition, the receipt of exempt-interest dividends may result in liability for Federal alternative minimum tax and for state and local taxes, both for individuals and corporate shareholders. Corporate shareholders will be required to take the interest on municipal securities into account in determining their alternative minimum taxable income.

OHIO TAXATION OF DIVIDENDS FROM THE OHIO MUNICIPAL MONEY MARKET FUND

Dividends received from the Ohio Municipal Money Market Fund that result from interest on Ohio municipal securities are exempt from the Ohio personal income tax. Some Ohio statutes provide that interest on and gain from the sale of Ohio municipal securities is exempt from all taxation in Ohio. Dividends that are attributable to interest on or gain from the sale of certain obligations issued under such statutes should be exempt from Ohio personal income tax. Ohio municipalities may not impose income taxes on dividends on any intangible property (including such property of the Fund) unless the intangible income was not exempt from municipal income taxation before April 2, 1986 and the tax was approved in an election held on November 8, 1988. Corporate shareholders will be required to include the interest on Ohio municipal securities in their alternative minimum-taxable income. In addition, corporate shareholders must include the Fund shares in the corporation's tax base for purposes of the Ohio franchise tax net worth computation, but not for the net income computation. Information in this paragraph is based on current statutes and regulations as well as current policies of the Ohio Department of Taxation, all of which may change.

TAXATION OF RETIREMENT PLANS

Distributions by the Funds to qualified retirement plans will not be taxable. However, if shares are held by a plan that ceases to qualify for tax-exempt treatment or by an individual who has received shares as a distribution from a retirement plan, the distributions will be taxable to the plan or individual as described in "Taxation of Distributions." If you are considering purchasing shares with qualified retirement plan assets, you should consult your tax advisor for a more complete explanation of the Federal, state, local and (if applicable) foreign tax consequences of making such an investment.

TAX INFORMATION

The Form 1099 that is mailed to you every January details your dividends and their federal tax category. Even though the Funds provide you with this information, you are responsible for verifying your tax liability with your tax professional. For additional tax information see the Statement of Additional Information. Please note that this tax discussion is general in nature; no attempt has been made to present a complete explanation of the Federal, state, local or foreign tax treatment of the Funds or their shareholders.

SHAREHOLDER INQUIRIES
----------------------------------------------------

If you have any questions or need additional information, please write The One Group Services Company at 3435 Stelzer Road, Columbus, OH 43219 or call 1-800-480-4111.

   REPORTING

   In September and March you will receive a financial report from The One Group. In addition, The One Group will periodically send you proxy statements and other reports.

                    organization and management of the funds
                                   fund name

                                                                              23

THE FUNDS
Each Fund is a series of The One Group, an open-end management investment company. The One Group currently consists of 40 separate Funds. Four of the Funds are described in this prospectus; the other Funds are described in separate prospectuses. Each Fund is supervised by the Board of Trustees.

THE BOARD OF TRUSTEES

The Trustees oversee the management and administration of the Funds. The Trustees are responsible for making major decisions about each Fund's investment objectives and policies, but delegate the day-to-day administration of the Funds to the officers of The One Group.

THE ADVISOR


Banc One Investment Advisors makes the day-to-day investment decisions for the Funds and continuously reviews, supervises and administers the Funds' investment programs. Banc One Investment Advisors has served as investment advisor to The One Group since 1993. Prior to that time, The One Group was advised by affiliates of Banc One Investment Advisors. In addition to The One Group, Banc One Investment Advisors serves as investment advisor to other mutual funds and individual, corporate, charitable and retirement accounts. As of June 30, 1998, Banc One Investment Advisors, an indirect, wholly-owned subsidiary of BANK ONE CORPORATION, managed over $59 billion in assets.


For the fiscal year ended June 30, 1998, the Funds paid investment advisory fees at the following rate:


                                                              Annual Rate As Percentage
                                                             of Average Daily Net Assets
             The One Group(R) Prime Money Market Fund                    .32%
             The One Group(R) Municipal Money Market
             Fund                                                        .25%
             The One Group(R) Ohio Municipal Money
             Market
             Fund                                                        .24%
             The One Group(R) U.S. Treasury Securities
             Money
             Market Fund                                                 .30%

THE DISTRIBUTOR

The One Group Services Company, 3435 Stelzer Road, Columbus, Ohio 43219, a wholly-owned subsidiary of The BISYS Group, Inc., markets the Funds and distributes shares through selling brokers, financial institutions, investment advisors, and other financial representatives.

THE ADMINISTRATOR AND SUB-ADMINISTRATOR

The One Group Services Company also serves as the Funds' administrator. The One Group Services Company is responsible for responding to shareholder inquiries and requests for information, as well as providing regulatory compliance and reporting. For these services, The One Group Services Company receives a fee based on the total assets of The One Group. For the first $1.5 billion in One Group assets, The One Group Services Company receives an annual fee of .20% of each Fund's average daily net assets. The annual rate declines to .18% on assets up to $2 billion, and to .16% when assets exceed $2 billion. The fee is calculated daily and paid monthly. Some Funds are not included in the calculations. Banc One Investment Advisors, the Sub-Administrator, provides office space, equipment, and facilities, as well as legal and regulatory support.

THE TRANSFER AGENT, CUSTODIAN AND
SUB-CUSTODIAN

State Street Bank and Trust Company, P.O. Box 8528, Boston, MA 02266-8528 or your Shareholder Servicing Agent, if appropriate, handles shareholder record keeping and statements, distributes dividends, and processes buy and sell requests. As the Funds' custodian, State Street holds the Funds' assets, settles all portfolio trades and assists in calculating the Funds' net asset values. Bank One Trust Company, N.A. serves as sub-custodian in connection with the Funds' securities lending activities under an agreement with State Street Bank and Trust Company. Bank One Trust Company, N.A. is paid a fee for this service.

YEAR 2000

Preparing for the Year 2000 is a high priority for The One Group Family of Mutual Funds. Both The One Group Services Company and Banc One Investment Advisors have formed dedicated teams to help them successfully achieve Year 2000 compliance. In addition, these teams are responsible for assessing the readiness of all other service providers to The One Group. Year 2000 remediation efforts are directed toward both information technology and non-information technology systems. Non-information technology systems include elevators, photocopy machines, and facsimile machines,

24

and should have no significant impact on the delivery of services to The One Group.

Banc One Investment Advisors has identified 49 information technology systems and interfaces that provide service and support to The One Group. Each system is assigned a priority rating: high, medium or low. Systems rated "high" are those which are essential to the operation of The One Group. Each system rated "high" is scheduled to be Year 2000 compliant by December 31, 1998. All systems will be tested for compliance throughout 1999.


Many, if not all, of the systems are owned or operated by third party servicers (for example, The One Group's Custodian). Consequently, remediation efforts must be made by those servicers. Banc One Investment Advisors and The One Group Services Company have, and will continue to, monitor the remediation progress of the service providers. This process involves documentation, on-site visits, and review of remediation plans and test results. Both Banc One Investment Advisors and The One Group Services Company have budgeted in excess of $700,000 in fiscal year 1998 and over $1 million in fiscal year 1999 toward the remediation effort for all systems and interfaces. Neither The One Group nor its shareholders will bear any of the direct remediation expenses.



Neither The One Group Services Company nor Banc One Investment Advisors currently anticipates that the move to Year 2000 will have a material impact on their ability to continue to provide the Funds with service at current levels. Likewise, The One Group currently anticipates that the move to Year 2000 will not have a material impact on its operations.

           details about the funds' investment practices and policies fund name

                                                                              25

Investment Practices

The Funds invest in a variety of securities and employ a number of investment techniques. Each security and technique involves certain risks. What follows is a list of the securities and techniques utilized by the Funds, as well as the risks inherent in their use. Fixed income securities are primarily influenced by market, credit and prepayment risks, although certain securities may be subject to additional risks. For a more complete discussion, see the Statement of Additional Information. Following the table is a more complete discussion of risk.


                                                                         fund code
               The One Group(R) Prime Money Market Fund                      1
               The One Group(R) Municipal Money Market Fund                  2
               The One Group(R) Ohio Municipal Money Market Fund             3
               The One Group(R) U.S. Treasury Securities Money
               Market Fund                                                   4


INSTRUMENT                                                         FUND CODE           RISK TYPE
U.S. TREASURY OBLIGATIONS: Bills, notes, bonds, STRIPS, and           1-4                Market
CUBES. The U.S. Treasury Securities Money Market Fund does
not buy STRIPS and CUBES.

TREASURY RECEIPTS: TRS, TIGRS, and CATS.                              1-3                Market

U.S. GOVERNMENT AGENCY SECURITIES: Securities issued by               1-3                Market
agencies and instrumentalities of the U.S. Government. These                             Credit
include Ginnie Mae, Fannie Mae, and Freddie Mac.

CERTIFICATES OF DEPOSIT: Negotiable instruments with a                1-3                Market
stated maturity.                                                                         Credit
                                                                                       Liquidity

TIME DEPOSITS: Non-negotiable receipts issued by a bank in            1-3              Liquidity
exchange for the deposit of funds.                                                       Credit
                                                                                         Market

REPURCHASE AGREEMENTS: The purchase of a security and the             1-4                Credit
simultaneous commitment to return the security to the seller                             Market
at an agreed upon price on an agreed upon date. This is                                Liquidity
treated as a loan.

REVERSE REPURCHASE AGREEMENT: The sale of a security and the          1-2                Market
simultaneous commitment to buy the security back at an                                  Leverage
agreed upon price on an agreed upon date. This is treated as a borrowing by a Fund.

SECURITIES LENDING: The lending of up to 33% of the                   1-4                Credit
securities owned by a Fund. In return the Fund will receive                              Market
cash and/or other securities as collateral.                                             Leverage

WHEN-ISSUED SECURITIES AND FORWARD COMMITMENTS: Purchase or           1-4                Market
contract to purchase securities at a fixed price for                                    Leverage
delivery at a future date.                                                             Liquidity

INVESTMENT COMPANY SECURITIES: Shares of other mutual funds,          1-3                Market
including money market funds of The One Group and shares of
other investment companies for which Banc One Investment
Advisors serves as investment advisor or administrator. Banc
One Investment Advisors will waive certain fees when
investing in funds for which it serves as investment
advisor.

BANKERS' ACCEPTANCES: Bills of exchange or time drafts drawn          1-3                Credit
on and accepted by a commercial bank. Maturities are                                   Liquidity
generally six months or less.                                                            Market

COMMERCIAL PAPER: Secured and unsecured short-term                    1-3                Credit
promissory notes issued by corporations and other entities.                            Liquidity
Maturities generally vary from a few days to nine months.                                Market

26

INSTRUMENT                                                         FUND CODE           RISK TYPE
---------------------------------------------------------------------------------------------------
FOREIGN SECURITIES: Commercial paper of foreign issuers and            1                 Market
obligations of foreign banks, overseas branches of U.S.                                Political
banks and supranational entities.                                                      Liquidity
                                                                                        Foreign
                                                                                       Investment

RESTRICTED SECURITIES: Securities not registered under the            1-3              Liquidity
Securities Act of 1933, such as privately placed commercial                              Market
paper and Rule 144A securities.

VARIABLE AND FLOATING RATE INSTRUMENTS: Obligations with              1-3                Market
interest rates which are reset daily, weekly, quarterly or                               Credit
some other period and which may be payable to the Fund on                              Liquidity
demand.

MORTGAGE-BACKED SECURITIES: Debt obligations secured by real          1-3             Pre-payment
estate loans and pools of loans. These include                                           Market
collateralized mortgage obligations ("CMOs") and Real Estate                             Credit
Mortgage Investment Conduits ("REMICs").                                               Regulatory

DEMAND FEATURES: Securities that are subject to puts and              1-3                Market
standby commitments to purchase the securities at a fixed                              Liquidity
price (usually with accrued interest) within a fixed period                            Management
of time following demand by a Fund.

MUNICIPAL SECURITIES: Securities issued by a state or                 1-3                Market
political subdivision to obtain funds for various public                                 Credit
purposes. Municipal securities include private activity                                Political
bonds and industrial development bonds, as well as General                                Tax
Obligation Notes, Tax Anticipation Notes, Bond Anticipation
Notes, Revenue Anticipation Notes, Project Notes, other
short-term tax-exempt obligations, municipal leases, and
obligations of municipal housing authorities and single
family revenue bonds.

SHORT-TERM FUNDING AGREEMENTS: Agreements issued by banks              1                 Market
and highly rated insurance companies such as Guaranteed                                  Credit
Investment Contracts ("GICs") and Bank Investment Contracts                            Liquidity
("BICs").

PARTICIPATION INTERESTS: Interests in municipal securities,           1-3                Credit
including municipal leases, from financial institutions such                              Tax
as commercial and investment banks, savings and loan                                     Market
associations and insurance companies. These interests may
take the form of participations, beneficial interests in a
trust, partnership interests or any other form of indirect
ownership that allows the Funds to treat the income from the investment as exempt from Federal Income Tax.

ASSET-BACKED SECURITIES: Securities secured by company               1, 2             Pre-payment
receivables, home equity loans, truck and auto loans,                                    Market
leases, credit card receivables and other securities backed                              Credit
by other types of receivables or other assets.                                         Regulatory
---------------------------------------------------------------------------------------------------

INVESTMENT RISKS
----------------------------------------------------

Below is a more complete discussion of the types of risks inherent in the securities and investment techniques listed above. Because of these risks, the value of the securities held by the Funds may fluctuate, as will the value of your investment in the Funds. Certain investments are more susceptible to these risks than others.

- CREDIT RISK. The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation. Credit risk is generally higher for non-investment grade securities. The price of a security can be adversely affected prior to actual default as its credit status deteriorates and the probability of default rises.

- LEVERAGE RISK. The risk associated with securities or practices (such as borrowing) that multiply small index or market movements into large changes in value.

- LIQUIDITY RISK. The risk that certain securities may be difficult or impossible to sell at the time and the price that normally prevails in the market. The seller may have to lower the price, sell other securities instead or forego an investment opportunity, any of which could have a negative effect on fund management or performance. This includes the risk of missing out on an investment opportunity because the assets necessary to take advantage of it are tied up in less advantageous investments.

- MANAGEMENT RISK. The risk that a strategy used by a fund's management may fail to produce the intended result. This includes the risk that changes in the value of a hedging instrument will not match those of the asset being hedged. Incomplete matching can result in unanticipated risks.

- MARKET RISK. The risk that the market value of a security may move up and down, sometimes rapidly and unpredictably. These fluctuations may cause a security to be worth less than the price originally paid for it, or less than it was worth at an earlier time. Market risk may affect a single issuer, industry, sector of the economy or the market as a whole. For fixed income securities, market risk is largely, but not exclusively, influenced by changes in interest rates. A rise in interest rates typically causes a fall in values, while a fall in rates typically causes a rise in values. Finally, key information about a security or market may be inaccurate or unavailable. This is particularly relevant to investments in foreign securities.

- POLITICAL RISK. The risk of losses attributable to unfavorable governmental or political actions, seizure of foreign deposits, changes in tax or trade statutes, and governmental collapse and war.

- FOREIGN INVESTMENT RISK. Risks associated with higher transaction costs, delayed settlements, currency controls, and adverse economic developments. This also includes the risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. Adverse changes in exchange rates may erode or reverse any gains produced by foreign currency denominated investments and may widen any losses. Exchange rate volatility also may affect the ability of an issuer to repay U.S. dollar denominated debt, thereby increasing credit risk.

- PRE-PAYMENT RISK. The risk that the principal repayment of a security will occur at an unexpected time, especially that the repayment of a mortgage or asset-backed security occurs either significantly sooner or later than expected. Changes in pre-payment rates can result in greater price and yield volatility. Pre-payments generally accelerate when interest rates decline. When mortgage and other obligations are pre-paid, a Fund may have to reinvest in securities with a lower yield. Further, with early repayment, a Fund may fail to recoup any premium paid, resulting in an unexpected capital loss.

- TAX RISK. The risk that the issuer of the securities will fail to comply with certain requirements of the Internal Revenue Code, which would cause adverse tax consequences.

- REGULATORY RISK. The risk associated with Federal and state laws which may restrict the remedies that a mortgage lender has when a borrower defaults on mortgage loans. These laws include restrictions on foreclosures, redemption rights after foreclosure, Federal and state bankruptcy and debtor relief laws, restrictions on "due on sale" clauses, and state usury laws.

INVESTMENT POLICIES
----------------------------------------------------

Each Fund's investment objective and the investment policies summarized below are fundamental. This means that they cannot be changed without the consent of a majority of the outstanding shares of the Funds. In addition to the fundamental policies mentioned earlier, the following fundamental policies apply to each Fund as specified. The full text of the fundamental policies can be found in the Statement of Additional Information.

28

FUNDAMENTAL POLICIES OF EACH FUND

Each Fund:

1. Will use its best efforts to maintain a constant net asset value of $1.00 per share, although there is no guarantee that the Funds will be able to do so.

2. Will not make loans, except that a Fund may (i) purchase or hold debt instruments in accordance with its investment objective and policies; (ii) enter into repurchase agreements; and (iii) engage in securities lending.

FUNDAMENTAL POLICIES OF SPECIFIC FUNDS

The Prime Money Market Fund:

1. Will not concentrate its investments in the securities of one or more issuers conducting their principal business in a particular industry or group of industries. This does not include obligations issued or guaranteed by the U.S. government or its agencies and instrumentalities, domestic bank certificates of deposit or bankers' acceptances, and repurchase agreements involving such securities, municipal securities or governmental guarantees of municipal securities. In addition, private activity bonds backed only by the revenues and assets of a non-governmental user will not be deemed to be municipal securities.

The Prime Money Market Fund, the Municipal Money Market Fund and the U.S. Treasury Securities Money Market Fund:

1. Will not purchase an issuer's securities if as a result more than 5% of a Fund's total assets would be invested in the securities of that issuer or the Fund would own more than 10% of the outstanding voting securities of that issuer. This does not include securities issued or guaranteed by the United States, its agencies or instrumentalities, and repurchase agreements involving these securities. This restriction applies with respect to 75% of a Fund's total assets. The Funds may invest the remaining 25% of their total assets without restriction.

The U.S. Treasury Securities Money Market Fund:

1. Will invest only in U.S. Treasury obligations and repurchase agreements collateralized by such obligations.

The Ohio Municipal Money Market Fund:

1. Will not purchase an issuer's securities if as a result more than 25% of its total assets would be invested in the securities of that issuer or the Fund would own more than 10% of the outstanding voting securities of that issuer. This does not include securities issued or guaranteed by the United States, its agencies or instrumentalities, securities of registered investment companies, and repurchase agreements involving these securities. This restriction applies with respect to 50% of the Fund's total assets. With respect to the remaining 50% of its total assets, the Fund will not purchase an issuer's securities if as a result more than 5% of its total assets would be invested in the securities of that issuer.

2. Will not concentrate its investments in the securities of one or more issuers conducting their principal business in a particular industry or group of industries. This does not include municipal securities or governmental guarantees of municipal securities. In addition, private activity bonds backed only by the assets and revenues of a non-governmental user will not be deemed to be Ohio municipal securities.

The Municipal Money Market Fund:

1. Will not concentrate its investments in the securities of one or more issuers conducting their principal business in a particular industry or group of industries. This does not include municipal securities or governmental guarantees of municipal securities. In addition, private activity bonds backed only by the revenues and assets of a non-governmental user will not be deemed to be municipal securities.

Additional investment policies can be found in the Statement of Additional Information.

TEMPORARY DEFENSIVE POSITION

Sometimes the Ohio Municipal Money Market Fund and the Municipal Money Market Fund may temporarily invest up to 100% of their total assets in securities that are not municipal securities, such as taxable money market instruments (including repurchase agreements) and may hold uninvested cash pending investment. While the Funds are engaged in a temporary defensive position, they will not be pursuing their investment objectives. Therefore, the Funds will pursue a temporary defensive position only when market conditions warrant.

                                    appendix

Description of Ratings

The following is a summary of published ratings by major credit rating agencies. Credit ratings evaluate only the safety of principal and interest payments, not the market value risk of lower quality securities. Credit rating agencies may fail to change credit ratings to reflect subsequent events on a timely basis. Although Banc One Investment Advisors considers security ratings when making investment decisions, it also performs its own investment analysis and does not rely solely on the ratings assigned by credit agencies.

Unrated securities will be treated as non-investment grade securities unless Banc One Investment Advisors determines that such securities are the equivalent of investment grade securities. Securities that have received different ratings from more than one agency are considered investment grade if at least one agency has rated the security investment grade.

DESCRIPTION OF COMMERCIAL PAPER RATINGS

DUFF & PHELPS CREDIT RATING CO. ("DUFF")

    D-1+ Highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding and safety is just below risk-free U.S. Treasury obligations.

     D-1 Very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

    D-1- High certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

STANDARD & POOR'S CORPORATION ("S&P")

     A-1 Highest category of commercial paper. Capacity to meet financial commitment is strong. Obligations designated with a plus sign (+) indicate that capacity to meet financial commitment is extremely strong.

     A-2 Issues somewhat more susceptible to adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the capacity to meet financial commitments is satisfactory.


FITCH'S IBCA, INC ("FITCH")


      F1 Highest capacity for timely repayment. Those issues rated F1+ possess a particularly strong credit feature.

      F2 Satisfactory capacity for timely repayment although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

MOODY'S INVESTORS SERVICE ("MOODY'S")

 PRIME-1 Superior ability for repayment.

 PRIME-2 Strong ability for repayment.

DESCRIPTION OF BANK RATINGS

MOODY'S

These ratings represent Moody's opinion of a bank's intrinsic safety and soundness.

       A These banks possess exceptional intrinsic financial strength. Typically they will be major financial institutions with highly valuable and defensible business franchises, strong financial fundamentals, and a very attractive and stable operating environment.

       B These banks possess strong intrinsic financial strength. Typically, they will be important institutions with valuable and defensible business franchises, good financial fundamentals, and an attractive and stable operating environment.

       C These banks possess good intrinsic financial strength. Typically, they will be institutions with valuable and defensible business franchises. These banks will demonstrate either acceptable financial fundamentals within a stable operating environment, or better than average financial fundamentals within an unstable operating environment.

S&P

S&P's credit rating is a current opinion of an obligor's overall financial capacity (its creditworthiness) to pay its financial obligation.

    AAA The highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

      AA The obligor's capacity to meet its financial commitments on the obligation is very strong.

       A The obligation is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

30

DESCRIPTION OF INSURANCE RATINGS

MOODY'S

These ratings represent Moody's opinions of the ability of insurance companies to pay punctually senior policyholder claims and obligations.

    AAA Insurance companies rated in this category offer exceptional financial security. While the financial strength of these companies is likely to change, such changes as can be visualized are most unlikely to impair their fundamentally strong position.

      AA These insurance companies offer excellent financial security. Together with the Aaa group, they constitute what are generally known as high grade companies. They are rated lower than Aaa companies because long-term risks appear somewhat larger.

       A Insurance companies rated in this category offer good financial security. However, elements may be present which suggest a susceptibility to impairment sometime in the future.

S&P

S&P's credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program.

    AAA This is the highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

     AA The obligor's capacity to meet its financial commitments on the obligation is very strong.

       A An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

DESCRIPTION OF CORPORATE/
MUNICIPAL BOND RATINGS

S&P

Investment Grade

    AAA The highest rating. The rating indicates an extremely strong capacity to meet its financial commitment.

     AA Differs from AAA issues only in a small degree. The obligor's capacity to meet its financial commitment is very strong.

       A These bonds are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories. However, capacity to meet its financial commitment on the obligations is still strong.

    BBB Exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to meet its financial commitment on the obligations.

Speculative Grade

     BB Less vulnerable to non-payment than other speculative issues. However, these bonds face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet financial commitment on the obligation.

       B More vulnerable to non-payment than obligations rated BB, but currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair capacity or willingness to meet its financial commitment on the obligation.

    CCC Currently vulnerable to non-payment, and is dependent upon favorable business, financial, and economic conditions to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions will likely impair the capacity to meet its financial commitment on the obligation.

      CC Currently highly vulnerable to non-payment.

       C This rating may be used to cover a situation where a bankruptcy petition has been filed, or similar action has been taken, but payments on this obligation are being continued.

       D Bonds in payment default.

Ratings from AA to CCC may be modified by a plus (+) or minus (-) to show relative standing within the major rating categories.

MOODY'S

Investment Grade

    AAA Best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large, or an exceptionally stable, margin and principal is secure.

      AA High quality by all standards. Margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be greater, or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

       A These bonds possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

    BAA These bonds are considered medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Non-Investment Grade

      BA These bonds have speculative elements; their future cannot be considered as well assured. The protection of interest and principal payments may be very moderate and thereby not well safeguarded during good and bad times over the future.

       B These bonds lack the characteristics of a desirable investment (i.e., potentially low assurance of timely interest and principal payments or maintenance of other contract terms over any long period of time may be small).

     CAA Bonds in this category have poor standing and may be in default. These bonds carry an element of danger with respect to principal and interest payments.

      CA Speculative to a high degree and could be in default or have other marked shortcomings. Ca is the lowest rating.

DESCRIPTION OF MUNICIPAL NOTE RATINGS

MOODY'S
                               MIG1 &

                                VMIG1
Short-term municipal securities rated MIG1 or are of the best VMIG1 quality.
          They have strong protection from established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

                               MIG2 &

                                VMIG2

These Short-term municipal securities are of high quality. Margins of protection are ample although not so large as in the preceding group.

                               MIG3 &

                                VMIG3

Favorable quality. All security elements are accounted for, but the undeniable strength of the preceding grades is lacking. Liquidity and cash flow protection may be narrow and marketing access for refinancing is likely to be less well established.

S&P

An S&P note rating reflects the liquidity concerns and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating.

    SP-1 Strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

    SP-2 Satisfactory capacity to pay principal and interest.

    SP-3 Speculative capacity to pay principal and interest.

DESCRIPTION OF PREFERRED STOCK RATINGS

MOODY'S

     AAA Top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stocks.

      AA High-grade preferred stock. This rating indicates that there is a reasonable assurance the earnings and asset protection will remain relatively well maintained in the foreseeable future.

       A Upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the "aaa" and "aa" classification, earnings and asset protection are, nevertheless, expected to be maintained at adequate levels.

     BAA Medium-grade preferred stock, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

S&P

S&P's preferred stock rating is an assessment of the capacity and willingness of an issuer to pay preferred stock dividends and any applicable sinking fund obligations.

    AAA Highest rating. This rating indicates an extremely strong capacity to pay the preferred stock obligations.

     AA High-quality, fixed-income security. The capacity to pay preferred stock obligations is very strong, although not as overwhelming as for issues rated "AAA."

       A Backed by a sound capacity to pay the preferred stock obligations, although it is somewhat more susceptible to the ad-

32

verse effects of changes in circumstances and economic conditions.

    BBB Backed by an adequate capacity to pay the preferred stock obligations.
        Whereas the issuer normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to make payments for a preferred stock in this category than for issues in the "A" category.

SHORT-TERM DEBT RATINGS

Thompson Bank Watch, Inc. ("TBW") assigns ratings to specific debt instruments with original maturities of one year or less. The TBW Short-Term ratings specifically assess the likelihood of an untimely payment of principal and interest.

  TBW-1 Very high degree of likelihood that principal and interest will be paid on a timely basis.

  TBW-2 While degree of safety regarding timely repayment of principal and interest is strong, the relative degree is not as high as for issues rated TBW-1.

  TBW-3 Lowest investment grade category. While more susceptible to adverse developments than obligations with higher ratings, capacity to service principal and interest in a timely fashion is considered adequate.

  TBW-4 Non-investment grade and, therefore, speculative.

INVESTMENT ADVISOR AND SUB-ADMINISTRATOR
Banc One Investment Advisors Corporation
1111 Polaris Parkway
P.O. Box 710211
Columbus, OH 43271-0211


DISTRIBUTOR
The One Group Services Company
3435 Stelzer Road
Columbus, OH 43219


ADMINISTRATOR
The One Group Services Company
3435 Stelzer Road
Columbus, OH 43219


TRANSFER AGENT AND CUSTODIAN
State Street Bank and Trust Company
P.O. Box 8500
Boston, MA 02266-8500


LEGAL COUNSEL
Ropes & Gray
One Franklin Square
1301 K Street, N.W.
Suite 800 East
Washington, D.C. 20005


INDEPENDENT ACCOUNTANTS
PricewaterhouseCoopers LLP
100 East Broad Street
Columbus, OH 43215



THE STATEMENT OF ADDITIONAL INFORMATION CON-
TAINS MORE DETAILED INFORMATION ABOUT THE FUNDS.
THE CURRENT STATEMENT OF ADDITIONAL INFORMATION
HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION AND IS AVAILABLE WITHOUT CHARGE BY
CALLING 1-800-480-4111 OR BY WRITING TO THE
ONE GROUP SERVICES COMPANY AT 3435 STELZER
ROAD, COLUMBUS, OHIO 43219. THE STATEMENT
OF ADDITIONAL INFORMATION IS INCORPORATED INTO
THIS PROSPECTUS BY REFERENCE. THE SEC MAINTAINS
A WEB SITE (WWW.SEC.COM) THAT CONTAINS THE
STATEMENT OF ADDITIONAL INFORMATION, MATERIALS
INCORPORATED BY REFERENCE AND OTHER INFORMATION
REGARDING THE ONE GROUP.




TOG-F-124